UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Stellar Biotechnologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Stellar Biotechnologies, Inc. (“Stellar”) common shares, no par value (the “Stellar Common Shares”).
(2)

Aggregate number of securities to which transaction applies:

49,137,435 Stellar Common Shares to be issued pursuant to that Share Exchange Agreement, dated as of March 7, 2019, by and among Stellar, Edesa Biotech Inc. (“Edesa”) and the shareholders of Edesa, determined based on information as to equity ownership as of March 7, 2019 and other assumptions discussed in this proxy statement and Stellar’s shareholders owning 10% of the combined company and Edesa’s shareholders owning 90% of the combined company on a fully diluted basis.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Since Edesa has an accumulated capital deficit, the maximum aggregate value was determined based on one-third of the stated value of the outstanding capital shares of Edesa to be acquired by Stellar upon the completion of the Exchange.  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001212 by the amount calculated in the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $2,391,755
	(5)	Total fee paid: $290
☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Stellar Biotechnologies, Inc.

332 E. Scott Street

Port Hueneme, California 93041

April 18, 2019

To the Shareholders of Stellar Biotechnologies, Inc.:

You are cordially invited to attend the annual general meeting of the shareholders of Stellar Biotechnologies, Inc., organized under the laws of British Columbia, Canada, which will be held at 10:00 a.m., local time, on May 30, 2019, at the Holiday Inn Express, located at 350 E. Port Hueneme Road, Port Hueneme, California 93041, unless postponed or adjourned to a later date. This is an important meeting that affects your investment in Stellar.

On March 7, 2019, Stellar, Edesa Biotech Inc. and the shareholders of Edesa entered into a Share Exchange Agreement pursuant to which Stellar will purchase all of the capital shares of Edesa from the shareholders of Edesa in exchange for newly-issued common shares of Stellar, which we refer to as the Exchange. Following the completion of the Exchange, current Stellar shareholders are expected to own approximately 10%, and the shareholders and option holders of Edesa are expected to own approximately 90%, of the combined company on a fully-diluted basis, subject to a 2% upward or downward adjustment based upon the amount of Stellar’s working capital balance on the day before the completion of the Exchange.

Following the completion of the Exchange, Stellar will change its name to “Edesa Biotech Inc.” The Exchange has been approved by the boards of directors of both Stellar and Edesa and is expected to close in the second quarter of 2019, subject to certain approvals of the shareholders of Stellar as well as other customary conditions. Following completion of the Exchange, Stellar intends to develop a plan for the disposition of Stellar’s operations, which is expected to include the wind down or spin-off of Stellar’s current operations.

Upon the completion of the Exchange, Dr. Pardeep Nijhawan, Edesa’s Chief Executive Officer, President and Secretary will be appointed as Stellar’s Chief Executive Officer, President and Secretary, Dr. Michael Brooks, Edesa’s Vice President of Corporate Development and Strategy, will be appointed President of Stellar and Kathi Niffenegger, Stellar’s current Chief Financial Officer and Corporate Secretary, will retain the position of Chief Financial Officer. Upon the completion of the Exchange, the other officers of Stellar will resign.

Also, following the completion of the Exchange, the combined company is expected to have a seven-member board of directors which will be composed of four members proposed by Edesa, one member proposed by Stellar and two “independent” directors as defined under Nasdaq corporate governance rules. Upon the completion of the Exchange, the other directors of Stellar will resign. Following the completion of the Exchange, the headquarters of Stellar will be located at 100 Spy Court, Markham, Ontario, Canada L3R 5H6.

Stellar’s common shares are currently listed on the Nasdaq Capital Market under the symbol “SBOT.” Prior to the completion of the Exchange, Stellar and Edesa intend to file an initial listing application with the Nasdaq Capital Market pursuant to Nasdaq’s “change of control” rules. After completion of the Exchange, Stellar will be renamed “Edesa Biotech Inc.” and expects to trade on the Nasdaq Capital Market under the symbol “EDSA.”

Stellar is holding its annual general meeting of shareholders in order to obtain the shareholder approvals necessary to complete the Exchange and related matters. At the annual general meeting, Stellar will ask its shareholders to (1) approve the issuance of Stellar common shares in the Exchange; (2) elect seven members to the board of directors; (3) appoint the independent registered public accounting firm; and (4) adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposal to approve the issuance of Stellar common shares in the Exchange. Stellar will also consider such other business as may properly come before the annual general meeting or any adjournments or postponements thereof. However, if Proposal No. 1 is approved by the Stellar shareholders and the Exchange is completed, the Stellar board of directors will be reconstituted in accordance with the terms of the Share Exchange Agreement, as described above. See the section entitled “Directors and Officers of the Combined Company” in this proxy statement.

After careful consideration, Stellar’s Board has approved the Share Exchange Agreement and the proposals referred to above, and has determined that they are in the best interests of Stellar’s shareholders. Accordingly, Stellar’s Board recommends that our shareholders vote FOR each of the proposals (1) through (4) described in the preceding paragraph.

Your vote is very important, regardless of the number of shares you own.  Whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the Annual Meeting.

More information about Stellar, Edesa and the proposed transactions is contained in this proxy statement. Stellar urges you to read the accompanying proxy statement carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 15.

Stellar is excited about the opportunities the Exchange brings to its shareholders, and thanks you for your consideration and continued support.

Yours sincerely,

/s/ Frank R. Oakes
Frank R. Oakes
President, Chief Executive Officer and Chairman

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Exchange or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated April 18, 2019, and is first being mailed to Stellar shareholders on or about April 25, 2019.

Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041

NOTICE OF 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be Held on May 30, 2019

To the Shareholders of Stellar Biotechnologies, Inc.:

Notice is hereby given that the 2019 Annual General Meeting of Shareholders (the “Annual Meeting”) of Stellar Biotechnologies, Inc. (“Stellar”) will be held at 10:00 a.m. (local time) on May 30, 2019, at the Holiday Inn Express, located at 350 E. Port Hueneme Road, Port Hueneme, California 93041, to consider and act upon the following matters:

Proposal No. 1:	the issuance of common shares of Stellar, no par value (the “Stellar Common Shares”), pursuant to the Share Exchange Agreement, dated as of March 7, 2019 (the “Exchange Agreement”), by and among Stellar, Edesa Biotech Inc. (“Edesa”) and the shareholders of Edesa, a copy of which is attached as Annex A to the accompanying proxy statement;

Proposal No. 2	the election of seven directors, nominated by the board of directors of Stellar (the “Stellar Board”), to serve until Stellar’s 2020 annual meeting of shareholders or until their successors are duly elected and qualified;

Proposal No. 3:	the appointment of Moss Adams LLP as Stellar’s independent registered public accounting firm until the close of the 2020 annual meeting of shareholders; and

Proposal No. 4:	the adjournment of the Annual Meeting, if necessary, to solicit additional votes in favor of Proposal No. 1, the issuance of Stellar Common Shares pursuant to the Exchange Agreement.

Stellar will also consider such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only Stellar shareholders of record at the close of business on April 18, 2019, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

All Stellar shareholders are cordially invited to attend the Annual Meeting and vote in person. To assure your representation at the Annual Meeting, however, you are urged to sign, date and return the proxy as soon as possible, to vote by telephone or on the Internet. You may vote in person at the Annual Meeting even if you have previously returned a proxy. Telephone and Internet voting is available until 11:59 p.m. Eastern Time, on May 29, 2019.

By Order of the Board of Directors,

/s/ Frank R. Oakes
Frank R. Oakes
President, Chief Executive Officer, and Chairman

Port Hueneme, California
April 18, 2019

ABOUT THIS DOCUMENT

Stellar Biotechnologies, Inc., is referred to herein as the “Company,” “Stellar,” “we,” “our,” or “us,” is providing these proxy materials in connection with the solicitation by Stellar’s Board of proxies to be voted at the Annual Meeting to be held on May 30, 2019, commencing at 10:00 a.m. local time, at the Holiday Inn Express, located at 350 E. Port Hueneme Road, Port Hueneme, California 93041, or at any adjournment or postponement thereof. This proxy statement and the enclosed proxy card will be mailed to each Stellar shareholder entitled to notice of, and to vote at, the Annual Meeting commencing on or about April 25, 2019.

We refer to Edesa Biotech Inc. herein as “Edesa.”

When we refer to the “combined company,” we are referring to Stellar, upon the completion of the Exchange.

You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this proxy statement. This proxy statement is dated April 18, 2019. You should not assume that the information contained in this proxy statement is accurate as of any other date, nor should you assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such incorporated document. The mailing of this proxy statement to Stellar’s shareholders will not create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE AND THE ANNUAL MEETING

The following section provides answers to frequently asked questions about the Exchange and other matters relating to the Annual Meeting. This section, however, provides only summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections. Stellar urges its shareholders to read this document in its entirety prior to making any decision.

Q:	What is the Exchange?

A:	Stellar, Edesa and the Edesa shareholders have entered into the Exchange Agreement, dated March 7, 2019. The Exchange Agreement contains the terms and conditions of the proposed business combination of Stellar and Edesa. Under the Exchange Agreement, Stellar will acquire the entire issued share capital of Edesa in exchange for newly issued Stellar Common Shares, with Edesa becoming a wholly-owned subsidiary of Stellar. This transaction is referred to as the “Exchange.”

Upon completion of the Exchange, current Stellar shareholders are expected to own approximately 10%, and the Edesa shareholders and option holders are expected to own approximately 90% of the combined company on a fully-diluted basis, subject to a 2% upward or downward adjustment based upon the amount of Stellar’s working capital balance on the day before the completion of the Exchange. As discussed below under “What will the Edesa shareholders receive in the Exchange?”, the exchange ratio is subject to adjustment if Stellar’s working capital is more than $3 million or less than $2 million on the day before the completion of the Exchange.

The Exchange has been approved by the boards of directors of both Stellar and Edesa and is expected to close in the second quarter of 2019, subject to certain approvals of the Stellar shareholders as well as other customary conditions. Upon completion of the Exchange, Stellar will change its corporate name, to “Edesa Biotech Inc.” as required by the Exchange Agreement.

For a more complete description of the Exchange, please see the section entitled “Exchange Agreement.”

Q:	What will happen to Stellar if, for any reason, the Exchange does not close?

A:	If, for any reason, the Exchange is not completed, the Stellar Board may elect to, among other things, attempt to complete another business combination transaction like the Exchange, attempt to sell or otherwise dispose of the various assets of Stellar or continue to operate the business of Stellar.

Q:	Why are the two companies proposing to combine?

A:	Stellar and Edesa believe that the proposed business combination provides new growth opportunities for Stellar and Edesa shareholders. The combined company will be focused primarily on the development of innovative therapeutics for dermatological and gastrointestinal indications with clear unmet medical needs. Following completion of the Exchange, Stellar intends to develop a plan for the disposition of Stellar’s operations, which is expected to include the wind down or spin-off of Stellar’s current operations.

•	The Stellar Board considered a number of factors that supported its decision to approve the Exchange Agreement. In the course of its deliberations, the Stellar Board also considered a variety of risks and other countervailing factors related to entering into the Exchange Agreement.

•	For a discussion of Stellar’s reasons for the Exchange, please see the section entitled “The Exchange — Reasons for the Exchange.”

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement because you have been identified as a shareholder of record of Stellar, and you may be entitled to vote at the Annual Meeting, to be held at 10:00 a.m., local time, on May 30, 2019 to approve, among other things, the issuance of Stellar Common Shares pursuant to the Exchange Agreement. This

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proxy statement contains important information about the Exchange and the Annual Meeting and you should read it carefully and in its entirety. The enclosed voting materials allow you to authorize a proxy to vote your Stellar Common Shares held without attending the Annual Meeting. As promptly as practicable, please complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided.

Q:	What is required to complete the Exchange?

A:	To complete the Exchange, Stellar shareholders must approve the issuance of Stellar Common Shares pursuant to the Exchange Agreement.

The approval of the issuance of Stellar Common Shares pursuant to the Exchange Agreement requires the affirmative vote of the majority of votes properly cast (not counting “abstentions” or “broker non-votes” as votes cast).

Each holder of Edesa shares exchangeable for Stellar Common Shares is a party to the Exchange Agreement, so no meeting of the Edesa shareholders related to the Exchange is required or will be held.

In addition to the requirement of obtaining such Stellar shareholder approvals, each of the other closing conditions set forth in the Exchange Agreement must be satisfied or waived.

For a more complete description of the closing conditions under the Exchange Agreement, Stellar urges you to read the section entitled “Exchange Agreement – Conditions to the Completion of the Exchange” in this proxy statement.

Q:	Are there any federal or state regulatory requirements that must be complied with or federal or state regulatory approvals or clearances that must be obtained in order to complete the Exchange?

A:	Neither Stellar nor Edesa is required to make any filings or obtain any approvals or clearances from any antitrust regulatory authorities in the U.S. or other countries to complete the Exchange. In the U.S., Stellar must comply with applicable federal and state securities laws and the listing rules of the Nasdaq Stock Market (“Nasdaq”), in connection with the issuance of the Stellar Common Shares in connection with the Exchange, including the filing with the Securities and Exchange Commission (the “SEC”) of this proxy statement.

Q:	What will the Edesa shareholders and option holders receive in the Exchange?

A:	Upon completion of the Exchange, the Edesa shareholders will receive Stellar Common Shares in exchange for the outstanding capital shares of Edesa and Edesa option holders will receive options to purchase Stellar Common Shares.

•	Immediately following the completion of the Exchange, the Edesa shareholders and option holders are expected to own 90% of the aggregate number of the shares of the combined company on a fully diluted basis, and the Stellar shareholders are expected to own 10% of the aggregate number of shares of the combined company, on a fully diluted basis. This exchange ratio of 90% (Edesa)/10% (Stellar) (the “Base Ratio”) is subject to adjustment if Stellar’s working capital, calculated on the day before the completion of the Exchange, is more than $3 million or less than $2 million, resulting in a maximum exchange ratio of 88% (Edesa)/12% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92% (Edesa)/8% (Stellar) if working capital is less than $1,750,000 (the “Adjusted Ratio”).

•	The number of Stellar Common Shares issuable to the Edesa shareholders upon completion of the Exchange is subject to a holdback of an amount of Stellar Common Shares to be determined by the parties five business days before the completion of the Exchange (the “Holdback Shares”). The final number of Stellar Common Shares to be issued to the Edesa shareholders will be determined within 35 days after the completion of the Exchange. After the final calculation is complete, the Holdback Shares will be issued to the Edesa shareholders to the extent needed to meet the Base Ratio or Adjusted Ratio, as applicable. Please see “Exchange Agreement —Exchange Consideration” for further details.

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Upon completion of the Exchange, holders of warrants of Stellar to purchase 2,049,808 Stellar Common Shares will be offered cash for their warrants and all outstanding options to purchase approximately 47,000 Stellar Common Shares will become immediately vested and exercisable. The purpose of the Holdback Shares is to allow for any reduction in the number of Stellar Common Shares issuable to the Edesa shareholders and option holders if any Stellar warrant holders do not accept the cash offer for their outstanding warrants or if there are any other changes in the final working capital of Stellar, which could impact the exchange ratio.

•	For a more complete description of what the Edesa shareholders will receive upon the completion of the Exchange, please see the sections entitled “Dividends” and “Exchange Agreement —Exchange Consideration” in this proxy statement. Please also see the section entitled “Risk Factors” in this proxy statement for a discussion of the risks associated with the Exchange.

Q:	Will holders of the Stellar Common Shares issued as consideration in the Exchange be able to trade those shares?

A:	The Stellar Common Shares issued as consideration in the Exchange will be issued in transactions exempt from registration under the Securities Act of 1933 in reliance on Regulation S promulgated thereunder and may not be offered or sold by the holders of those shares absent registration or an applicable exemption from registration requirements. As a general matter, holders of such Stellar Common Shares will not be able to transfer any of their Stellar Common Shares until at least six months after receiving the Stellar Common Shares, which is when the Stellar Common Shares would first be eligible to be sold under Rule 144 promulgated under the Securities Act, assuming the conditions thereof are otherwise satisfied.

Q:	Who will be the directors of Stellar following the Annual Meeting and the completion of the Exchange?

A:

Upon the completion of the Exchange, the Stellar Board is expected to initially have seven members which will be composed of four members proposed by Edesa, one proposed by Stellar and two “independent” directors as defined under Nasdaq corporate governance rules. Upon the completion of the Exchange, the other directors of Stellar will resign. Following the Exchange, the headquarters of Stellar will be located at 100 Spy Court, Markham, Ontario, Canada L3R 5H6.

Upon and following the completion of the Exchange, the Stellar Board and its committees are expected to be composed of the individuals set forth in the table below. The directors shall serve until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

	Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edesa Appointees	Dr. Pardeep Nijhawan
	Sean MacDonald	X	X	X
	Paul William Pay	X	X
	Peter van der Velden			X

Stellar Appointees	Frank R. Oakes

Independent Appointees	Lorin Johnson		X
	Carlo Sistilli	X		X

Q:	Who will be the executive officers of the combined company upon the completion of the Exchange?

A:	Upon the completion of the Exchange, the executive officers of the combined company are expected to be:

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Name	Position with the Combined Company	Current Position
Dr. Pardeep Nijhawan	Chief Executive Officer	Chief Executive Officer, President and Secretary, Edesa
Dr. Michael Brooks	President	Vice President Corporate Development and Strategy, Edesa
Kathi Niffenegger, CPA	Chief Financial Officer	Chief Financial Officer and Corporate Secretary, Stellar

Q:	What are the material U.S. federal and Canadian income tax consequences of the Exchange?

A:	The Exchange will not result in any taxable gain or loss for U.S. federal or Canadian income tax purposes to Edesa, Stellar or any Stellar shareholder in his or her capacity as a Stellar shareholder.

Q:	Why is Stellar seeking Stellar shareholder approval of the issuance of Stellar Common Shares in the Exchange?

A:	The Stellar Common Shares are listed on The Nasdaq Capital Market, and Stellar is subject to the Nasdaq listing rules as follows:

•	Nasdaq Rule 5635(b) requires shareholder approval of any issuance or potential issuance of securities when the issuance will result in a “change of control” of the issuer. Nasdaq has previously indicated that the Exchange of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common shares (or securities convertible into or exercisable for common shares) or voting power of an issuer could constitute a change of control.

•	Shareholder approval is also required under Nasdaq Rule 5635(a) prior to the issuance of securities in connection with the Exchange of the shares or assets of another company if, among other things, the number of common shares to be issued is or will be equal to or in excess of 20% of the number of shares of common shares outstanding before the issuance of the shares or securities.

•	In addition, Nasdaq Rule 5635(d) requires shareholder approval if a listed company issues common shares in a private placement equal to 20% or more of the common shares outstanding before the issuance for less than the closing price immediately preceding the signing of the Exchange Agreement or the average closing price of the common shares for the five trading days immediately preceding the execution of the Exchange Agreement.

•	The number of Stellar Common Shares to be issued to the Edesa shareholders will exceed 20% of the shares of Stellar Common Shares issued and outstanding immediately prior to the completion of the Exchange. Moreover, as described above, the proposed issuance of the Stellar Common Shares will result in a change in control of Stellar within the meaning of Nasdaq Rule 5635(b). Accordingly, approval of the issuance of the Stellar Common Shares in the Exchange is required under the Nasdaq listing rules.

Q:	Why is Stellar holding the Annual Meeting?

A:	Stellar is holding the Annual Meeting to vote on proposals for (1) the issuance of Stellar Common Shares pursuant to the Exchange Agreement; (2) the election of seven directors to serve on the Stellar Board until the 2020 annual meeting of shareholders; (3) the appointment of Moss Adams LLP as Stellar’s independent registered public accounting firm; and (4) the approval of any adjournment of the Annual Meeting, if necessary in order to solicit votes in favor of Proposal No. 1.

However, if Proposal No. 1 is approved by the Stellar shareholders and the Exchange is completed, the directors and executive officers of Stellar will be reconstituted in accordance with the terms of the Exchange Agreement. See the section entitled “Directors and Officers of the Combined Company” in this proxy statement.

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Q:	As a Stellar shareholder, how does the Stellar Board recommend that I vote?

A:	After careful consideration, the Stellar Board recommends that Stellar shareholders vote:

•	“FOR” Proposal No. 1 to approve the issuance of Stellar Common Shares pursuant to the Exchange Agreement;

•	“FOR” Proposal No. 2 to approve the election of directors;

•	“FOR” Proposal No. 3 to appoint the independent registered public accounting firm; and

•	“FOR” Proposal No. 4 to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposal to approve the issuance of Stellar Common Shares pursuant to the Exchange Agreement.

Q:	What happens if the Annual Meeting is postposed or adjourned?

A:	Unless a new record date is fixed for such postponement or adjournment, your proxy will still be valid and may be voted at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy at any time until it is voted.

Q:	What risks should I consider in deciding whether to vote in favor of the share issuance?

A:	You should carefully review the section of this proxy statement entitled “Risk Factors,” which sets forth the certain risks and uncertainties related to the Exchange, risks and uncertainties to which the combined company’s business will be subject, risks and uncertainties to which Stellar, as an independent company, is subject and risks and uncertainties to which Edesa, as an independent company, is subject.

Q:	What happens if the Base Ratio is adjusted?

A:	Pursuant to the Exchange Agreement, the Base Ratio is subject to adjustment in the event that Stellar’s working capital is more than $3 million or less than $2 million, as calculated on the day before the completion of the Exchange. Any adjustment to the Base Ratio could affect the proportional ownership of Stellar Common Shares following the Exchange.

Q:	When do you expect the Exchange to be completed?

A:	Stellar anticipates that the Exchange will occur as promptly as practicable after the Annual Meeting to be held on May 30, 2019 and following satisfaction or waiver of all closing conditions, but Stellar cannot predict the exact timing. For a more complete description of the closing conditions under the Exchange Agreement, please see the section entitled “Exchange Agreement – Conditions to the Completion of the Exchange” in this proxy statement.

Q:	What is included in these materials?

A:	These materials include:

•	This Proxy Statement for the Annual Meeting;

•	A proxy card for the Annual Meeting; and

•	Stellar’s Annual Report on Form 10-K for the year ended September 30, 2018, as filed with the SEC on November 30, 2018 (the “Annual Report”).

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Q:	Will there be any other items of business on the agenda?

A:	At present, management knows of no additional business to be presented at the Annual Meeting, but if other business is presented, the persons named in the proxy card as proxy holders will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only Stellar shareholders of record at the close of business on April 18, 2019 may vote at the Annual Meeting. As of the close of business on April 18, 2019, there were 5,330,715 Stellar Common Shares outstanding, all of which are entitled to vote at the Annual Meeting.

Q:	How many votes am I entitled to per Stellar Common Share?

A:	Each Stellar shareholder is entitled to one vote for each Stellar Common Share held as of the record date on all matters properly brought before the Annual Meeting.

Q:	What is the difference between holding Stellar Common Shares as a shareholder of record and as a beneficial owner?

A:	Stellar Shareholder of Record. If your Stellar Common Shares are registered directly in your name with Stellar’s transfer agent, Computershare, Inc., you are considered, with respect to those Stellar Common Shares, the shareholder of record. If you are a shareholder of record, you will receive a proxy card.

Beneficial Owner. If your Stellar Common Shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of Stellar Common Shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the Stellar Common Shares held in your account. Those instructions are contained in a “voting instruction form.”

Q:	If my Stellar Common Shares are held in “street name” by my broker, will my broker vote my Stellar Common Shares for me?

A:	Stellar Common Shares held in “street name” by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote those Stellar Common Shares on a proposal are referred to as “broker non-votes.” Under current rules, brokers, banks or other nominees may not vote and have no discretionary authority to vote shares on the election of directors and other governance matters, or “non-routine” matters, unless they receive specific voting instructions from their clients.

Your bank or broker does not have discretion to vote uninstructed Stellar Common Shares on the proposals in this Proxy Statement, except for Proposal No. 3 to appoint the independent registered public accounting firm until the close of the 2020 annual meeting of shareholders.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your Stellar Common Shares will not be authorized to vote on Proposals No. 1, 2, and 4. Accordingly, for your vote to be counted, you now will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the Annual Meeting. Accordingly, Stellar encourages you to vote promptly, even if you plan to attend the Annual Meeting.

Q:	If I am a Stellar shareholder of record, how do I vote my Stellar Common Shares?

A:	There are three ways to vote:

•	By Mail –You may vote your proxy by filling out the proxy card and sending it back in the envelope provided.

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•	By Telephone or the Internet – Stellar has established telephone and Internet voting procedures for shareholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. The toll-free telephone number for telephone voting is 1-800-690-6903. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is http://www.proxyvote.com/. As with telephone voting, you will be able to confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time, on May 29, 2019.

•	In Person – If you are a shareholder of record, you may vote in person at the Annual Meeting. Stellar will give you a ballot when you arrive.

Q:	If I am a beneficial owner of Stellar Common Shares held in street name, how do I vote my Stellar Common Shares?

A:	There are three ways to vote:

•	By Mail –You may vote your proxy by filing out the voting instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your Stellar Common Shares.

•	By Telephone or the Internet – You may vote by proxy via telephone by calling 1-800-690-6903. You may vote by proxy via telephone or the Internet at http://www.proxyvote.com/, as further set forth in the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your Stellar Common Shares.

•	In Person – Stellar Common Shares held in “street name” may be voted by you in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other agent that holds your Stellar Common Shares, which “legal proxy” grants you the right to vote the shares. You must present that “legal proxy” to attend the Annual Meeting and to be entitled to vote in person Stellar Common Shares that are held for you in “street name.”

Q:	What is the proxy card?

A:	The proxy card enables you to appoint each of Frank R. Oakes, the Stellar President, Chief Executive Officer, and Chairman, and Gary Koppenjan, the Stellar Senior Director of Investor Relations and Communications, as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Q:	I share an address with another Stellar shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	As permitted under SEC rules, Stellar has adopted a procedure called “householding.” Under this procedure, Stellar delivers a single copy of the proxy materials to multiple Stellar shareholders who share the same address unless it received contrary instructions from one or more of the Stellar shareholders. This procedure reduces Stellar’s printing costs, mailing costs and fees. Stellar shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, Stellar will deliver promptly a separate copy of the proxy materials to any Stellar shareholder at a shared address to which Stellar delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, Stellar shareholders may contact Stellar as follows:

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Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041
Attention: Corporate Secretary

Stellar shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, a proxy may be revoked at any time prior to its exercise:

•	by submitting a written notice revoking that proxy, addressed to the Stellar Corporate Secretary at the Stellar executive offices located at 332 E. Scott Street, Port Hueneme, California 93041, at any time up to and including the last business day before the Annual Meeting;

•	if you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be; or

•	at the Annual Meeting prior to the taking of a vote.

Any Stellar shareholder entitled to vote at the Annual Meeting may attend the meeting and vote in person on any matter presented for a vote to the Stellar shareholders at the meeting, whether or not that Stellar shareholder has previously given a proxy. However, with respect to a shareholder of record, attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Stellar Corporate Secretary before any vote in which the proxy has been given. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares for you, you must follow directions received from your broker, bank or other nominee to change those instructions.

Q:	What happens if I do not indicate how to vote my proxy?

A:	If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” the issuance of Stellar Common Shares in the Exchange, “FOR” all the director nominees, “FOR” the appointment of Moss Adams LLP as Stellar’s independent registered public accounting firm, and “FOR” the adjournment of the Annual Meeting, if necessary, to solicit additional votes in favor of Proposal No. 1.

Q:	Is my vote kept confidential?

A:	Proxies, ballots and voting tabulations identifying Stellar shareholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:	Where do I find the voting results of the Annual Meeting?

A:	Stellar will announce voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published by Stellar in a Current Report on Form 8-K, which Stellar is required to file with the SEC within four business days following the Annual Meeting. In Canada, Stellar is also required to file on SEDAR a brief description of the proposals voted upon at the Annual Meeting and the outcome of the votes for such proposals promptly following the Annual Meeting, which description must include the percentage of votes for and against such proposals.

Q:	What constitutes a quorum?

A:	The Amended and Restated Articles of Stellar (the “Amended Articles”) require the representation of at least one person entitled to vote at the Annual Meeting who holds at least thirty-three and one-third percent (33 –

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1/3%) of the issued Stellar Common Shares, in person or represented by proxy, or a duly appointed proxy holder or representative for a shareholder so entitled and holding or represented by proxy at least thirty-three and one-third percent (33 – 1/3%) of the issued Stellar Common Shares, in order to establish a quorum for the transaction of business. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Q:	What is the vote required for a proposal to pass?

A:

•	Proposal No. 1 — Exchange proposal: The affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. With regard to this proposal, Stellar Common Shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

•	Proposal No. 2 — Election of directors: The affirmative vote of the holders of a plurality of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. With regard to this proposal, Stellar Common Shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

•

Proposal No. 3 — Appointment of independent registered public accounting firm: The affirmative vote of the holders of a majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. With regard to this proposal, Stellar Common Shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

•	Proposal No. 4 — Adjournment: The affirmative vote of a majority of Stellar Common Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. With regard to this proposal, Stellar Common Shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

Q:	Who will pay the costs of soliciting proxies?

A:	The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by Stellar. Some banks and brokers have customers who beneficially own shares listed of record in the names of nominees. Stellar intends to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of Stellar outstanding shares is deemed necessary, Stellar (through Stellar directors and officers) anticipates making such solicitation directly or may use a proxy solicitation firm. The solicitation of proxies by mail may be supplemented by telephone, email and personal solicitation by officers, directors and regular employees of Stellar.

Q:	Who can help answer my questions?

A:	If you are a Stellar shareholder and would like additional copies, without charge, of this proxy statement or if you have questions about the Exchange, including the procedures for voting your Stellar Common Shares, you should contact Stellar Investor Relations at the following address:

Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041
Attention: Investor Relations
Tel:     (805) 488-2800 ext. 104
Email:   ir@stellarbiotech.com

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SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Exchange, and the proposals being considered at the Annual Meeting, you should read this entire proxy statement carefully, including the Exchange Agreement attached as Annex A, (and the other documents to which you are referred herein). You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find Additional Information” beginning on page 135.

The Companies

Stellar Biotechnologies, Inc.

Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041
(805) 488-2800

Stellar is a biotechnology company engaged in the aquaculture, research and development, manufacture and commercialization of Keyhole Limpet Hemocyanin (KLH).  KLH is an immune-stimulating protein with an extensive history of safe and effective use in immunological applications. Today, multiple companies are developing drugs that combine disease-targeting agents with KLH. The successful commercialization of one or more of these drugs could have a significant impact on the industry’s ability to produce sufficient quantities of KLH. Stellar believes that its aquaculture production methods and technology can provide scalable, fully traceable supplies of KLH for its customers current and future needs.

Edesa Biotech Inc.

Edesa Biotech Inc.

100 Spy Court

Markham, Ontario, Canada, L3R 5H6

(905) 475-1234

Edesa Biotech Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing clinical stage drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Edesa’s lead product candidate, referred to as “EB01,” is a novel sPLA2 inhibitor for the topical treatment of chronic ACD. EB01 employs a novel mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in contact dermatitis patients. Edesa’s Investigational New Drug (“IND”) application for EB01 was accepted by the U.S. Food and Drug Administration (“FDA”) in November 2018 and Edesa is planning on conducting a 160 patient Phase 2B clinical study evaluating EB01. Edesa expects the first patient to be enrolled in the Phase 2B clinical study evaluating EB01 by midyear.

Edesa also intends to expand the utility of its sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications, which could include acne or other inflammatory disorders. For example, “EB02” is a sPLA2 inhibitor formulated to treat hemorrhoids, and Edesa is planning to evaluate EB02 in a proof-of-concept study in the second half of 2019. In addition to EB01 and EB02, Edesa has licensed technology to treat other indications such as anal fissures, and is in discussions with third parties to expand its portfolio with assets to treat other serious skin and gastrointestinal conditions.

The Exchange (see page 52)

Upon the terms and conditions of the Exchange Agreement, Stellar will acquire the entire issued share capital of Edesa, with Edesa becoming a wholly-owned subsidiary of Stellar.

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Following the completion of the Exchange, Stellar will change its name to “Edesa Biotech Inc.” Edesa and Stellar expect the Exchange to be completed in the second quarter of 2019, subject to the satisfaction of applicable conditions. Upon completion of the Exchange, the current Stellar shareholders are expected to own approximately 10%, and the Edesa shareholders and option holders are expected to own approximately 90%, of the combined company on a fully-diluted basis, subject to a 2% upward or downward adjustment based upon the amount of Stellar’s working capital balance on the day before the completion of the Exchange. See the section entitled “Questions and Answers about the Exchange — What will the Edesa shareholders receive in the Exchange?” above.

The Exchange Ratio (see page 72)

Pursuant to the Exchange Agreement, the Base Ratio of 90% (Edesa)/10% (Stellar) is subject to adjustment in the event that Stellar’s working capital is more than $3 million or less than $2 million, as calculated on the day before the Exchange. Any adjustment to the Base Ratio could affect the proportional ownership of Stellar Common Shares following the completion of the Exchange. See the section entitled “Exchange Agreement.”

Reasons for the Exchange (see page 60)

The Stellar Board considered various reasons for the Exchange, as described later in this proxy statement.

Opinion of Cassel Salpeter (see page 62)

At the meeting of the Stellar Board on March 5, 2019, Cassel Salpeter & Co. LLC (“Cassel Salpeter”), a financial advisor of Stellar, reviewed with the Stellar Board its financial analyses of Stellar, Edesa and the proposed Exchange. Thereafter, at the request of the Stellar Board, Cassel Salpeter orally rendered its opinion to the Stellar Board (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion addressed to the Stellar Board dated March 5, 2019), to the effect that and subject to the various assumptions, qualifications and limitations set forth in its opinion as of that date, the Base Ratio in the transaction pursuant to the Exchange Agreement was fair from a financial point of view to Stellar.

The summary of Cassel Salpeter’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. However, neither Cassel Salpeter’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any shareholder as to how such shareholder should act or vote with respect to any matter relating to the proposed transaction or otherwise.

Overview of the Exchange Agreement

Exchange Consideration (see page 70)

The Edesa shareholders will receive Stellar Common Shares in exchange for Edesa’s entire issued share capital at the Base Ratio, as adjusted pursuant to the terms of the Exchange Agreement.

Treatment of Stellar Options and Warrants (see page 69)

Upon completion of the Exchange, holders of warrants of Stellar to purchase 2,049,808 Stellar Common Shares will be offered cash for their warrants and all outstanding options to purchase approximately 47,000 Stellar Common Shares will become immediately vested and exercisable.

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Conditions to the Completion of the Exchange (see page 73)

The obligations to complete the Exchange and the other transactions contemplated by the Exchange Agreement are subject to Stellar shareholder approval and other customary conditions as set forth in the section entitled “Exchange Agreement — Conditions to the Completion of the Exchange” below.

No Solicitation (see page 77)

Both Edesa and Stellar are prohibited by the terms of the Exchange Agreement from directly or indirectly soliciting, initiating, encouraging or facilitating the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (as defined below) or taking any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry.  However, before obtaining shareholder approval of the issuance of Stellar Common Shares in the Exchange, Stellar may provide information in response to an Acquisition Proposal if the Stellar Board concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the Stellar Board to the Stellar shareholders under applicable legal requirements.

Termination and Termination Fee (see page 81)

Either Stellar or Edesa can terminate the Exchange Agreement under certain circumstances, which would prevent the completion of the Exchange.

If the Exchange Agreement is terminated under certain circumstances, Stellar would be required to pay Edesa a termination fee of $1 million and, in some circumstances, reimburse Edesa and the Edesa shareholders for fees and expenses incurred in connection with the Exchange, up to a maximum of $250,000.

Interests of the Stellar Directors and Executive Officers in the Exchange (see page 68)

In considering the recommendation of the Stellar Board with respect to the issuance of Stellar Common Shares in the Exchange, Stellar shareholders should be aware that members of the Stellar Board and executive officers of Stellar have interests in the Exchange that may be different from, or in addition to, your interests.

Material U.S. Federal and Canadian Income Tax Consequences of the Exchange (see page 71)

There are no material U.S. federal or Canadian income tax consequences to Stellar shareholders directly as a result of the issuance of Stellar Common Shares in the Exchange. The Exchange is expected to restrict the utility of Stellar’s net operating loss carryforwards and certain other tax attributes. For additional information, see Risk Factors — “Because the Exchange will result in an ownership change of Stellar for purposes of the Code and is expected to result in an acquisition of control of Stellar for purposes of the Income Tax Act (Canada), Stellar’s pre-Exchange net operating loss carryforwards and certain other tax attributes will be subject to limitation.”

Risk Factors (see page 15)

Both Stellar and Edesa are subject to various risks associated with their businesses and their industries. In addition, the Exchange, including the possibility that the Exchange may not be completed, poses a number of risks to each company and its respective shareholders, including the following risks:

•	The exchange ratio is not adjustable based on the market price of Stellar Common Shares so the Exchange consideration upon the completion of the Exchange may have a greater or lesser value than the market price of Stellar Common Shares at the time the Exchange Agreement was signed;

•	Stellar’s shareholders will experience immediate and substantial dilution upon the completion of the Exchange;

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•	The announcement and pendency of the Exchange could have an adverse effect on the market price of Stellar Common Shares and/or the business, financial condition, results of operations, or business prospects for Stellar and/or Edesa;

•	The Exchange may be completed even though material adverse changes may result solely from the announcement of the Exchange, changes in the industry in which Stellar and Edesa operate that apply to all companies generally and other causes;

•	Some Stellar officers and directors have interests that are different than, or in addition to, those of other Stellar shareholders and may influence them to support or approve the transactions contemplated by the Exchange Agreement without regard to your interests;

•	Stellar Common Shares could be delisted from The Nasdaq Capital Market if Stellar does not comply with Nasdaq’s listing standards;

•	Stellar and Edesa shareholders may not realize a benefit from the Exchange commensurate with the ownership dilution they will experience in connection with the Exchange;

•	During the pendency of the Exchange, Stellar may not be able to enter into a business combination with another party under certain circumstances because of restrictions in the Exchange Agreement, which could adversely affect its business;

•	Certain provisions of the Exchange Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Exchange Agreement;

•	Because the lack of a public market for Edesa shares makes it difficult to evaluate the fairness of the exchange ratio, Stellar may pay more than the fair market value of the Edesa shares;

•	The issuance of the shares pursuant to the Exchange and certain related matters are subject to approval by Stellar shareholders, and there can be no assurance that Stellar’s shareholders will approve such matters;

•	If the conditions to the Exchange are not met or waived, the Exchange will not occur;

•	Failure to complete the Exchange may result in Stellar paying a termination fee or expenses to Edesa and could harm the Common Share price of Stellar and future business and operations of Stellar;

•	Failure to complete the Exchange may result in Stellar pursuing alternative strategic transactions or filing for liquidation and dissolution;

•	The announcement and pendency of the Exchange could cause disruptions in the business of Edesa, which could have an adverse effect on its business and financial results; and

•	The ownership of the Stellar Common Shares following the Exchange will be highly concentrated and it may prevent you and other shareholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Common Share price to decline.

These risks and other risks are discussed in greater detail under the section entitled “Risk Factors” in this proxy statement. Stellar encourages you to read and consider all of these risks carefully.

Regulatory Approvals (see page 70)

In the U.S., Stellar must comply with applicable federal and state securities laws and the rules and regulations of The Nasdaq Capital Market in connection with the issuance of Stellar Common Shares and the filing of this proxy statement with the SEC.

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Nasdaq Stock Market Listing (see page 71)

Prior to the completion of the Exchange, Stellar and Edesa intend to file an initial listing application with The Nasdaq Capital Market pursuant to Nasdaq Stock Market “change of control” rules. If such application is accepted, Stellar anticipates that the Stellar Common Shares will be listed on The Nasdaq Capital Market following the completion of the Exchange and will trade under Stellar’s new name, “Edesa Biotech Inc.” and new trading symbol, “EDSA.”

If necessary to obtain listing of the Stellar Common Shares on The Nasdaq Capital Market, Stellar may effect a reverse share split of the Stellar Common Shares in a ratio to be determined prior to the completion of the Exchange. Under Canadian law, prior shareholder approval of the reverse share split would not be required. The terms of any reverse share split have not yet been determined. Any reverse share split will reduce the number of Stellar Common Shares outstanding. See “Risk Factors — Risks Related to a Reverse Share Split.”

In addition, if necessary to obtain listing of the Stellar Common Shares on The Nasdaq Capital Market, or if otherwise desirable, Edesa may raise additional funds through the issuance of equity securities (or securities convertible into equity securities) of Edesa before the completion of the Exchange. The terms of any financing have not yet been determined. Any financing will not impact the aggregate number of Stellar Common Shares that are issued in the Exchange to the Edesa shareholders and option holders, or the exchange ratio.

Anticipated Accounting Treatment (see page 71)

The Exchange will be treated by Stellar as a reverse acquisition under the acquisition method of accounting in accordance with accounting principles generally accepted in the U.S. For accounting purposes, Edesa is considered to be acquiring Stellar in the Exchange.

Vote Required for Approval of the Stellar Common Shares in the Exchange (see page 83)

The affirmative vote of the holders of a majority of the votes cast by holders present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of the issuance of Stellar Common Shares in the Exchange. With regard to this proposal, broker non-votes and shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

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RISK FACTORS

The combined company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your Stellar Common Shares. In addition, you should read and consider the risks associated with the business of Stellar because these risks may also affect the combined company — these risks can be found in the Annual Report, which is incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement. Please see the section entitled “Where You Can Find Additional Information” in this proxy statement.

Risks Related to the Exchange

The exchange ratio is not adjustable based on the market price of Stellar Common Shares, so the Stellar Common Shares issuable upon the completion of the Exchange may have a greater or lesser value than at the time the Exchange Agreement was signed.

The Exchange Agreement has set a fixed exchange ratio at which Edesa shares will be exchanged for Stellar Common Shares in the Exchange, and the exchange ratio is only subject to adjustment if Stellar’s working capital is more than $3 million or less than $2 million upon the completion of the Exchange. Any changes in the market price of Stellar Common Shares before the completion of the Exchange will not affect the number of Stellar Common Shares Edesa shareholders will be entitled to receive pursuant to the Exchange Agreement. Therefore, if before the completion of the Exchange the market price of the Stellar Common Shares declines from the market price on the date of the Exchange Agreement, then Edesa shareholders could receive Stellar Common Shares with substantially lower value than the parties had negotiated for in the establishment of the exchange ratio. Similarly, if before the completion of the Exchange the market price of Stellar Common Shares increases from the market price on the date of the Exchange Agreement, then Edesa shareholders could receive Stellar Common Shares with substantially higher value than the parties had negotiated for in the establishment of the exchange ratio. The Exchange Agreement does not include a price-based termination right. Because the exchange ratio does not adjust as a result of changes in the market value of Stellar Common Shares, for each percentage point that the market value of Stellar Common Shares rises or declines from the date of the Exchange Agreement, there is a corresponding one percentage point rise or decline in the value of the Stellar Common Shares issued to Edesa shareholders (assuming no adjustment to the exchange ratio relating to working capital).

Stellar’s shareholders will experience immediate and substantial dilution upon the completion of the Exchange.

Upon completion of the Exchange, current Stellar shareholders are expected to own approximately 10%, and the Edesa shareholders and option holders are expected to own approximately 90% of the combined company on a fully-diluted basis, subject to a 2% upward or downward adjustment based upon the amount of Stellar’s working capital balance calculated on the day before the completion of the Exchange. As a result, the current Stellar shareholders’ ownership of Stellar will be substantially diluted upon completion of the Exchange.

The announcement and pendency of the Exchange could have an adverse effect on the market price of Stellar Common Shares and/or the business, financial condition, results of operations, or business prospects for Stellar and/or Edesa.

The market price of Stellar Common Shares may decline as a result of the Exchange for a number of reasons including if:

•	investors react negatively to the prospects of the combined company’s business and prospects from the Exchange;

•	the effect of the Exchange on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

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•	the combined company does not achieve the perceived benefits of the Exchange as rapidly or to the extent anticipated by financial or industry analysts.

The announcement and pendency of the Exchange could also disrupt Edesa’s and/or Stellar’s businesses. For example, Edesa and Stellar management may need to focus additional attention on the completion of the Exchange and related matters, thereby diverting their attention from the day-to-day business operations of their respective companies. Should these disruptions occur, any of these matters could adversely affect the Stellar Common Share price or harm the financial condition, results of operations, or business prospects of Edesa and/or Stellar.

The Exchange may be completed even though material adverse changes may result from the announcement of the Exchange, industry-wide changes and other causes.

Although both Stellar and Edesa have certain termination rights, there could be material adverse changes that affect either or both of Stellar or Edesa that do not give rise to a termination right. In particular certain matters which affect the wider industry or markets and certain matters which are not within the control of the companies may give rise to material adverse changes but may not give rise to a termination right.

If adverse changes occur and Stellar and Edesa still complete the Exchange, the combined company share price may suffer. This in turn may reduce the value of the Exchange to the shareholders of Stellar, Edesa or both.

Some Stellar officers and directors have interests in the Exchange that are different from, or in addition to, yours and that may influence them to support or approve the issuance of Stellar Common Shares in connection with the Exchange and the related matters to be acted upon by Stellar’s shareholders at the Annual Meeting.

Certain officers and directors of Stellar participate in arrangements that provide them with interests in the Exchange that are different from, or in addition to, yours, including, among others, the continued service as an officer or director of the combined company, the acceleration of option vesting, and continued indemnification.

For example, Kathi Niffenegger, the Chief Financial Officer and Corporate Secretary of Stellar, will enter into an employment agreement, effective upon completion of the Exchange, and Frank R. Oakes, the President, Chief Executive Officer, and Chairman of Stellar, will remain as a director.

These interests, among others, may influence the executive officers and directors of Stellar to support or approve the issuance of Stellar Common Shares in the Exchange. For more information concerning the interests of Stellar executive officers and directors, see the section entitled “The Exchange — Interests of the Stellar Directors and Executive Officers in the Exchange” in this proxy statement.

The Stellar Common Shares could be delisted from The Nasdaq Capital Market if Stellar does not comply with Nasdaq’s listing standards.

Pursuant to the Nasdaq listing standards, the completion of the Exchange requires the combined company to submit an initial listing application and, at the time of the Exchange, meet all of the criteria applicable to a company initially requesting listing. Stellar and Edesa intend to file an initial listing application with The Nasdaq Capital Market. While Stellar and Edesa intend to obtain listing status for the combined company and maintain such listing, no guarantees can be made about the ability to do so.

If the Stellar Common Shares are delisted by Nasdaq, the Stellar Common Shares may be eligible to trade on the OTCQB or another over-the-counter market. Any such alternative would likely result in it being more difficult for Stellar to raise additional capital through the public or private sale of equity securities and for investors to dispose of, or obtain accurate quotations as to the market value of, the Stellar Common Shares. In addition, there can be no assurance that the Stellar Common Shares would be eligible for trading on any such alternative exchange or markets.

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Stellar and Edesa shareholders may not realize a benefit from the Exchange commensurate with the ownership dilution they will experience in connection with the Exchange.

If the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Exchange, Stellar and Edesa shareholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Exchange. Significant management attention and resources will be required to integrate the two companies, including the anticipated wind-down or spin-off of Stellar’s current operations. Delays in this process could adversely affect the combined company’s business, financial results, financial condition and share price following the Exchange. Even if the combined company were able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration and that these benefits will be achieved within a reasonable period of time.

Prior to the completion of the Exchange, Stellar may not be able to enter into a business combination with another party at a more favorable price because of restrictions in the Exchange Agreement, which may discourage third parties from making alternative takeover proposals.

Both Edesa and Stellar are prohibited by the terms of the Exchange Agreement from directly or indirectly soliciting, initiating, encouraging or facilitating the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or taking any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry.  However, before obtaining shareholder approval of the issuance of Stellar Common Shares in the Exchange, Stellar may provide information in response to an Acquisition Proposal if the Stellar Board concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the Stellar Board to the Stellar shareholders under applicable legal requirements.

In addition, if Stellar or Edesa terminate the Exchange Agreement under certain circumstances, including because Stellar enters into an acquisition agreement with respect to a Superior Offer, or because Stellar breaches or fails to perform the representations, warranties, covenants or other agreements in the Exchange Agreement resulting in a failure to satisfy the applicable closing conditions and which breach or failure is not capable of being cured or is not subsequently cured and Stellar then consummates an Acquisition Transaction under certain circumstances within six months after the termination of the Exchange Agreement, Stellar would be required to pay a termination fee of $1.0 million to Edesa. This termination fee may discourage third parties from submitting alternative takeover proposals to Stellar or the Stellar shareholders and may cause the Stellar Board to be less inclined to recommend an alternative proposal.

Failure to complete the Exchange may result in Stellar paying a termination fee or reimbursing fees and expenses incurred by Edesa and the Edesa shareholders and could harm the Stellar Common Share price and future business and operations of Stellar.

If the Exchange is not completed, Stellar is subject to the following risks:

•	if the Exchange Agreement is terminated under certain circumstances, Stellar will be required to pay Edesa a termination fee of $1.0 million;

•	if the Exchange Agreement is terminated under certain circumstances, Stellar will be required to reimburse certain transaction fees and expenses incurred by Edesa and the Edesa shareholders;

•	the price of Stellar Common Shares may decline and remain volatile; and

•	substantial costs related to the Exchange, such as legal and accounting fees (which Stellar estimates will total approximately $925,000), must be paid even if the Exchange is not completed.

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In addition, if the Exchange Agreement is terminated, the Stellar Board may elect to, among other things, attempt to complete another business combination transaction like the Exchange, attempt to sell or otherwise dispose of the various assets of Stellar, or continue to operate the business of Stellar, any of which involves significant risks and uncertainties. As more fully described in the section entitled “Exchange Agreement — Termination” below.

Because the lack of a public market for Edesa shares makes it difficult to evaluate the fairness of the exchange ratio, Stellar may pay more than the fair market value of the Edesa shares.

The outstanding share capital of Edesa is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of the Edesa shares. Because the percentage of Stellar equity to be issued to Edesa shareholders was determined based on negotiations between the parties, it is possible that Stellar may pay more than the aggregate fair market value for the Edesa shares.

The Stellar Common Shares issuable in the Exchange will constitute restricted securities under federal securities laws and are subject to additional restrictions on transfer. As a result, the shares will not be freely tradable following the Exchange, and shareholders receiving them may never be able to achieve liquidity.

The Stellar Common Shares issued as consideration in the Exchange will not immediately be registered under the Securities Act. The Stellar Common Shares will constitute “restricted stock” under the Securities Act and, therefore, such shares may not be sold unless the shares are registered or unless an exemption from the registration and prospectus delivery requirements of the Securities Act is available. As a general matter, holders of such shares will not be able to transfer any of their shares until at least six (6) months after receiving Stellar Common Shares, which is when the shares would first be eligible to be sold under Rule 144 promulgated under the Securities Act, assuming the conditions thereof are otherwise satisfied.

If the conditions to the Exchange are not met or waived, the Exchange will not occur.

Specified conditions must be satisfied or waived to complete the Exchange. These conditions are set forth in the Exchange Agreement and described in the section entitled “Exchange Agreement — Conditions to the Completion of the Exchange” in this proxy statement. Neither Stellar nor Edesa can assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the Exchange will not occur or will be delayed, and Stellar and Edesa each may lose some or all of the intended benefits of the Exchange. In the event that the Exchange is not completed, Stellar may be subject to many risks, including the fees and the costs related to the Exchange, such as legal, accounting and advisory fees, which must be paid even if the Exchange is not completed.

If there is substantial fluctuation in Stellar’s working capital, the Base Ratio could fluctuate.

Pursuant to the Exchange Agreement, the Base Ratio is subject to adjustment in the event that Stellar’s working capital is more than $3 million or less than $2 million, as calculated on the day before the Exchange. Any adjustment to the Base Ratio could affect the proportional ownership of Stellar Common Shares following the Exchange.

The combined company may become involved in securities class action litigation that could divert management’s attention and harm the combined company’s business and insurance coverage may not be sufficient to cover all costs and damages.

In the past, securities class action or shareholder derivative litigation often follows certain significant business transactions, such as the sale of a business division or announcement of a merger. The combined company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the combined company’s business.

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The success of the proposed business combination of Stellar and Edesa will depend in part on relationships with third parties, which relationships may be affected by third-party preferences or public attitudes about the Exchange. Any adverse changes in these relationships could adversely affect the combined company’s business, financial condition, or results of operations.

The success of the Exchange will be in part dependent on the combined company’s ability to maintain and renew business relationships and to establish new business relationships. There can be no assurance that management of the combined company will be able to maintain such business relationships, or enter into or maintain new business contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important business relationships could have a material adverse effect on the business, financial condition, or results of operations of the combined company.

If any of the events described in “Risks Related to Edesa’s Business” occur, those events could cause the potential benefits of the Exchange not to be realized.

Edesa’s business is expected to constitute most, if not all, of the business of the combined company following the Exchange. To the extent any of the events in the risks described below in the section entitled “Risks Related to Edesa’s Business” beginning on page 23 occur, those events could cause the potential benefits of the Exchange not to be realized and the market price of the combined company’s common shares to decline.

Because the Exchange will result in an ownership change of Stellar for purposes of the Internal Revenue Code and is expected to result in an acquisition of control of Stellar for purposes of the Income Tax Act (Canada), Stellar’s pre-Exchange net operating loss carryforwards and certain other tax attributes will be subject to limitation.

If a corporation undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code (the “Code”), or Section 382, the corporation’s US federal net operating loss carryforwards and certain other tax attributes arising from before the ownership change are subject to limitations on use after the ownership change. In general, an ownership change occurs if there is a cumulative change in the corporation’s equity ownership by certain shareholders that exceeds fifty percentage points by value over a rolling three-year period. Similar rules may apply under state tax laws. The Exchange will result in an ownership change for Stellar and, accordingly, Stellar’s U.S. federal and state net operating loss carryforwards and certain other tax attributes will be subject to limitation and possibly elimination after the Exchange. Additional ownership changes in the future could result in additional limitations on the combined company’s net operating loss carryforwards and certain other tax attributes.

Similarly, for purposes of the Income Tax Act (Canada) (the “ITA”), in general terms, where control of a corporation is acquired or deemed to be acquired, as is expected to apply to Stellar as a result of the Exchange, the corporation is subject to a “loss restriction event”, and the corporation’s net operating loss carryforwards, other losses and certain other tax attributes will also be subject to limitation and possibly elimination for purposes of the ITA after the Exchange. Similar rules are expected to apply for Canadian provincial purposes, not addressed herein.

Consequently, even if the combined company achieves profitability, it may not be able to utilize a material portion of the combined company’s net operating loss carryforwards and certain other tax attributes, which could have an adverse effect on cash flow and results of operations.

Risks Related to a Reverse Share Split

A reverse share split may not increase the combined company’s share price over the long-term.

Stellar may effect a reverse share split of the Stellar Common Shares in a ratio to be determined prior to the completion of the Exchange. Under Canadian law, prior shareholder approval of the reverse share split would not be required. The terms of any reverse share split have not yet been determined. The principal purpose of any reverse share split is to increase the per-share market price of Stellar’s Common Shares in order to obtain listing of the combined company’s shares following the completion of the Exchange. It cannot be assured, however, that any reverse share split will accomplish this objective for any meaningful period of time. While it is expected that a reduction in the number of outstanding Stellar Common Shares will proportionally increase the market price of

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Stellar’s Common Shares, it cannot be assured that any reverse share split will increase the market price of the Stellar Common Shares share by a multiple of the proposed reverse share split ratio, or result in any permanent or sustained increase in the market price of Stellar’s Common Shares, which is dependent upon many factors, including the combined company’s business and financial performance, general market conditions, and prospects for future success. Thus, while the share price of the combined company might meet the continued listing requirements for The Nasdaq Capital Market initially, it cannot be assured that it will continue to do so.

A reverse share split may decrease the liquidity of the combined company’s common shares.

The liquidity of the Stellar Common Shares could also be adversely affected by the reduced number of shares outstanding after a reverse share split. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for Stellar’s Common Shares.

A reverse share split may lead to a decrease in the combined company’s overall market capitalization.

Should the market price of the combined company’s common share decline after any reverse share split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to any reverse share split. A reverse share split may be viewed negatively by the market and, consequently, can lead to a decrease in the combined company’s overall market capitalization. If the per share market price does not increase in proportion to the reverse share split ratio, then the value of the combined company, as measured by its share capitalization, will be reduced. In some cases, the per-share price of companies that have effected reverse share splits subsequently declined back to pre-reverse split levels, and accordingly, it cannot be assured that the total market value of Stellar’s Common Shares will remain the same after any reverse share split is effected, or that a reverse share split will not have an adverse effect on the price of Stellar’s Common Shares due to the reduced number of shares outstanding after a reverse share split.

Risks Related to Stellar

Stellar may not be able to complete the Exchange and may elect to pursue another business combination transaction similar to the Exchange, which may not occur on commercially reasonably terms or at all.

Stellar cannot assure you that it will complete the Exchange in a timely manner or at all. The Exchange Agreement is subject to many closing conditions and termination rights, as set forth in more detail in “Exchange Agreement — Conditions to the Completion of the Exchange” and “Exchange Agreement — Termination” below. If Stellar does not close the Exchange, the Stellar Board may elect to attempt to complete another business combination transaction similar to the Exchange. Attempting to complete another business combination transaction similar to the Exchange will be costly and time consuming, and Stellar cannot make any assurances that a future business combination transaction will occur on commercially reasonable terms or at all. Even if Stellar does complete the Exchange, the Exchange ultimately may not deliver the anticipated benefits or enhance shareholder value.

If Stellar does not successfully complete the Exchange, it will require substantial additional funding and may need to curtail operations if it has insufficient capital.

Stellar had cash and cash equivalents of approximately $7.4 million at December 31, 2018. Stellar expects its negative cash flows from operations to continue for the foreseeable future.

Stellar currently believes that its available cash, cash equivalents and marketable securities and interest income will be sufficient to fund its anticipated levels of operations for the next 12 months. However, if Stellar does not successfully complete the Exchange and increases its level of operations, Stellar will require additional funding and such funding may be substantial. As such, its future capital requirements will depend on many factors, including:

•	Stellar’s ability to complete the Exchange;

•	the timing and nature of any future strategic transactions that Stellar undertakes, including, but not limited to licensing a product candidate or potential partnerships;

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•	the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	the effect of competing technological and market developments; and

•	the cost incurred in responding to disruptive actions by activist shareholders.

Having an insufficient level of capital may require Stellar to significantly curtail its operations, which could have a negative impact on Stellar’s financial condition and Stellar’s ability to successfully pursue its business strategy.

Risks Related to the Stellar Common Shares

Ownership of Stellar Common Shares involves a high degree of risk.

Investing in and owning Stellar Common Shares involves a high degree of risk. Stellar shareholders should read carefully the risk factors provided within this section, as well as Stellar’s public documents filed with the SEC, including the financial statements therein.

If the Stellar warrant holders do not elect to cash-out their warrants, Stellar’s shareholders’ ownership in the combined company may be further diluted.

Upon completion of the Exchange, holders of warrants of Stellar to purchase 2,049,808 Stellar Common Shares will be offered cash for their warrants. If any Stellar warrant holders do not accept the cash offer for their outstanding warrants, under the exchange ratio, the number of Stellar Common Shares that must be issued to Edesa in the Exchange may increase. As a result, following the completion of the Exchange, the Stellar shareholders’ ownership in the combined company may be further diluted.

If the Exchange is not completed, the Stellar Common Share price may continue to be volatile.

The market price of Stellar is subject to significant fluctuations. During the six-month period ended March 7, 2019, the trading day before the Exchange was announced, the closing price per share of Stellar on The Nasdaq Capital Market ranged from a high of $1.43 in September 2018 to a low of $0.84 in December 2018. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. The volatility of the market price of Stellar can be exacerbated by low trading volume. Some of the factors that may cause the market price of Stellar to fluctuate include:

•	sales or potential sales of substantial amounts of Stellar’s Common Shares;

•	delay or failure in initiating, enrolling, or completing pre-clinical or clinical trials of third-party drug candidates utilizing Stellar KLH protein or unsatisfactory results of these trials or events reported in any of current or future clinical trials of third-party drug candidates utilizing Stellar KLH protein;

•	announcements about Stellar or its competitors, including funding announcements, corporate or business updates, updates on manufacturing of Stellar’s products, third-party clinical trial results of KLH-based drug candidates, regulatory approvals or new product introductions;

•	developments concerning Stellar’s product manufacturers;

•	litigation and other developments relating to Stellar’s patents or other proprietary rights or those of Stellar’s competitors;

•	governmental regulation and legislation;

•	change in securities analysts’ estimates of Stellar’s performance, or Stellar’s failure to meet analysts’ expectations;

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•	Stellar’s ability to enter into new collaborative arrangements with respect to Stellar’s product candidates;

•	the terms and timing of any future collaborative, licensing or other arrangements that Stellar may establish;

•	Stellar’s ability to raise additional capital to carry through with its development plans and current and future operations;

•	the timing of achievement of, or failure to achieve, Stellar’s and any potential future collaborators’ manufacturing, pre-clinical, clinical, regulatory and other milestones, such as the commencement of clinical development, the completion of a clinical trial or the receipt of regulatory approval;

•	actions taken by regulatory agencies with respect to product candidates or products containing Stellar KLH;

•	uncontemplated problems in the supply of the raw materials used to produce Stellar KLH;

•	introductions or announcements of technological innovations or new products by Stellar, its potential future collaborators, or its competitors, and the timing of these introductions or announcements;

•	market conditions for equity investments in general, or the biotechnology or pharmaceutical industries in particular;

•	Stellar may have limited or very low trading volume that may increase the volatility of the market price of Stellar Common Shares;

•	actual or anticipated fluctuations in Stellar’s results of operations;

•	hedging or arbitrage trading activity that may develop regarding the Stellar Common Shares;

•	regional or worldwide recession;

•	sales of large blocks of the Stellar Common Shares;

•	sales of Stellar Common Shares by its executive officers, directors and significant shareholders;

•	managerial costs and expenses;

•	changes in accounting principles; and

•	the loss of any of Stellar’s key scientific or management personnel.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Stellar Common Shares.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm Stellar’s profitability and reputation.

If Stellar fails to meet all applicable Nasdaq Capital Market requirements and Nasdaq determines to delist Stellar Common Shares, the delisting could adversely affect the market liquidity of the Stellar Common Shares and the market price of Stellar Common Shares could decrease.

Stellar Common Shares are listed on The Nasdaq Capital Market. To maintain its listing, Stellar must meet minimum financial, operating and other requirements, including requirements for a minimum amount of capital, a minimum price per share, and active operations. If Stellar is unable to comply with Nasdaq’s listing standards,

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Nasdaq may determine to delist the Stellar Common Shares from The Nasdaq Capital Market. If Stellar Common Shares are delisted for any reason, it could reduce the value of the Stellar Common Shares and its liquidity. Delisting could also adversely affect Stellar’s ability to obtain financing for the continuation of its operations, or to use the Stellar Common Shares in acquisitions, including the Exchange. Delisting may also result in the loss of confidence by suppliers, investors and employees.

Raising additional funds by issuing securities may cause dilution to existing shareholders.

Additional financing may not be available to Stellar when it needs it or such financing may not be available on favorable terms. To the extent that Stellar raises additional capital by issuing equity securities, its existing shareholders’ ownership will be diluted and the terms of any new equity securities may have preferences over the Stellar Common Shares.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on Stellar’s share price.

Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require an annual management assessment of the effectiveness of Stellar’s internal control over financial reporting. If Stellar fails to maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented or amended from time to time, it may not be able to ensure that it can conclude on an ongoing basis that Stellar has effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC. If Stellar cannot in the future favorably assess the effectiveness of its internal control over financial reporting, investor confidence in the reliability of its financial reports may be adversely affected, which could have a material adverse effect on Stellar’s share price.

Risks Related to Edesa’s Business

Risks Related to Edesa’s Financial Position and Need for Additional Capital

Edesa has incurred significant losses since its inception. Edesa expects to continue to incur losses and may never generate profits from operations or maintain profitability.

Since inception, Edesa has incurred significant operating losses. Edesa’s net loss for the years ended December 31, 2018 and 2017 was approximately $1,536,000 and $876,000, respectively, and Edesa’s accumulated deficit as of December 31, 2018 was approximately $3,762,000. To date, Edesa has financed its operations primarily through issuances of preferred shares, loans that were converted into shares of common stock and government grants. Edesa has devoted substantially all of its efforts to research and development, including clinical trials and has not completed the development of any of its drug candidates. Upon completion of the Exchange, Edesa expects to continue to incur significant expenses and increasing operating losses for the foreseeable future as it continues the development of, and seeks marketing approvals for its product candidates, prepares for and begins the commercialization of any approved products, and adds infrastructure and personnel to support its product development efforts and operations as a public company in the United States. The net losses Edesa incurs may fluctuate significantly from quarter to quarter and year to year.

Edesa’s ability to generate profits from operations and thereafter to remain profitable depends heavily on, among other things:

•	the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of Edesa’s current or future product candidates;
•	the combined company’s ability to raise sufficient funds to support the development and potential commercialization of Edesa’s product candidates;
•	the outcomes and timing of regulatory reviews, approvals or other actions;
•	Edesa’s ability to obtain marketing approval for its product candidates;
•	Edesa’s ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent Edesa retains development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;

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•	the success of any other business, product or technology that Edesa acquires or in which Edesa invests;
•	Edesa’s ability to maintain, expand and defend the scope of its intellectual property portfolio;
•	Edesa’s ability to manufacture any approved products on commercially reasonable terms;
•	Edesa’s ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product; and
•	the number and characteristics of product candidates and programs that Edesa pursues.

Edesa must generate significant revenue to achieve and maintain profitability.

Edesa must generate significant revenue to achieve and maintain profitability. Based on Edesa’s current plans, Edesa does not expect to generate significant revenue unless and until it or a current or potential future licensee obtains marketing approval for, and commercializes, one or more of its product candidates, which it does not expect to occur for at least the next few years. Neither Edesa nor a licensee may ever succeed in obtaining marketing approval for, or commercializing Edesa’s product candidates and, even if marketing approval is obtained, Edesa may never generate revenues that are significant enough to generate profits from operations. Even if Edesa does generate profits from operations, Edesa may not be able to sustain or increase profitability on a quarterly or annual basis. Edesa’s failure to generate profits from operations and remain profitable would decrease the value of the combined company and could impair its ability to raise capital, expand its business, maintain its research and development efforts, diversify its product offerings or continue its operations. A decline in the value of the combined company could also cause you to lose all or part of your investment.

Edesa’s limited operating history may make it difficult for you to evaluate the success of its business to date and to assess its future viability.

Edesa was formed on July 9, 2015. To date, Edesa’s operations have been limited to organization and staffing, developing and securing its technology, entering into licensing arrangements, raising capital and undertaking preclinical studies and clinical trials of its product candidates. Edesa’s business is subject to all of the risks inherent in the establishment of a new business enterprise. Edesa’s likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development and expansion of a new business enterprise. Consequently, any predictions made about Edesa’s future success or viability may not be as accurate as they could be if Edesa had a longer operating history.

Edesa has not yet demonstrated its ability to successfully complete development of any product candidate, obtain marketing approval, manufacture a commercial scale product, or arrange for a third-party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization. Assuming Edesa obtains marketing approval for any of its product candidates, Edesa will need to transition from a company with a research and development focus to a company capable of supporting commercial activities. Edesa may encounter unforeseen expenses, difficulties, complications and delays and may not be successful in such a transition.

The combined company will need substantial additional funding to finance its operations through regulatory approval of one or more of its product candidates. If the combined company is unable to raise capital when needed, it could be forced to delay, reduce or eliminate its product development programs or commercialization efforts.

Edesa expects its research and development expenses to increase substantially in the future, particularly as it advances EB01 beyond Phase 2 clinical development for the treatment of ACD. Edesa expects that its research and development expenses will increase even further if it advances any other current or future product candidates into further clinical trials. In addition, if Edesa obtains marketing approval for any of its product candidates that are not then subject to licensing, collaboration or similar arrangements with third parties, it expects to incur significant commercialization expenses related to product sales, marketing, distribution and manufacturing. Furthermore, upon the completion of the Exchange, Edesa expects to incur additional costs associated with operating as a public company in the United States. If the combined company is unable to raise capital when needed, or on attractive terms, it could be forced to delay, reduce or eliminate research and development programs or future commercialization efforts.

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Raising additional capital may cause dilution to the combined company’s investors, restrict its operations or require it to relinquish rights to its technologies or product candidates

Until such time, if ever, as the combined company can generate substantial product revenues, it expects to finance its cash needs through a combination of equity offerings, licensing, collaboration or similar arrangements, grants and debt financings. The combined company does not have any committed external source of funds. To the extent that the combined company raises additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a holder of the combined company’s common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting the combined company’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends or other distributions.

If the combined company raises additional funds through licensing, collaboration or similar arrangements, it may have to relinquish valuable rights to its technologies, future revenue streams, research and development programs or product candidates or to grant licenses on terms that may not be favorable to the combined company. If the combined company is unable to raise additional funds through equity or debt financings or other arrangements when needed, it may be required to delay, limit, reduce or terminate its product development or future commercialization efforts or grant rights to develop and market product candidates that it would otherwise prefer to develop and market itself.

Risks Related to the Development, Regulatory Approval and Commercialization of Edesa’s Product Candidates

Edesa depends heavily on the success of its lead product candidate, EB01, which Edesa is developing for the treatment of chronic ACD. If Edesa is unable to obtain regulatory approval or commercialize EB01, or experiences significant delays in doing so, Edesa’s business will be materially harmed.

EB01 is in Phase 2B clinical development. Edesa’s ability to generate product revenues, which may not occur for multiple years, if at all, will depend heavily on the successful development and commercialization of EB01 as a treatment for chronic ACD. The success of Edesa’s product candidates, including EB01, will depend on a number of factors, including the following:

•	the combined company’s ability, following completion of the Exchange, to obtain additional capital from potential future licensing, collaboration or similar arrangements or from any future offering of its debt or equity securities;
•	the combined company’s ability to identify and enter into potential future licenses or other collaboration arrangements with third parties and the terms of the arrangements;
•	successful completion of clinical development;
•	the ability to provide acceptable evidence demonstrating a product candidates’ safety and efficacy;
•	receipt of marketing approvals from applicable regulatory authorities and similar foreign regulatory authorities;
•	the availability of raw materials to produce Edesa’s product candidates;
•	obtaining and maintaining commercial manufacturing arrangements with third-party manufacturers or establishing commercial-scale manufacturing capabilities;
•	obtaining and maintaining patent and trade secret protection and regulatory exclusivity;
•	establishing sales, marketing and distribution capabilities;
•	generating commercial sales of the product candidate, if and when approved, whether alone or in collaboration with others;
•	acceptance of the product candidate, if and when approved, by patients, the medical community and third-party payors;
•	effectively competing with other therapies; and
•	maintaining an acceptable safety profile of the product candidate following approval.

If Edesa does not achieve one or more of these factors in a timely manner or at all, Edesa could experience significant delays or an inability to successfully commercialize EB01 or any of its other product candidates, which

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would materially harm its business. Many of these factors are beyond Edesa’s control. Accordingly, Edesa may never be able to generate revenues through the license or sale of any of its product candidates.

If clinical trials of Edesa’s product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA, the Health Canada (HC) or the European Medicines Agency (EMA), or do not otherwise produce favorable results, Edesa may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of EB01 or any other Edesa product candidate.

In connection with obtaining marketing approval from regulatory authorities for the sale of any product candidate, Edesa must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of its product candidates in humans. Clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials. In particular, the small number of subjects and patients in Edesa’s early clinical trials may make the results of these clinical trials less predictive of the outcome of later clinical trials. The design of a clinical trial can determine whether its results will support approval of a product, and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced or completed. There is no assurance that Edesa will be able to design and execute a clinical trial to support marketing approval. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products.

Positive results in pre-clinical studies of a product candidate may not be predictive of similar results in humans during clinical trials, and promising results from early clinical trials of a product candidate may not be replicated in later clinical trials. Interim results of a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from completed pre-clinical studies and clinical trials for Edesa’s product candidates may not be predictive of the results Edesa may obtain in later stage trials or studies. Pre-clinical studies or clinical trials may produce negative or inconclusive results, and Edesa may decide, or regulators may require Edesa, to conduct additional pre-clinical studies or clinical trials, or to discontinue clinical trials altogether. Ultimately, Edesa may be unable to complete the development and commercialization of EB01 or any other Edesa product candidate.

If Edesa’s clinical trials for its product candidates are prolonged or delayed, Edesa may be unable to commercialize its product candidates on a timely basis, which would require Edesa to incur additional costs and delay its receipt of any revenue from potential product sales.

Edesa cannot predict whether it will encounter problems with any of its ongoing or planned clinical trials that will cause Edesa or any regulatory authority to delay or suspend those clinical trials. A number of events, including any of the following, could delay the completion of Edesa’s ongoing and planned clinical trials and negatively impact its ability to obtain regulatory approval for, and to market and sell, a particular product candidate:

•	conditions imposed by the FDA or any foreign regulatory authority regarding the scope or design of Edesa’s clinical trials;

•	delays in obtaining, or the inability to obtain, required approvals from institutional review boards, or IRBs, or other reviewing entities at clinical sites selected for participation in Edesa’s clinical trials;

•	insufficient supply or deficient quality of product candidates supply or materials to produce Edesa’s product candidates or other materials necessary to conduct its clinical trials;

•	delays in obtaining regulatory agreement for the conduct of the clinical trials;

•	lower than anticipated enrollment and retention rate of subjects in clinical trials for a variety of reasons, including size of patient population, nature of trial protocol, the availability of approved effective

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treatments for the relevant disease and competition from other clinical trial programs for similar indications;

•	serious and unexpected drug-related side effects experienced by patients in clinical trials;

•	failure of third-party contractors to meet their contractual obligations in a timely manner;

•	pre-clinical or clinical trials may produce negative or inconclusive results, which may require Edesa or any potential future collaborators to conduct additional pre-clinical or clinical testing or to abandon projects that Edesa expects to be promising;

•	even if pre-clinical or clinical trial results are positive, the FDA or foreign regulatory authorities could nonetheless require unanticipated additional clinical trials;

•	regulators or institutional review boards may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements;

•	product candidates may not have the desired effects; and

•	the lack of adequate funding to continue clinical trials.

Additionally, changes in standard of care or regulatory requirements and guidance may occur and Edesa may need to amend clinical trial protocols to reflect these changes. Such amendments may require Edesa to resubmit its clinical trial protocols to IRBs for re-examination, which may impact the cost, timing or successful completion of a clinical trial. Such changes may also require Edesa to reassess the viability of the program in question.

Edesa does not know whether its clinical trials will begin as planned, will need to be restructured or will be completed on schedule, if at all. Delays in clinical trials will result in increased development costs for Edesa’s product candidates. In addition, if Edesa experiences delays in completion of, or if Edesa terminates, any of its clinical trials, the commercial prospects for its product candidates may be affected and Edesa’s ability to generate product revenues will be delayed. Furthermore, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate.

The clinical trial designs, endpoints and outcomes that will be required to obtain marketing approval of a drug to treat chronic ACD or any other indication are uncertain. Edesa may never receive marketing approval for EB01 as a treatment for chronic ACD.

To Edesa’s knowledge, there are currently no FDA approved treatment options specifically indicated for chronic ACD. Accordingly, there is not a well-established development path that, with positive outcomes in clinical trials, would be reasonably assured of receiving marketing approval for chronic ACD. In particular, if Edesa’s ongoing Phase 2B clinical trial of EB01 in individuals with chronic ACD is successful, Edesa plans to use the trial to support pivotal clinical trials designed to establish the efficacy of EB01 to support, together with additional long-term safety data, an application for regulatory approval as a treatment for chronic ACD. The FDA or any regulatory authority outside of the United States may determine that the designs or endpoints of any potentially pivotal trial that Edesa conducts, or that the outcome shown on any particular endpoint in any potentially pivotal trial that Edesa conducts, are not sufficient to establish a clinically meaningful benefit for EB01 in the treatment of chronic ACD or otherwise to support approval, even if the primary endpoint or endpoints of the trial is or are met with statistical significance. If this occurs, Edesa’s business could be materially harmed. Moreover, if the FDA requires Edesa to conduct additional clinical trials beyond the ones that Edesa currently contemplates in order to support regulatory approval in the United States of EB01 for the treatment of chronic ACD, the company’s finances and results from operations will be adversely impacted.

Likewise, if Edesa conducts any future clinical trials designed to support marketing approval of EB02 as a treatment for hemorrhoids or clinical trials designed to support marketing approval of any other of its product candidates, the FDA or any regulatory authority outside of the United States may determine that the designs or endpoints of the

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trial, or that the outcomes shown on any particular endpoint in the trial, are not sufficient to establish a clinically meaningful benefit or otherwise to support approval, even if the primary endpoint of the trial is met with statistical significance.

Edesa’s Phase 2B clinical trial of EB01 in individuals with chronic ACD will not be sufficient to be considered a pivotal trial to support an application for marketing approval of EB01. Even if Edesa’s Phase IIB study meets its primary endpoints, it is not certain that additional pivotal Phase III studies, together with additional long-term safety data will have positive outcomes and or will be sufficient to enable EB01 to gain regulatory approval as a treatment for chronic ACD.

If Edesa’s Phase 2B clinical trial of EB01 in individuals with chronic ACD meets its primary endpoints, Edesa plans to request an end of Phase 2 meeting with the FDA and regulatory authorities outside the United States to seek guidance on the requirements for a new drug application. Edesa cannot predict the requirements for each of these regulatory agencies and the requirements set forth by the agencies could delay and/or negatively impact Edesa’s ability to obtain regulatory approval for, and to market and sell a particular product candidate. Edesa expects to be required by the FDA to conduct two phase 3 pivotal clinical trials in patients with chronic ACD to establish the efficacy of EB01 to support, together with additional long-term safety data, an application for regulatory approval of EB01 as a treatment for chronic ACD. The likelihood that the FDA or any regulatory authority outside the United States will concur with Edesa’s plan is uncertain. The FDA or any other regulatory authority may instead determine that additional clinical and/or non-clinical trials are required to establish the efficacy of EB01 as a treatment for chronic ACD, even if the outcome of Edesa’s Phase 2B study in individuals is favorable. The risk that the FDA or any other regulatory authority will determine that additional clinical and/or non-clinical trials are required to establish the efficacy of EB01 as a treatment for chronic ACD may be even higher if Edesa selects a primary endpoint for its planned pivotal Phase 3 trials in chronic ACD for which there is only limited data generated in Edesa’s Phase 2 studies. In addition, Edesa is enrolling in its ongoing study individuals with chronic ACD caused by any of a number of different conditions (allergens). This may also increase the risk of the FDA or another regulatory authority determining that additional clinical and/or non-clinical trials are required to establish the efficacy of EB01 as a treatment for chronic ACD. If the FDA or a regulatory authority outside of the United States makes the determination that additional clinical and/or non-clinical trials are required, it would result in a more expensive and potentially longer development program for EB01 than Edesa currently contemplates, which could delay Edesa’s ability to generate product revenues with EB01, interfere with Edesa’s ability to enter into any potential licensing or collaboration arrangements with respect to this program, cause the value of the combined company to decline, and limit the combined company’s ability to obtain additional financing.

If Edesa experiences new or additional delays or difficulties in the enrollment of patients in its clinical trial of EB01 or any other product candidate, Edesa’s application and or receipt of marketing approvals could be delayed or prevented.

Recruiting patients with moderate to severe chronic ACD may be challenging as there have not been recent clinical studies conducted with this patient population. If Edesa is unable to locate and enroll a sufficient number of eligible patients to participate in clinical trials of its product candidates including, in particular, its ongoing trial of EB01 and its planned pivotal trials of EB01 as a treatment for ACD, Edesa may not be able to initiate or complete the clinical trials. Patient enrollment is affected by many factors, including:

•	size of the target patient population;
•	severity of the disease or disorder under investigation;
•	eligibility criteria for the clinical trial in question;
•	other clinical trials being conducted at the same time involving patients who have the disease or disorder under investigation;
•	perceived risks and benefits of the product candidate under study;
•	approval and availability of other therapies to treat the disease or disorder that is being investigated in the clinical trial;
•	efforts to facilitate timely enrollment in clinical trials;
•	patient referral practices of physicians;
•	the ability to monitor patients adequately during and after treatment; and

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•	proximity and availability of clinical trial sites for prospective patients.

Enrollment delays in Edesa’s ongoing or planned clinical trials may result in increased development costs for its product candidates, which would cause the value of the combined company to decline and limit the combined company’s ability to obtain additional financing. Edesa’s inability to enroll a sufficient number of patients in its ongoing or planned clinical trials of EB01, or any other Edesa product candidate, would result in significant delays or may require Edesa to abandon one or more clinical trials altogether.

If the commercial opportunity in chronic ACD is smaller than Edesa anticipates, or if Edesa elects to develop EB01 to treat only a specific subpopulation of patients with chronic ACD, Edesa’s future revenue from EB01 will be adversely affected and Edesa’s business will suffer.

It is critical to Edesa’s ability to grow and become profitable that Edesa successfully identifies patients with chronic ACD. Edesa’s projections of the number of people who have chronic ACD as well as the subset who have the potential to benefit from treatment with EB01, are based on a variety of sources, including third-party estimates and analyses in the scientific literature, and may prove to be incorrect. Further, new information may emerge that changes Edesa’s estimate of the prevalence of these diseases or the number of patient candidates for EB01. The effort to identify patients with chronic ACD or Edesa’s other potential target indications is at an early stage, and Edesa cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the potentially addressable patient population for EB01 may be limited or may not be amenable to treatment with EB01, and new patients may become increasingly difficult to identify or access. If the commercial opportunity in chronic ACD is smaller than Edesa anticipates, or if Edesa elects to develop EB01 to treat only a specific subpopulation of patients with chronic ACD, Edesa’s future financial performance may be adversely impacted.

While Edesa has chosen to test its product candidates in specific clinical indications based in part on its understanding of their mechanisms of action, Edesa’s understanding may be incorrect or incomplete and, therefore, Edesa’s product candidates may not be effective against the diseases tested in its clinical trials.

Edesa’s rationale for selecting the particular therapeutic indications for each of its product candidates is based in part on its understanding of the mechanism of action of these product candidates. However, Edesa’s understanding of the product candidate’s mechanism of action may be incomplete or incorrect, or the mechanism may not be clinically relevant to the diseases treated. In such cases, Edesa’s product candidates may prove to be ineffective in the clinical trials for treating those diseases, and adverse clinical trial results would likely negatively impact Edesa’s business and results from operations.

A successful sPLA2 drug has not been developed to date and Edesa can provide no assurances that Edesa will be successful or that there will be no adverse side effects.

Edesa’s unique lead product candidates are first-in-class, novel, non-steroidal, synthetic anti-inflammatory products that address the need to target sPLA2 in a broad-ranged manner while avoiding any interference with the homeostatic cPLA2 family. To date no drug companies have successfully commercialized an sPLA2 inhibitor and as a result the efficacy and long-term side effects are not known. There is no guarantee that Edesa will successfully develop and/or commercialize an sPLA2 inhibitor and/or that the product candidate will have no adverse side effects.

If serious or unacceptable side effects are identified during the development of EB01 or any of Edesa’s other product candidates, Edesa may need to abandon or limit its development of that product candidate.

All of Edesa’s product candidates are in clinical or preclinical development and their risk of failure is high. It is impossible to predict when or if any of Edesa’s product candidates will prove effective or safe in humans or will receive marketing approval. If Edesa’s product candidates are associated with undesirable side effects or have other unexpected, unacceptable characteristics, Edesa may need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Many investigational products that initially showed promise in clinical or earlier stage testing have later been found to cause side effects or other safety issues that prevented further development. If any of these events occur, Edesa’s business may be adversely impacted.

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Even if EB01 or any future product candidate of Edesa’s receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

If EB01 or any future product candidate of Edesa’s receives marketing approval, the approved product may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. If an approved product does not achieve an adequate level of acceptance, Edesa may not generate significant product revenues or any profits from operations. The degree of market acceptance of Edesa’s product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the efficacy and potential advantages compared to alternative treatments or competitive products;
•	the prevalence and severity of any side effects;
•	the ability to offer Edesa’s product candidates for sale at competitive prices;
•	convenience and ease of administration compared to alternative treatments;
•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
•	the strength of marketing and distribution support;
•	the adequacy of supply of Edesa’s product candidates;

•	the availability of third-party coverage and adequate reimbursement;
•	the timing of any such marketing approval in relation to other product approvals;
•	support from patient advocacy groups; and
•	any restrictions on concomitant use of other medications.

Edesa’s ability to negotiate, secure and maintain third-party coverage and reimbursement for its product candidates may be affected by political, economic and regulatory developments in the United States, Canada, the European Union and other jurisdictions. Governments continue to impose cost containment measures, and third-party payors are increasingly challenging prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. These and other similar developments could significantly limit the degree of market acceptance of EB01 or any of Edesa’s other future product candidates that receive marketing approval.

If Edesa is unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell EB01 or any of its other current or future product candidates, Edesa may not be successful in commercializing the applicable product candidate if it receives marketing approval.

Edesa does not have a sales or marketing infrastructure and has no experience as a company in the sale or marketing of pharmaceutical products. To achieve commercial success for any approved product, Edesa must either develop a sales and marketing organization or outsource these functions to third parties. There are risks involved with establishing Edesa’s own sales and marketing capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which Edesa recruits a sales force and establishes marketing capabilities is delayed or does not occur for any reason, Edesa would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and Edesa’s investment would be lost if it cannot retain or reposition its sales and marketing personnel. Factors that may inhibit Edesa’s efforts to commercialize its products on its own include:

•	Edesa’s inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;
•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe any future products;
•	the lack of complementary products to be offered by sales personnel, which may put Edesa at a competitive disadvantage relative to companies with more extensive product lines; and
•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If Edesa enters into arrangements with third parties to perform sales and marketing services, Edesa’s product revenues or the profitability of these product revenues to Edesa could be lower than if Edesa were to market and sell

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any products that Edesa develops itself. In addition, Edesa may not be successful in entering into arrangements with third parties to sell and market its product candidates or may be unable to do so on terms that are acceptable to Edesa. Edesa likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market Edesa’s products effectively. If Edesa does not establish sales and marketing capabilities successfully, either on Edesa’s own or in collaboration with third parties, Edesa will not be successful in commercializing its product candidates.

Edesa faces substantial competition, which may result in others discovering, developing or commercializing products to treat Edesa’s target indications or markets before or more successfully than Edesa does.

The development and commercialization of new drug products is highly competitive. Edesa faces competition with respect to its current product candidates and any products Edesa may seek to develop or commercialize in the future from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide.

Competitors may also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization. Many of Edesa’s competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining approvals from regulatory authorities and marketing approved products than Edesa does. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of Edesa’s competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with Edesa in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies that may be complementary to or necessary for Edesa’s programs.

Edesa’s commercial opportunities could be reduced or eliminated if Edesa’s competitors develop and commercialize products that are more effective, safer, have fewer or less severe side effects, are approved for broader indications or patient populations, or are more convenient or less expensive than any products that Edesa develops and commercializes. Edesa’s competitors may also obtain marketing approval for their products more rapidly than Edesa may obtain approval for its products, which could result in Edesa’s competitors establishing a strong market position before Edesa is able to enter the market.

If approved, Edesa’s product candidates will compete for a share of the existing market with numerous other products being used to treat ACD.

Even if Edesa is able to commercialize EB01 or any other product candidate that Edesa develops, the product may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which would harm Edesa’s business.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drug products vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted and, in some markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, Edesa might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay Edesa’s commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenues Edesa is able to generate from the sale of the product in that country. Adverse pricing limitations may hinder Edesa’s ability to recoup its investment in one or more product candidates, even if Edesa’s product candidates obtain marketing approval.

Edesa’s ability to commercialize EB01 or any other product candidate successfully also will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government

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authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S., Canada and E.U. healthcare industries and elsewhere is cost containment. Government authorities and other third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Edesa cannot be sure that coverage and reimbursement will be available for EB01 or any other product that Edesa commercializes and, if coverage and reimbursement is available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, any product candidate for which Edesa obtains marketing approval. In addition, third-party payors are likely to impose strict requirements for reimbursement of a higher priced drug, and any launch of a competitive product is likely to create downward pressure on the price initially charged. If reimbursement is not available or is available only to a limited degree, Edesa may not be able to successfully commercialize any product candidate for which Edesa obtains marketing approval.

There may be significant delays in obtaining coverage and reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the applicable regulatory authority. Moreover, eligibility for coverage and reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers Edesa’s costs, including research, development, intellectual property, manufacturing, sale and distribution expenses. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover Edesa’s costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs, and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. In the United States, third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. In the European Union, reference pricing systems and other measures may lead to cost containment and reduced prices. Edesa’s inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that Edesa develops could have a material adverse effect on Edesa’s operating results, the combined company’s ability to raise capital needed to commercialize products and Edesa’s overall financial condition.

Governments outside the United States tend to impose strict price controls, which may adversely affect Edesa’s revenues, if any.

In some countries, particularly Canada and the member states of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by Canada and various E.U. member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, Edesa may be required to conduct a clinical trial or other studies that compare the cost-effectiveness of Edesa’s product candidate to other available therapies in order to obtain or maintain reimbursement or pricing approval. Publication of discounts by third-party payors or authorities may lead to further pressure on prices or reimbursement levels within the country of publication and other countries. If reimbursement of Edesa’s products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, Edesa’s business could be adversely affected.

Product liability lawsuits against Edesa could cause it to incur substantial liabilities and to limit commercialization of any products that Edesa may develop.

Edesa faces an inherent risk of product liability exposure related to the testing of Edesa’s product candidates in human clinical trials and will face an even greater risk if Edesa commercially sells any products that it may develop. If Edesa cannot successfully defend itself against claims that Edesa’s product candidates or products caused injuries, Edesa will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

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•	reduced resources of Edesa’s management to pursue Edesa’s business strategy;
•	decreased demand for any product candidates or products that Edesa may develop;
•	injury to Edesa’s reputation and significant negative media attention;
•	withdrawal of clinical trial participants;
•	significant costs to defend the related litigation;
•	substantial monetary awards to clinical trial participants or patients;
•	loss of revenue;
•	increased insurance costs; and
•	the inability to commercialize any products that Edesa may develop.

Edesa has separate liability insurance policies that cover each of Edesa’s ongoing clinical trials, which provide coverage in varying amounts. The amount of insurance that Edesa currently holds may not be adequate to cover all liabilities that it may incur. Edesa will need to increase its insurance coverage when and if it begins conducting more expansive clinical development of, or commercializing, EB01 or any other of its product candidates. Insurance coverage is increasingly expensive. Edesa may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Edesa may expend its limited resources to pursue a particular product candidate and fail to capitalize on product candidates that may be more profitable or for which there is a greater likelihood of success.

Because Edesa has limited financial and managerial resources, Edesa focuses on specific product candidates. As a result, Edesa may forego or delay pursuit of opportunities with other product candidates that later could prove to have greater commercial potential. Edesa’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities.

If Edesa does not accurately evaluate the commercial potential or target market for a particular product candidate, its business may be negatively impacted.

Risks Related to Edesa’s Dependence on Third Parties

Edesa will be dependent on third-parties for the synthesis, formulation, and manufacturing, including optimization, technology transfers and scaling up of clinical scale quantities of all of its product candidates.

Edesa has no direct experience in synthesizing, formulating and manufacturing any of its product candidates, and currently lacks the resources or capability to synthesize, formulate and manufacture any of its product candidates on a clinical or commercial scale. As a result, Edesa will be dependent on third-parties for the synthesis, formulation, and manufacturing, including optimization, technology transfers and scaling up of clinical scale quantities of all its product candidates. Edesa believes that this strategy will enable it to direct operational and financial resources to the development of its product candidates rather than diverting resources to establishing manufacturing infrastructure.

Reliance on third-party manufacturers entails risks, to which Edesa would not be subject if Edesa manufactured product candidates or products itself, including:

•	reliance on the third party for regulatory compliance and quality assurance;

•	the possible breach of the manufacturing agreement by the third party because of factors beyond Edesa’s control;

•	the possible termination or non-renewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for Edesa; and

•	drug product supplies not meeting the requisite requirements for clinical trial use.

If Edesa is not able to obtain adequate supplies of its product candidates, it will be more difficult for Edesa to develop its product candidates and compete effectively. Edesa’s product candidates and any products that Edesa

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and/or its potential future collaborators may develop may compete with other product candidates and products for access to manufacturing facilities.

Use of third parties to manufacture Edesa’s product candidates may increase the risk that Edesa will not have sufficient quantities of its product candidates or products or such quantities at an acceptable cost, which could delay, prevent or impair Edesa’s development or commercialization efforts.

Edesa does not own or operate manufacturing facilities for the production of clinical or commercial supplies of its product candidates. Edesa has limited personnel with experience in drug manufacturing and lacks the resources and the capabilities to manufacture any of its product candidates on a clinical or commercial scale. Edesa currently relies on third parties for supply of the active pharmaceutical ingredients, or API, in Edesa’s product candidates. Edesa’s strategy is to outsource all manufacturing of its product candidates and products to third parties.

Edesa does not currently have any agreements with third-party manufacturers for the long-term clinical or commercial supply of any of its product candidates. Edesa currently engages a single third-party manufacturer to provide API for EB01. Edesa also currently engages a single third-party vendor to manufacture the final drug product formulation of EB01 that is being used in Edesa’s clinical trials. Edesa may in the future be unable to scale-up and/or conclude agreements for commercial supply with commercial third-party manufacturers on acceptable terms, or at all.

Even if Edesa is able to establish and maintain arrangements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

•	reliance on the third party for regulatory compliance and quality assurance;
•	the possible breach of the manufacturing agreement by the third party;
•	the possible misappropriation of Edesa’s proprietary information, including Edesa’s trade secrets and know-how; and
•	the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for Edesa.

Third-party manufacturers may encounter difficulties in achieving volume production, laboratory testing, quality control or quality assurance or suffer shortages of qualified personnel, any of which could result in its inability to manufacture sufficient quantities to meet clinical timelines for a particular product candidate, to obtain marketing approval for the product candidate or to commercialize the product candidate. In addition, third-party manufacturers may not be able to comply with current good manufacturing practice, or GMP, regulations or similar regulatory requirements outside the United States. Edesa’s failure, or the failure of Edesa’s third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on Edesa, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of Edesa’s product candidates.

Edesa’s product candidates and any products that it may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for Edesa.

If the third parties that Edesa engages to manufacture product for its non-clinical tests and clinical trials cease to continue to do so for any reason, Edesa likely would experience delays in advancing these clinical trials while Edesa identifies and qualifies replacement suppliers and Edesa may be unable to obtain replacement supplies on terms that are favorable to it. In addition, if Edesa is not able to obtain adequate supplies of Edesa’s product candidates or the drug substances used to manufacture them, it will be more difficult for Edesa to develop its product candidates and compete effectively.

Edesa’s current and anticipated future dependence upon others for the manufacture of its product candidates may adversely affect its future profit margins and its ability to develop product candidates and commercialize any products that receive marketing approval on a timely and competitive basis.

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Edesa depends on third-party suppliers for key raw materials used in its manufacturing processes, and the loss of these third-party suppliers or their inability to supply Edesa with adequate raw materials could harm its business.

Edesa relies on third-party suppliers for the raw materials required for the production of its product candidates. Edesa’s dependence on these third-party suppliers and the challenges Edesa may face in obtaining adequate supplies of raw materials involve several risks, including limited control over pricing, availability, quality, and delivery schedules. Edesa cannot be certain that its current suppliers will continue to provide it with the quantities of these raw materials that Edesa requires to satisfy its anticipated specifications and quality requirements. Any supply interruption in limited or sole sourced raw materials could materially harm Edesa’s ability to manufacture its products until a new source of supply, if any, can be identified and qualified. Although Edesa believes there are several other suppliers of these raw materials, Edesa may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of Edesa’s suppliers could delay the development and commercialization of Edesa’s product candidates, including limiting supplies necessary for clinical trials and regulatory approvals, or interrupt production of the existing products that are already marketed, which would have a material adverse effect on Edesa’s business.

Edesa relies on Yissum for the successful development and commercialization of EB01 to treat ACD.

In 2016, the Company entered into an exclusive license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem ("Yissum") to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. The Company is using the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in topical dermal applications and anorectal applications, including for the development of EB01 to treat ACD. Concurrently, the Company also entered into a consulting agreement with an individual associated with Yissum for the development of the product. If Edesa defaults or fails to perform any of the terms, covenants, provisions or its obligations under the License Agreement, Yissum has the option to terminate the License Agreement, subject to advance notice to cure such default. Any termination of this license agreement would have a materially adverse impact on Edesa’s business and results from operations.

Edesa relies on third-parties to conduct its clinical trials and those third-parties may not perform satisfactorily, including failing to meet deadlines for the completion of such clinical trials.

Edesa does not independently conduct clinical trials for its product candidates. Edesa relies on third-parties, such as contract research organizations, clinical data management organizations, medical institutions, clinical investigators and government agencies, to perform this function. Any of these third-parties may terminate their engagements with Edesa at any time. If Edesa needs to enter into alternative arrangements, it would delay Edesa’s product development activities.

Edesa’s reliance on these third parties for clinical development activities reduces its control over these activities but does not relieve Edesa of its responsibilities. For example, Edesa remains responsible for ensuring that each of Edesa’s clinical trials is conducted in accordance with the general investigational plan and protocols for the clinical trial. Moreover, the FDA and foreign regulatory authorities require Edesa to comply with standards, commonly referred to as Good Clinical Practice, or GCP, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity of data and confidentiality of clinical trial participants are protected. Edesa also is required to register clinical trials subject to FDA regulation and, with some exceptions, post the results of completed clinical trials on a government-sponsored database, www.ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions. The National Institutes of Health also has announced plans to require sponsors to post results of clinical trials for unapproved products, including unfavorable results in clinical trials for unapproved uses of approved products.

Furthermore, third parties that Edesa relies on for its clinical development activities may also have relationships with other entities, some of which may be Edesa’s competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct Edesa’s clinical trials in accordance with regulatory requirements or Edesa’s stated protocols, Edesa will not be able to obtain, or may be delayed in obtaining, marketing approvals for its product candidates and will not be able to, or may be delayed in its efforts to, successfully

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commercialize Edesa’s product candidates. Edesa’s product development costs will increase if Edesa experiences delays in testing or obtaining marketing approvals.

Edesa also relies on other third parties to store and distribute drug supplies for its clinical trials. Any performance failure on the part of Edesa’s distributors could delay clinical development or marketing approval of its product candidates or commercialization of Edesa’s products, producing additional losses and depriving Edesa of potential product revenue.

Edesa may depend on additional collaborations, licenses or similar arrangements with third parties for the development and commercialization of some of its product candidates. If those collaborations are not successful, Edesa may not be able to capitalize on the market potential of these product candidates.

Edesa may in the future enter into other licensing, collaboration or similar arrangements for the development and commercialization of EB01 or any future product candidate of Edesa’s for any or all indications and for any or all territories.

Edesa’s likely counterparties for any licensing, collaboration or similar arrangement include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. However, if Edesa does enter into any such arrangements with any third parties in the future, Edesa will likely have limited control over the amount and timing of resources that its collaborators dedicate to the development or commercialization of the applicable product candidate. Edesa’s ability to generate revenues from these arrangements will depend on its collaborators’ abilities and efforts to successfully perform the functions assigned to them in these arrangements.

Any licensing, collaboration or similar arrangement involving Edesa’s product candidates would pose numerous risks to Edesa, including the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations and may not perform their obligations as expected;
•	collaborators may deemphasize or not pursue development and commercialization of Edesa’s product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus, including as a result of a sale or disposition of a business unit or development function, or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;
•	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;
•	collaborators may independently develop, or develop with third parties, products that compete directly or indirectly with Edesa’s products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than Edesa’s;
•	a collaborator with marketing and distribution rights to multiple products may not commit sufficient resources to the marketing and distribution of Edesa’s product relative to other products;
•	collaborators may not properly maintain or defend Edesa’s intellectual property rights or may use Edesa’s proprietary information in such a way as to invite litigation that could jeopardize or invalidate Edesa’s intellectual property or proprietary information or expose Edesa to potential litigation;
•	collaborators may infringe the intellectual property rights of third parties, which may expose Edesa to litigation and potential liability;
•	disputes may arise between the collaborator and Edesa as to the ownership of intellectual property arising during the collaboration;
•	Edesa may grant exclusive rights to its collaborators, which would prevent it from collaborating with others;

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•	disputes may arise between the collaborators and Edesa that result in the delay or termination of the research, development or commercialization of its products or product candidates or that result in costly litigation or arbitration that diverts management attention and resources; and
•	collaborations may be terminated and, if terminated, may result in a need to identify and enter into a new licensing, collaboration or similar arrangement or obtain additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all. If a collaborator of Edesa’s were to be involved in a business combination, the continued pursuit and emphasis on Edesa’s product development or commercialization program could be delayed, diminished or terminated.

If Edesa is not able to establish additional collaborations, Edesa may have to alter its development and commercialization plans.

Edesa’s product development programs and the potential commercialization of its product candidates will require substantial additional cash to fund expenses. For some of Edesa’s product candidates, Edesa may decide to collaborate with pharmaceutical and biotechnology companies for the development and potential commercialization of those product candidates.

Edesa faces significant competition in seeking appropriate collaborators. Whether Edesa reaches a definitive agreement for a collaboration will depend, among other things, upon Edesa’s assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to Edesa’s ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge, and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with Edesa for Edesa’s product candidate. Edesa may also be restricted under future license agreements from entering into agreements on certain terms with potential collaborators. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

Edesa may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If Edesa is unable to do so, Edesa may have to curtail the development of a product candidate, reduce or delay its development program or one or more of Edesa’s other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase its expenditures and undertake development or commercialization activities at its own expense. If Edesa elects to increase its expenditures to fund development or commercialization activities on its own, Edesa would likely need to obtain additional capital, which may not be available to Edesa on acceptable terms, or at all. If Edesa does not have sufficient funds, it may not be able to further develop its product candidates or bring them to market and generate product revenue.

Risks Related to Edesa’s Intellectual Property

If Edesa is unable to obtain and maintain patent protection for its licensed technology and products, or if the scope of the patent protection is not sufficiently broad, Edesa’s competitors could develop and commercialize technology and products similar or identical to Edesa’s, and Edesa’s ability to successfully commercialize its licensed technology and products may be adversely affected.

Edesa’s success will partially depend on its ability to obtain and maintain patent protection in the United States and other countries with respect to its proprietary technology and products. Edesa intends to protect its proprietary position by filing patent applications in the United States, in Europe and in certain additional jurisdictions related to its novel technologies and product candidates that are important to its business. This process is expensive and time-consuming, and Edesa may not be able to file and prosecute all necessary or desirable patent applications at a

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reasonable cost or in a timely manner. It is also possible that Edesa will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection. Moreover, if Edesa licenses technology or product candidates from third parties in the future, these license agreements may not permit Edesa to control the preparation, filing and prosecution of patent applications, or to maintain or enforce the patents, covering the licensed technology or product candidates. These agreements could also give Edesa’s licensors the right to enforce the licensed patents without Edesa’s involvement, or to decide not to enforce the patents at all. Therefore, in these circumstances, these patents and applications may not be prosecuted or enforced in a manner consistent with the best interests of Edesa’s business.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of any patents issued to Edesa will likely be highly uncertain. Patent applications that Edesa files may not result in patents being issued which protect Edesa’s technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may also diminish the value of patents issued to Edesa, narrow the scope of Edesa’s patent protection or make enforcement more difficult or uncertain.

Edesa may become involved in lawsuits or other enforcement proceedings to protect or enforce its patents or other intellectual property, which could be expensive, time consuming and potentially unsuccessful.

Competitors may infringe Edesa’s patents, trademarks, copyrights or other intellectual property. To counter infringement or unauthorized use, Edesa may be required to file claims, which can be expensive and time consuming to prosecute. Any claims Edesa asserts against perceived infringers could provoke these parties to assert counterclaims against Edesa alleging that Edesa infringes their intellectual property or that Edesa’s patent and other intellectual property rights are invalid or unenforceable, including for antitrust reasons. As a result, in a patent infringement proceeding, a court or administrative body may decide that a patent of Edesa’s is invalid or unenforceable, in whole or in part, or may construe the patent’s claims narrowly and so refuse to stop the other party from using the technology at issue on the grounds that Edesa’s patents do not cover the competitor technology in question. Even if Edesa is successful in a patent infringement action, the unsuccessful party may subsequently raise antitrust issues and bring a follow-on action thereon. Antitrust issues may also provide a bar to settlement or constrain the permissible settlement terms.

Third parties may initiate legal proceedings alleging that Edesa is infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of Edesa’s business.

Edesa’s commercial success depends upon its ability and the ability of its collaborators to develop, manufacture, market and sell Edesa’s product candidates and use Edesa’s proprietary technologies without infringing the intellectual property and other proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries, and Edesa may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to Edesa’s products and technology, including interference, derivation, inter partes review, reexamination, reissue or post-grant review proceedings before the USPTO. The risks of being involved in such litigation and office proceedings may also increase as Edesa’s product candidates approach commercialization, and as Edesa’s business gains greater visibility operating as a publicly traded company in the United States. Third parties may assert infringement claims against Edesa based on existing or future intellectual property rights and to restrict Edesa’s freedom to operate. Third parties may also seek injunctive relief against Edesa, whereby they would attempt to prevent Edesa from practicing its technologies altogether pending outcome of any litigation against Edesa. Edesa may not be aware of all such intellectual property rights potentially relating to Edesa’s product candidates prior to their assertion against Edesa. For example, Edesa has not conducted an in-depth freedom-to-operate search or analysis for EB01 or any of Edesa’s other product candidates. Any freedom-to-operate search or analysis previously conducted may not have uncovered all relevant patents and pending patent applications, and there may be pending or future patent applications that, if issued, would block Edesa from commercializing EB01 or any of Edesa’s other product candidates. Thus, Edesa does not know with certainty whether EB01, or any other product candidate or Edesa’s commercialization thereof, does not and will not infringe any third party’s intellectual property.

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If Edesa is found to infringe a third party’s intellectual property rights, to avoid or settle litigation, Edesa could be required to obtain a license to enable Edesa to continue developing and marketing its products and technology. However, Edesa may not be able to obtain any required license on commercially reasonable terms, or at all. Even if Edesa were able to obtain a license, it could be nonexclusive, thereby giving its competitors access to the same technologies as are licensed to Edesa, and could require Edesa to make substantial payments. Absent a license, Edesa could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, Edesa could be found liable for monetary damages, including treble damages and attorneys’ fees if Edesa is found to have willfully infringed a patent or other intellectual property right. A finding of infringement could prevent Edesa from commercializing its product candidates or force it to cease some of its business operations, which could materially harm its business.

Edesa may be subject to claims by third parties asserting that Edesa or its employees have misappropriated their intellectual property, or claiming ownership of what Edesa regards as its own intellectual property.

Many of Edesa’s employees were previously employed at universities or other biotechnology or pharmaceutical companies. Although Edesa tries to ensure that its employees do not use the proprietary or otherwise confidential information or know-how of others in their work for Edesa, Edesa may be subject to claims that Edesa or these employees have without authorization used or disclosed intellectual property, including trade secrets or other proprietary or confidential information, of any such employee’s former employer. Litigation may be necessary to defend against these claims.

In addition, while Edesa typically requires its employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to Edesa and agreeing to cooperate and assist Edesa with securing and defending Edesa’s intellectual property, Edesa may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that Edesa regards as its own. These assignment agreements may not be self-executing or may be breached, and Edesa may be forced to bring claims against third parties, or defend claims they may bring against Edesa, to determine the ownership of what Edesa regards as its intellectual property.

If Edesa fails in prosecuting or defending any such claims, in addition to paying monetary damages, Edesa may lose valuable intellectual property rights or personnel. Even if Edesa is successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Intellectual property litigation could cause Edesa to spend substantial resources and could distract Edesa’s personnel from their normal responsibilities.

Even if resolved in Edesa’s favor, litigation or other legal proceedings relating to intellectual property claims may cause Edesa to incur significant expenses and likely would distract its technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of the combined company’s common stock. Such litigation or proceedings could substantially increase Edesa’s operating losses and reduce the resources available for development, sales, marketing or distribution activities. Edesa may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of Edesa’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Edesa can because of their greater financial resources. Accordingly, costs and lost management time, as well as uncertainties resulting from the initiation and continuation of patent litigation or other proceedings, could have a material adverse effect on Edesa’s ability to compete in the marketplace.

If Edesa is unable to protect the confidentiality of its trade secrets, Edesa’s business and competitive position would be harmed.

Edesa partially relies on trade secrets and know-how, including unpatented know-how, technology and other proprietary and confidential information, to maintain its competitive position. Edesa seeks to protect these trade secrets, in part, by entering into nondisclosure and confidentiality agreements with parties who have access to them,

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such as Edesa’s employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. However, Edesa cannot guarantee that it has executed these agreements with each party that may have or have had access to Edesa’s trade secrets or that the agreements Edesa has executed will provide adequate protection. Any party with whom Edesa has executed such an agreement may breach that agreement and disclose Edesa’s proprietary or confidential information, including Edesa’s trade secrets, and Edesa may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of Edesa’s trade secrets were to be lawfully obtained or independently developed by a competitor, Edesa would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with Edesa. If any of Edesa’s trade secrets, particularly unpatented know-how, were to be obtained or independently developed by a competitor, Edesa’s competitive position would be harmed.

Risks Related to Regulatory Approval and Marketing of Edesa’s Product Candidates

Even if Edesa completes the necessary clinical trials, the marketing approval process is expensive, time consuming and uncertain and may prevent Edesa from obtaining approvals for the commercialization of some or all of its product candidates. If Edesa is not able to obtain, or if there are delays in obtaining, required marketing approvals, Edesa will not be able to commercialize its product candidates, and Edesa’s ability to generate revenue will be materially impaired.

Edesa’s product candidates, including EB01, and the activities associated with its development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and by comparable authorities in other countries. Failure to obtain marketing approval for a product candidate will prevent Edesa from commercializing the product candidate. Edesa has not received approval to market EB01 or any other Edesa product candidate from regulatory authorities in any jurisdiction.

Edesa has only limited experience in filing and supporting the applications necessary to obtain marketing approvals for product candidates and expects to rely on third-party contract research organizations to assist Edesa in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and effectiveness. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Regulatory authorities may determine that EB01, or any other Edesa product candidate is not effective, is only moderately effective or has undesirable or unintended side effects, toxicities, safety profiles or other characteristics that preclude Edesa from obtaining marketing approval or that prevent or limit commercial use.

The process of obtaining marketing approvals is expensive, may take many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that Edesa’s data are insufficient for approval and require additional preclinical studies, clinical trials or other trials. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval Edesa ultimately obtains may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable. If Edesa experiences delays in obtaining approval or if Edesa fails to obtain approval of its product candidates, the commercial prospects for Edesa’s product candidates may be harmed and its ability to generate revenues will be materially impaired.

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Even if Edesa obtains marketing approval for its product candidates, the terms of approvals and ongoing regulation of Edesa’s products may limit how it manufactures and markets its products and compliance with such requirements may involve substantial resources, which could materially impair Edesa’s ability to generate revenue.

Even if marketing approval of a product candidate is granted, an approved product and its manufacturer and marketer are subject to ongoing review and extensive regulation, including the possible requirement to implement a risk evaluation and mitigation strategy or to conduct costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. Edesa must also comply with requirements concerning advertising and promotion for any of its product candidates for which Edesa obtains marketing approval. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved labeling. Thus, Edesa will not be able to promote any products it develops for indications or uses for which they are not approved. In addition, manufacturers of approved products and those manufacturers’ facilities are required to ensure that quality control and manufacturing procedures conform to cGMP, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation and reporting requirements. Edesa and its contract manufacturers could be subject to periodic unannounced inspections by the FDA to monitor and ensure compliance with cGMP.

Accordingly, assuming Edesa receives marketing approval for one or more of its product candidates, Edesa and its contract manufacturers will continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production, product surveillance and quality control. If Edesa is not able to comply with post-approval regulatory requirements, Edesa could have the marketing approvals for its products withdrawn by regulatory authorities and Edesa’s ability to market any future products could be limited, which could adversely affect Edesa’s ability to achieve or sustain profitability. Thus, the cost of compliance with post-approval regulations may have a negative effect on Edesa’s operating results and financial condition.

Edesa’s relationships with customers, healthcare providers and professionals and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose Edesa to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any product candidate, including EB01, for which Edesa may obtain marketing approval. Edesa’s future arrangements with customers, healthcare providers and professionals, and third-party payors may expose Edesa to broadly applicable federal anti-kickback, federal and state fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which Edesa markets, sells and distributes any product candidate for which Edesa obtains marketing approval.

Efforts to ensure that Edesa’s business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that Edesa’s business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Edesa’s operations are found to be in violation of any of these laws or any other governmental regulations that may apply to it, Edesa may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of Edesa’s operations. Violation of certain of these laws could also result in exclusion, suspension and debarment from government funded healthcare programs. Exclusion, suspension or debarment would significantly impact Edesa’s ability to commercialize, sell or distribute any product candidate for which Edesa obtains regulatory approval. If any of the physicians or other providers or entities with whom Edesa expects to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

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Edesa is subject to anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing Edesa’s operations. If Edesa fails to comply with these laws, it could be subject to civil or criminal penalties, other remedial measures and legal expenses, which could adversely affect Edesa’s business, results of operations and financial condition.

Edesa’s operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, or the FCPA, and other anti-corruption laws that apply in countries where Edesa does business and may do business in the future. The FCPA and these other laws generally prohibit Edesa, Edesa’s officers, and Edesa’s employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. Edesa may in the future operate in jurisdictions that pose a high risk of potential FCPA violations, and Edesa may participate in collaborations and relationships with third parties whose actions could potentially subject Edesa to liability under the FCPA or local anti-corruption laws. In addition, Edesa cannot predict the nature, scope or effect of future regulatory requirements to which Edesa’s international operations might be subject or the manner in which existing laws might be administered or interpreted.

Edesa is also subject to other laws and regulations governing its international operations, including regulations administered by the government of the United States and authorities in the European Union, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws.

There is no assurance that Edesa will be completely effective in ensuring its compliance with all applicable anti-corruption laws, including the FCPA or other legal requirements, including Trade Control laws. If Edesa is not in compliance with the FCPA and other anti-corruption laws or Trade Control laws, it may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses, which could have an adverse impact on Edesa’s business, financial condition, results of operations and liquidity. Likewise, any investigation of any potential violations of the FCPA, other anti-corruption laws or Trade Control laws by U.S. or other authorities could also have an adverse impact on Edesa’s reputation, its business, results of operations and financial condition.

Edesa relies significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cyber security incidents, could harm Edesa’s ability to operate its business effectively.

Despite the implementation of security measures, Edesa’s internal computer systems and those of third parties with which Edesa contracts are vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in Edesa’s operations, and could result in a material disruption of Edesa’s clinical and commercialization activities and business operations, in addition to possibly requiring substantial expenditures of resources to remedy. The loss of clinical trial data could result in delays in Edesa’s regulatory approval efforts and significantly increase Edesa’s costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, Edesa’s data or applications, or inappropriate disclosure of confidential or proprietary information, Edesa could incur liability and its product research, development and commercialization efforts could be delayed.

Risks Related to Edesa’s Business Operations, Employee Matters and Managing Growth

Edesa’s future success depends on its ability to retain its chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

Edesa is highly dependent on Dr. Pardeep Nijhawan, its Chief Executive Officer, President and Secretary, and Michael Brooks, its Vice President of Corporate Development and Strategy, and other principal members of its management and scientific teams. Although the combined company will have formal employment agreements with each of its executive officers, these agreements do not prevent the combined company’s executives from terminating their employment with it at any time. The unplanned loss of the services of any of these persons could materially impact the achievement of Edesa’s research, development and commercialization objectives.

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Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel, including in the United States and Canada, will also be critical to Edesa’s success. Edesa may not be able to attract and retain these personnel on acceptable terms given the competition among numerous biotechnology and pharmaceutical companies for similar personnel. Edesa also experiences competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, Edesa relies on consultants and advisors, including scientific and clinical advisors, to assist it in formulating Edesa’s research and development and commercialization strategy. Edesa’s consultants and advisors may be employed by employers other than Edesa and may have commitments under consulting or advisory contracts with other entities that may limit their availability to Edesa.

Edesa expects to expand its capabilities, and as a result, Edesa may encounter difficulties in managing its growth, which could disrupt its operations.

Edesa expects to experience significant growth in the number of its employees and the scope of its operations, particularly in the areas of drug development, regulatory affairs, finance and administration and, potentially, sales and marketing. To manage Edesa’s anticipated future growth, Edesa must continue to implement and improve its managerial, operational and financial systems, expand its facilities and continue to recruit and train additional qualified personnel. Due to Edesa’s limited financial resources and the limited experience of its management team in managing a company with such anticipated growth, Edesa may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel. The physical expansion of Edesa’s operations may lead to significant costs and may divert its management and business development resources. Any inability to manage growth could delay the execution of Edesa’s business plans or disrupt its operations.

Edesa is exposed to risks related to currency exchange rates.

Edesa conducts a significant portion of its operations outside of the United States. Because Edesa’s financial statements are presented in U.S. dollars, changes in currency exchange rates have had and could have in the future a significant effect on Edesa’s operating results when Edesa’s operating results are translated into U.S. dollars. Exchange rate fluctuations between local currencies and the dollar create risk in several ways, including the following: weakening of the dollar may increase the cost of research and development expenses outside of the United States and the cost of sourced product components outside the United States; strengthening of the dollar may decrease the value of Edesa’s revenues denominated in other currencies; the exchange rates on nondollar transactions and cash deposits can distort Edesa’s financial results; and affecting commercial pricing and profit margins.

Edesa’s employees, principal investigators, consultants and commercial partners may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading, which could cause significant liability for Edesa and harm its reputation.

Edesa is exposed to the risk of fraud or other misconduct by its employees, principal investigators, consultants and collaborators, including intentional failures to comply with FDA or Office of Inspector General regulations or similar regulations of comparable non-U.S. regulatory authorities, provide accurate information to the FDA or comparable non-U.S. regulatory authorities, comply with manufacturing standards Edesa has established, comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable non-U.S. regulatory authorities, report financial information or data accurately or disclose unauthorized activities to Edesa. Misconduct by these parties could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to Edesa’s reputation. It is not always possible to identify and deter employee misconduct, and the precautions Edesa takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Edesa from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, standards or regulations. If any such actions are instituted against Edesa, and Edesa is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business and results of operations, including the imposition of significant fines or other sanctions.

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Risks Related to the Combined Company

In determining whether you should approve the Exchange, the issuance of Stellar Common Shares and other matters related to the Exchange, as the case may be, you should carefully read the following risk factors in addition to the other risks described under this section which will also apply to the combined company.

The combined company will incur losses for the foreseeable future and might never achieve profitability.

The combined company may never become profitable, even if the combined company is able to complete clinical development for one or more product candidates and eventually commercialize such product candidates. The combined company will need to successfully complete significant research, development, testing and regulatory compliance activities that, together with projected general and administrative expenses, is expected to result in substantial increased operating losses for at least the next several years. Even if the combined company does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis.

The combined company will continue to be a smaller reporting company. The combined company cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make the combined company’s common shares less attractive to investors or otherwise limit the combined company’s ability to raise additional funds.

Stellar is currently, and the combined company will continue to be upon completion of the Exchange, a “smaller reporting company” under applicable securities regulations. A smaller reporting company is a company that has an aggregate market value of the company’s voting stock held by non-affiliates, or public float, of less than $250 million as of the last business day of its most recently completed second fiscal quarter and does not meet certain exceptions. SEC rules provide that companies with a public float of less than $75 million may only sell shares under a Form S-3 shelf registration statement, during any 12-month period, in an amount less than or equal to one-third of the public float. If the combined company does not meet this public float requirement, any offering by the combined company under a Form S-3 will be limited to raising an aggregate of one-third of the combined company’s public float in any 12-month period. In addition, a smaller reporting company is able to provide simplified executive compensation disclosures in its filings, is exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that an independent registered public accounting firm provide an attestation report on the effectiveness of internal control over financial reporting if its public float is less than $75 million, and has certain other reduced disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Reduced disclosure in the combined company’s SEC filings due to its status as a smaller reporting company may make it harder for investors to analyze its results of operations and financial prospects.

Stellar expects the share price of the combined company to be volatile, and the market price of the Stellar Common Shares may drop following the Exchange.

The market price of Stellar Common Shares following the Exchange could be subject to significant fluctuations. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of Stellar Common Shares to fluctuate include:

•	the results of the combined company’s current and any future clinical trials of its product candidates;

•	failure of any of the combined company’s product candidates, if approved, to achieve commercial success;

•	issues in manufacturing the combined company’s approved products, if any, or product candidates;

•	the entry into, or termination of, key agreements, including key commercial partner agreements;

•	the initiation of, material developments in, or conclusion of litigation to enforce or defend any of the combined company’s intellectual property rights or defend against the intellectual property rights of others;

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•	announcements of any dilutive equity financings;

•	announcements by commercial partners or competitors of new commercial products, clinical progress or the lack thereof, significant contracts, commercial relationships or capital commitments;

•	the introduction of technological innovations or new therapies that compete with potential products of the combined company;

•	the loss of key employees;

•	changes in estimates or recommendations by securities analysts, if any, who cover the Stellar Common Shares following the Exchange;

•	general and industry-specific economic conditions that may affect the combined company’s research and development expenditures;

•	changes in the structure of health care payment systems;

•	failure to maintain compliance with the listing requirements of The Nasdaq Capital Market; and

•	period-to-period fluctuations in the combined company’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the Stellar Common Shares after the Exchange.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the combined company’s profitability and reputation.

The failure to integrate successfully the businesses of Edesa and Stellar in the expected timeframe could adversely affect the future results of the combined company following the completion of the Exchange.

The success of the Exchange will depend, in part, on the ability of the combined company following the completion of the Exchange to realize the anticipated benefits from combining the businesses of Stellar and Edesa.

The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company’s failure to achieve some or all of the anticipated benefits of the Exchange.

Potential difficulties that may be encountered in the integration process include the following:

•	using the combined company’s cash and other assets efficiently to develop the business of Edesa;

•	appropriately managing the liabilities of the combined company;

•	potential unknown or currently unquantifiable liabilities associated with the Exchange and the operations of the combined company;

•	potential unknown and unforeseen expenses, delays or regulatory conditions associated with the Exchange; and

•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Exchange and integrating the companies’ operations.

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The combined company will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

The combined company will incur significant legal, accounting and other expenses that Edesa did not primarily incur as a private company, including costs associated with public company reporting requirements. The combined company will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and The Nasdaq Stock Market. These rules and regulations are expected to increase the combined company’s legal and financial compliance costs and to make some activities more time-consuming and costly. For example, the combined company’s management team will primarily consist of the executive officers of Edesa prior to the Exchange, many of whom have not previously managed and operated a public company. These executive officers and other personnel will need to devote substantial time to gaining expertise regarding operations as a public company and compliance with applicable laws and regulations. These rules and regulations may also make it difficult and expensive for the combined company to obtain directors and officers liability insurance. As a result, it may be more difficult for the combined company to attract and retain qualified individuals to serve on the combined company’s board of directors or as executive officers of the combined company, which may adversely affect investor confidence in the combined company and could cause the combined company’s business or share price to suffer.

Stellar and Edesa do not anticipate that the combined company will pay any cash dividends in the foreseeable future.

The current expectation is that the combined company will retain its future earnings to fund the development and growth of the combined company’s business. As a result, capital appreciation, if any, of the Stellar Common Shares after the Exchange will be your sole source of gain, if any, for the foreseeable future.

The pro forma financial statements are presented for illustrative purposes only and may not be indicative of the combined company’s financial condition or results of operations following the completion of the Exchange.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be indicative of the combined company’s financial condition or results of operations following the Exchange for several reasons. The pro forma financial statements have been derived from the historical financial statements of Stellar and Edesa and adjustments and assumptions have been made regarding the combined company after giving effect to the Exchange. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Exchange. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial statements. As a result, the actual financial condition of the combined company following the Exchange may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition following the transaction. See section entitled “Unaudited Pro Forma Combined Financial Statements” below.

Future sales of shares by existing shareholders could cause the Stellar Common Share price to decline, after the Exchange.

If existing shareholders of Stellar and Edesa sell, or indicate an intention to sell, substantial amounts of the Stellar Common Shares after the Exchange in the public market after the legal restrictions on resale discussed in this proxy statement lapse, the trading price of the Stellar Common Shares, following the Exchange could decline.

The ownership of the Stellar Common Shares following the completion of the Exchange will be highly concentrated, which may prevent you and other shareholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Stellar Common Shares price to decline.

The Edesa shareholders and option holders are expected to beneficially own or control approximately 90% of the outstanding Stellar Common Shares on a fully-diluted basis upon the completion of the Exchange. Accordingly, the Edesa shareholders will have substantial influence over the outcome of corporate actions requiring shareholder

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approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the combined company’s assets or any other significant corporate transaction. The Edesa shareholders may also delay or prevent a change of control of the combined company, even if such a change of control would benefit the other shareholders of the combined company. The significant concentration of share ownership may adversely affect the trading price of the Stellar Common Shares after the Exchange due to investors’ perception that conflicts of interest may exist or arise.

Upon completion of the Exchange, it is expected that the combined company will qualify as a foreign private issuer, and as a result, shareholders of the combined company may receive less information and be afforded less protection under the U.S. federal securities laws.

Following completion of the Exchange, it is expected that the combined company will qualify as a foreign private issuer within the meaning of rules promulgated under the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) because a majority of the Stellar Common Shares will be held by non U.S. persons. As a foreign private issuer, the combined company will be exempt from certain Exchange Act rules and requirements that apply to U.S. public companies, including: (i) the requirement to file with the SEC quarterly reports on Form 10-Q and current reports on Form 8-K; (ii) rules regulating the solicitation of proxies in connection with shareholder meetings; (iii) Regulation FD prohibiting selective disclosures of material information; and (iv) rules requiring insiders to disclose stock ownership and trading activities and establishing liability for profits realized from “short-swing” trading transactions (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months). If the combined company elects to be treated as a foreign private issuer, shareholders of the combined company will receive less information about the combined company and trading in the combined company’s shares by its affiliates than was provided by Stellar, which is treated as a domestic issuer under the Exchange Act, and shareholders will be afforded less protection under the U.S. federal securities laws than would be afforded to shareholders of a domestic U.S. company.

FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as Stellar cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include, but are not limited to statements about: (i) expectations related to the Exchange, including the benefits of the Exchange and the timing of the Exchange; (ii) expectations relating to the resulting ownership of the combined company; (iii) expectations and plans relating to the business of the combined company; (iv) expectations regarding listing of the Stellar Common Shares on the Nasdaq Capital Market; (v) expectations related to cash flows from operations; and (v) beliefs about Stellar’s ability to fund its anticipated levels of operations;

Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: the possibility that Stellar may be unable to obtain shareholder approval required for the Exchange, the expected timing and likelihood of completion of the Exchange, the possibility that Stellar’s working capital decreases prior to the Exchange, and therefore, the Stellar shareholders are subject to decreased ownership in the combined company, the inability to successfully integrate the businesses or the risk that such integration may be more difficult, time-consuming or costly than expected, the occurrence of any event, change or other circumstances that could give rise to the termination of the Exchange Agreement, the inability of the parties to meet expectations regarding the accounting and tax treatments of the Exchange, the potential for the Exchange to involve unexpected costs, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely

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manner or at all, risks related to disruption of management time from ongoing business operations due to the Exchange, the risk that the expected benefits of the proposed combined company are not realized, the risk that any announcements relating to the Exchange could have adverse effects on the market price of Stellar’s Common Shares, the ability to maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation, as well as general economic and business conditions, technology changes, competition, changes in strategy or development plans, availability of funds and resources, anticipated requirements for operating capital, governmental regulations and the ability or failure to comply with governmental regulations, changes in trade policy and international law and other factors referenced in Stellar’s filings with securities regulators. Risks and uncertainties related to Edesa that may cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the ability of Edesa to obtain regulatory approval for or successfully commercialize any of its product candidates, the risk that access to sufficient capital to fund Edesa’s operations may not be available or may be available on terms that are not commercially favorable to Edesa, the risk that Edesa’s product candidates may not be effective against the diseases tested in its clinical trials, the risk that Edesa fails to comply with the terms of license agreements with third parties and as a result loses the right to use key intellectual property in its business, Edesa’s ability to protect its intellectual property and the timing and success of submission, acceptance and approval of regulatory filings. Many of these factors that will determine actual results are beyond Stellar’s, Edesa’s or the combined company's ability to control or predict.

Other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in our Annual Report, which is incorporated by reference into this proxy statement and any Quarterly Reports on Form 10-Q filed thereafter, and in other filings that Stellar makes and will make with the SEC in connection with the proposed transactions, including the proxy statement, as well as its filings with the British Columbia Securities Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

For a discussion of the factors that may cause Stellar, Edesa or the combined company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risk associated with the ability of Stellar and Edesa to complete the Exchange and the effect of the Exchange on the business of Stellar, Edesa and the combined company, see “Risk Factors” beginning on page 15.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Stellar. See “Where You Can Find Additional Information” beginning on page 135.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of Stellar, Edesa or the combined company could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement are current only as of the date on which the statements were made. Stellar and Edesa do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

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THE ANNUAL MEETING OF STELLAR SHAREHOLDERS

2019 Annual Meeting of Stellar Shareholders

This Proxy Statement is being furnished to the holders of Stellar Common Shares in connection with the solicitation of proxies for use at the Annual Meeting. The Annual Meeting is to be held at 10:00 a.m. (local time) on May 30, 2019, at the Holiday Inn Express, located at 350 E. Port Hueneme Road, Port Hueneme, California 93041, and at any adjournment or adjournments thereof.

Record Date

The Stellar Board has fixed the close of business on April 18, 2019 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote and act at, the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Annual Meeting.

Proposals to be Submitted at the Annual Meeting

At the Annual Meeting, shareholders will be acting upon the following proposals:

1.	To approve the issuance of the Stellar Common Shares pursuant to the Exchange Agreement, dated as of March 7, 2019, by and among Stellar, Edesa and the Edesa shareholders, a copy of which is attached as Annex A to the accompanying proxy statement;

2.	To elect Frank R. Oakes, Deborah F. Aghib, Ph.D., Tessie M. Che, Ph.D., Paul Chun, David L. Hill, Ph.D., Charles V. Olson, D.Sc. and Mayank D. Sampat, nominated by the Stellar Board, as directors to serve until Stellar’s 2020 annual meeting of shareholders or until their successors are duly elected and qualified;

3.	To appoint Moss Adams LLP as Stellar’s independent registered public accounting firm until the close of the 2020 annual meeting of shareholders; and

4.	To adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of Proposal No. 1.

Stellar will also consider such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Recommendation of the Stellar Board

After careful consideration, the Stellar Board recommends that Stellar shareholders vote:

•	“FOR” Proposal No. 1 to approve the issuance of Stellar Common Shares pursuant to the Exchange Agreement;

•	“FOR” Proposal No. 2 to approve the election of directors;

•	“FOR” Proposal No. 3 to appoint the independent registered public accounting firm; and

•	“FOR” Proposal No. 4 to adjourn the Annual Meeting, if necessary, to solicit additional votes in favor of the proposal to approve the issuance of Stellar Common Shares pursuant to the Exchange Agreement.

Information Concerning Solicitation and Voting

As of the Record Date, there were 5,330,715 outstanding Stellar Common Shares, each share entitled to one vote on each matter to be voted on at the Annual Meeting.  Only holders of Stellar Common Shares on the Record Date will be entitled to vote at the Annual Meeting.  Stellar’s Amended Articles require the representation of at least one person entitled to vote at the Annual Meeting who holds at least thirty-three and one-third percent (33 – 1/3%) of the issued Stellar Common Shares, in person or represented by proxy, or a duly appointed proxy holder or representative

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for a shareholder so entitled and holding or represented by proxy at least thirty-three and one-third percent (33 – 1/3%) of the issued Stellar Common Shares, in order to establish a quorum for the transaction of business. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Proposal No. 1 – To approve the Exchange, Proposal No. 1 must receive the vote of a majority of the votes of the Stellar Common Shares cast in person or represented by proxy at the Annual Meeting. For the purposes of the approval, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on Proposal No. 1 and will have no effect on the outcome of the vote.  Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to Proposal No. 1 without instruction from beneficial owners.

Proposal No. 2 – To be elected, the nominees named in Proposal No. 2 must receive the vote of a plurality of votes of the Stellar Common Shares cast in person or represented by proxy at the Annual Meeting. For the purposes of the approval, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. “Broker non-votes” will not be counted for the purpose of determining the number of shares present in person or by proxy on Proposal No. 2 and will have no effect on the outcome of the vote.  Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to Proposal No. 2 without instruction from beneficial owners.

Proposal No. 3 – For the appointment of the independent registered public accounting firm, Proposal No. 3 must receive the vote of a majority of votes cast in person or represented by proxy at the Annual Meeting.  For the purposes of the appointment, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.  Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal No. 3.

Proposal No. 4 – For the approval of the adjournment with respect to Proposal No. 1, this Proposal No. 4 must receive the vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting.  For the purposes of the adjournment, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.  “Broker non-votes” will not be counted for the purpose of determining the number of shares present in person or by proxy on Proposal No. 4 and will have no effect on the outcome of the vote.  Brokers who hold shares in street name may not vote on behalf of beneficial owners with respect to Proposal No. 4 without instruction from beneficial owners.

As of the date of this proxy statement, the Stellar Board does not know of any business to be presented at the Annual Meeting other than as described above. If any other matters should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Expenses

The expense of preparing, printing and mailing this Proxy Statement and Annual Report and the proxies solicited hereby will be borne by Stellar. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of Stellar, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. Stellar will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Stellar Common Shares held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

No Right of Appraisal

None of British Columbia law, Stellar’s Certificate of Incorporation, Stellar’s Notice of Articles nor Stellar’s Articles provide for appraisal or other similar rights for dissenting shareholders in connection with the Exchange. Accordingly, Stellar shareholders will have no right to dissent and obtain payment for their Stellar Common Shares.

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Attending the Annual Meeting

Only shareholders and invited guests are permitted to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against the Stellar shareholder list. If a nominee holds your Stellar Common Shares and you plan to attend the Annual Meeting, you should bring a brokerage statement showing your ownership of the Stellar Common Shares as of the record date or a letter from the nominee confirming such ownership, and a form of personal identification. If you wish to vote your Stellar Common Shares that are held by a nominee at the meeting, you must obtain a proxy from your nominee and bring such proxy to the meeting.

Stellar Shareholder Proposals for 2020 Annual Meeting of Shareholders

Stellar Shareholder proposals for inclusion in the Stellar proxy statement: If a shareholder wishes to present a proposal to be included in the proxy statement and form of proxy for the 2020 annual meeting of shareholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC and namely, Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). One of the requirements is that the proposal must be received by the Corporate Secretary at the executive offices no later than the close of business on December 20, 2019 which is 120 calendar days before April 18, 2020, the anniversary date that this proxy statement was released to shareholders in connection with the Annual Meeting. Such proposal must also comply with the applicable requirements as to form and substance established by the SEC if those proposals are to be included in the proxy statement and form of proxy. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of the Annual Meeting, then the deadline is a reasonable time before Stellar prints and mails proxy materials.

Other Stellar shareholder proposals: The Stellar Board has approved an advance notice policy, which was subsequently approved by the Stellar shareholders at its 2014 annual meeting of shareholders, that requires advance notice be given to Stellar in certain circumstances where nominations of persons for election to the Stellar Board are made by Stellar shareholders.

In the case of an annual meeting of Stellar shareholders, notice to Stellar must be made not less than 30 days nor more than 65 days prior to the date of the annual meeting. However, in the event that the annual meeting is to be held on a date that is less than 40 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the tenth day following such public announcement.

In the case of a special meeting of Stellar shareholders (which is not also an annual meeting), notice to Stellar must be made not later than the close of business on the fifteenth day following the day on which the first public announcement of the date of the special meeting was made.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

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THE EXCHANGE

This section and the section entitled “Exchange Agreement” in this proxy statement describe the material aspects of the Exchange, including the Exchange Agreement. While Stellar and Edesa believe that this description covers the material terms of the Exchange and the Exchange Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement for a more complete understanding of the Exchange and the Exchange Agreement, including the Exchange Agreement attached as Annex A, and the other documents to which you are referred herein. See the section entitled “Where You Can Find Additional Information” in this proxy statement.

Background of the Exchange

The terms of the Exchange Agreement between Stellar and Edesa (together, “the companies”) with respect to Stellar’s acquisition of the entire issued share capital of Edesa are the result of extensive arm’s-length negotiations among the management teams, and representatives of the management teams, of Stellar and Edesa, under the guidance of each company’s board of directors, and involving outside advisors retained by each of the companies. From the beginning of the process, Stellar followed a careful process assisted by experienced outside financial and legal advisors to rigorously examine potential merger and acquisition partners in a broad and inclusive manner. The following is a summary of the background of the process, the negotiations, the Exchange and related transactions, including the circumstances surrounding Stellar’s decision to review strategic alternatives available to it.

Since Stellar became a public company in April 2010, the Stellar Board and management have periodically reviewed Stellar’s operating and strategic plans in an effort to enhance Stellar shareholder value. These reviews and discussions have focused on, among other things, the opportunities and risks associated with Stellar’s business and financial condition; the status and progress of clinical development studies of drug candidates utilizing Stellar KLH, including risks associated with these activities; the cost of scaling manufacturing capacity and meeting regulatory requirements for commercial drug substances; possible sources of additional financing; and potential strategic relationships and other strategic options. During the course of these strategic reviews, Stellar’s management from time to time sought to identify parties with whom Stellar could pursue strategic partnerships or the sale of intellectual property, technology or other assets.

From January 2017 to March 2018, due in part to the magnitude of the resources required to transfer and scale-up Stellar KLH production and manufacturing methods, Stellar has sought strategic arrangements with customers and potential partners to help finance these and other Stellar operations. Stellar management engaged in wide-ranging strategic discussions with six parties. These discussions, which relied on publicly available information or information shared under existing non-disclosure agreements, centered primarily around securing supplies of KLH and technical collaborations, but included potential financing arrangements such as direct equity investments in Stellar of up to 19.99% of the shares outstanding, debt instruments, share exchange agreements, business combinations, and binding supply arrangements. None of these discussions advanced past non-binding draft proposals due to, among other reasons, these parties’ uncertain drug development timelines and results, their lack of access to capital or other strategic priorities or timing considerations.

In May 2018, Company A was introduced to Steller management by a former company consultant as part of Stellar’s routine corporate development activities, and through a Stellar Board member. Company A believed that there was an opportunity to incorporate Stellar KLH protein in its planned clinical studies. After initial discussions, the parties executed a mutual non-disclosure agreement on May 25, 2018 and shared details regarding their respective technologies and their mutual interest in a potential strategic arrangement.

On May 29, 2018, at the request of Stellar management, Company A presented its technology to Stellar’s Scientific Advisory Board and answered Stellar’s Scientific Advisory Board’s technical questions.

On June 12, 2018, the chief executive officers of Stellar and Company A met for lunch in Camarillo, California at the request of Company A. The parties discussed publicly available information, Company A’s technology and business model and various potential business arrangements. The parties agreed to continue discussions.

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On June 13, 2018, on a regularly scheduled teleconference meeting of the Stellar Board, management provided an update on various customer activities and the anticipated timing of third-party clinical study results, including Stellar’s future need for Phase 3-ready KLH manufacturing facilities. Given the potential for negative results or delays in anticipated demand for Stellar KLH, management reported that they have been exploring strategic alternatives, including business partnerships or arrangements with third parties, including Company A, who are interested in the clinical development and commercialization of drug therapies that incorporate KLH in new ways. The chair of Stellar’s Scientific Advisory Board reported on the scientific merits of Company A’s clinical-stage asset and the potential fit for Stellar KLH. The Scientific Advisory Board recommended that additional due diligence be performed.

Later, on June 13, 2018, Company A emailed Stellar a draft term sheet, which included provisions for a license for certain of Company A’s technology as well as a merger proposal that contemplated, among other considerations, Company A becoming a wholly owned subsidiary of Stellar, Stellar paying $1 million to Company A on the signing of a definitive agreement, a requirement for a $10 million equity raise by Stellar prior to the completion of the merger, and a ratio of equity of following the close of the transaction of 15%/85% for Stellar and Company A shareholders, respectively. Moreover, Stellar would be responsible for all expenses relating to the capital raise and the completion of the merger, including the legal and accounting fees for both parties. Subsequent discussion of terms, counter-proposals and due diligence continued from June 13, 2018 through June 21, 2018. During this time, Stellar proposed that, prior to any merger-related discussions, the parties first complete a proof-of-concept trial, which would be managed by Company A and sponsored and paid for by Stellar, to demonstrate the technical merit of combining Company A’s drug candidate with Stellar KLH. Company A expressed its support for this approach, and discussions continued. On June 28, 2018, the parties acknowledged that they were not able to reach mutually agreeable terms, primarily related to compensation for Company A’s management of the proposed trial, and discussions were discontinued.

On July 20, 2018, at a regularly scheduled board meeting held in Millbrae, California, Stellar management reviewed recent clinical study results of a third party KLH-based drug candidate and various customer product development timelines and their collective impact on revenue projections. Stellar management also updated the Stellar Board regarding the termination of discussions with Company A. The Stellar Board engaged in a wide-ranging discussion of potential strategic opportunities available, including, continuing to finance Stellar’s operations through the issuance of equity or debt instruments, the acquisition of clinical assets and/or the sale of the business, or the liquidation of the business and distribution of assets to Stellar shareholders.

Following the board meeting, on July 20, 2018, Stellar management contacted a strategic customer, Company B, and inquired if it or its affiliated company, Company C, was interested in pursuing a strategic transaction with Stellar. Company B agreed to consider the proposal. On July 23, 2018, Company B requested more details regarding Stellar’s financial condition, including contractual liabilities, staffing and operational costs. This information was provided on July 31, 2018 under existing nondisclosure agreements with Company B and Company C, dated May 1, 2013 and July 6, 2011, respectively.

During the week of July 23, 2018, the chief executive officers from Stellar and Company A discussed their continued openness to exploring strategic opportunities. Company A informed Stellar that it decided to use Stout Risius Ross Advisors, LLC (“Stout”), as its representative in the negotiations. The parties discussed new paths forward toward a merger agreement. On July 30, 2018, Stout emailed Stellar a non-binding term sheet setting forth a summary of the basic terms of a contemplated merger transaction. Among other terms, Company A proposed to include technology from an affiliated company of Company A in the merger structured as described in the July 13, 2018 proposal. Stellar would continue to be responsible for all expenses and fees relating to the completion of the merger, including legal and accounting fees for both parties. From July 30, 2018 to August 8, 2018, the parties continued to discuss terms, counter-proposals related to the sharing of transaction cost, exchange ratios, inclusion of Stellar KLH in clinical trials and other covenants, as well as due diligence.

On August 8, 2018, Stellar’s Chief Executive Officer and Stellar’s counsel from Greenberg Traurig, LLP (“Greenberg Traurig”) met with Company A’s representatives from Stout at the Stout offices in Los Angeles, California. The parties agreed to work toward a revised term sheet that could be presented to the Stellar Board by the end of August.

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On August 10, 2018, Stellar’s Chief Executive Officer held a teleconference with management and technical staff from Company B regarding strategic business opportunities, including a potential technology transfer. Company B agreed to contact its affiliate, Company C to determine its interest in pursuing these opportunities.

On August 14, 2018, at the offices of Greenberg Traurig in Los Angeles, California, Stellar and Greenberg Traurig, at the request of Stellar’s Chief Executive Officer, met with representatives from Company A and Stout to continue negotiations of a non-binding term sheet. Following subsequent negotiations and due diligence, on August 16, 2018, the parties completed a draft term sheet for review by Stellar’s Board. Among other provisions, the parties proposed a 20%/80% exchange ratio of the surviving company for Stellar and Company A shareholders, respectively, and a 25% earnout to Company A shareholders for certain milestones achieved by the surviving company. The surviving company would also incorporate Stellar’s KLH protein in a planned Phase 2 or Phase 3 clinical study of Company A’s technology. Stellar would agree to provide or raise $8 to $10 million in cash to the combined company and continue to be responsible for all expenses relating to the completion of the exchange transaction, including legal and accounting fees for both parties.

On August 22, 2018, Stellar management held an introductory teleconference with Company D, a privately held biopharmaceutical company identified by Stellar’s executive vice president of corporate development. The parties shared publicly available information about their respective companies and technologies, and discussed where there may be business and scientific synergies between the companies. To continue discussions, the parties executed a mutual nondisclosure agreement on August 23, 2018 and agreed to meet in person in the near future.

On August 23, 2018, the Stellar Board held a special meeting telephonically to discuss the strategic process and the draft term sheet with Company A. The Stellar Board took no action regarding the term sheet after agreeing that it was not in the best interest of shareholders to pursue the transaction due in part to the cost of the transaction, the previous inability of Company A to attract financing, the uncertain fit of Stellar’s technology in the combined company, Company A’s lack of working capital and the proposed exchange ratio and earnout. The Stellar Board instructed management to continue to explore strategic transactions for the Stellar Board’s review, and suggested initiating a broad-based strategic process and engaging an investment banking firm to assist in identifying potential strategic partners. Later that day, Greenberg Traurig contacted Stout and reported that Stellar decided not to pursue the business combination any further.

On August 28, 2018, Company A provided a revised term sheet to Stellar management. Stellar determined that it was not substantially different from the previous draft and did not pursue additional discussions.

As a follow up to the August 22, 2018 meeting, on August 29, 2018, Company D met with Stellar’s management team at Stellar’s offices in Port Hueneme, California. The parties discussed current and potential future therapeutic uses for Stellar KLH. Company D provided an overview of its clinical studies and fundraising plans, including its potential interest in Stellar as a public company. The parties agreed to continue discussing strategic arrangements in mid-September 2018.

From September 4, 2018 to September 27, 2018, Stellar management met with financial advisory firms and investment banks and received three proposals for advisory services.

On September 20, 2019, the chief executive officers of Stellar and Company D spoke by phone. Company D indicated that its venture capital investors preferred that its company remain private at this time, and the parties mutually agreed to discontinue further discussions.

On September 24, 2018, Stellar contacted a strategic customer, Company E, to discuss Stellar’s interest in a strategic business combination. Following a broad ranging discussion, the parties agreed to evaluate the feasibility of a business combination. During the following week, the parties discussed via email and phones calls various transaction structures. On October 1, 2018, Company E reported that its board had approved the concept of a business combination in principle. The parties later agreed to meet in New York City to advance discussions.

On October 1, 2018, the Stellar Board held a regularly scheduled meeting at Stellar’s offices in Port Hueneme, California. Stellar management presented a comparison of possible strategic opportunities to increase shareholder value, including strategic options with a customer or other entity that has a need for Stellar’s KLH products and a

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non-strategic option focused on the value of the public entity rather than the KLH business. The Stellar Board engaged in a broad discussion of possible strategic alternatives and expressed strong preference for exploring a business combination that included the KLH business rather than focusing on the value of the public entity. The consensus among directors was to (1) engage an advisory firm, (2) give priority to exploring strategic options as soon as possible and (3) also explore non-strategic options.

On October 3, 2018, Stellar retained H.C. Wainwright & Co., LLC (“H.C. Wainwright”) to assist it in identifying potential targets for a possible business combination transaction, to restart or advance past and current negotiations, and to provide financial and business analysis of prospective targets and advice on structuring. Stellar management selected H.C. Wainwright due to, among other reasons, its knowledge of Stellar and its industry and outstanding securityholders, its access to key decision makers at potential interested parties, the senior level attention it would receive from H.C. Wainwright and H.C. Wainwright’s sell side M&A experience. H.C. Wainwright had also acted as Stellar’s exclusive placement agent in connection with a public offering completed in May 2018.

Between October 3, 2018 and December 5, 2018, H.C. Wainwright and members of Stellar’s management identified and evaluated potential business combination candidates. In its outreach efforts, representatives of H.C. Wainwright contacted a broad set of companies that met certain criteria established by the Stellar Board, including companies that were believed to have a strategic fit with Stellar, private companies considering an initial public offering, and publicly traded foreign companies seeking a Nasdaq listing. Among the criteria used to identify and prioritize discussions with various potential candidates were: the strength of the target’s clinical programs and regulatory strategy, the expectation of near term milestones or news, the availability of adequate cash to fund operations and demonstrated support from institutional investors. H.C. Wainwright contacted a total of 18 companies. Company E, Company F (introduced to H.C. Wainwright by Stellar on October 25, 2018) and Edesa submitted proposals to Stellar by the December 6, 2018 deadline that Stellar established. H.C. Wainwright advised Stellar management and the Stellar Board that H.C. Wainwright had previously been engaged by Edesa with respect to a separate business combination process which had been terminated in October 2018. In addition, between December 6, 2018 and January 17, 2019, three additional companies contacted H.C. Wainwright. Although H.C. Wainwright conducted introductory discussions with these companies, none of them submitted a written proposal.

On October 12, 2018, Stellar’s Chief Executive Officer, counsel from Greenberg Traurig, a representative from H.C. Wainwright and representatives from Company E met at Greenberg Traurig’s offices in New York City. The parties engaged in a general discussion regarding a business combination, including potential structures, tax implications and regulatory considerations. Stellar and Company E agreed to have their respective legal teams and advisors evaluate potential deal structures in light of the complex legal and tax considerations contemplated.

On October 25, 2018, Stellar management held an introductory teleconference with representative of Company F, which was introduced to Stellar in the normal course of business as a potential customer or strategic partner. The parties shared publicly available information about their respective technologies and business plans. Company F said it was interested in pursuing a potential business combination and the parties agreed to negotiate a mutual non-disclosure agreement, which was executed on November 20, 2018. Stellar subsequently asked H.C. Wainwright to include Company F in its evaluation and recommendation process.

On November 6, 2018, the Stellar Board held a special telephonic meeting to discuss the strategic process. At the request of the Stellar Board, a representative from H.C. Wainwright presented information on H.C. Wainwright’s role in assessing, recommending and advising on the execution of a transaction under two of the Stellar Board’s preferred pathways: a strategic merger, or divestiture and business combination. The representative also provided an update on preliminary discussions with possible strategic parties. The Stellar Board had the opportunity to ask questions and provide guidance on timing expectations and the information it needed to assess strategic options.

On November 21, 2018, Edesa management contacted H.C. Wainwright to discuss H.C. Wainwright’s banking and advisory services. Among other topics, Edesa’s management expressed interest in potential opportunities for a business combination. H.C. Wainwright indicated that there may be an opportunity with an existing client and that they would provide a non-disclosure agreement from the client if Edesa was interested in further exploring a strategic transaction.

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On November 26-27, 2018, representatives of Company E visited Stellar’s aquaculture facilities and offices in Port Hueneme, California to conduct due diligence and to continue discussions with Stellar’s management team regarding a business combination structured as a reverse triangular merger. The parties also held scientific discussions in the normal course of their business relationship related to the production and manufacturing of Stellar’s KLH products.

On November 27, 2018, Stellar and Edesa executed a mutual non-disclosure agreement.

On December 3, 2018, Edesa provided to Stellar a non-binding merger proposal valuing Stellar at $6.5 million, assuming the divestiture of Stellar’s operating assets and settlement of assets and liabilities, and $3 million cash on hand upon the completion of the merger. Edesa proposed a 10%/90% exchange ratio of the surviving company for Stellar and Edesa shareholders, respectively. The completion of the merger was not contingent on any financing, and Edesa represented that its planned clinical studies were adequately funded. The proposal further contemplated that following the execution of a letter of intent, the parties would work together to implement an appropriate transaction structure.

On December 4, 2018, the chief executive officers of Stellar and Company F spoke by phone to discuss a potential business combination. The parties agreed to meet for dinner that evening in Malibu, California, where they discussed publicly available information, Company F’s technology and business model and various potential business arrangements. Company F subsequently said it planned to provide a letter of intent prior to Stellar’s Board meeting.

On December 5, 2018, Company E provided us a non-binding letter of intent contemplating a business combination structured as a contribution of substantially all Stellar assets (including cash) in exchange for Company E shares. These shares would be in the form of American Depository Receipt (“ADR”) Level 1 at a ratio of 4 to 5 ADRs for each Stellar Common Share, or approximately 21-24 million ADRs valuated at $5.1- $6.4 million. Company E’s business plan contemplated immediate financing to fund ongoing Stellar and Company E operations and later stage clinical studies.

On December 5, 2018, Company F provided Stellar a non-binding proposal for a business combination structured as a reverse triangular merger with a 10%/90% exchange ratio of the surviving company for Stellar and Company F shareholders, respectively. Company F’s proposal was contingent on it completing a $15 million equity financing round prior to or concurrent with the completion of the Exchange.

On December 6, 2018, the Stellar Board held a special meeting at Stellar offices in Port Hueneme, California, with several members participating telephonically, to review the strategic process conducted by H.C. Wainwright and Company management. Upon advice of legal counsel, Stellar directors Dr. Tessie Che and Paul Chun recused themselves from the meeting to avoid any potential conflicts of interest. A representative of H.C. Wainwright described the status of H.C. Wainwright’s discussions and outreach to various parties and summarized the terms of proposals received from Company E, Company F, and Edesa. Company B and Company C did not submit proposals. No potential transaction partner at this time had an interest in both the public company and the operating business except Company E. The Stellar Board engaged in an in-depth discussion and had the opportunity to ask questions regarding the parties and proposals, including, among other topics, the proposed terms, the status of clinical programs, potential need for KLH, institutional backing, and requirements for future financing. The Stellar Board provided guidance on timing expectations and instructed H.C. Wainwright and management to proceed with diligence with non-strategic parties interested in acquiring a public company, with the expectation that current operations might need to be divested or dissolved depending upon the outcome of further discussions. The Stellar Board designated a special committee of the Stellar Board – consisting of the following independent directors: Dr. Deborah F. Aghib, Dr. Charles Olson and Mayank Sampat (the “Stellar Special Committee”) – to assist H.C. Wainwright and Stellar management in assessing the viability of prospective counterparties for a strategic transaction, including conducting appropriate diligence, and to report to the full board its recommendations.

From December 6, 2018 to December 22, 2018 representatives from H.C. Wainwright and Stellar management held multiple calls with representatives from Company E, Company F and Edesa to revise their proposals based on directions and feedback from the Stellar Board and Stellar management team. Specifically, Company E was informed that Stellar did not believe ADRs would be an attractive substitution for Nasdaq-listed shares. Stellar

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management proposed that Company E acquire only Stellar’s operating entity for an upfront cash payment and future milestone payments, leaving the Canadian entity as a public shell company. On December 21, 2018, Stellar and Company E acknowledged that they were not able to reach mutually agreeable terms and discussions were discontinued by Company E. Separately, Stellar requested that Company F provide evidence of investor interest to confirm its ability to raise additional capital. Given the early stage of its pipeline, concerns about funding, a lack of support from institutional investors, and no clinical data to support the use of KLH with its product candidate, Stellar determined that Company F’s offer was too risky a strategy to pursue.

On December 21, 2018 and December 27, 2018, the Stellar Special Committee held teleconferences to discuss the status of negotiations with Company E, Company F and Edesa and due diligence findings to date. The Stellar Special Committee identified Edesa as a strong candidate due, in part, to its later stage clinical assets, cash on hand, experienced management team, and support from institutional investors. The Stellar Special Committee expressed their support for continuing discussions with Edesa. The Stellar Special Committee also asked Stellar management to seek additional proposals for a fairness opinion.

On December 30, 2018, Edesa provided a revised non-binding letter of intent which reiterated the terms of its December 3, 2018 submission proposing a merger of Edesa and Stellar. The revised document also proposed timing for completing due diligence, Edesa’s evaluation of Stellar’s current operations and assets, and considerations for a potential $3 million financing following the close of the transaction. During the week of December 31, 2018, the Stellar Special Committee held multiple calls with Stellar management and representatives of H.C. Wainwright to review and discuss the revised non-binding letter of intent received from Edesa. The Stellar Special Committee members asked Stellar management and H.C. Wainwright to continue to negotiate a more favorable exchange ratio.

On January 7, 2019, during an industry conference in San Francisco, California, members of Stellar’s management team met with Edesa’s management team and a representative from H.C. Wainwright. Management of Stellar and Edesa shared information about their respective companies and technologies, clinical programs and future plans. The parties discussed the proposed terms of the letter of intent and agreed to move the due diligence process forward with the expectation of executing a letter of intent and negotiating a definitive agreement by February 2019.

From January 11, 2019 to January 18, 2019, members of the Stellar Special Committee held individual calls with a representative from H.C. Wainwright regarding the diligence process and ongoing negotiations regarding the terms of the letter of intent. The members of the Stellar Special Committee provided guidance to H.C. Wainwright on proposed terms as well as additional diligence requests. Also during this time, based on guidance provided by the Stellar Special Committee and Stellar management, a representative from H.C. Wainwright proposed to Edesa that the letter of intent be revised to include an upward or downward adjustment to the exchange ratio based on Stellar’s working capital balance as well as a lower working capital threshold to maintain the 10% exchange ratio for Stellar shareholders.

On January 17, 2019 and January 18, 2018, Edesa’s management team visited Stellar’s aquaculture facilities and offices in Port Hueneme, California to conduct due diligence. Edesa shared its interest in potentially maintaining Stellar’s core aquaculture operations and staff following the merger, subject to further due diligence and approval from the Edesa Board.

On January 18, 2019, a revised letter of intent was presented to Stellar and executed by the parties. The revised letter of intent included, among other additional terms, an upward or downward adjustment to the exchange ratio based on Stellar’s working capital balance, a lower working capital threshold to maintain the 10% exchange ratio for Stellar shareholders as well as the option for Edesa to maintain Stellar’s core aquaculture operations and intellectual property.

On January 22, 2019, February 1, 2019 and February 5, 2019, members of the Stellar Special Committee held teleconference calls with Edesa’s management and representatives to conduct additional due diligence on Edesa’s business, including its financial condition and plans, clinical programs and intellectual property.

On January 24, 2019, members of the Stellar Special Committee unanimously approved the engagement of Cassel Salpeter to provide an opinion to the Stellar Board as to the fairness, from a financial point of view, to Stellar of the exchange ratio in the transaction pursuant to the Exchange Agreement.

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On January 25, 2019, Stellar’s counsel, Greenberg Traurig, delivered an initial draft of the Exchange Agreement to Edesa and its counsel. Edesa’s counsel provided Stellar its comments to the draft on February 7, 2019.

On February 7, 2019, the Stellar Board held a special telephonic meeting to receive an update on the strategic process. At the request of the Stellar Board, a representative of H.C. Wainwright participated in the meeting and updated the Stellar Board on discussions with the remaining potential targets. The H.C. Wainwright representative advised the Stellar Board that extensive discussions with Company E had not resulted in a feasible transaction structure, and that Company E had terminated discussions. The H.C. Wainwright representative advised the Stellar Board that other business combination partners interested in Stellar as a public company required substantial financing as a condition of the completion of the Exchange, or found Stellar’s cash balance too low. As a result, the H.C. Wainwright representative explained, Edesa had emerged as a viable candidate due to its clinical programs and market opportunity, funds available to support its current clinical programs, investor support and experienced management team. The Stellar Board had the opportunity to ask questions regarding these matters and the proposed terms of Edesa’s letter of intent.

From February 7, to March 1, 2019, Stellar’s and Edesa’s management teams and their respective legal counsel, Edesa’s auditors and representatives of H.C. Wainwright held a number of negotiations regarding the terms of the proposed Exchange Agreement.

On February 17, 2019, the chief executive officers of Stellar and Edesa spoke by phone to discuss strategic alternatives regarding Stellar’s current operations, including the potential disposition of Stellar’s aquaculture operations.

On February 17, 2019, Stellar’s counsel delivered a revised draft of the Exchange Agreement to Edesa and its counsel.

On February 20, 2019, Stellar management; a member of the Stellar Special Committee; and a representative of H.C. Wainwright participated in a teleconference with Edesa management and a representative of MNP LLP, the auditors for Edesa, to review and discuss the status of the year-end audit of Edesa’s financial results.

Also on February 20, 2019, the management teams of Stellar and Edesa, and a representative of H.C. Wainwright spoke by telephone to discuss in more detail the potential disposition of certain of Stellar’s assets. Edesa agreed to a $200,000 addition to Stellar’s working capital calculation for assets expected to be sold or disposed of following completion of the Exchange, as well as an addition to Stellar’s working capital of 50% of certain operating expenses incurred by Stellar after April 30, 2019.

On February 22, 2019, the management teams of Stellar and Edesa, their respective legal counsels, and a representative of H.C. Wainwright, spoke by telephone to discuss outstanding items related to finalizing the Exchange Agreement, including post-closing adjustments to share issuances, the process for board appointments, termination provisions, strategic alternatives regarding Stellar’s current operations and due diligence items.

On February 26, 2019, Edesa’s counsel delivered a revised draft of the Exchange Agreement to Stellar and its counsel, and discussions continued among the parties primarily related to working capital calculations, post-closing adjustments and termination provisions.

 On February 27, 2019, a representative of H.C. Wainwright contacted the Edesa and Stellar management teams separately to seek to facilitate agreement on the remaining business items to be negotiated in the Exchange Agreement, with the expectation that the respective legal teams would discuss full comments to the February 26, 2019 draft the following day. That evening a representative of H.C. Wainwright circulated an intermediate markup draft of certain provisions of the Exchange Agreement for discussion by the management teams.

On February 28, 2019, the respective management teams of Edesa and Stellar held a teleconference to discuss working capital calculations, post-closing adjustments and termination provisions. Included in the discussion was a proposal to lower the termination fees proposed by Edesa in the February 26, 2019 draft from $1.1 million to: $250,000 for certain terminations as a result of a breach of one of the parties, $500,000 payable by Stellar to Edesa

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should Stellar shareholders not approve the Exchange, and $1.0 million payable by Stellar to Edesa if Stellar terminates the agreement to pursue a superior offer. In addition, Edesa’s Chief Executive Officer agreed to the revisions circulated the previous day related to superior offers and working capital. The parties also agreed to reduce to $100,000 from $200,000 the addition to Stellar’s working capital calculation for assets that are anticipated to be sold or disposed of following the completion of the Exchange.

Later, on February 28, 2019, Stellar’s counsel delivered a revised draft of the Exchange Agreement to Edesa and their counsel.

On March 1, 2019, members of Stellar’s management teams, members of the Stellar Special Committee and a representative from H.C. Wainwright held a teleconference call with Edesa’s management and MNP regarding additional due diligence.

Also on March 1, 2019, following the due diligence call, Stellar management, members of the Stellar Special Committee and a representative from H.C. Wainwright discussed the status of negotiations. Later, on the morning of March 1, 2019, Edesa’s counsel circulated a revised draft of the Exchange Agreement.

Following receipt of a revised draft of the Exchange Agreement from Edesa’s counsel, on March 1, 2019, the Stellar Chief Executive Officer contacted the Edesa Chief Executive Officer. Following discussion, the parties agreed to simplify the termination provisions, including a $250,000 reduction in the termination fee payable by Stellar to Edesa should Stellar shareholders not approve the Exchange.

Later, on March 1, 2019, Edesa’s counsel circulated a revised draft of the Exchange Agreement. Following review and discussion with Stellar management, Stellar counsel and a representative of H.C. Wainwright, the Chief Executive Officer of Stellar contacted the Chief Executive Officer of Edesa to express his satisfaction with the proposed updates to the termination provisions. He further noted that Stellar counsel would shortly send a revised draft to Edesa management and its legal teams with final proposed updates.

Later, on March 1, 2019, Stellar’s counsel circulated a revised draft of the Exchange Agreement. The revision proposed an additional upward adjustment to the exchange ratio should Stellar’s working capital balance be over $4 million, and also included clarifications and updates to Edesa’s most recent draft to be discussed on a teleconference later that day.

Following receipt of the subsequent revised draft of the Exchange Agreement, on March 1, 2019, the Chief Executive Officer of Edesa contacted the Chief Executive Officer of Stellar to discuss Stellar’s proposed additional tier to the exchange ratio. Because of various add-backs and allowances to the working capital calculation that had already been negotiated since the January 18, 2019 letter of intent, they agreed that an additional tier to the exchange ratio would not be included. Following discussion, the parties agreed to direct their respective counsels to delete the proposed additional tier to the exchange ratio in the Exchange Agreement.

Later, on March 1, 2019, the Stellar and Edesa management teams, their respective legal representatives, and a representative from H.C. Wainwright held a teleconference to finalize the Exchange Agreement. Following a review of changes to the draft and discussion, the parties directed their respective legal counsels to finalize the outstanding terms of the Exchange Agreement.

On March 5, 2019, at a special telephonic meeting, the Stellar Board reviewed the strategic review process. Stellar’s management and representatives of H.C. Wainwright and Cassel Salpeter participated in the meeting, and H.C. Wainwright provided commentary on the strategic review process. At this meeting, a representative from Greenberg Traurig reviewed the terms of the proposed Exchange Agreement and other transaction agreements, including conditions to the completion of the Exchange, and the Stellar Board’s fiduciary duties implicated by a business combination transaction. In addition, representatives of Cassel Salpeter reviewed with the Stellar Board its financial analyses of Stellar, Edesa and the proposed transaction. Thereafter, at the request of the Stellar Board, Cassel Salpeter orally rendered its opinion to the Stellar Board (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion addressed to the Stellar Board dated March 5, 2019), to the effect that and subject to the various assumptions, qualifications and limitations set forth in its opinion, as of that date, the Base Ratio in the transaction pursuant to the Exchange Agreement was fair from a financial point of view to Stellar. The

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Stellar Board engaged in extensive discussions relating to Edesa, its business and the terms of the proposed transaction. The Stellar Board voted to approve the Exchange Agreement, the Exchange, the issuance of Stellar Common Shares to the Edesa shareholders pursuant to the terms of the Exchange Agreement, the change of control of Stellar, and the other actions contemplated by the Exchange Agreement, subject to satisfactory resolution of certain outstanding terms.

Between March 5, 2019 and March 7, 2019, the management teams of Stellar and Edesa, in consultation with their respective legal and financial representatives, finalized the outstanding terms of the Exchange Agreement.

On March 7, 2019, Stellar entered into the Exchange Agreement with Edesa. Before the opening of trading on the Nasdaq Stock Market on March 8, 2019, Stellar issued a press release with Edesa announcing the execution of the Exchange Agreement and filed a Current Report on Form 8-K disclosing, among other matters, the entry into the Exchange Agreement.

Historical Background of Edesa

Edesa Biotech Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing clinical stage drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Edesa’s lead product candidate, EB01, is a novel sPLA2 inhibitor for the topical treatment of chronic ACD. EB01 employs a novel mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in contact dermatitis patients. Edesa’s IND application for EB01 was accepted by the FDA in November 2018 and Edesa is planning on conducting a 160 patient Phase 2B clinical study evaluating EB01. Edesa expects the first patient to be enrolled in the Phase 2B clinical study evaluating EB01 by midyear.

Edesa also intends to expand the utility of its sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications, which could include acne or other inflammatory disorders. For example, “EB02” is a sPLA2 inhibitor formulated to treat hemorrhoids, and Edesa is planning to evaluate EB02 in a proof-of-concept study in the second half of 2019. In addition to EB01 and EB02, Edesa has licensed technology to treat other indications such as anal fissures, and is in discussions with third parties to expand its portfolio with assets to treat other serious skin and gastrointestinal conditions.

Reasons for the Exchange

The Stellar Board considered the following factors in reaching its conclusion to approve the Exchange and to recommend that the Stellar shareholders approve the issuance of Stellar Common Shares in the Exchange, all of which the Stellar Board viewed as supporting its decision to approve the business combination with Edesa:

•	based in part on the scientific diligence and analysis of Edesa’s product pipeline and the potential market opportunity for its products by the Stellar Board and management, the Stellar Board believes that Edesa’s platform and potential product candidates have the potential to meet unmet medical needs and address an attractive market opportunity, thereby potentially enhancing value for the shareholders of the combined company and an opportunity for Stellar’s shareholders to participate in the potential growth of the combined company;

•	the strategic process conducted by Stellar management with the assistance of H.C. Wainwright had succeeded in identifying potential merger candidates that would, in the Stellar Board’s opinion, have the potential to create the most value for Stellar’s shareholders;

•	its review of the current plans of Edesa for developing EB01 to confirm the likelihood that the combined company would possess sufficient financial resources to allow the management team to focus on the continued development of EB01. The Stellar Board also considered the possibility that the combined company would be able to take advantage of the potential benefits resulting from the combination of the Stellar public company structure with the Edesa business to raise additional funds in the future;

•	its consideration that the combined company will be led by an experienced senior management team and a board of directors with representation from each of the current boards of directors of Stellar and Edesa;

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•	its consideration of the financial analyses of Cassel Saltpeter, including Cassel Saltpeter’s opinion to the Stellar Board as to the fairness to Stellar, from a financial point of view and as of the date of the opinion, of the Base Ratio, as more fully described below under the caption “The Exchange — Opinion of Cassel Salpeter”; and

•	its consideration of the current and historical financial condition, results of operations, business and prospects of Stellar as well as Stellar’s financial plan and prospects if Stellar were to remain an independent company and the potential impact on the trading price of Stellar Common Shares (which is not feasible to quantify numerically). The Stellar Board discussed Stellar’s current financial plan, including the risks associated with achieving and executing upon Stellar’s business plan, the fact that Stellar’s revenues have been insufficient to support its operations, the uncertainty of obtaining additional needed financing on favorable terms, the impact of general economic market trends on Stellar, as well as the general risks of market conditions that could reduce Stellar’s share price.

The Stellar Board also reviewed the terms of the Exchange and associated transactions, including:

•	the exchange ratio used to establish the number of Stellar Common Shares to be issued in the Exchange is fixed, subject to potential adjustment to account for the working capital balance of Stellar calculated on the day before the completion of the Exchange, based on the relative valuations of the companies, and thus the relative percentage ownership of Stellar shareholders and Edesa shareholders upon the completion of the Exchange is similarly fixed;

•	the limited number and nature of the conditions to Edesa’s obligation to complete the Exchange and the limited risk of non-satisfaction of such conditions as well as the likelihood that the Exchange will be completed on a timely basis;

•	the respective rights of, and limitations on, Stellar and Edesa under the Exchange Agreement to consider certain unsolicited acquisition proposals under certain circumstances should Stellar or Edesa receive an alternative proposal;

•	the reasonableness of the potential termination fee of $1.0 million and related reimbursement of certain transaction fees and expenses of up to $250,000, which could become payable by Stellar if the Exchange Agreement is terminated in certain circumstances;

•	the controls in the Exchange Agreement which would restrict what each of Stellar and Edesa could do between signing and completion of the Exchange Agreement without the consent of the other;

•	the belief that the terms of the Exchange Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances; and

•	the possibility that, if it declined to enter into the Exchange Agreement, there may not be another opportunity for Stellar shareholders to receive a comparably valued transaction.

In the course of its deliberations, the Stellar Board also considered a variety of risks and other countervailing factors related to entering into the Exchange, including:

•	the $1.0 million termination fee payable by Stellar upon the occurrence of certain events and the potential effect of such termination fee in deterring other potential acquirors from proposing an alternative transaction that may be more advantageous to Stellar shareholders;

•	the substantial expenses to be incurred in connection with the Exchange;

•	the possible volatility, at least in the short term, of the trading price of the Stellar Common Shares resulting from the Exchange Agreement announcement.

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•	the risk that the Exchange might not be completed in a timely manner or at all and the potential adverse effect of the public announcement of the Exchange or on the delay or failure to complete the Exchange on the reputation of Stellar;

•	the risk to the business of Stellar’s operations and financial results in the event that the Exchange is not completed, including the diminution of Stellar’s cash and potential difficulties of raising additional capital through the public or private sale of equity securities;

•	the strategic direction of the combined company following the completion of the Exchange, which will be determined by the combined company’s board of directors, a majority of the initial members of which will be composed of members of the current Edesa board of directors; and

•	various other risks associated with the combined company and the Exchange, including those described in the section entitled “Risk Factors” in this proxy statement.

The foregoing information and factors considered by the Stellar Board are not intended to be exhaustive but are believed to include all of the material factors considered by the Stellar Board. In view of the wide variety of factors considered in connection with its evaluation of the Exchange and the complexity of these matters, the Stellar Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Stellar Board may have given different weight to different factors. The Stellar Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the Stellar management team and the legal and financial advisors of Stellar, and considered the factors overall to be favorable to, and to support, its determination.

Opinion of Cassel Salpeter

On March 5, 2019, Cassel Salpeter, financial advisor to the Stellar Board, rendered its oral opinion to the Stellar Board (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated such date), as to the fairness from a financial point of view, to Stellar of the Base Ratio in the Exchange pursuant to the Exchange Agreement.

The summary of Cassel Salpeter’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. However, neither Cassel Salpeter’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any Stellar shareholder as to how such Stellar shareholders should act or vote with respect to any matter relating to the Exchange or otherwise.

The opinion was addressed to the Stellar Board for the use and benefit of the members of the Stellar Board (in their capacities as such) in connection with the Stellar Board’s evaluation of the Exchange. Cassel Salpeter’s opinion was just one of the several factors the Stellar Board took into account in making its determination to approve the Exchange, including those described elsewhere in this proxy statement.

Cassel Salpeter’s opinion only addressed whether, as of the date of the opinion, the Base Ratio in the Exchange pursuant to the Exchange Agreement was fair, from a financial point of view, to Stellar. It did not address any other terms, aspects, or implications of the Exchange or the Exchange Agreement, including, without limitation, (i) any term or aspect of the Exchange that is not susceptible to financial analysis, (ii) the fairness of the Exchange, or all or any portion of the Base Ratio, to any security holders of Stellar, Edesa or any other person or any creditors or other constituencies of Stellar, Edesa or any other person, (iii) the appropriate capital structure of Stellar or whether Stellar should be issuing debt or equity securities or a combination of both in the Exchange, (iv) the surrender of warrants to purchase Stellar Common Shares by holders who exercise the option to surrender such warrants in exchange for cash, nor (v) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Exchange, or any class of such persons, relative to the Base Ratio in the Exchange pursuant to the Exchange Agreement or otherwise. Cassel Salpeter did not express any opinion as to what the value of Stellar Common Shares actually would be when issued in the Exchange

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or the prices at which Stellar Common Shares, Edesa shares or any other securities of Stellar or Edesa may trade, be purchased or sold at any time.

Cassel Salpeter’s opinion did not address the relative merits of the Exchange as compared to any alternative transaction or business strategy that might have existed for Stellar, or the merits of the underlying decision by the Stellar Board or Stellar to engage in or consummate the Exchange. The financial and other terms of the Exchange were determined pursuant to negotiations between the parties to the Exchange Agreement and were not determined by or pursuant to any recommendation from Cassel Salpeter. In addition, Cassel Salpeter was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction involving Stellar.

Cassel Salpeter’s analysis and opinion were necessarily based upon market, economic, and other conditions, as they existed on, and could be evaluated as of the date of the opinion. Accordingly, although subsequent developments could arise that would otherwise affect its opinion, Cassel Salpeter did not assume any obligation to update, review, or reaffirm the opinion to the Stellar Board or any other person or otherwise to comment on or consider events occurring or coming to Cassel Salpeter’s attention after the date of the opinion.

In arriving at its opinion, Cassel Salpeter made such reviews, analyses, and inquiries as Cassel Salpeter deemed necessary and appropriate under the circumstances. Among other things, Cassel Salpeter:

•	Reviewed a draft, dated March 1, 2019, of the Exchange Agreement.
•	Reviewed certain publicly available financial information and other data with respect to Stellar and Edesa that Cassel Salpeter deemed relevant.
•	Reviewed certain other information and data with respect to Stellar and Edesa made available to Cassel Salpeter by Stellar and Edesa, including financial projections with respect to the future financial performance of Edesa prepared by management of Edesa (the “Edesa Projections”) and other internal financial information furnished to Cassel Salpeter by or on behalf of Stellar and Edesa.
•	Considered and compared the financial and operating performance of Edesa with that of companies with publicly traded equity securities that Cassel Salpeter deemed relevant.
•	Considered the publicly available financial terms of certain transactions that Cassel Salpeter deemed relevant.
•	Considered Stellar’s adjusted net book value and the current and historical market prices and trading volume of the Stellar Common Shares.
•	Discussed the business, operations and prospects of Stellar, Edesa and the Exchange with Stellar’s and Edesa’s management and certain of Stellar’s and Edesa’s representatives.
•	Conducted such other analyses and inquiries, and considered such other information and factors as Cassel Salpeter deemed appropriate.

Cassel Salpeter noted that, for purposes of its opinion, it did not rely upon a review of financial projections with respect to the future financial performance of Stellar, because Stellar advised Cassel Salpeter that the financial projections with respect to Stellar previously prepared by the management of Stellar no longer reflected the best currently available estimates and judgments of such management with respect to Stellar’s future financial performance and therefore financial projections reflecting the best currently available estimates and judgments of the management of Stellar with respect to Stellar’s future financial performance were unavailable. In addition, Cassel Salpeter noted that, for purposes of its opinion, it did not rely upon a comparison of the financial and operating performance of Stellar with that of companies with publicly traded equity securities that Cassel Salpeter deemed relevant, because Cassel Salpeter did not identify companies with publicly traded securities that Cassel Salpeter deemed sufficiently similar to Stellar for such purposes. Accordingly, for purposes of its analysis and opinion Cassel Salpeter, with Stellar’s agreement, evaluated Stellar and the Stellar Common Shares based on Stellar’s implied adjusted net book value, which was calculated using information provided by or discussed with Stellar management, and recent trading prices of the Stellar Common Shares.

In arriving at its opinion, Cassel Salpeter, with Stellar’s consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Cassel Salpeter or available from public sources, and Cassel Salpeter further relied upon the assurances of Stellar’s and Edesa’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. Cassel Salpeter also relied upon, without independent

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verification, the assessments of the management of Stellar and Edesa as to Stellar’s and Edesa’s existing and future technology, products, services and projects and the validity and marketability of, and risks associated with, such technology, products, services and projects (including, without limitation, the development, testing and marketing of such technology, products, services and projects; and the life of all relevant patents and other intellectual and other property rights associated with such technology, products, services and projects), and Cassel Salpeter assumed, at Stellar’s direction, that there would be no developments with respect to any such matters that would adversely affect its analyses or opinion. Cassel Salpeter is not a legal, tax, accounting, environmental, or regulatory advisor, and Cassel Salpeter did not express any views or opinions as to any legal, tax, accounting, environmental, or regulatory matters relating to Stellar, Edesa, the Exchange, or otherwise. Cassel Salpeter understood and assumed that Stellar had obtained or would obtain such advice as it deemed necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals.

With Stellar’s consent, Cassel Salpeter assumed that the Edesa Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Edesa with respect to the future financial performance of Edesa. Cassel Salpeter assumed, at Stellar’s direction, that the Edesa Projections provided a reasonable basis upon which to analyze and evaluate Edesa and form an opinion. Cassel Salpeter expressed no view with respect to the Edesa Projections or the assumptions on which they were based. Cassel Salpeter did not evaluate the solvency or creditworthiness of Stellar, Edesa or any other party to the Exchange, the fair value of Stellar, Edesa or any of their respective assets or liabilities, or whether Stellar or Edesa or any other party to the Exchange is paying or receiving reasonably equivalent value in the Exchange under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor did Cassel Salpeter evaluate, in any way, the ability of Stellar, Edesa or any other party to the Exchange to pay its obligations when they come due. Cassel Salpeter did not physically inspect Stellar’s or Edesa’s properties or facilities and did not make or obtain any evaluations or appraisals of Stellar’s or Edesa’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). Cassel Salpeter did not attempt to confirm whether Stellar and Edesa have good title to their respective assets. Cassel Salpeter’s role in reviewing any information was limited solely to performing such reviews as Cassel Salpeter deemed necessary to support its own advice and analysis and was not on behalf of the Stellar Board, Stellar, or any other party.

Cassel Salpeter assumed, with Stellar’s consent, that the Exchange would be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Exchange, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on Stellar, Edesa or the Exchange. Cassel Salpeter also assumed, with Stellar’s consent, that the final executed form of the Exchange Agreement would not differ in any material respect from the draft Cassel Salpeter reviewed and that the Exchange would be consummated on the terms set forth in the Exchange Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that would be material to its analyses or opinion. Without limitation to the foregoing, with Stellar’s consent, Cassel Salpeter further assumed that any adjustments to the Base Ratio in accordance with the Exchange Agreement or otherwise would not be material to its analysis or opinion, and Cassel Salpeter expressed no view or opinion with respect to any such adjustment. Cassel Salpeter also assumed that the representations and warranties of the parties to the Exchange Agreement contained therein were true and correct and that each such party would perform all of the covenants and agreements to be performed by it under the Exchange Agreement. Cassel Salpeter offered no opinion as to the contractual terms of the Exchange Agreement or the likelihood that the conditions to the completion of the Exchange set forth in the Exchange Agreement would be satisfied.

In connection with preparing its opinion, Cassel Salpeter performed a variety of financial analyses. The following is a summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion. It is not a complete description of all analyses underlying such opinion. The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a consequence, neither Cassel Salpeter’s opinion nor the respective analyses underlying its opinion is readily susceptible to partial analysis or summary description. In arriving at its opinion, Cassel Salpeter assessed as a whole the results of all analyses undertaken by it with respect to the opinion. While it took into account the results of each analysis in reaching its overall conclusions, Cassel Salpeter did not make separate or quantifiable judgments regarding individual analyses and did not draw, in isolation, conclusions from or with regard to any individual analysis or factor. Therefore, Cassel

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Salpeter believes that the analyses underlying the opinion must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors underlying the opinion collectively, could create a misleading or incomplete view of the analyses performed by Cassel Salpeter in preparing the opinion.

The implied valuation reference ranges indicated by Cassel Salpeter’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses. Much of the information used in, and accordingly the results of, Cassel Salpeter’s analyses are inherently subject to substantial uncertainty.

The following summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion includes information presented in tabular format. The tables alone do not constitute a complete description of these analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses Cassel Salpeter performed.

Share prices for the selected companies used in the selected companies analysis described below were as of March 1, 2019. Estimates of future financial performance for Edesa were based on the Edesa Projections, and estimates of future financial performance for the selected companies listed below were based on publicly available research analyst estimates for those companies.

Financial Analysis of Stellar

For purposes of its analysis of Stellar, Cassel Salpeter, with Stellar’s agreement, evaluated Stellar based on Stellar’s implied adjusted net asset value and recent trading prices of the Stellar Common Shares.

Adjusted Net Asset Value. Cassel Salpeter reviewed Stellar management’s estimates of Stellar’s operating assets less operating liabilities, warrant liabilities, transaction expenses (after applicable expense sharing) and net equipment sales, and adjustments to those estimates prepared by or discussed with Stellar management, including adjustments for transaction expenses that would not be incurred absent the completion of the Exchange, adjustments for expense sharing and the value of Stellar as a public company. This analysis indicated an implied aggregate equity value of approximately $4,300,000 for Stellar.

Market Capitalization. Cassel Salpeter also reviewed Stellar’s one-month low and one-month high equity market capitalization. This review indicated an implied aggregate equity value reference range of approximately $5,700,000 to $6,800,000 for Stellar.

Financial Analysis of Edessa

Risk-Adjusted Net Present Value Analysis. Cassel Salpeter performed a risk-adjusted net present value analysis of Edesa by calculating the estimated net present value of the risk-adjusted free cash flows of Edesa based on the Edesa Projections. In performing this analysis, Cassel Salpeter applied discount rates ranging from 27.50% to 32.50% and terminal growth rates ranging from (2.50%) to 2.50%. This analysis indicated an implied aggregate equity value reference range of $56,400,000 to $88,400,000 for Edesa.

Selected Companies Analysis. Cassel Salpeter considered certain financial and operating data for Edesa and selected companies with publicly traded equity securities Cassel Salpeter deemed relevant. The financial and operating data reviewed included market value, total invested capital and estimated 2021 revenue. The selected companies with publicly traded equity securities and the resulting high, low, mean and median financial data were:

Companies with Estimated 2021E Revenue Greater than $50 million:

•	Cassiopea S.p.A.

•	Dermira, Inc.

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•	Aclaris Therapeutics, Inc.

•	Paratek Pharmaceuticals, Inc.

•	Foamix Pharmaceuticals Ltd.

•	Melinta Therapeutics, Inc.

Companies with Estimated 2021E Revenue Less than $50 million or Not Available:

•	Verrica Pharmaceuticals Inc.

•	Menlo Therapeutics Inc.

•	Sol-Gel Technologies Ltd.

•	Hoth Therapeutics, Inc.

•	Sienna Biopharmaceuticals, Inc.

•	Cipher Pharmaceuticals Inc.

•	Novan, Inc.

•	NovaBay Pharmaceuticals, Inc.

•	Provectus Biopharmaceuticals, Inc.

•	Realm Therapeutics Plc

(Dollars in Thousands)	Market Value	Total Invested Capital	2021E Revenue
High	$404,111	$675,695	$216,549
All Companies
Mean	150,157	181,044	87,443
Median	103,171	151,449	43,557
Companies < $50 million 2021E Revenue or Not Available
Mean	90,588	97,671	20,214
Median	48,022	57,752	23,854
Low	22,521	24,865	1,992

The selected companies analysis indicated an implied aggregate equity value reference range of $52,000,000 to $63,500,000 for Edesa.

None of the selected companies have characteristics identical to Edesa. An analysis of selected publicly traded companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed.

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Selected Transactions Analysis. Cassel Salpeter considered the financial terms of the following business transactions Cassel Salpeter deemed relevant. The financial data reviewed included transaction value. The selected transactions and the resulting high, low, mean and median financial data were:

Date
Announced	Closed	Target	Acquiror
15-Oct-18	30-Nov-18	Worldwide Rights to Rhofade Cream 1%	Aclaris Therapeutics
8-Aug-17	11-Aug-17	Krystal Biotech, Inc.	Sun Pharmaceutical Industries Ltd
16-Dec-16	20-Jan-17	Ziarco Group Ltd	Novartis AG
6-Dec-16	6-Dec-16	Creabilis SA	Sienna Biopharmaceuticals
21-Apr-16	21-Apr-16	Topokine Therapeutics, Inc.	Allergan PLC
7-Jan-16	6-Jan-16	Anterios, Inc.	Allergan PLC
13-Apr-15	13-Apr-15	Innocutis Medical LLC	Cipher Pharmaceuticals Inc.

(Dollars in Thousands)	Total Value	Up Front Payment	Contingent Payment
High	$477,500	$325,000	$387,500
Mean	222,285	108,166	126,167
Median	150,000	72,250	53,250
Low	43,997	43,997	-

The selected transactions analysis indicated an implied aggregate equity value reference range of $44,000,000 to $72,300,000 for Edesa.

None of the target companies or transactions in the selected transactions have characteristics identical to Edesa or the Exchange. Accordingly, an analysis of selected business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the selected transactions and other factors that could affect the respective acquisition values of the transactions reviewed.

Selected Initial Public Offerings Analysis. Cassel Salpeter considered the financial terms of the following initial public offerings (“IPOs”) Cassel Salpeter deemed relevant. The financial data reviewed included gross offering amount, pre-money value and the gross offering amount relative to the post-offering equity value. The selected IPOs and the resulting high, low, mean and median financial data were:

Date	Company
14-Jan-19	Hoth Therapeutics, Inc.
14-Jun-18	Verrica Pharmaceuticals, Inc.
23-May-18	Kiniksa Pharmaceuticals Ltd.
31-Jan-18	Sol-Gel Technologies Ltd.
24-Jan-18	Menlo Therapeutics, Inc.
19-Sep-17	Krystal Biotech, Inc.
26-Jul-17	Sienna Biopharmaceuticals, Inc.
25-Jan-17	AnaptysBio, Inc.
20-Sep-16	Novan, Inc.
6-Oct-15	Aclaris Therapeutics, Inc.
2-Oct-14	Dermira, Inc.
24-Sep-14	Vitae Pharmaceuticals, Inc.
17-Sep-14	Foamix Pharmaceuticals Ltd

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(Dollars in Thousands)	Gross Offering Amount	Pre-Money Value	%Post Money Equity Value
High	$152,600	$299,196	57.5%
Mean	71,423	148,895	32.8%
Median	65,000	140,821	31.2%
Low	7,000	34,909	13.5%

The selected IPOs analysis indicated an implied aggregate equity value reference range of $56,800,000 to $69,400,000 for Edesa.

None of the companies in the selected IPOs have characteristics identical to Edesa. Accordingly, an analysis of selected IPOs is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies in the selected IPOs and other factors that could affect the respective values of the companies and IPOs reviewed.

Base Ratio Analysis

Cassel Salpeter calculated implied Base Ratio reference ranges for the Exchange using the implied aggregate equity value reference range indicated for Stellar based on the adjusted net asset value analysis and review of Stellar’s market capitalization and the implied value reference ranges indicated for Edesa based on the risk-adjusted net asset value analysis, the selected companies analysis, the selected transactions analysis and the selected IPOs analysis. The implied Base Ratio reference ranges were 89.2% to 95.4% based on the risk-adjusted net asset value analysis, 88.4% to 93.7% based on the selected companies analysis, 86.6% to 94.4% based on the selected transactions analysis and 89.3% to 94.2% based on the selected IPOs analysis, as compared to, in each case, the Base Ratio provided in the Exchange pursuant to the Exchange Agreement of 90%.

Other Matters Relating to Cassel Salpeter’s Opinion

As part of its investment banking business, Cassel Salpeter regularly is engaged in the evaluation of businesses and their securities in connection with Exchange, acquisitions, corporate restructurings, private placements and other purposes. Cassel Salpeter is a recognized investment banking firm that has substantial experience in providing financial advice in connection with mergers, acquisitions, sales of companies, businesses and other assets and other transactions. Cassel Salpeter received a fee of $90,000 for rendering its opinion, no portion of which was contingent upon the completion of the Exchange. In addition, Stellar agreed to reimburse Cassel Salpeter for certain expenses incurred by it in connection with its engagement and to indemnify Cassel Salpeter and its related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion. In accordance with Cassel Salpeter’s policies and procedures, a fairness committee of Cassel Salpeter was not required to, and did not, approve the issuance of Cassel Salpeter’s opinion.

Interests of the Stellar Directors and Executive Officers in the Exchange

In considering the recommendation of Stellar’s Board with respect to the issuance of Stellar Common Shares in the Exchange, Stellar’s shareholders should be aware that members of the Stellar Board and executive officers of Stellar have interests in the Exchange that may be different from, or in addition to, your interests.

Positions with Combined Company Upon Completion of the Exchange

As further described below under the heading “Directors and Officer Positions Following the Exchange,” Kathi Niffenegger, the Chief Financial Officer and Corporate Secretary of Stellar, will retain the position of Chief Financial Officer in the combined company and enter into a new employment agreement, effective upon completion of the Exchange, and Frank R. Oakes, the President, Chief Executive Officer, and Chairman of Stellar, will remain as a director following the completion of the Exchange.

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Treatment of Options

Upon completion of the Exchange, all outstanding options to purchase Stellar Common Shares will become immediately vested and exercisable. The table below sets forth the number of options held by the directors and executive officers of Stellar that will vest as a result of the Exchange, based on each individual’s unvested options as of April 18, 2019.

Quantification of Outstanding Equity Awards for Executive Officers and Directors

Name	Number of Options to Vest(1)	Exercise Prices of Options to Vest
Executive Officers
Frank R. Oakes	1,904	5.88
Kathi Niffenegger, CPA	1,666	5.88
Gregory T. Baxter, Ph. D.	0

Non-Employee Directors
Deborah F. Aghib, Ph.D.	595	1.25-6.51
Tessie M. Che, Ph.D.	357	1.25-5.88
Paul Chun	476	1.25-14.21
David L. Hill, Ph.D.	357	1.25-5.88
Charles V. Olson, D.Sc.	476	1.25-14.21
Mayank D. Sampat	357	1.25-5.88
Directors and Executive Officers as a group (9 persons)	6,188

(1)	The exercise prices of the options that will vest upon completion of the Exchange are greater than the market price of the Stellar Common Shares. and as a result, no market value has been ascribed to the options.

Indemnification of Directors and Officers

Prior to the completion of the Exchange, Stellar must obtain a fully-paid, irrevocable “tail” insurance policy naming the current officers and directors of Stellar as beneficiaries and maintain such policy for a period of six years following the completion of the Exchange. In addition, the members of the Stellar Board and Stellar’s executive officers will continue to be indemnified under existing indemnification agreements to the fullest extent permitted by law.

Director and Officer Positions Following the Exchange

Upon the completion of the Exchange, the Stellar Board is expected to initially have seven members which will be composed of four members proposed by Edesa, one proposed by Stellar and two “independent” directors as defined under Nasdaq corporate governance rules. Upon the completion of the Exchange, the other directors of Stellar will resign.

Upon the completion of the Exchange, the Stellar Board and its committees are expected to be composed of the individuals set forth in the table below. The directors shall serve until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

	Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Edesa Appointees	Dr. Pardeep Nijhawan
	Sean MacDonald	X	X	X
	Paul William Pay	X	X
	Peter van der Velden			X

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Stellar Appointees	Frank R. Oakes

Independent Appointees	Lorin Johnson		X
	Carlo Sistilli	X		X

Immediately following the Exchange, the executive management team of Stellar is expected to be composed of:

Name	Position with the Combined Company	Current Position
Dr. Pardeep Nijhawan	Chief Executive Officer	Chief Executive Officer, President and Secretary, Edesa
Dr. Michael Brooks	President	Vice President Corporate Development and Strategy, Edesa
Kathi Niffenegger, CPA	Chief Financial Officer	Chief Financial Officer and Corporate Secretary, Stellar

Form of the Exchange

Stellar and Edesa have entered into the Exchange Agreement. The Exchange Agreement contains the terms and conditions of the proposed business combination of Stellar and Edesa. Under the Exchange Agreement, Stellar will acquire the entire issued share capital of Edesa in exchange for newly-issued Stellar Common Shares, with Edesa becoming a wholly-owned subsidiary of Stellar.

The Exchange has been approved by the boards of directors of both Stellar and Edesa and is expected to close in the second quarter of 2019, subject to certain approvals of the shareholders of Stellar as well as other customary conditions. After the completion of the Exchange, Stellar will change its corporate name to “Edesa Biotech Inc.” as required by the Exchange Agreement.

Exchange Consideration

Upon completion of the Exchange, the Edesa shareholders will receive Stellar Common Shares in exchange for the outstanding capital shares of Edesa. Immediately following the completion of the Exchange, the Edesa shareholders and option holders are expected to own 90% of the aggregate number of the shares of the combined company on a fully diluted basis, and the Stellar shareholders are expected to own 10% of the aggregate number of shares of the combined company, on a fully diluted basis. The Base Ratio is subject to adjustment if Stellar’s working capital, calculated on the day before the completion of the Exchange, is more than $3 million or less than $2 million, resulting in a maximum exchange ratio of 88% (Edesa)/12% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92% (Edesa)/8% (Stellar) if working capital is less than $1,750,000.

The number of Stellar Common Shares issuable to the Edesa shareholders upon completion of the Exchange is subject to an amount of Holdback Shares to be determined by the parties five business days before the completion of the Exchange. The final number of Stellar Common Shares to be issued to the Edesa shareholders will be determined within 35 days after the completion of the Exchange. After the final calculation is complete, the Holdback Shares will be issued to the Edesa shareholders to the extent needed to meet the Base Ratio or Adjusted Ratio, as applicable. Please see “Exchange Agreement — Exchange Consideration” for further details.

Regulatory Approvals

Neither Stellar nor Edesa is required to make any filings or obtain any approvals or clearances from any antitrust regulatory authorities in the U.S. or other countries to complete the Exchange. In the U.S., Stellar must comply with applicable federal and state securities laws and Nasdaq rules and regulations in connection with the issuance of the Stellar Common Shares in connection with the Exchange, including the filing with the Securities and Exchange Commission, or SEC, of this proxy statement.

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Material U.S. Federal and Canadian Income Tax Consequences of the Exchange

There are no material U.S. federal or Canadian income tax consequences to Stellar shareholders directly as a result of the issuance of Stellar Common Shares in the Exchange. The Exchange is expected to restrict the utility of Stellar’s net operating loss carryforwards and certain other tax attributes. For additional information, see Risk Factors - “Because the Exchange will result in an ownership change of Stellar for purposes of the Internal Revenue Code and is expected to result in an acquisition of control of Stellar for purposes of the Income Tax Act (Canada), Stellar’s pre-Exchange net operating loss carryforwards and certain other tax attributes will be subject to limitation.”

Nasdaq Stock Market Listing

Prior to the completion of the Exchange, Stellar and Edesa intend to file an initial listing application with The Nasdaq Capital Market pursuant to Nasdaq Stock Market “change of control” rules. If such application is accepted, Stellar anticipates that the Stellar Common Shares will be listed on The Nasdaq Capital Market following the completion of the Exchange and will, subject to shareholder approval, trade under Stellar’s new name, “Edesa Biotech Inc.,” and new trading symbol, “EDSA.”

If necessary to obtain listing of the Stellar Common Shares on The Nasdaq Capital Market, Stellar may effect a reverse share split of the Stellar Common Shares in a ratio to be determined prior to the completion of the Exchange. Under Canadian law, prior shareholder approval of the reverse share split would not be required. The terms of any reverse share split have not yet been determined. Any reverse share split will reduce the number of Stellar Common Shares outstanding. See “Risk Factors - Risks Related to a Reverse Share Split.”

In addition, if necessary to obtain listing of the Stellar Common Shares on The Nasdaq Capital Market, or if otherwise desirable, Edesa may raise additional funds through the issuance of equity securities (or securities convertible into equity securities) of Edesa before the completion of the Exchange. The terms of any financing have not yet been determined. Any financing will not impact the aggregate number of Stellar Common Shares that are issued in the Exchange to the Edesa shareholders and option holders, or the exchange ratio.

Anticipated Accounting Treatment

The Exchange will be treated by Stellar as a reverse acquisition under the acquisition method of accounting in accordance with accounting principles generally accepted in the U.S. For accounting purposes, Edesa is considered to be acquiring Stellar in the Exchange.

EXCHANGE AGREEMENT

The following is a summary of the material terms of the Exchange Agreement. A copy of the Exchange Agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The Exchange Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about Stellar or Edesa. The following description does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement. You should refer to the full text of the Exchange Agreement for details of the Exchange and the terms and conditions of the Exchange Agreement.

The Exchange Agreement contains representations and warranties that Stellar, Edesa and the Edesa shareholders have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Exchange Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Exchange Agreement. While Stellar and Edesa do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Exchange Agreement. Accordingly, you should not rely on the representations and warranties as current

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characterizations of factual information about Stellar, Edesa or the Edesa shareholders, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Stellar, Edesa and the Edesa shareholders and are modified by the disclosure schedules.

General

Under the Exchange Agreement, Stellar will acquire the entire issued share capital of Edesa from the Edesa shareholders, with Edesa becoming a wholly-owned subsidiary of Stellar.

Exchange Consideration

The Edesa shareholders will receive Stellar’s Common Shares in exchange for the capital shares of Edesa. Immediately following the completion of the Exchange, the Edesa shareholders and option holders are expected to own 90% of the aggregate number of the shares of the combined company on a fully diluted basis, and the Stellar shareholders are expected to own 10% of the aggregate number of shares of the combined company, on a fully diluted basis. The Base Ratio is subject to adjustment if Stellar’s working capital, calculated on the day before the completion of the Exchange, is more than $3 million or less than $2 million, resulting in a maximum exchange ratio of 88% (Edesa)/12% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92% (Edesa)/8% (Stellar) if working capital is less than $1,750,000.

The number of Stellar Common Shares issuable to the Edesa shareholders upon completion of the Exchange is subject to a holdback of an amount of Stellar Common Shares to be determined by the parties five business days before the completion of the Exchange. The final number of Stellar Common Shares to be issued to the Edesa shareholders will be determined within 35 days after the completion of the Exchange. After the final calculation is complete, the Holdback Shares will be issued to the Edesa shareholders to the extent needed to meet the Base Ratio or Adjusted Ratio, as applicable.

Upon completion of the Exchange, holders of warrants of Stellar to purchase 2,049,808 Stellar Common Shares will be offered cash for their warrants and all outstanding options to purchase approximately 47,000 Stellar Common Shares will become immediately vested and exercisable. The purpose of the Holdback Shares is to allow for any reduction in the number of Stellar Common Shares issuable to the Edesa shareholders and option holders if any Stellar warrant holders do not accept the cash offer for their outstanding warrants or if there are any other changes in the final working capital of Stellar, which could impact the exchange ratio.

For purposes of determining the Adjusted Ratio, Stellar’s working capital will be calculated as follows:

Stellar’s cash and cash equivalents and accounts receivables calculated on the day before the completion of the Exchange, and $100,000 attributable to the value of the equipment related to Stellar’s assets minus

•	Stellar’s current liabilities and indebtedness calculated on the day before the completion of the Exchange;

•	the amount required to be paid to the holders of Stellar warrants who exercise the option to surrender their Stellar warrants in exchange for cash pursuant to the terms of the warrants, which option is triggered by the completion of the Exchange;

•	Stellar’s transaction expenses;

plus

•	expenses of Stellar incurred between April 1, 2019 and April 30, 2019 to a maximum of $60,000; and

•	50% of all expenses of Stellar incurred between April 30, 2019 and the day before the completion of the Exchange.

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Treatment of Edesa Options

Upon the closing of the Exchange, unexercised Edesa options will be exchanged or substituted for options to acquire Stellar Common Shares under the 2017 Incentive Compensation Plan (the “2017 Plan”) in a manner that is satisfactory to Edesa and Stellar. The Edesa options, warrants and other equity instruments will be treated in the same manner as the Edesa shares being transferred in the Exchange for the purpose of determining the number of Stellar Common Shares issuable pursuant to the new Stellar options.

Directors and Officers of Stellar Following the Exchange

The Exchange Agreement provides that Stellar will take all actions necessary, in consultation with the Edesa shareholders, to cause the Stellar Board, immediately after the completion of the Exchange, to consist of seven directors, with one member proposed by Stellar, four members proposed by Edesa and two “independent directors” as defined under Nasdaq corporate governance rules.

Additional information regarding the directors nominated by Stellar and Edesa pursuant to the foregoing provisions of the Exchange Agreement, as well as the executive officers of the combined company after the completion of the Exchange, is included on pages 126 - 133 of this proxy statement.

Conditions to the Completion of the Exchange

Each parties’ obligation to complete the Exchange is subject to the satisfaction or waiver, on or prior to the completion of the Exchange, of the following conditions:

•	there being no governmental order of law enjoining or prohibiting the completion of the Exchange;

•	approval by the Stellar shareholders at the Annual Meeting of the issuance of the Stellar Common Shares to the Edesa shareholders in the Exchange;

•	approval by Nasdaq of the listing of the common shares of the combined company; and

•	there being no legal action against any of Stellar, Edesa or the Edesa shareholders relating to the Exchange.

In addition, Stellar’s obligation to complete the Exchange is further subject to the satisfaction or waiver, on or prior to the completion of the Exchange, of the following conditions:

•	the representations and warranties of Edesa with respect to organization, the authority to enter into the Exchange Agreement and the enforceability thereof, brokers and accountants must be true and correct in all material respects as of the closing date as if made on the closing date or, if such representations and warranties relate to matters as of an earlier date, then as of that earlier date;

•	the representations and warranties of the Edesa shareholders with respect to the authority to enter into the Exchange Agreement and the enforceability thereof, ownership of Edesa shares, investor status and investment intent, and brokers must be true and correct in all material respects as of the closing date as if made on the closing date or, if such representations and warranties relate to matters as of an earlier date, then as of that earlier date;

•	the representations and warranties of Edesa with respect to capitalization must be true and correct as of the closing date as if made on the closing date;

•	all other representations and warranties of Edesa and the Edesa shareholders, must be true and correct as of the closing date as if made on the closing date or, if such representations and warranties relate to matters as of an earlier date, then as of that earlier date, except where the failure of these representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have an Edesa Material Adverse Effect, as described in the section “Exchange Agreement—Representations and Warranties”;

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•	Edesa and the Edesa shareholders must have complied, in all material respects, with all covenants in the Exchange Agreement required to be performed by them as of or before the completion of the Exchange;

•	Edesa must have obtained all consents to the completion of the Exchange that are required to prevent a breach or default under any agreements to which Edesa or the Edesa shareholders are a party;

•	there must not have been any change that would have a Material Adverse Effect in the financial condition, business or operations of Edesa, as described in the section “Exchange Agreement—Representations and Warranties”; and

•	Edesa and the Edesa shareholders must have delivered certain certificates, opinions and other documents required under the Exchange Agreement for the completion of the Exchange.

In addition, Edesa’s and the Edesa shareholders’ obligation to complete the Exchange is further subject to the satisfaction or waiver, on or prior to the completion of the Exchange, of the following conditions:

•	the representations and warranties of Stellar with respect to organization, the authority to enter into the Exchange Agreement and the enforceability thereof, brokers and accountants must be true and correct in all material respects as of the closing date as if made on the closing date or, if such representations and warranties relate to matters as of an earlier date, then as of that earlier date;

•	the representations and warranties of Stellar with respect to capitalization must be true and correct as of the closing date as if made on the closing date;

•	all other representations and warranties of Stellar must be true and correct as of the closing date as if made on the closing date or, if such representations and warranties relate to matters as of an earlier date, then as of that earlier date, except where the failure of these representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Stellar Material Adverse Effect, as described in the section “Exchange Agreement—Representations and Warranties”;

•	Stellar must have complied, in all material respects, with all covenants in the Exchange Agreement required to be performed by them as of or before the completion of the Exchange other than the requirement to obtain shareholder approval of the issuance of Stellar Common Shares in the Exchange;

•	Stellar must have obtained all consents to the completion of the Exchange that are required to prevent a breach or default under any agreements to which Stellar is a party;

•	Stellar must have entered into a consulting or employment agreement with persons specified by Edesa and the current chief financial officer of Stellar must have entered into a new employment agreement with the combined company;

•	Stellar must have delivered the written resignations of the executive officers of Stellar who are not continuing as executive officers of the combined company;

•	there must not have been any change that would have a Material Adverse Effect in the financial condition, business or operations of Stellar, as described in the section “Exchange Agreement—Representations and Warranties”;

•	the Edesa shareholders must have received the Stellar Common Shares in the Exchange;

•	the outstanding Edesa options must have been amended to provide that following the completion of the Exchange, they will be exercisable for Stellar Common Shares;

•	Stellar must have delivered certain certificates, opinions and other documents required under the Exchange Agreement for the completion of the Exchange; and

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•	Stellar’s estimated working capital must be equal to or greater than $1.5 million as of five business days before the completion of the Exchange.

Representations and Warranties

The Exchange Agreement contains customary representations and warranties for a transaction of this type relating to, among other things with respect to:

Stellar and Edesa

•	corporate organization and qualification and similar corporate matters;

•	authority to enter into the Exchange Agreement and related agreements and enforceability;

•	the absence of violation or conflict with organizational documents and contracts;

•	capitalization, including share capitalization;

•	outstanding options, warrants and convertible securities;

•	required third-party consents, approvals, notices and filings;

•	financial statements;

•	undisclosed liabilities;

•	the status of tax filings and other tax implications;

•	the absence of changes or events;

•	real property and leaseholds;

•	legal proceedings and orders;

•	material contracts and the validity and absence of breach of such contracts;

•	compliance with laws;

•	intellectual property matters;

•	environmental matters;

•	employee benefit matters and employment matters;

•	regulatory matters;

•	licenses and permits;

•	insurance;

•	approval of the Exchange Agreement by the board;

•	material transactions or affiliations;

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•	brokers;

•	compliance with the U.S. Foreign Corrupt Practices Act; Money Laundering Laws; Investment Company Act of 1940;

•	registration rights;

•	accountants; and

•	disclosure.

Stellar

•	Stellar’s SEC reports, including Stellar’s financial statements contained therein;

•	authority to issue the Stellar Common Shares in the Exchange and restrictions on transfer;

•	Sarbanes-Oxley and internal accounting controls;

•	listing of the Stellar Common Shares on Nasdaq;

•	Canadian securities filings; and

•	The opinion of Stellar’s financial advisor, Cassel Salpeter.

Edesa shareholders:

•	authority to enter into the Exchange Agreement and related agreements and enforceability;

•	ownership of Edesa shares;

•	governmental consents and the absence of violation or conflict with organizational documents and contracts;

•	legal proceedings;

•	exemption from registration under the Securities Act;

•	investor status, investment intent and non-U.S. transactions;

•	restrictions on transfer of the Stellar Common Shares;

•	the appointment of a shareholders’ representative;

•	taxes;

•	brokers; and

•	disclosure.

The representations and warranties are, in many respects, qualified by materiality, knowledge or material adverse effect and other similar qualifications. For purposes of the Exchange Agreement, material adverse effect means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or

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assets of Stellar, Edesa or the Edesa shareholders, or (b) the ability of Stellar, Edesa or the Edesa shareholders to complete the Exchange on a timely basis. However, none of the following shall be taken into account in determining whether there has been a material adverse effect:

•	general economic or political conditions;

•	any changes in financial or securities markets in general;

•	acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof;

•	any changes in applicable laws or accounting rules, including GAAP;

•	any action required or permitted by the Exchange Agreement; or

•	the public announcement, pendency or completion of the Exchange.

However, if any of the first four items described in the above bullet points has a disproportionate adverse effect on Stellar or its subsidiaries or Edesa compared to other companies in the industries in which they operate, such items shall be taken into account in determining whether a material adverse effect has occurred.

The representations and warranties of Stellar and Edesa will not survive the completion of the Exchange. The warranties of the Edesa shareholders set forth in the Exchange Agreement will survive the completion of the Exchange and expire three years after the closing date of the Exchange.

No Solicitation

Each of Stellar and Edesa agree to certain restrictions on the possible solicitation of alternative offers for Stellar or Edesa. Each of Stellar and the Edesa shareholders agrees not to:

•	solicit, initiate, encourage, or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (as defined below) or otherwise solicit, initiate, encourage or facilitate any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry;

•	provide any non-public information to any person in connection with an Acquisition Proposal or Acquisition Inquiry;

•	engage in discussions or negotiations with any person with respect to any Acquisition Proposal;

•	approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry; or

•	enter into any letter of intent or similar document or any contract contemplating or providing for any Acquisition Transaction (as defined below) or Acquisition Proposal.

However, before obtaining Stellar shareholder approval, Stellar may furnish nonpublic information regarding Stellar and its subsidiaries to, and may enter into discussions with, any third party in response to an unsolicited written Acquisition Proposal if Stellar’s Board concludes, after consultation with its outside counsel and financial advisors, the Acquisition Proposal constitutes or is reasonably expected to result in a Superior Offer, as defined below, if:

•	neither Stellar nor any representative of Stellar has breached the no solicitation provisions of the Exchange Agreement described above;

•	the Stellar Board concludes in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the Stellar Board to the Stellar shareholders under applicable legal requirements;

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•	before furnishing any information or entering into discussions with such third party, Stellar gives Edesa four days prior written notice of the identity of the third party and provides Edesa all terms and conditions of such Acquisition Proposal or Acquisition Inquiry and of Stellar’s intention to furnish information to, or enter into discussions with, such third party;

•	Stellar receives from the third party an executed confidentiality agreement containing provisions no less favorable to Stellar as those contained in the confidentiality agreement between Stellar and Edesa; and

•	prior to or simultaneously with the furnishing of any information to such third party, Stellar furnishes or makes available the same information to Edesa, to the extent not previously furnished.

For purposes of the Exchange Agreement and this proxy statement,

“Acquisition Inquiry” means an inquiry, indication of interest or request for information that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions with any third party involving: (i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of such person.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal made by a third party after the date of the Exchange Agreement to acquire (whether pursuant to a merger, share exchange, business combination, amalgamation or otherwise) of (i) 75% or more of the outstanding shares of Stellar, or (ii) assets of Stellar representing more than 75% of the earnings power, net income or EBITDA attributable to the assets of Stellar and its subsidiaries on a consolidated basis, that the Stellar Board determines in good faith, after consultation with its outside legal and financial advisors, to be superior to the Exchange and:

•	is reasonably capable of being completed without undue delay, in accordance with its terms, taking into account all financial, legal, regulatory and other aspects of such proposal and the person making such proposal; and

•	in the case of a transaction involving cash consideration, includes a fully committed financing as at the date of any definitive agreement to be entered into by Stellar and not otherwise subject to any financing contingency.

The Board Recommendation; Company Adverse Recommendation Change

As described above, and subject to the provisions described below, the Stellar Board has made the recommendation that the Stellar shareholders vote “FOR” the proposal to approve the issuance of Stellar Common Shares in the Exchange.  The Exchange Agreement provides that the Stellar Board will not effect a change in its recommendation except as described below.

Prior to Stellar shareholder approval, the Stellar Board may not (with any action described in the following being referred to as a “Stellar change in recommendation”):

•	withdraw or modify the recommendation of the Stellar Board or publicly propose to do so;

•	fail to publicly reaffirm the recommendation of the Board within three business days after Edesa requests in writing following any public announcement of, or Stellar’s receipt of, an Acquisition Proposal, not constituting a tender or exchange offer (which has not been publicly withdrawn); and

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•	fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten business days after the commencement of such Acquisition Proposal.

The Stellar Board may only effect a Stellar change in recommendation in response to an Acquisition Proposal that the Stellar Board has concluded in good faith (after consultation with its outside legal and financial advisors) is a Superior Offer if:

•	the Acquisition Proposal was not solicited in violation of the non-solicitation obligations under the Exchange Agreement described above;

•	the Stellar Board has determined in good faith (after consultation with its outside legal and financial advisors) that such Acquisition Proposal is a Superior Offer;

•	the Stellar Board determined that, in light of such Superior Offer, the failure to effect a Stellar change in recommendation is reasonably likely to be inconsistent with its fiduciary duties under applicable law;

•	Stellar shall have provided prior written notice to Edesa and the Edesa shareholders at least four business days in advance to the effect that the Stellar Board has received an Acquisition Proposal that is not withdrawn and that the Stellar Board concludes in good faith constitutes a Superior Offer and, absent any revision to the terms and conditions of the Exchange Agreement, the Stellar Board has resolved to effect a Stellar change in recommendation or to terminate the Exchange Agreement, which notice shall specify the basis for such Stellar change in recommendation or termination; and

•	prior to effecting such Stellar change in recommendation or termination, Stellar and its representatives, during the four business day notice period describe above, has (i) negotiated with Edesa and its representatives in good faith (to the extent that Edesa desires to so negotiate) to amend the terms and conditions of the Exchange Agreement so that Edesa’s and the Edesa shareholder’s revised proposal is at least as favorable to Stellar and Stellar’s shareholders and the Superior Offer and (ii) considered in good faith any proposal by Edesa or the Edesa shareholders to amend the terms and conditions of the Exchange Agreement in a manner that would make Edesa’s or the Edesa shareholders’ modified proposal at least as favorable to Stellar and Stellar’s shareholders and the Superior Offer.

Meeting of Stellar Shareholders

Stellar is obligated under the Exchange Agreement to call, give notice of and hold a meeting of its shareholders for the purposes of considering the issuance of shares of Stellar Common Shares pursuant to the Exchange Agreement and such other matters as Stellar deems necessary and appropriate.

Covenants; Conduct of Business Pending the Exchange

Each of Stellar and Edesa have agreed in the Exchange Agreement, subject to exceptions and except as consented to by the other party, it will conduct their business prior to the completion of the Exchange in the ordinary course consistent with past practices, pay its taxes and use commercially reasonable efforts, consistent with past practices, to preserve its business organization and good will, including material assets and properties of the business and relations with customers, suppliers, licensors, licensees and distributors.

Stellar has agreed, except as otherwise contemplated by the Exchange Agreement and subject to exceptions, without the consent of Edesa, it will not, prior to the completion of the Exchange:

•	buy, acquire, transfer, lease, license, sell or otherwise dispose of any of its assets, or permit any encumbrance to attach to or affect any of its assets;

•	fail to maintain all of its consents, permits or authorizations in full force and effect, except to the extent that the failure to do so would not have a Material Adverse Effect;

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•	make any general or specific increase in the remuneration of the employees, officers, directors, contractors and service agents of Stellar or its subsidiaries, or grant to them any additional benefits;

•	implement any employee benefit plan;

•	make any modification in its usual sales, accounting, management, collection or credit granting practices;

•	make or rescind any express or deemed election or designation relating to taxes of Stellar or its subsidiaries or refile any tax return;

•	effect any share split, share dividend, reverse share split, consolidation, recapitalization or similar change in the outstanding Stellar Common Shares; or

•	issue or grant any shares or other securities (except upon the exercise of outstanding options or certain warrants) or any options, warrants, privileges or rights to acquire Stellar Common Shares.

Stellar and Edesa have each agreed, except as otherwise contemplated by the Exchange Agreement and subject to exceptions, without the consent of the other party, it will not, prior to the completion of the Exchange:

•	amend its articles, by-laws, constating documents or other organizational documents; or

•	enter into or amend any material contract or other instrument, except in the ordinary course of business involving the sale of goods or services,

Other Agreements

Each of the companies has agreed:

•	that Stellar will prepare and file this proxy statement with the SEC and Edesa will cooperate with Stellar in the preparation of this proxy statement and to provide such information as may be reasonably required to comply with the SEC rules and regulations, including the provision of the Edesa financial statements;

•	to carry on its business in substantially the same manner as before entering into the Exchange Agreement;

•	to maintain and keep its properties in states of good repair and condition, except for depreciation due to ordinary wear and tear and damage due to casualty;

•	to maintain insurance in full force and effect;

•	to perform in all material respects all obligations under material contracts, leases and instruments relating to or affecting its assets, properties, and business;

•	to use reasonable best efforts to maintain and preserve its business organization, to retain key employees, and to maintain its relationship with material suppliers and customers;

•	to comply with and perform all obligations and duties imposed by all laws and governmental orders;

•	not take any action that would interfere or be inconsistent with, or would materially delay, the Exchange;

•	terminate any solicitation, encouragement, discussion or negotiation with or involving any third party relating to an Acquisition Proposal or an Acquisition Transaction;

•	that Stellar will use commercially reasonable efforts to cause the Stellar Common Shares to be issued to the Edesa shareholders in accordance with the Exchange Agreement to be approved for listing on Nasdaq, subject to official notice of issuance;

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•	that Stellar and Edesa will use reasonable commercial efforts to make such filings and take such actions necessary to obtain approval from Nasdaq to list the Stellar Common Shares on Nasdaq following the completion of the Exchange; and

•	prior to the completion of the Exchange, Stellar will obtain a fully-paid irrevocable “tail” insurance policy naming the current officers and directors of Stellar as direct beneficiaries and the combined company will use its reasonable best efforts to maintain the D&O policy for a period of six years after the completion of the Exchange.

Termination

The Exchange Agreement may be terminated and the Exchange abandoned at any time prior to the completion of the Exchange in the following ways:

•	by mutual written consent of the parties;

•	by Edesa, if as of five business days before the completion of the Exchange, Stellar’s estimated working capital is less than $1.5 million;

•	by either company if any of the conditions to the completion of the Exchange have not been satisfied by June 28, 2019;

•	by one party if there is a breach or failure to perform the representations, warranties, covenants or other agreements given by the other at the signing of the Exchange Agreement resulting in a failure to satisfy the applicable closing conditions and the breach or failure is not capable of being cured or is not subsequently cured;

•	by Edesa if the Stellar shareholder approval is not obtained or the shareholder meeting for obtaining Stellar shareholder approval has not been held by June 26, 2019;

•	by Edesa, prior to obtaining Stellar shareholder approval, if the Stellar Board changes its recommendation in favor of approving the Exchange, fails to reaffirm its recommendation for the Exchange or, subject to certain conditions, does not recommend against or remains neutral with respect to a tender offer related to an Acquisition Proposal; and

•	by Edesa or Stellar, prior to obtaining Stellar shareholder approval, if the Stellar Board authorizes Stellar to enter into an acquisition agreement for a Superior Offer.

Termination Fees, Expenses

In the event of a termination of the Exchange Agreement, certain termination fees may apply.

If Stellar terminates the Exchange Agreement due to a breach or failure of Edesa or the Edesa shareholders to perform their representations, warranties, covenants or other agreements in the Exchange Agreement resulting in a failure to satisfy the applicable closing conditions and which breach or failure is not capable of being cured or is not subsequently cured, Stellar is entitled to reimbursement of up to $250,000 in legal fees.

Edesa is entitled to reimbursement of up to $250,000 in legal fees if it terminates the Exchange Agreement due to:

•	a breach or failure of Stellar to perform its representations, warranties, covenants or other agreements in the Exchange Agreement resulting in a failure to satisfy the applicable closing conditions and which breach or failure is not capable of being cured or is not subsequently cured;

•	Stellar’s failure to obtain Stellar shareholder approval or hold the shareholder meeting by June 26, 2019;

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•	Stellar’s estimated working capital being less than $1,500,000 as of five business days before the Closing; or

•	prior to obtaining Stellar shareholder approval, the Stellar Board effects a Stellar change in recommendation.

If, prior to receiving Stellar shareholder approval, the Exchange Agreement is terminated because Stellar enters into an acquisition agreement for a Superior Offer, Stellar is obligated to pay a termination fee of $1,000,000 to Edesa.

If the Exchange Agreement is terminated by Edesa or the Edesa shareholders because Stellar breaches or fails to perform the representations, warranties, covenants or other agreements in the Exchange Agreement resulting in a failure to satisfy the applicable closing conditions and which breach or failure is not capable of being cured or is not subsequently cured, Edesa and the Edesa shareholders are entitled to a termination fee of $1,000,000, less any legal fees paid, in the following circumstances:

•	an Acquisition Proposal or Acquisition Inquiry was communicated to the Stellar Board within six months prior to the date of the Exchange Agreement and an Acquisition Transaction is consummated with such person or an affiliate thereof within six months after the termination of the Exchange Agreement; or

•	Stellar consummates an Acquisition Transaction with a Stellar shareholder or affiliate of Stellar within six months after termination of the Exchange Agreement.

Amendment

The Exchange Agreement may be amended by the parties thereto by written consent any time before the effective date of the Exchange.

Governing Law

The Exchange Agreement is governed by the laws of the Province of British Columbia, Canada.

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MATTERS BEING SUBMITTED TO A VOTE OF STELLAR SHAREHOLDERS

PROPOSAL NO. 1
APPROVAL OF THE ISSUANCE OF STELLAR COMMON SHARES IN THE EXCHANGE

At the Annual Meeting, holders of Stellar Common Shares will be asked to approve the issuance of Stellar Common Shares in the Exchange. Immediately following the completion of the Exchange, the Edesa shareholders and option holders are expected to own 90% of the aggregate number of the shares of the combined company on a fully diluted basis, and the Stellar shareholders are expected to own 10% of the aggregate number of shares of the combined company, on a fully diluted basis. This exchange ratio of 90% (Edesa)/10% (Stellar) (the “Base Ratio”) is subject to adjustment if Stellar’s working capital, calculated on the day before the completion of the Exchange, is more than $3 million or less than $2 million, resulting in a maximum exchange ratio of 88% (Edesa)/12% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92% (Edesa)/8% (Stellar) if working capital is less than $1,750,000.

The terms of, reasons for and other aspects of the Exchange Agreement, the Exchange and the issuance of Stellar Common Shares in the Exchange are described in detail in the other sections in this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of the votes cast by holders present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of the issuance of Stellar Common Shares in the Exchange. With regard to this proposal, broker non-votes and shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

THE STELLAR BOARD RECOMMENDS THAT THE STELLAR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO APPROVE THE ISSUANCE OF STELLAR COMMON SHARES IN THE EXCHANGE.

PROPOSAL NO. 2
ELECTION OF DIRECTORS

Nominees for Election of Directors

Each director is elected annually to serve until the next annual meeting of shareholders, or until his or her successor is duly elected. However, if Proposal No. 1 is approved by the Stellar shareholders and the Exchange is completed, the Stellar Board will be reconstituted in accordance with the terms of the Exchange Agreement. See the section entitled “Directors and Officers of the Combined Company” in this proxy statement. Upon the recommendation of the Nominating and Corporate Governance Committee, the Stellar Board has nominated Deborah F. Aghib, Tessie M. Che, Paul Chun, David L. Hill, Frank R. Oakes, Charles V. Olson and Mayank D. Sampat to hold office until the 2020 annual meeting of shareholders or until their respective successors have been duly elected and qualified. In the event that any of the nominees shall be unable or unwilling to serve as a director, the Stellar Board shall reserve discretionary authority to vote for a substitute or substitutes. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

Information as to Stellar’s Board and Nominees

Name	Age	Position(s) Held	Director Since
Deborah F. Aghib, Ph.D. (1)(3)	60	Director	January 23, 2018
Tessie M. Che, Ph.D.	68	Director	September 25, 2013
Paul Chun (1)(3)	38	Director	December 8, 2016
David L. Hill, Ph.D. (2)(3)	68	Director	May 17, 2011
Frank R. Oakes	68	President, Chief Executive Officer and Chairman of Board of Directors	April 9, 2010
Charles V. Olson, D.Sc. (2)	61	Director	December 8, 2016

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Mayank D. Sampat (1)(2)	63	Director	August 15, 2012

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

There are no arrangements between Stellar’s directors, and any other person pursuant to which its directors were nominated or elected for their positions. There are no family relationships between any of Stellar’s directors or executive officers. None of Stellar’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Biographies and Qualifications. The biographies of Stellar’s directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Stellar are as follows:

Deborah F. Aghib, Ph.D. has been a director of Stellar since January 2018. She has more than 25 years of executive experience for biotechnology and healthcare-related companies and organizations. She is currently a business development executive for CellPly S.r.L., a position she has held since August 2017. She also currently serves as an advisor to the boards and management of BrainDTech S.r.L (since January 2016), Sanipedia S.r.L (since October 2014) and Neuro-Zone S.r.L. (since January 2007). Previously, from February 2014 to September 2014, she was a private equity consultant for CRG LP, a healthcare-focused investment firm. From 2013 to 2014 she was Business Development and Strategy executive under a consulting arrangement for Theravance Inc. From February 2012 to December 2012, she served as Stellar’s chief business development executive under a consulting arrangement. From 2007 to 2012, she was the Vice President of Business Development and Strategy for Neuro-Zone. Since October 2015, Dr. Aghib has served on the Advisory Board of Open Common Consortium, a cloud computing and data commons infrastructure that supports cancer medical research from the University of Chicago. Dr. Aghib holds a Ph.D. in Molecular and Cellular Biology from the University of Milan and a Ph.D. in Human Genetics from the University of Pavia. Dr. Aghib has broad scientific knowledge and significant international experience in developing long-term strategies for business development, licensing and asset spinoffs for drug discovery, medical device and companion diagnostics companies.

Tessie M. Che, Ph.D. has been a director of Stellar since September 2013. Dr. Che is currently General Manager and Chair of the board of directors of Amaran Biotechnology Inc., a privately-held biopharmaceuticals manufacturer based in Taiwan, a position she has held since 2012. She is also a director of OBI Pharma USA, a wholly-owned subsidiary of OBI Pharma, Inc., a publicly traded biotechnology corporation in Taiwan. From 1998 to 2011 she served as COO and Sr. V.P., Corporate Affairs of Optimer Pharmaceuticals Inc., a company she co-founded. At Optimer, Dr. Che guided the company’s CMC team to the successful registration and commercialization of DificidTM in the U.S., Canada and Europe. Prior to Optimer, Dr. Che’s experience includes 20 years in research, operations and management at global companies, including Exxon Mobil Corp., Aventis Pharmaceuticals Inc., and EniChem SpA. Dr. Che holds bachelor degrees in chemistry from Illinois State University and Fu-Jen Catholic University (Taiwan) and a PhD in physical-inorganic chemistry from Brandeis University. She has authored numerous scientific publications and holds over 20 U.S. patents. Dr. Che has extensive scientific, operational, manufacturing, quality assurance, product development and senior management experience in the pharmaceutical and biotechnology industries, as well as experience serving on a board of directors within Stellar’s industry.

Paul Chun has been a director of Stellar since December 2016 and serves as the chair of the Nominating and Corporate Governance Committee. He is a Managing Partner of Eldred Advisors LLC, a life sciences advisory firm he founded in May 2016. From November 2015 to April 2016, he served as Director of Strategy and Corporate Development at Kiromic, LLC. From May 2011 to October 2015, Mr. Chun served as a life sciences principal with Westwicke Partners, LLC, a capital markets advisory firm. During his tenure at Westwicke, he supported the capital markets and investor engagement objectives of private and public biopharma companies, including the support of

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multiple initial public offerings and other strategic transactions. Prior to Westwicke, he held various roles in investment research and corporate finance, including at Amgen, Inc., Tavistock Life Sciences and Goldman, Sachs & Co. He received his bachelors in biological sciences from Columbia University. Mr. Chun has broad experience in therapeutics development and commercialization, valuation, corporate development and finance.

David L. Hill, Ph.D. has been a director of Stellar since May 2011. Since January 2018 he has operated the California Central Coast IVF Laboratory, a healthcare company he founded in San Luis Obispo, California. He previously served as Scientific Director for the ART Reproductive Center, Beverly Hills, California, from December 1999 until December 2016. He is also an Assistant Clinical Professor in the Dept. of Obstetrics and Gynecology at the David Geffen School of Medicine, University of California, Los Angeles, and a Research Assistant IV at Cedars-Sinai Medical Center, Los Angeles, California. Dr. Hill received his Ph.D. in Biological Sciences from the Department of Pathobiology, School of Life Sciences, University of Connecticut and completed a Postdoctoral Fellowship at the Dana Farber Cancer Institute through an appointment by the Department of Physiology and Biophysics, Harvard Medical School, Boston, Massachusetts. Dr. Hill has extensive scientific and clinical research experience in Stellar’s industry.

Frank R. Oakes was appointed Stellar’s President and Chief Executive Officer and Chairman of Stellar’s Board in April 2010. Prior to that time, he served as founder and Chief Executive Officer of Stellar’s California subsidiary since 1999. He has more than 40 years of management experience in aquaculture including a decade as Chief Executive Officer of The Abalone Farm, Inc., during which he led the company through the R&D, capitalization, and commercialization phases of development to become the largest abalone producer in the U.S. Mr. Oakes is the inventor of Stellar’s patented method for non-lethal extraction of hemolymph from a live gastropod mollusk. He was the principal investigator on Stellar’s Small Business Innovation Research (SBIR) grant from the National Science Foundation and was principal investigator on Stellar’s Phase I and II SBIR grants from the NIH’s Center for Research Resources, and a California Technology Investment Partnership (CalTIP) grant from the Department of Commerce. Mr. Oakes has consulted and lectured for the aquaculture industry around the world. He received his Bachelor of Science degree from California State Polytechnic University, San Luis Obispo and is a graduate of the Los Angeles Regional Technology Alliance University’s management-training program. Mr. Oakes is a valuable member of Stellar’s Board due to his depth of operating, strategic, and senior management experience in Stellar’s industry, specifically as related to aquaculture. Additionally, Mr. Oakes holds an intimate knowledge of Stellar due to his longevity in the industry and with us.

Charles V. Olson, D.Sc. has been a director of Stellar since December 2016 and a member of Stellar’s scientific advisory board since June 2014 and serves as the chair of the Compensation Committee. Since September 2017, he has served at Applied Molecular Transport Inc., as the Vice President of Biologics. He has also been a Principal Biotechnology Consultant for Compass Biotechnology LLC since 2006. Dr. Olson previously held senior and executive management positions at Anthera Pharmaceuticals Inc. from April 2010 to August 2017, NGM Biopharmaceuticals Inc., Coherus BioSciences Inc., Nexbio Inc., Cell Genesys, Inc., Biomarin Pharmaceuticals, Inc., and Onyx Pharmaceuticals, Inc. After graduate school, Dr. Olson was a Research Scientist at Kaiser Hospitals, followed by Scientist and Senior Scientist positions at Genentech and Bayer, respectively. He holds a B.A. in biology and chemistry from Westmont College, an M.A. in chemistry from the University of California at Santa Barbara and a D.Sc. in biochemistry. Dr. Olson has extensive scientific, manufacturing operations, process development, and senior management experience in the biopharmaceutical industry.

Mayank (Mike) D. Sampat has been a director of Stellar since August 2012 and serves as the chair of the Audit Committee. Mr. Sampat is an independent consultant providing business services to companies seeking expertise in financial planning and analysis, accounting and financial reporting, M&A transactions support and financial system implementation. Since October 2018, he has served as the Chief Financial Officer at Treatment Management Company, a healthcare provider focused on addiction recovery. He previously held the positions of controller at Precision Toxicology, LLC, a healthcare focused clinical laboratory specializing in providing quantitative drug testing, from February 2015 to May 2016, Zpower, LLC, an emerging manufacturer in the microbattery industry, from June 2012 to September 2014, and Imaging Advantage LLC from September 2010 to June 2012, and the position of Chief Financial Officer for Gamma Medica-Ideas, a supplier of imaging equipment to the medical industry, from September 2007 to June 2010. Mr. Sampat received a BBA in accounting from Bombay University and his MBA in Finance at Mercer University. Mr. Sampat is a seasoned finance and accounting executive, having worked with multiple companies ranging from startups to large Fortune 100 companies.

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Vote Required

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” The affirmative vote of the holders of a plurality of votes cast by the holders of Stellar Common Shares, present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of each of the nominees. With regard to this proposal, shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

THE STELLAR BOARD RECOMMENDS THAT THE STELLAR SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL NO. 2.

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stellar’s CORPORATE GOVERNANCE

Board Meetings

Stellar’s Board held 8 meetings in fiscal year 2018. As shown in the table below, each director attended at least 75% of the aggregate number of meetings of the Stellar Board held during the period for which such director served on Stellar’s Board. Stellar’s directors are encouraged, but not required, to attend annual meetings. All of Stellar’s directors attended its 2018 annual meeting of shareholders, and it is not expected that Stellar’s directors will attend this Annual Meeting. The table below details the attendance of Stellar Board members at director and committee meetings during the fiscal year ended September 30, 2018.

Name of Director	Board (8 Meetings)	Audit (5 Meetings)	Compensation (4 Meetings)	Nominating and Corporate Governance (3 Meetings)
Deborah F. Aghib, Ph.D. (1)	5 of 6 attended	3 of 3 attended	N/A	1 of 1 attended
Tessie M. Che, Ph.D.	6 of 8 attended	N/A	N/A	N/A
Paul Chun (2)	8 of 8 attended	5 of 5 attended	4 of 4 attended	3 of 3 attended
David L. Hill, Ph.D. (3)	7 of 8 attended	2 of 2 attended	4 of 4 attended	1 of 3 attended
Frank R. Oakes	8 of 8 attended	N/A	N/A	N/A
Charles V. Olson, D.Sc.	7 of 8 attended	N/A	3 of 4 attended	N/A
Mayank D. Sampat (4)	8 of 8 attended	5 of 5 attended	4 of 4 attended	2 of 2 attended

(1)	Dr. Aghib was appointed to the Stellar Board on January 23, 2018 and appointed to the Audit and Nominating and Corporate governance committees on March 27, 2018.
(2)	Mr. Chun was a member of the Compensation Committee through March 27, 2018.
(3)	Dr. Hill was a member of the Audit Committee through March 27, 2018.
(4)	Mr. Sampat was a member of the Nominating and Corporate Governance Committee through March 27, 2018.

Board Leadership Structure

Stellar’s Board does not have a formal policy with respect to the separation of the positions of Chief Executive Officer and Chairman of the Stellar Board. Since 2010, Frank R. Oakes has served as both Stellar’s Chief Executive Officer and Chairman. The Stellar Board has determined that, in light of his extensive experience in Stellar’s industry, familiarity with Stellar’s day-to-day operations, in-depth knowledge of the issues, opportunities and challenges facing Stellar, and strategic vision for its business, Mr. Oakes’ service as both its Chief Executive Officer and Chairman is appropriate to provide the authority and flexibility necessary for Mr. Oakes to lead Stellar.

Although Stellar believes that the combination of the Chief Executive Officer and Chairman roles is appropriate under the current circumstances, Stellar has not established this approach as a policy, and the Stellar Board may determine that it is more appropriate to separate the roles in the future.

Role of Board in Risk Oversight Process

Stellar’s Board is responsible for overseeing Stellar’s risk management and, either as a whole or through its committees, regularly discusses with management its major risk exposures, their potential impact on Stellar’s business and the steps Stellar takes to manage them. The risk oversight process includes receiving regular reports from committees of the Stellar Board and members of senior management to enable Stellar’s Board to understand Stellar’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. The Audit Committee discusses with Stellar’s independent registered public accounting firm the major financial risk exposures and the steps management has taken to monitor and mitigate such exposures.

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Director Independence

The Stellar Board evaluates the independence of each nominee for election as a director of Stellar in accordance with the Nasdaq Listing Rules. Pursuant to these rules, a majority of Stellar’s Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of Stellar and has not received certain payments from, or engaged in various types of business dealings with, Stellar. In addition, as further required by the Nasdaq Listing Rules, the Stellar Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Stellar Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Stellar Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Stellar and its management.

As a result, the Stellar Board has affirmatively determined that Deborah F. Aghib, Paul Chun, David Hill, Charles Olson and Mayank Sampat are “independent directors.” This means that Stellar’s Board is composed of a majority of independent directors as required by Nasdaq. The Stellar Board has also affirmatively determined that all members of its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent directors.

Lead Director

On January 8, 2015, Stellar’s Board created the position of Lead Director. Stellar’s Board has yet to designate an existing or new director to serve as Stellar’s Lead Director. Pursuant to the charter of the Lead Director, the Lead Director shall be an independent, non-employee director designated by Stellar’s Board who shall serve in a lead capacity to coordinate the activities of the other independent directors, interface with and advise the Chairman of the Stellar Board, and perform such other duties as are specified in the charter or as Stellar’s Board may determine.

Code of Business Conduct and Ethics and Insider Trading Policy

Stellar’s Board has adopted a written Code of Business Conduct and Ethics applicable to all directors, officers and employees of Stellar. Copies of these policies are available on Stellar’s website at http://ir.stellarbiotechnologies.com and on SEDAR at www.sedar.com and will be provided in print without charge to any shareholder who submits a request in writing to Stellar Biotechnologies, Inc., Investor Relations, 332 E. Scott Street, Port Hueneme, California 93041. Any amendment to and waivers from the Code of Business Conduct and Ethics will be posted on Stellar’s website. The Code of Business Conduct and Ethics provides that any waiver thereof may be made only by the entire Stellar Board.

Information about Stellar’s Board Committees

Stellar’s Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Stellar Board has adopted written charters for its Audit Committee, its Compensation Committee, and its Nominating and Corporate Governance Committee. Copies of these charters are available on Stellar’s website at http://ir.stellarbiotechnologies.com and on SEDAR at www.sedar.com and will be provided in print without charge to any shareholder who submits a request in writing to Stellar Biotechnologies, Inc., Investor Relations, 332 E. Scott Street, Port Hueneme, California 93041.

Audit Committee

Composition of the Audit Committee

Stellar’s Audit Committee is composed of Deborah F. Aghib, Paul Chun, and Mayank Sampat (chairman). The Audit Committee held 5 meetings in fiscal 2018. Each of the members of the Audit Committee attended 100% of the meetings held by the Audit Committee during the time such directors served as a member of the committee. The

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purpose of the Audit Committee is to oversee Stellar’s accounting and financial reporting processes and the audits of its financial statements. In that regard, the Audit Committee assists the Stellar Board in monitoring: the integrity of Stellar’s financial statements; Stellar’s independent registered public accounting firm’s qualifications, independence, and performance; the performance of Stellar’s internal audit function, including Stellar’s system of internal controls, financial reporting, and disclosure controls; and Stellar’s compliance with legal and regulatory requirements. To fulfill this obligation and perform its duties, the Audit Committee maintains effective working relationships with the Stellar Board, management, and Stellar’s independent registered public accounting firm.

The Stellar Board has identified Mayank Sampat as its audit committee financial expert. Mr. Sampat is the Chairman of Stellar’s Audit Committee and has extensive financial experience. He received an MBA in Finance from Mercer University, and has served in several financial positions with other companies, including several years as Chief Financial Officer for a medical equipment manufacturer. All members of the Audit Committee are considered to be “independent” as that term is defined by the Exchange Act, the Nasdaq Listing Rules and Canadian NI 52-110. All members of the Audit Committee are “financially literate” as that term is defined in NI 52-110.

Relevant Education and Experience

A full description of the education and experience of the current members of the Audit Committee is available under the section entitled “Information as to Stellar’s Board and Nominees - Biographies and Qualifications” detailed above.

Audit Committee Oversight

At no time since the commencement of Stellar’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an independent registered public accounting firm not adopted by the Stellar Board.

The Audit Committee reviews, approves and oversees any transaction between Stellar and any “related person” (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations, on an ongoing basis. Under these policies and procedures, the Audit Committee is to be informed of transactions subject to review before their implementation. The procedures establish Stellar’s practices for obtaining and reporting information to the Audit Committee regarding such transactions on a periodic and an as-needed basis. The policy provides that such transactions are to be submitted for approval before they are initiated but also provides for ratification of such transactions. No director who is interested in a transaction may participate in the Audit Committee’s determinations as to the appropriateness of such transaction.

Assessments

The Stellar Board monitors the adequacy of information given to directors, communication between the Stellar Board and management and the strategic direction and processes of the Stellar Board and committees.

Additional information regarding the audit committee is contained in Item 10 of the Annual Report and Stellar’s Annual Information Form for fiscal 2018 as filed on SEDAR.

Compensation Committee

Stellar’s Compensation Committee is composed of David Hill, Charles Olson (chair), and Mayank Sampat. The Compensation Committee held 4 meetings in fiscal 2018. Each of the members of the Compensation Committee attended at least 75% of the meetings held by the Compensation Committee during the time such directors served as a member of the committee. The purpose of the Compensation Committee is to discharge the Stellar Board’s responsibilities relating to compensation of Stellar’s Chief Executive Officer and Stellar’s other executive officers. More specifically, the Compensation Committee has the sole authority to determine the Chief Executive Officer’s compensation level based on an evaluation performed, at least annually, in light of the corporate goals and objectives applicable to the compensation of the Chief Executive Officer.

The Compensation Committee has overall responsibility for approving and evaluating all of Stellar’s compensation plans, policies and programs as such plans, policies and programs affect other executive officers and all employees. The Compensation Committee also reviews Stellar’s incentive compensation arrangements to determine whether

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they encourage excessive risk-taking, reviews and discusses, at least annually, the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk.

All compensation decisions are made with consideration of the Compensation Committee’s guiding principles to provide competitive compensation for the purpose of attracting and retaining talented executives and employees and of motivating Stellar’s employees to achieve improved company performance, which ultimately benefits Stellar’s shareholders. The Compensation Committee has the sole authority to retain and terminate any advisors, including independent counsel, compensation consultants and other advisors to assist as needed, and has sole authority to approve the advisors’ fees, which will be paid by Stellar, and the other terms and conditions of their engagement. The Compensation Committee considers input and recommendations from Stellar’s Chief Executive Officer, who shall not be present during any committee deliberations with respect to his compensation, in connection with its review of Stellar’s compensation programs and its annual review of the performance of the other executive officers.

Nominating and Corporate Governance Committee

Stellar’s Nominating and Corporate Governance Committee is composed of Deborah F. Aghib, Paul Chun (chair), and David Hill. The Nominating and Corporate Governance Committee held 3 meetings in fiscal 2018. Each of the members of the Nominating and Corporate Governance Committee attended at least 75% of the meetings held by the Nominating and Corporate Governance Committee during the time such directors served as a member of the committee, except for David Hill. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Stellar Board members; recommend to the Stellar Board individuals to serve as directors; advise the Stellar Board with respect to Stellar Board composition, procedures and committees; develop, recommend to the Stellar Board and annually review a set of corporate governance principles applicable to Stellar; and oversee any related matters required by the federal securities laws and the Nasdaq continued listing requirements.

Process for Identifying and Evaluating Potential Director Nominees. The Nominating and Corporate Governance Committee will identify, evaluate and recommend candidates to become members of Stellar’s Board with the goal of creating a board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial expertise. It will consider persons identified by its members, management, shareholders, investment bankers and others for nomination to the Stellar Board. Candidates, whether identified by the Nominating and Corporate Governance Committee or proposed by shareholders, will be reviewed in the context of the current composition of Stellar’s Board, Stellar’s operating requirements and the long-term interests of Stellar’s shareholders. Although the Nominating and Corporate Governance Committee does not have a formal diversity policy concerning membership of the Stellar Board, it does consider diversity in its broadest sense when evaluating candidates, including persons diverse in gender, ethnicity, experience, and background.

Process for Stellar Shareholder Nominations. The Stellar Board has approved an advance notice policy, which was subsequently approved by Stellar’s shareholders at Stellar’s 2014 annual meeting of shareholders, that requires advance notice be given to Stellar in certain circumstances where nominations of persons for election to the Stellar Board are made by Stellar shareholders. Stellar shareholders who wish to recommend a candidate for election to the Stellar Board should send their letters to Stellar’s Corporate Secretary at 332 E. Scott Street, Port Hueneme, California 93041.

In the case of an annual meeting of shareholders, notice to Stellar must be made not less than 30 days nor more than 65 days prior to the date of the annual meeting. However, in the event that the annual meeting is to be held on a date that is less than 40 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the tenth day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to Stellar must be made not later than the close of business on the fifteenth day following the day on which the first public announcement of the date of the special meeting was made.

Each of the nominees up for election at the Annual Meeting was recommended to the Stellar Board by the Nominating and Corporate Governance Committee.

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Stellar Shareholder Communications with the Stellar Board

If you wish to communicate with the Stellar Board, you may send your communication in writing to Stellar’s Corporate Secretary at Stellar’s executive offices located at 332 E. Scott Street, Port Hueneme, California 93041. Please include your name and address in the written communication and indicate whether you are a shareholder. Stellar’s Corporate Secretary will review any communication received from a shareholder, and all material communications from shareholders will be forwarded to the appropriate director or directors or committee of the Stellar Board based on the subject matter.

Stellar’s Executive Officers

Set forth below is certain information with respect to the names, ages, and positions of Stellar’s executive officers as of the date of this proxy statement. Biographical information pertaining to Mr. Oakes, who is a director and an executive officer, may be found in the above section entitled “Information as to Stellar’s Board and Nominees.” The executive officers serve at the pleasure of the Stellar Board. However, if Proposal No. 1 is approved by the Stellar shareholders and the Exchange is completed, the executive officers of Stellar will be revised in accordance with the terms of the Exchange Agreement. See the section entitled “Directors and Officers of the Combined Company” in this proxy statement.

Name	Age	Position(s) Held	Date of Appointment
Frank R. Oakes	68	President, Chief Executive Officer and Chairman of the Board	April 9, 2010
Kathi Niffenegger, CPA	61	Chief Financial Officer and Corporate Secretary	November 1, 2013
Gregory T. Baxter, Ph.D. (1)	59	Executive Vice President of Corporate Development	December 1, 2016

(1) As previously announced on March 8, 2019, on March 7, 2019 Dr. Baxter notified Stellar of his decision to retire as Executive Vice President of Corporate Development, effective March 22, 2019.

Kathi Niffenegger, CPA was appointed Chief Financial Officer in November 2013 and Corporate Secretary in June 2013. She initially joined Stellar in May 2012 as Controller, after previously serving as its outside Certified Public Accountant for more than 12 years. Ms. Niffenegger has more than 30 years of experience in accounting and finance in a range of industries. She held positions of increasing responsibility in the audit division of Glenn Burdette CPAs from 1988 to 2012 and served most recently as technical partner. She obtained CFO experience at Martin Aviation, and began her career at Peat, Marwick, Mitchell & Co. (now KPMG LLP). Ms. Niffenegger has held leadership roles for audits of manufacturing, aquaculture, pharmaceutical and governmental grant clients, and developed specific expertise in cost accounting systems and internal controls. Ms. Niffenegger holds a B.S. degree in Business Administration, Accounting from California State University, Long Beach and is a member of the American Institute of Certified Public Accountants (AICPA).

Gregory T. Baxter, Ph.D. joined Stellar’s executive management team in December 2016 following his service on Stellar’s Board, which he joined in August 2012. Dr. Baxter has served as an executive and scientist for several biotechnology corporations and foundations. Since 2001, Dr. Baxter has been a Senior Scientist in the Department of Clinical Drug Development for CCS Associates Inc., a scientific research consulting firm specializing in technical and support services for clinical research, design strategies for preclinical studies, chemical information sciences and research and development support for translational science. His prior experience includes serving as Program Director for the National Science Foundation (NSF) Division of Industrial Innovation and Partnerships, Founder and CSO of Hurel Corporation, Founder and CEO of Aegen Biosciences and Research Scientist for Molecular Device Corporation. He also serves as Adjunct Associate Professor at Cornell University in the College of Chemical Engineering and on the Founders Board of Stanford University’s StartX Med Program. Dr. Baxter received his B.A. and Ph.D. in Biochemistry/Molecular Biology from University of California, Santa Barbara.

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Executive Compensation for Stellar

As an emerging growth company under SEC rules and the JOBS Act and a smaller reporting company under SEC rules, Stellar may provide scaled disclosure in Item 402 paragraphs (m) through (r). Stellar’s proxy disclosure has been prepared to comply with those U.S. requirements and the Canadian proxy disclosure requirements in Form 51-102F6.

Named Executive Officers

For the purposes of this proxy statement, a named executive officer (“NEO”) of Stellar means each of the following individuals:

(i)	All individuals serving as Stellar’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level;

(ii)	Stellar’s two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year; and

(iii)	Up to two additional individuals for whom disclosure would have been provided under (ii) above but for the fact that the individual was not serving as an executive officer of Stellar at the end of the last completed fiscal year.

Stellar’s named executive officers for its fiscal year ended September 30, 2018 were Frank R. Oakes, CEO, President and Chairman of the Board; Kathi Niffenegger, CPA, CFO and Corporate Secretary; and Gregory T. Baxter, Ph.D., Executive Vice President of Corporate Development.

STELLAR’S EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation awarded to, earned by or paid to the named executive officers during the fiscal year ended September 30, 2018.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Frank R. Oakes	2018	264,813	50,000	-		32,443	28,297	(4)	343,110
President, Chief Executive Officer and Chairman of the Board	2017	257,100	$25,000	$296,969	(3)	$–	$23,669		$602,738
Kathi Niffenegger, CPA	2018	208,637	60,512	-		28,387	19,039	(5)	288,188
Chief Financial Officer and Corporate Secretary	2017	202,560	20,000	-		19,744	18,526		260,830
Gregory T. Baxter, Ph.D.	2018	152,438	-	-		24,332	17,179	(6)	169,617
Executive Vice President of Corporate Development(7)	2017	157,372	500	-		15,605	18,406		191,883

(1)	The amounts shown in this column represent the aggregate grant date fair value of the share awards based on the closing price on Nasdaq, not the actual amounts paid to or realized by the named executive officer during the covered fiscal year. It differs from the amounts recorded in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718, which were based on the share value at the inception of the performance share plan in April 2010 expensed over the estimated vesting period ended August 31, 2012. The vesting requirements of these awards are set forth in Note 8 to Stellar’s audited consolidated financial statements for the year ended September 30, 2018 included in the Annual Report.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the share option awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718, not the actual amounts paid to or realized by the named executive officers during the covered fiscal year. The assumptions used in determining grant date fair value of these awards are set

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forth in Note 8 to Stellar’s audited consolidated financial statements for the year ended September 30, 2018 included in the Annual Report.

(3)	33,670 shares were issued under Stellar’s Performance Share Plan.

(4)	Represents (i) $20,197 in health insurance and (ii) $8,100 in 401(k) Company contributions.

(5)	Represents (i) $12,962 in health insurance and (ii) $6,077 in 401(k) Company contributions.

(6)	Represents (i) $12,679 in health insurance and (ii) $4,500 in 401(k) Company contributions.

(7)	Dr. Baxter’s employment with Stellar began December 1, 2016. On March 7, 2019 Dr. Baxter notified Stellar of his decision to retire as Executive Vice President of Corporate Development, effective March 22, 2019. Dr. Baxter was a director of Stellar from August 15, 2012 until December 1, 2016. Other compensation includes $1,050 in director fees in fiscal 2017.

Employment Agreements

Stellar does not have employment agreements currently in effect with any of Stellar’s named executive officers. Like Stellar’s other employees, Stellar’s executives are eligible for annual salary increases and discretionary equity grants.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table summarizes the equity awards made to Stellar’s named executive officers that were outstanding at September 30, 2018.

	Option Awards
Name	Award grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)			Option exercise prices ($)	Option expiration date
Frank R. Oakes	4/13/12	5,366	-		$	CDN29.40	4/13/19
	3/12/18	1,905	3,809	(2)		US5.88	3/12/25
Kathi Niffenegger, CPA	6/18/12	1,286	-			CDN20.30	6/18/19
	12/19/12	714	-			CDN17.50	12/19/19
	5/14/13	1,286	-			CDN40.60	5/14/20
	11/1/13	1,429	-			US128.10	11/1/20
	11/12/14	1,286	-			CDN106.40	11/12/21
	12/22/15	1,429	-			US50.68	12/22/22
	12/20/16	1,429	-			US14.21	12/20/23
	3/12/18	1,667	3,333	(3)		US5.88	3/12/25
Gregory T. Baxter, Ph.D.	8/16/12	1,000	-			CDN25.90	8/16/19
	11/12/14	179	-			CDN106.40	11/12/21
	3/28/17	476	953	(4)		US11.20	3/28/24
	3/12/18	1,429	2,857	(5)		US5.88	3/12/25

(1)	Stellar’s options vesting policy is described in the Outstanding Equity Awards Narrative Disclosure section.

(2)	The options for past service will vest 1,905 at 3/12/19 and 1,904 at 9/12/19.

(3)	The options for past service will vest 1,667 at 3/12/19 and 1,666 at 9/12/19.

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(4)	The options for future service will vest 476 at 3/28/19 and 477 at 3/28/20.

(5)	The options for past service will vest 1,429 at 3/12/19 and 1,428 at 9/12/19.

Outstanding Equity Awards Narrative Disclosure

Incentive Compensation Plan

Stellar adopted the 2017 Plan administered by the Stellar Board, which amended and restated the 2013 fixed share option plan (the “2013 Plan”). Options, restricted shares and restricted share units are eligible for grant under the 2017 Plan. The number of shares available for issuance under the 2017 Plan is 228,143, including shares available for the exercise of outstanding options under the 2013 Plan. The purpose of the 2017 Plan is to advance the interests of Stellar by encouraging equity participation through the acquisition of Stellar Common Shares. The Stellar Board is responsible for the general administration of the 2017 Plan and the proper execution of its provisions, its interpretation and the determination of all questions arising thereunder. Specifically, the Stellar Board has the power to, among other things:

•	Allot Stellar Common Shares for issuance in connection with the exercise of options;

•	grant options, restricted shares or restricted share units;

•	amend, suspend, terminate or discontinue the plan; and

•	delegate all or a portion of its administrative powers as it may determine to one or more committees.

Options, restricted shares or restricted share units may be awarded to Stellar’s directors, officers, employees and consultants.

Options to purchase 70,498 Stellar Common Shares at prices ranging from CDN $17.50 to CDN $130.90 and $5.88 to $128.10 are outstanding at September 30, 2018. No restricted shares or restricted share units have been granted as of September 30, 2018.

Options granted during fiscal 2018 to employees and consultants under the 2017 Plan totaled 28,902 options to purchase Stellar Common Shares, at exercise prices ranging from $5.88 to $6.51.

Options Vesting Policy

Options granted for past service are subject to the following vesting schedule: (a) one-third of the option shall vest on the date of grant; (b) one-third of the option shall vest 12 months from the date of grant; and (c) the remaining one-third of the option shall vest 18 months from the date of grant. Options granted for future service are subject to the following vesting schedule: (x) one-third shall vest at 12 months from the date of grant, (y) one-third shall vest at 24 months from the date of grant and (z) one-third shall vest at 36 months from the date of grant.

Retirement Benefits

Stellar has established a 401(k) plan to provide retirement benefits to eligible executive officers and employees. Employees may enter the plan after they have been employed by Stellar for at least three consecutive months. Under the plan, Stellar contributes a flat non-elective contribution of 3% of eligible compensation for each plan participant at the end of the calendar year. Any Company contributions Stellar made to the plan for Stellar’s named executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table above.

Other than the funds contributed under Stellar’s 401(k) plan, no other funds were set aside or accrued by Stellar during fiscal 2018 or 2017 to provide pension, retirement or similar benefits for Stellar’s named executive officers.

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STELLAR’S DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of Stellar’s non-employee directors for the fiscal year ended September 30, 2018.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Deborah F. Aghib, Ph.D.	$5,850	$4,267	(2)	$-		$10,117
Tessie M. Che, Ph.D.	4,450	2,028	(3)	-		6,478
Paul Chun	8,300	2,028	(3)	-		10,328
David L. Hill, Ph.D.	6,200	2,028	(3)	-		8,228
Daniel E. Morse, Ph.D.	1,700	2,028	(3)	-		3,728
Charles V. Olson, D.Sc.	6,200	2,028	(3)	4,025	(4)	12,253
Mayank D. Sampat	9,700	2,028	(3)	-		11,728

(1)	The amounts shown in this column represent the aggregate grant date fair value of the share option awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718, not the actual amounts paid to or realized by the directors during the fiscal year. The assumptions used in determining grant date fair value of these awards are set forth in Note 8 to Stellar’s audited consolidated financial statements for the year ended September 30, 2018 included in the Annual Report.

(2)	The option awards were issued under Stellar’s 2017 Plan, with 357 options for future service vesting in thirds beginning January 2019 and 357 options for past service vesting in thirds beginning March 2018. See footnote 5 below for Outstanding Equity Awards at Fiscal Year-End.

(3)	The option awards were issued under Stellar’s 2017 Plan for past service, with 357 options vesting in thirds beginning March 2018. See footnote 5 below for Outstanding Equity Awards at Fiscal Year-End.

(4)	Represents (i) $2,625 in consultant fees and (ii) $1,400 for service as member of Stellar’s Scientific Advisory Board.

(5)	Outstanding Equity Awards at 2018 Fiscal Year-End

The following table summarizes the equity awards made to Stellar’s directors that were outstanding at September 30, 2018.

Name	Outstanding Options (#)
Deborah F. Aghib, Ph.D.	714
Tessie M. Che, Ph.D.	2,071
Paul Chun	1,071
David L. Hill, Ph.D.	2,142
Daniel E. Morse, Ph.D.	3,149
Charles V. Olson, D.Sc.	1,250
Mayank D. Sampat	2,071

Non-Employee Director Compensation Policy

Pursuant to Stellar’s non-employee director compensation policy, non-employee directors receive $1,000 for each Stellar Board meeting attended in person and $350 for each Stellar Board meeting attended by telephone. Members of Stellar Board committees also receive $350 for each committee meeting attended. Non-executive directors may also receive share option awards at the discretion of the Stellar Board.

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Non-Employee Directors on Stellar’s Scientific Advisory Board

Dr. Morse (through September 28, 2018) and Dr. Olson are members of Stellar’s Scientific Advisory Board. As compensation for their services, the members of Stellar’s Scientific Advisory Board receive certain advisory fees and expense reimbursements. Amounts for their services as members of Stellar Scientific Advisory Board are reflected in the Director Compensation table above.

Compensation Committee Interlocks and Insider Participation

The members of Stellar’s Compensation Committee during the fiscal year ended September 30, 2018 were Paul Chun (through March 27, 2018), David Hill (chairman through March 27, 2018), Charles Olson (chairman beginning March 27, 2018) and Mayank Sampat.

None of the individuals who served as a member of the Compensation Committee during fiscal 2018 was at any time during fiscal 2018 an officer or employee of Stellar.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table provides certain information as of September 30, 2018 about the Stellar Common Shares that may be issued under Stellar’s equity compensation plans, which consists of Stellar’s 2017 Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	70,498	$25.42	157,645
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	70,498	$25.42	157,645

STELLAR’S CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships or related transactions between Stellar and any of its officers, directors, five-percent security holders or their families that require disclosure in this Proxy Statement under Item 404(a) of Regulation S-K, except as follows:

Stellar has entered into indemnification agreements with each of Stellar’s executive officers and directors. Such indemnification agreements require Stellar to indemnify these individuals to the fullest extent permitted by law.

Policies and Procedures for Review of Related Party Transactions

The Audit Committee reviews, approves and oversees any transaction between Stellar and any “related person” (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations, on an ongoing basis. Under these policies and procedures, the Audit Committee is to be informed of transactions subject to review before their implementation. The procedures establish Stellar’s practices for obtaining and reporting information to the Audit Committee regarding such transactions on a periodic and an as-needed basis. The policy provides that such transactions are to be submitted for approval before they are initiated but also provides for ratification of such transactions. No director who is interested in a transaction may participate in the Audit Committee’s determinations as to the appropriateness of such transaction.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Stellar’s directors, executive officers, and greater-than-10% shareholders file reports with the SEC on their initial beneficial ownership of the Stellar Common Shares and any subsequent changes. To Stellar’s knowledge, based solely on a review of copies of such reports furnished to Stellar by Stellar’s officers and directors during the fiscal year ended September 30, 2018, Stellar believes that all such filings met all applicable Section 16(a) requirements, except that due to an administrative error, one late Form 4, reporting four late transactions, was filed on March 14, 2018 for Daniel E. Morse, Ph.D., a former member of the Stellar Board.

STELLAR’S SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of April 18, 2019, with respect to the beneficial ownership of the Stellar Common Shares by: (1) all of Stellar’s directors; (2) Stellar’s named executive officers listed in the Summary Compensation Table; (3) all of Stellar’s current directors and executive officers as a group; and (4) each person known by Stellar to beneficially own more than 5% of the outstanding Stellar Common Shares.

Stellar has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Stellar believes, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Stellar Common Shares that they beneficially own, subject to applicable community property laws.

Stellar Common Shares subject to options or warrants currently exercisable or exercisable within 60 days of April 18, 2019, are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. The percentage ownership of the Stellar Common Shares of each person or entity named in the following table is based on 5,330,715 Stellar Common Shares outstanding as of April 18, 2019.

Directors and Officers

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned
Frank R. Oakes	57,100	(2)	1.1%
Kathi Niffenegger, CPA	12,193	(3)	*
Gregory T. Baxter, Ph.D.	4,513	(4)	*
Deborah F. Aghib, Ph.D.	476	(5)	*
Tessie M. Che, Ph.D.	2,071	(6)	*
Paul Chun	952	(7)	*
David L. Hill, Ph.D.	2,428	(8)	*
Charles V. Olson, D.Sc.	1,131	(9)	*
Mayank D. Sampat	2,071	(10)	*

All directors and executive officers as a group (9 persons)	82,935	(11)	1.5%

* Percentage of shares beneficially owned does not exceed one percent.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Stellar Biotechnologies, Inc., 332 E. Scott Street, Port Hueneme, California 93041.

(2)	This amount includes (i) 9,176 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019; and excludes (ii) 910 common shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days of April 18, 2019 which are held by Mr. Oakes’ spouse who has sole voting and dispositive power over the securities, and as to which Mr. Oakes disclaims beneficial ownership. Mr. Oakes does not have the power to vote or dispose of,

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or to direct the voting or disposition of, the shares held by his spouse, or with respect to any shares acquired under her outstanding options.

(3)	Represents 12,193 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

(4)	Represents 4,513 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

(5)	Represents 476 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

(6)	Represents 2,071 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

(7)	Represents 952 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

(8)	This amount includes 2,142 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

(9)	Represents 1,131 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

(10)	Represents 2,071 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

(11)	This amount includes 34,725 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 18, 2019.

Shareholders Known by Us to Own 5% or More of Our Common Shares

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned
Intracoastal Capital, LLC (1) 245 Palm Trail Delray Beach, FL 33483	494,300	8.49%

(1) Voting and investment power over the shares held by Intracoastal Capital, LLC (“Intracoastal”) is exercised by the co-managers of Intracoastal, Mitchell P. Kopin and Daniel P. Asher. Such amount includes (a) 390,000 Stellar Common Shares issuable upon exercise of a Series A Warrant which contains a blocker provision under which the holder thereof does not have the right to exercise the warrant to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates, of more than 9.99% of the Stellar Common Shares and (b) 104,300 Stellar Common Shares issuable upon exercise of a Common Warrant which contains a blocker provision under which the holder thereof does not have the right to exercise the warrant to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other person or entity acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the Stellar Common Shares.

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AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be “soliciting material” or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of Stellar’s previous filings under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

The Audit Committee reviews Stellar’s financial reporting process on behalf of the Stellar Board. Management has the primary responsibility for the financial statements and the reporting process. Stellar’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of Stellar’s audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed Stellar’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with Moss Adams LLP the matters required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board (the PCAOB). In addition, the Audit Committee has received the written disclosures and letter from Moss Adams LLP required by the applicable requirements of the PCAOB regarding the communications with the Audit Committee concerning independence, and has discussed with Moss Adams LLP that firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Stellar Board that Stellar’s audited financial statements be included in Stellar’s Annual Report on Form 10-K for the year ended September 30, 2018, for filing with the SEC.

The foregoing report has been furnished by the members of the Audit Committee.

Mayank D. Sampat, Chairman
Deborah F. Aghib
Paul Chun

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PROPOSAL NO. 3
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Moss Adams LLP to serve as Stellar’s independent registered public accounting firm for the year ending September 30, 2019, and the Stellar Board has ratified such appointment. The Stellar Board has directed that a resolution to appoint Moss Adams LLP as Stellar’s independent registered public accounting firm until the close of the 2020 annual meeting of shareholders, be presented to Stellar shareholders for approval at the Annual Meeting.

Representatives of Moss Adams LLP are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions

Independent Registered Public Accounting Firm Fees and Services

The following table shows the aggregate fees paid or accrued for audit and other services provided for the years ended September 30, 2018 and 2017 rendered by Moss Adams LLP.

Type of Service	Fiscal Year 2018	Fiscal Year 2017
Audit Fees	$235,000	$190,000
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total	$235,000	$190,000

Audit Fees consisted of fees incurred for professional services rendered for audits of the years ended September 30, 2018 and 2017 and include procedures related to registrations and offerings.

Pre-Approval Policies and Procedures

The Audit Committee is directly responsible for the appointment, compensation and oversight of Stellar independent registered public accounting firm. It has established procedures for the receipt, retention, and treatment of complaints received by Stellar regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Stellar employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also has the authority and the funding to engage independent counsel and other outside advisors.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to an amount or range of estimated fees. All proposed engagements of the independent registered public accounting firm for audit and permitted non-audit services are submitted to the Audit Committee for approval prior to the beginning of any such services. Stellar’s independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved 100% of the audit services performed by Stellar’s independent registered public accounting firm for the fiscal year ended September 30, 2018.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

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Vote Required

The affirmative vote of the holders of a majority of votes cast in person or represented by proxy and entitled to vote at the Annual Meeting is required to appoint Moss Adams LLP as Stellar’s independent registered public accounting firm until the close of the 2020 annual meeting of shareholders. With regard to this proposal, shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome.

THE STELLAR BOARD RECOMMENDS THAT THE STELLAR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPOINT THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM .

PROPOSAL NO. 4
ADJOURNMENT PROPOSAL

Stellar is asking you to approve a proposal to approve one or more adjournments of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if, at the time of the Annual Meeting, there are insufficient votes to approve the issuance of Stellar Common Shares in the Exchange (Proposal No. 1).

If the Stellar shareholders approve the adjournment proposal, Stellar could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Stellar shareholders that have previously returned properly executed proxies voting against the issuance of Stellar Common Shares in the Exchange. Among other things, approval of the adjournment proposal could mean that, even if Stellar had received proxies representing a sufficient number of votes against the proposal to approve the issuance of Stellar Common Shares in the Exchange, such that the proposal would be defeated, Stellar could adjourn the Annual Meeting without a vote and seek to convince the holders of Stellar Common Shares to change their votes to votes in favor of the issuance of Stellar Common Shares in the Exchange.

If the Annual Meeting is adjourned, shareholders who have already submitted their proxies will be able to revoke them at any time before such proxies are voted at the Annual Meeting, as adjourned. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Vote Required

The affirmative vote of the holders of a majority of the Stellar Common Shares cast in person or represented by proxy and entitled to vote at the Annual Meeting is required to adjourn the meeting (whether or not a quorum is present). Abstentions and broker non-votes will not affect the outcome of this Proposal No. 4.

THE STELLAR BOARD RECOMMENDS THAT THE STELLAR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 4 TO APPROVE THE ADJOURNMENT PROPOSAL.

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STELLAR’S BUSINESS

For a description of Stellar’s business, please refer to the section titled “Business” set forth in the Annual Report, which section is incorporated by reference herein.

EDESA’S BUSINESS

Overview

Edesa Biotech Inc., incorporated in 2015 under the laws of the Province of Ontario, Canada, is a biopharmaceutical company focused on acquiring, developing and commercializing clinical stage drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Edesa’s lead product candidate, referred to as “EB01,” is a novel sPLA2 inhibitor for the topical treatment of chronic ACD. EB01 employs a novel mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in contact dermatitis patients. Edesa’s IND application for EB01 was accepted by the FDA in November 2018 and Edesa is in the early stages of conducting a 160 patient Phase 2B clinical study evaluating EB01. Edesa expects the first patient to be enrolled in the Phase 2B clinical study by midyear.

Edesa also intends to expand the utility of its sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications, which could include acne or other inflammatory disorders. For example, “EB02” is a sPLA2 inhibitor formulated to treat hemorrhoids, and Edesa is planning to evaluate EB02 in a proof-of-concept study in the second half of 2019. In addition to EB01 and EB02, Edesa has licensed technology to treat other indications such as anal fissures, and is in discussions with third parties to expand its portfolio with assets to treat other serious skin and gastrointestinal conditions.

Competitive Strengths

Edesa believes that it possesses several competitive strengths that position it to become a leading biopharmaceutical company focused on inflammatory diseases, including:

•	Novel pipeline addressing large underserved markets. Edesa’s product candidates are novel clinical-stage compounds that have significant scientific rationale for effectiveness. By initially targeting markets that have significant unmet medical needs, Edesa believes that it can drive adoption of new products and improve the company’s competitive position. For example, Edesa believes that the novel, non-steroidal mode of action of its lead product candidate, EB01, will be an appealing alternative for managing the chronic symptoms of ACD.

•	Intellectual property protection and market exclusivity. Edesa has opportunities to develop its competitive position through patents, trade secrets, technical know-how and continuing technological innovation. Edesa has exclusive license rights in its target indications to multiple patents and pending patent applications in the United States and in various foreign jurisdictions. In addition to patent protection, Edesa intends to utilize trade secrets and market exclusivity afforded to a New Chemical Entity, where applicable, to enhance or maintain its competitive position.

•	Experienced management and drug development capabilities. Edesa’s leadership team possesses core capabilities in dermatology, gastrointestinal medicine, drug development and commercialization, chemistry, manufacturing and controls, public company management and finance. Edesa’s founder, Chief Executive Officer, President and Secretary, Dr. Pardeep Nijhawan, MD, FRCPC, AGAF, is a board-certified Gastroenterologist and Hepatologist with a successful track record of building life science businesses, including Medical Futures, Inc., which he sold to Tribute Pharmaceuticals in 2015. In addition to Edesa’s internal capabilities, Edesa has also established a network of key opinion leaders, contract research organizations, contract manufacturing organizations and consultants. As a result, Edesa is well positioned to efficiently develop novel dermatological and gastrointestinal treatments.

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Edesa’s Business Strategy

Edesa’s business strategy is to develop and commercialize innovative drug products that address unmet medical needs for large, underserved markets with limited competition. Key elements of Edesa’s strategy include:

•	Establish EB01 as the leading treatment for chronic ACD. Edesa’s primary goal is to obtain regulatory approval for EB01 and commercialize EB01 for use in the treatment of ACD. Based on promising clinical trial results in which patients treated with EB01 experienced significant improvements of their symptoms with minimal side effects, Edesa subsequently initiated a Phase 2B clinical study evaluating EB01 in 2019. Edesa expects the first patient to be enrolled in the Phase 2B clinical study by midyear.

•	Selectively targeting additional indications within the areas of dermatology and gastroenterology. In addition to Edesa’s ACD program, Edesa plans to efficiently generate proof-of-concept data for other programs where the inhibition of sPLA2 may have a therapeutic benefit. For example, EB02, a therapeutic expansion of EB01, is indicated for hemorrhoids, and Edesa is currently planning to evaluate this formulation in a proof-of-concept study in the second half of 2019. Edesa also believes there are indications such as acne where the inhibition of sPLA2 activity may result in clinical benefit to patients.

•	In-license promising product candidates. Edesa is applying its cost-effective development approach to advance and expand its pipeline. Edesa’s current product candidates are in-licensed from academic institutions or other pharmaceutical companies, and Edesa plans to continue to evaluate and in-license assets that can drive long-term growth potential. Edesa does not currently intend to invest significant capital in basic research, which can be expensive and time-consuming.

•	Capture the full commercial potential of Edesa’s product candidates. If Edesa’s product candidates are successfully developed and approved, Edesa may build commercial infrastructure capable of directly marketing the products in North America and potentially other major geographies of strategic interest. Edesa also plans to evaluate strategic licensing arrangements with pharmaceutical companies for the commercialization of Edesa’s drugs, where applicable, such as in territories where a partner may contribute additional resources, infrastructure and expertise.

Allergic Contact Dermatitis

ACD is a common, potentially debilitating condition that can affect patients’ quality of life and is caused by an allergen interacting with skin. ACD is characterized by inflammation, erythema, pruritus, and blistering of the skin and skin inflammation can vary from mild irritation and redness to open sores, depending on the type of irritant, the body part affected, and the degree of sensitivity. ACD may be exacerbated with scratching, leading to a worsening of the disease and ACD can become chronic if not treated or if the causative allergen is not removed. ACD usually occurs on areas of the body that have been directly exposed to the environment with a high prevalence on the hands and face. Common allergens associated with ACD include plants, metals (especially nickel in jewelry), dye (hair colorants), adhesives, and various fragrances or perfumes. Many patients are exposed to their allergen in the workplace, which often results in patients leaving work to go on long-term disability. The disease is common in occupations that involve repeated hand washing or repeated exposure of the skin to water, food materials, and other irritants. High-risk occupations include cleaning, healthcare, food preparation, and hairdressing.

Contact dermatitis can be either irritant contact dermatitis or ACD. According to published literature, contact dermatitis is one of the most common occupational health illnesses in the United States, which has been estimated to cost approximately $2 billion annually, as a result of lost work, reduced productivity, medical care and disability payments. Based on published literature and U.S. insurance claims data, Edesa estimates that there are more than 13.2 million people in the United States with contact dermatitis, with between 20% and 60% of all cases of contact dermatitis diagnosed as ACD. Edesa believes EB01 will primarily benefit those who have chronic ACD, which based on its research, represents approximately 1.2 million patient candidates for EB01 in the United States alone.

In ACD, during the initial contact with the offending allergen, the immune system is sensitized. Upon subsequent contact, a cell-mediated allergic response is carried out at the point of contact between the skin and the allergen. More specifically, ACD involves an exogenous substance binding a cell surface protein to form a hapten that is recognized as a foreign antigen by the immune system. Haptens are known to signal through toll-like receptors

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(TLRs), a family of receptors involved in the innate immune system recognizing pathogens, leading to the induction of pro-inflammatory cytokines such as interleukin (IL)-1β. EB01 has been shown in preclinical studies to inhibit the production of pro-inflammatory cytokines induced via toll-like receptor signaling (IL-1β, IL-6, IL-8, MIP-1α, and TNFα), suggesting EB01 may address the underlying disease mechanism of ACD.

Diagnosis of ACD is typically based upon the appearance of the skin and the history of exposure to an allergen. Currently, patch testing is the standard for identifying the allergen causing the reaction; however, it is a lengthy procedure that only identifies the offending allergen approximately 50% of the time according to Edesa’s internal research. ACD can become chronic if the causative allergen is not removed or otherwise treated.

Generally, dermatologists view chronic ACD from both a duration and recurrence lens, considering how often and how long symptoms persist. Chronic disease affects patients over a prolonged period (greater than six months or even years) that have either frequent intermittent exposure or continuous exposure. Since inflammation in ACD is driven by external exposure to an allergen, the severity of ACD does not necessarily correlate with body surface area, as is often the case with other dermatological diseases.

The current mainstay of treatment is to identify and remove exposure to the allergen. However, in approximately 70% of cases, the allergen exposure cannot be eliminated, which leads to ACD becoming chronic in nature. Edesa’s research also suggests that approximately 40% of chronic patients are consistently exposed to the allergen in question and the most common reasons for this are that the allergen cannot be identified, or the allergen is present in the patient’s workplace. Edesa believes that its product candidate, EB01, could be successful in treating patients where the allergen cannot be removed or identified and thus address a significant unmet medical need.

Current Treatments for Contact Dermatitis

To Edesa’s knowledge, there are no treatment options specifically indicated for ACD. As such, physicians must utilize agents approved for other dermatology conditions. Topical corticosteroids (“TCs”) are the most commonly used therapeutic intervention for ACD but are, according to Edesa’s internal research, able to manage disease symptoms in only about 45% of patients. TCs also have well-known side-effects including skin thinning, stretch marks, acne, testicular atrophy, nosebleeds, stinging, burning and dryness. Other treatments for ACD include topical calcineurin inhibitors (“TCIs”). However, they are less efficacious than TCs and have an FDA “black box warning” for risk of malignancies. Systemic corticosteroids can be used for acute control of severe cases of ACD but have safety concerns including hypothalamic-pituitary-adrenal axis suppression, growth suppression and loss of bone-density, thereby limiting the utility of steroids for treating chronic disease. The last resort for patients is systemic immunomodulators which have a series of “black box warnings” and associated safety issues. Systemic therapies also need to be tapered off each time the physician wants to patch test allergens to identify the source of a patient’s ACD.

A summary of the treatment algorithm for ACD is presented below.

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Product Candidates

The sPLA2 enzyme family plays a key role in initiating inflammation associated with many diseases. Edesa believes that targeting the sPLA2 enzyme family with enzyme inhibitors will have a superior anti-inflammatory therapeutic effect because the inflammatory process will be inhibited at its inception rather than after inflammation has occurred. Edesa’s lead product candidate, EB01, is a novel sPLA2 inhibitor for the topical treatment of chronic ACD. EB01 has demonstrated anti-inflammatory activity in a variety of in vitro and in vivo preclinical pharmacology models. In addition, EB01 has demonstrated efficacy for the treatment of ACD in two previous clinical trials, as further described below under the heading “Clinical Data.”

Edesa’s IND and clinical trial application (“CTA”) for EB01 have been accepted by both the FDA and Health Canada (“HC”), respectively. Edesa is in the early stages of conducting a double-blind, dose-ranging vehicle-controlled adaptive design clinical trial to evaluate the safety and efficacy of EB01 in a population with moderate to severe ACD with a body surface area of less than 10%. This innovative trial design allows for enrollment up to 160 patients into a four-week double-blind period with blinded interim analysis after enrollment of an initial cohort of patients treated with either 2% EB01 or placebo. The interim analysis will inform the final number of study subjects, but also has a provision to terminate the study if the conditional probability indicates a successful result is unlikely. While the latter scenario is undesirable, terminating the study at the interim analysis would allow Edesa to preserve a significant amount of capital to deploy on its other programs. Edesa anticipates completing the initial blinded portion of this Phase 2B clinical trial by year-end 2019 with final results in mid-to-late 2020.

EB02 is Edesa’s second product candidate based on its sPLA2 inhibitor technology designed for use in hemorrhoids. Hemorrhoids, which are characterized by the inflammation and swelling of veins around the anus or lower rectum, can cause bleeding, itching, pain and difficulty defecating. As reported by the National Institute of Diabetes and Digestive Kidney Diseases, hemorrhoids affect approximately 12.5 million adults in the USA. Despite such a high prevalence, Edesa is not aware of any FDA-approved prescription drugs for the treatment of hemorrhoids in the USA. While there are commonly used prescription and over the counter (“OTC”) products for hemorrhoids, such as Anusol, Preparation H and some herbal preparations, none has been formally approved by the FDA because they entered the market prior to 1962. Most of these treatments provide only temporary relief from the symptoms of hemorrhoids and do not address the cause of hemorrhoids. These treatments’ mechanism of action is either general, such as steroids, or unknown, in the case of herbal remedies, and Edesa is not aware of any reports published in medical journals on the efficacy or safety of any product currently marketed in the USA for the treatment of hemorrhoids.

Edesa plans on evaluating EB02 in a proof of concept trial to aid in the design of subsequent clinical studies needed for approval. In addition to EB01 and EB02, Edesa also intends to expand the utility of its sPLA2inhibitor technology across multiple indications, which could include acne or other inflammatory disorders. Edesa has licensed technology to treat other indications such as anal fissures and is in discussions with third parties to expand its portfolio with assets to treat other serious skin and gastrointestinal conditions.

Development of Edesa’s Clinical Pipeline for its Product Candidates

Select Pre-clinical Results

A variety of in vitro and in vivo pre-clinical pharmacology models were used to assess EB01’s anti-inflammatory activity. Using a model for hapten signaling indicative of ACD, lipopolysaccharide-stimulated peripheral blood mononuclear cells were treated with EB01 and shown to inhibit pro-inflammatory cytokines including IL-1β, IL-6, IL-8, MIP-1α, and TNFα at the protein and mRNA expression levels. Additionally, the safety of EB01 has been established in several Good Laboratory Practice (“GLP”) toxicology studies, including an 8-week study involving topical application of 2.0% EB01 cream to minipigs and a 6-week continuous infusion study in rats. Overall, EB01 was well-tolerated and systemic exposure was negligible (below the limit of detection). No genotoxicity has been demonstrated in bacterial reverse mutation and micronucleus testing.

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Clinical Data

Clinical experience with EB01 includes five clinical studies involving a total of 176 subjects. No serious adverse reactions were encountered throughout these clinical studies. Under IND, healthy volunteers were treated with EB01 under occlusion. EB01 was classified as a weak sensitizer by maximization assay (Grade 1) and is, therefore, considered safe to use under any conditions. EB01 has demonstrated efficacy for the treatment of ACD in two separate clinical trials. Both studies were double-blind, vehicle-controlled bilateral comparison studies to assess the safety, tolerability, and efficacy of EB01 cream applied twice daily for the treatment of ACD of the hand and forearm as determined by the physician’s visual assessment (“PVA”). The PVA is a composite endpoint, which grades each symptom of the disease (dryness, scaling, redness, pruritus, and fissures) scored from 0 (none) to 3 (severe), with a maximum severity score of 15. A diagnosis of ACD was confirmed by a positive patch test deemed to be clinically relevant by the investigator.

The first study (n = 11) was a double-blind, placebo-controlled clinical study to assess the safety and efficacy of topical 1.0% EB01 cream for the treatment of ACD. Subjects selected for inclusion had bilateral ACD. Prior to randomization, subjects were patch tested. Patch tests were applied to the upper part of each subjects’ back for 2 days and were read on Days 2 and 4. Only “++” reactions were considered clinically relevant and positive for the study. The study was bilateral in design with one lesion treated with 1.0% EB01 cream twice daily, while a comparable lesion was treated with placebo cream. Disease severity was assessed before treatment (Day 0) and at Day 30 by the investigator using the PVA. For each individual patient, the change in disease score in the drug-treated hand was compared to that in the placebo-treated hand, thus making the latter an internal control for each patient. The mean change from baseline for 1.0% EB01 cream treated lesions was 69.9%, compared to 36.5% in the placebo cream lesions (p = 0.0024). No serious adverse events were reported.

A second, larger (n = 30) bilateral study was conducted to assess 2.0% EB01 cream applied twice daily for 21 consecutive days in connection with the treatment of ACD. To be included in the study, patients had to have bilateral ACD with a PVA score of at least 10 on each side, with no more than a 1-point difference between lesions. At Day 21, EB01-treated lesions had a mean improvement from baseline of 58%, compared to 24% for those treated with placebo cream (p < 0.001).

Improvements were seen for each of the individual PVA parameters graded (dryness, scaling, redness, pruritus, and fissures), indicating that each aspect contributed to the overall effect of the treatment (as shown in Table 1 below). Efficacy of the 2.0% EB01 cream was maintained through Day 42 (21-days after ending treatment) with a 49% decrease in total PVA score for 2.0% EB01 cream-treated hands, compared to 15% in the vehicle-treated hands (p < 0.001).

Table 1. Percent Change from Baseline to Day 21 — Comparison between treatment groups using Paired T-test/Wilcoxon Rank Sum Test  (n = 30)

Endpoint		EB01	Vehicle	P-Value
Total Physicians Visual Assessment	Mean % Change from Baseline	-56%	-24%	<0.001
Scaling*	Mean % Change from Baseline	-48%	-20%	<0.001
Redness*	Mean % Change from Baseline	-47%	-20%	<0.001

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Pruritis*	Mean % Change from Baseline	-63%	-25%	<0.001
Fissures*	Mean % Change from Baseline	-81%	-46%	<0.001
Dryness*	Mean % Change from Baseline	-45%	-15%	<0.001

*	Data are not normally distributed — P-Values result from Wilcoxon Rank Sum test.

Edesa conducted a pre-IND meeting with the FDA to discuss its IND and Phase 2B study design. Edesa’s IND was accepted by the FDA and Edesa is in the early stages of conducting an adaptive design 160-patient dose ranging Phase 2B study in patients with moderate to severe chronic ACD.

Intellectual Property

As further described below, Edesa has an exclusive license from Yissum Research Development Company, the technology transfer company of the Hebrew University of Jerusalem Ltd. (“Yissum”), for patents and patent applications that cover its product candidates EB01 and EB02 in the United States, Canada, Australia and various countries in Europe. Method of use patents, for which Edesa holds an inbound license from Yissum, have been issued for use in dermatologic and gastrointestinal conditions and infections that will expire in 2024. Edesa expects to seek patent life extension in the United States related to time under its IND, which could add another three to five years of protection. Additional patents subject to the license agreement have been filed by Yissum which Edesa believes, if issued, could potentially block generic substitution until after 2033.

Edesa also relies on trade secrets, know-how, continuing technological innovation and other in-licensing opportunities to develop and maintain its proprietary position. In the event Edesa is successful in commercializing a new drug candidate, Edesa would be eligible for regulatory exclusivity, in addition to exclusivity rights granted through patent protection. Edesa would be eligible for five years of regulatory exclusivity after approval in the United States, eight years of regulatory exclusivity in Canada and ten years of regulatory exclusivity in the European Union.

Edesa expects patents and other proprietary intellectual property rights to be an essential element of its business. Edesa’s intention is to seek to protect its proprietary positions by, among other methods, filing U.S. and foreign patent applications related to its proprietary technology, inventions, and improvements. Edesa’s success will depend, in part, on its ability to obtain and maintain proprietary protection for its product candidates, technology, and know-how, to operate without infringing on the proprietary rights of others, and to prevent others from infringing Edesa’s proprietary rights.

Material License

License Agreement with Yissum

On June 29, 2016, Edesa entered into an exclusive license agreement with Yissum to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. Edesa will use the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in topical dermal applications and anorectal applications. Unless earlier terminated, the term of the license agreement shall expire on a country by country basis on the later of (1) the date of expiry of the last valid licensed patent in such country; (2) the date of expiry of any period of exclusivity granted to a product by a regulatory authority in such country or (3) the date that is fifteen (15) years after the first commercial sale of a product.

Under the license agreement, Edesa is committed to payments of various amounts to Yissum upon meeting certain milestones outlined in the license agreement up to an aggregate amount of $18,600,000.

Upon divestiture of substantially all of the assets of Edesa, Edesa is obligated to pay Yissum a percentage of the valuation of the licensed technology sold as determined by an external objective expert.

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Edesa also has a commitment to pay Yissum a royalty based on net sales of the product in countries where Edesa, or an affiliate, directly commercializes the product and a percentage of sublicensing revenue received by Edesa and its affiliates in the countries where the company does not directly commercialize the product.

Edesa has undertaken, at its own expense, to use its commercially reasonable efforts to develop the licensed products under the license agreement and to be responsible for the preparation, filing prosecution and maintenance of all patents relating to the licensed technology. The intellectual property rights of the licensed technology are, and will remain, owned by Yissum. Any application for registration of a patent will be registered exclusively to the title of Yissum, is subject to the approval of Yissum and will be made at Edesa’s expense.

Subject to certain exceptions, Edesa has undertaken to indemnify Yissum against any liability, including product liability, damage, loss or expense derived from the use, development, manufacture, marketing, sale or sublicensing of the licensed product and technology.

If Edesa defaults or fails to perform any of the terms, covenants, provisions or its obligations under the license agreement, Yissum has the option to terminate the license agreement, subject to providing Edesa an opportunity to cure such default.

Manufacturing, Marketing, and Sale of Edesa’s Drugs

Edesa relies on third-parties for the synthesis, formulation, and manufacturing, including optimization, technology transfers and scaling up of clinical scale quantities of all of its product candidates. Edesa believes that this strategy will enable it to direct operational and financial resources to the development of its product candidates rather than diverting resources to establishing manufacturing infrastructure. Edesa’s arrangements with its manufacturers are subject to industry-standard terms and conditions and manufacturing is performed on an as-needed basis. Edesa believes there is sufficient manufacturing capacity with its current manufacturers, as well as others, to service its current and future product needs. Edesa does not have current plans to establish laboratories or manufacturing facilities for significant clinical production.

Synthetic drugs, such as those being developed by Edesa, are based on a chemical manufacturing process that requires raw materials, such as various solvents, sugars, fats and polymers. There are many suppliers of raw materials for these products and, in recent years, no material changes have occurred with respect to the prices of these raw materials that are required for the research, development and manufacturing of the drugs Edesa is developing.

Because Edesa is focused on the discovery and development of drugs, Edesa does not have any marketing or distribution capabilities, nor is it at a stage where it would have any customers.

If Edesa receives marketing approval in the United States, Canada or Europe for EB01 to treat ACD or approval of any other product candidate, Edesa plans to build the capabilities to commercialize the product candidate for the approved indication(s) in the applicable region with Edesa’s own focused, specialized sales force. Outside of the United States and Canada, Edesa plans to selectively utilize collaboration, distribution or other marketing arrangements with third parties to commercialize its product candidates. Also, Edesa intends to selectively seek licensing, collaboration or similar arrangements to assist it in furthering the development or commercialization of product candidates, such as EB01, targeting large primary care markets that must be served by large sales and marketing organizations.

Competition

The development and commercialization of new drugs is highly competitive. Edesa will face competition with respect to all product candidates it may develop or commercialize in the future from pharmaceutical and biotechnology companies worldwide. The key factors affecting the success of any approved product will be its efficacy, safety profile, drug interactions, method of administration, pricing, reimbursement and level of promotional activity relative to those of competing drugs. If approved, Edesa would expect EB01 to potentially compete with approved TCs, TCIs, and with product candidates currently under development.

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Many of Edesa’s potential competitors have substantially greater financial, technical, and personnel resources than Edesa. In addition, many of these competitors have significantly greater commercial infrastructure. Edesa’s ability to compete successfully will depend largely on its ability to leverage its collective experience in drug discovery, development and commercialization to:

•	discover and develop medicines that are differentiated from other products in the market;
•	obtain patent and/or proprietary protection for its medicines and technologies;
•	obtain required regulatory approvals;
•	obtain a commercial partner;
•	commercialize its drugs, if approved; and
•	attract and retain high-quality research, development and commercial personnel.

Edesa is aware of a limited number of products in development for treatment of ACD and based on Edesa’s knowledge at this time, EB01 appears to be the most advanced product in development to treat this condition. Brickell Biotech has indicated that it expects its next proof of concept trial to be completed in 2021. Leo Pharma A/S, a Danish pharmaceutical company, is developing a product for hand eczema, a broader dermatological condition than ACD.

Organizational Structure

Edesa is organized under the laws of the Province of Ontario, Canada and does not have any subsidiaries.

Employees

As of February 7, 2019, Edesa had six full-time employees: three employees are engaged in research and development, and three employees are engaged in management, administration and finance. All employees are located in Canada. None of its employees are members of any labor unions.

Government Regulation

Since Edesa does not have the ability to independently conduct clinical trials for its product candidates, Edesa relies on third-parties, such as contract research organizations, medical institutions, and clinical investigators, to perform this function. Edesa’s reliance on these third-parties for clinical development activities reduces its control over these activities. Although Edesa has entered into agreements with these third-parties, it continues to be responsible for confirming that each of its clinical trials are conducted in accordance with its general investigational plan and protocol. Moreover, the FDA will require Edesa to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that the data and the reported results are credible and accurate and that the trial participants are adequately protected. Edesa’s reliance on third-parties does not relieve it of these responsibilities and requirements. To date, Edesa believes its contract research organizations and other similar entities with which it is working have performed their obligations in material compliance with their agreements with Edesa. However, if these third parties do not successfully carry out their contractual duties or meet expected deadlines, Edesa may be required to replace them.

Edesa plans to seek approvals for its product candidates in the United States from the FDA and in Canada from HC. Therefore, Edesa currently is, and may in the future be, subject to a variety of national and regional regulations governing clinical trials and commercial sales and distribution of its products, if any. Edesa currently has an FDA approved IND and HC approved CTA to test EB01 on patients. Edesa’s Phase 2B study protocol has been approved by a central Institutional Review Board (“IRB”). An IRB is a committee that has been formally designated to approve, monitor, and review biomedical and behavioral research involving humans.

United States

The FDA and comparable regulatory agencies in foreign, state, and local jurisdictions impose substantial requirements upon the clinical development, manufacturing, marketing and distribution of drugs. These agencies and other applicable federal, state and local entities regulate research and development activities and the testing,

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manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of Edesa’s product candidates and commercialized drugs.

In the United States, the FDA regulates drugs under the Federal Food, Drug and Cosmetic Act (21 U.S.C. ch. 9 § 301 et seq) and implementing regulations. The process required by the FDA before Edesa’s product candidates may be marketed in the United States generally involves the following:

•	completion of extensive pre-clinical laboratory tests, animal studies and formulation studies, performed in accordance with the FDA’s good laboratory practice, or GLP, regulations and other applicable requirements;
•	submission to the FDA of an IND which must become effective before clinical trials may begin;
•	performance of adequate and well-controlled clinical trials to establish the safety and efficacy of the product candidate for each proposed indication;
•	submission of a New Drug Application, NDA, to the FDA;
•	satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities at which the product is produced to assess compliance with current good manufacturing practice, or cGMP, regulations;
•	FDA review and approval of the NDA prior to any commercial marketing, sale or shipment of the drug; and
•	regulation of commercial marketing and sale of drugs.

The testing and review processes require substantial time, effort and financial resources, and Edesa cannot be certain that any approvals for its product candidates will be granted on a timely basis, if at all. Pre-clinical tests include laboratory evaluation of product chemistry, formulation and stability, as well as studies to evaluate toxicity in animals. The results of pre-clinical tests, together with manufacturing information and analytical data, are submitted as part of an IND to the FDA. The IND automatically becomes effective 30-days after receipt by the FDA, unless the FDA, within the 30-day time frame, raises concerns and/or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development. Further, an independent IRB for each medical center proposing to conduct the clinical trial must review and approve the plan for any clinical trial before it commences at that center and it must monitor the clinical trial until completed. The FDA, the IRB or the clinical trial sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. Clinical testing also must satisfy extensive good clinical practice regulations for informed consent.

Clinical Trials

For purposes of an NDA submission and approval, clinical trials are typically conducted in the following three sequential phases, which may overlap:

•	Phase 1: The clinical trials are initially conducted in a limited population to test the product candidate for safety, dose tolerance, absorption, metabolism, distribution and excretion in healthy humans or, on occasion, in patients, such as cancer patients. Phase 1 clinical trials can be designed to evaluate the impact of the product candidate in combination with currently approved drugs.

•	Phase 2: These clinical trials are generally conducted in a limited patient population to identify possible adverse effects and safety risks, to determine the efficacy of the product candidate for specific targeted indications and to determine dose tolerance and optimal dosage. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning a larger and more expensive Phase 3 clinical trial.

•	Phase 3: These clinical trials are commonly referred to as pivotal clinical trials. If the Phase 2 clinical trials demonstrate that a dose range of the product candidate is effective and has an acceptable safety profile, Phase 3 clinical trials are then undertaken in large patient populations to further evaluate dosage, to provide substantial evidence of clinical efficacy and to further test for safety in an expanded and diverse patient population at multiple, geographically dispersed clinical trial sites.

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In some cases, the FDA may conditionally approve an NDA for a product candidate on the sponsor’s agreement to conduct additional clinical trials to further assess the drug’s safety and effectiveness after NDA approval.

New Drug Application

The results of product candidate development, pre-clinical testing and clinical trials are submitted to the FDA as part of an NDA. The NDA also must contain extensive manufacturing information. Once the submission has been accepted for filing, by law the FDA has 180-days to review the application and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the NDA to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. The FDA may deny approval of an NDA if the applicable regulatory criteria are not satisfied, or it may require additional clinical data. Even if such data are submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. Data from clinical trials are not always conclusive and the FDA may interpret data differently than Edesa or its collaborators do. Once issued, the FDA may withdraw a drug approval if ongoing regulatory requirements are not met or if safety problems occur after the drug reaches the market. In addition, the FDA may require further testing, including Phase 4 clinical trials, and surveillance programs to monitor the effect of approved drugs which have been commercialized. The FDA has the power to prevent or limit further marketing of a drug based on the results of these post-marketing programs. Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved label. Further, if there are any modifications to a drug, including changes in indications, labeling or manufacturing processes or facilities, Edesa may be required to submit and obtain FDA approval of a new NDA or NDA supplement, which may require Edesa to develop additional data or conduct additional pre-clinical studies and clinical trials.

Satisfaction of FDA regulations and requirements or similar requirements of state, local and foreign regulatory agencies typically take several years, and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease. Typically, if a product candidate is intended to treat a chronic disease, as is the case with some of Edesa’s product candidates, safety and efficacy data must be gathered over an extended period of time. Government regulation may delay or prevent marketing of product candidates for a considerable period of time and impose costly procedures upon Edesa’s activities. The FDA (or any other regulatory agency) may not grant approvals for new indications for Edesa’s product candidates on a timely basis, if at all. Even if a product candidate receives regulatory approval, the approval may be significantly limited to specific disease states, patient populations and dosages. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a drug may result in restrictions on the drug or even complete withdrawal of the drug from the market. Delays in obtaining, or failures to obtain, regulatory approvals for any of Edesa’s product candidates would harm its business. In addition, Edesa cannot predict what adverse governmental regulations may arise from future United States or foreign governmental action.

Other regulatory requirements

Any products manufactured or distributed by Edesa or its collaborators (pursuant to FDA approval) are subject to continuing regulation by the FDA, including recordkeeping requirements and reporting of adverse experiences associated with the drug. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMP, which impose certain procedural and documentation requirements upon Edesa and its third-party manufacturers. Failure to comply with the statutory and regulatory requirements can subject a manufacturer to possible legal or regulatory action, such as warning letters, suspension of manufacturing, seizure of product, injunctive action or possible civil penalties. Edesa cannot be certain that its or its present or future third-party manufacturers or suppliers will be able to comply with the cGMP regulations and other ongoing FDA regulatory requirements. If Edesa’s present or future third-party manufacturers or suppliers are not able to comply with these requirements, the FDA may halt its clinical trials, require it to recall a product from distribution, or withdraw approval of that product.

The FDA closely regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and

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promotional activities involving the Internet. A company can make only those claims relating to safety and efficacy that are approved by the FDA. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available drugs for uses that are not described in the drug’s labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, impose stringent restrictions on manufacturers’ communications regarding off-label use.

The federal anti-kickback statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made, in whole or in part, under a federal healthcare program such as Medicare and Medicaid. This statute has been broadly interpreted to apply to manufacturer arrangements with prescribers, purchasers and pharmacy benefit managers, among others. Several other countries, including the United Kingdom, have enacted similar anti-kickback laws and regulations.

The federal False Claims Act imposes civil penalties, and provides for civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. Both the government and qui tam relators have brought False Claims Act actions against pharmaceutical companies on the theory that their practices have caused false claims to be submitted to the government.

The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or for knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services.

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH Act, and its implementing regulations, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information.

The federal Physician Payments Sunshine Act requirements under the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, referred to together as the Affordable Care Act, require manufacturers of FDA-approved drugs, devices, biologics and medical supplies covered by Medicare or Medicaid to report to the Department of Health and Human Services information related to payments and other transfers of value made to or at the request of covered recipients, such as physicians and teaching hospitals, and physician ownership and investment interests in such manufacturers. Among other payments, the law requires payments made to physicians and teaching hospitals for clinical trials be disclosed.

Analogous state laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by nongovernmental third-party payors, including private insurers. Some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines, or the relevant compliance guidance promulgated by the federal government, in addition to requiring drug manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures to the extent that those laws impose requirements that are more stringent than the Physician Payments Sunshine Act. State and foreign laws also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Reimbursement

Sales of pharmaceutical products depend in significant part on the availability of third-party reimbursement. Third-party payers include government health administrative authorities, managed care providers, private health insurers and other organizations. Edesa anticipates third-party payers will provide reimbursement for its products. However,

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these third-party payers are increasingly challenging the price and examining the cost-effectiveness of medical products and services. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Edesa may need to conduct expensive pharmacoeconomic studies in order to demonstrate the cost-effectiveness of its products. Edesa’s product candidates may not be considered cost-effective. It will be time consuming and expensive for Edesa to seek reimbursement from third-party payers. Reimbursement may not be available or sufficient to allow Edesa to sell its products on a competitive and profitable basis.

The passage of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the MMA, imposes new requirements for the distribution and pricing of prescription drugs for Medicare beneficiaries, and includes a major expansion of the prescription drug benefit under a new Medicare Part D. It is not clear what effect the MMA will have on the prices paid for currently approved drugs and the pricing options for future approved drugs. Government payment for some of the costs of prescription drugs may increase demand for products for which Edesa receives marketing approval. However, any negotiated prices for its products covered by a Part D prescription drug plan will likely be lower than the prices Edesa might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payers.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 was enacted. This law provides funding for the federal government to compare the effectiveness of different treatments for the same illness. A plan for the research will be developed by the Department of Health and Human Services, the Agency for Healthcare Research and Quality and the National Institutes for Health, and periodic reports on the status of the research and related expenditures will be made to Congress. Although the results of the comparative effectiveness studies are not intended to mandate any policies for public or private payers, it is not clear what if any effect the research will have on the sales of Edesa’s product candidates if any such product candidate or the condition that it is intended to treat is the subject of a study. Decreases in third-party reimbursement for Edesa’s product candidates or a decision by a third-party payer to not cover its product candidates could reduce physician usage of the product candidate and have a material adverse effect on its sales, results of operations and financial condition.

Edesa expects that there will continue to be a number of federal and state proposals to implement governmental pricing controls and limit the growth of healthcare costs, including the cost of prescription drugs. For example, in March 2010, the U.S. enacted one of the most significant health care reform measures in decades, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, collectively referred to as the PPACA. The PPACA will significantly impact the pharmaceutical industry. The PPACA will require discounts under the Medicare drug benefit program and increased rebates on drugs covered by Medicaid. In addition, the PPACA imposes an annual fee, which will increase annually, on sales by branded pharmaceutical manufacturers starting in 2011. The financial impact of these discounts, increased rebates and fees and the other provisions of the PPACA on Edesa’s business is unclear.

EDESA’S EXECUTIVE COMPENSATION

As a smaller reporting company under SEC rules, Edesa may provide scaled disclosure in Item 402 paragraphs (m) through (r). The proxy disclosure pertaining to Edesa has been prepared to comply with those U.S. requirements and the Canadian proxy disclosure requirements in Form 51-102F6.

Named Executive Officers

For the purposes of this proxy statement, an NEO of Edesa means each of the following individuals:

(i)	All individuals serving as Edesa’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level;

(ii)	Edesa’s two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year; and

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(iii)	Up to two additional individuals for whom disclosure would have been provided under (ii) above but for the fact that the individual was not serving as an executive officer of Edesa at the end of the last completed fiscal year.

Edesa’s two NEOs for the year ended December 31, 2018 were Dr. Pardeep Nijhawan and Dr. Michael Brooks. For the management of the combined company following completion of the Exchange, see “Directors and Officers of the Combined Company” beginning on page 126.

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by or paid to the NEOs during the fiscal year ended December 31, 2018.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Dr. Pardeep Nijhawan Chief Executive Officer,	2018	27,116	-	25,795	37,601	(2)	90,512
President, Secretary	2017	11,299	-	7,845	16,187	(2)	35,331

Dr. Michael Brooks Vice President	2018	170,445	51,706	13,203	22,183	(3)	257,537
Corporate Development and Strategy	2017	126,616	16,941	128,758	13,216	(3)	285,531

(1)	The amounts shown in this column represent the aggregate grant date fair value of the share option awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification 718, not the actual amounts paid to or realized by the NEOs during the covered fiscal year. The assumptions used in determining grant date fair value of these awards are set forth in Note 8 to Edesa’s audited financial statements for the years ended December 31, 2018 and 2017.

(2)	Represents (i) $32,415 in car allowance; (ii) $2,161 in vacation pay; (iii) $2,068 in Canada Pension Plan company contributions and (iv) $957 in employment insurance in 2018 and (i) $13,476 in car allowance; (ii) $904 in vacation pay; (iii) $1,220 in Canada Pension Plan company contributions and (iv) $587 in employment insurance in 2017.

(3)	Represents (i) $2,186 in health insurance; (ii) $5,094 in car allowance; (iii) $11,799 in vacation pay; (iv) $2,132 in Canada Pension Plan company contributions and (v) $972 in employment insurance company contribution in 2018 and (i) $2,224 in health insurance; (ii) $1,694 in car allowance; (iii) $5,315 in vacation pay; (iv) $2,732 in Canada Pension Plan company contributions and (v) $1,251 in employment insurance company contribution in 2017.

Employment Agreements

Edesa has employment agreements currently in effect with Dr. Pardeep Nijhawan and Dr. Michael Brooks. Upon completion of the Exchange, Dr. Nijhawan and Dr. Brooks will each enter into new employment agreements with the combined company, and their respective agreements with Edesa will be terminated.

Employment Agreement with Dr. Pardeep Nijhawan

On August 1, 2017, Edesa entered into an employment agreement with Dr. Pardeep Nijhawan which is to continue indefinitely until terminated in accordance with its terms. The employment agreement provides that during the term of the agreement, Dr. Nijhawan will serve as Edesa’s Chief Executive Officer. In consideration for his services to Edesa, Dr. Nijhawan is to receive a base salary of CDN $35,000 per annum and is eligible for coverage under

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Edesa’s standard benefit programs. The agreement may be terminated by Edesa (i) for cause without notice or severance pay or (ii) without cause, in which case Edesa is to provide 18 months’ notice of termination or pay in lieu of notice (based on Dr. Nijhawan’s base salary) and benefits for up to 18 months following the provision of notice of termination. In addition, upon a termination by Edesa without cause, all options on a pro-rated basis shall be deemed to be vested on the business day immediately preceding the termination date and will remain exercisable for a period of 180 days. Dr. Nijhawan may resign from his employment at any time by providing two weeks advance notice to Edesa.

Employment Agreement with Dr. Michael Brooks

On August 28, 2017, Edesa entered into an employment agreement with Dr. Michael Brooks which is to continue indefinitely until terminated in accordance with its terms. The employment agreement provides that during the term of the agreement, Dr. Brooks will serve as Edesa’s Vice President Corporate Development and Strategy. In consideration for his services to Edesa, Dr. Brooks is to receive a base salary of CDN $220,000 per annum and is eligible for coverage under Edesa’s standard benefit programs. In addition, subject to achievement of bonus criteria established by Edesa, Dr. Brooks is eligible to receive an annual bonus award of up to 30% of his base salary.

The agreement may be terminated by Edesa (i) for cause without notice or severance pay or (ii) without cause, in which case Edesa is to provide 12 months’ notice of termination or pay in lieu of notice (based on Dr. Brooks’ base salary) and benefits for up to 12 months following the provision of notice of termination. In addition, upon a termination by Edesa without cause, Dr. Brooks shall be entitled to a pro-rated bonus covering any year or partial actively worked from the time of the past applicable bonus period through to the termination date of Dr. Brooks employment and all options on a pro-rated basis shall be deemed to be vested on the business day immediately preceding the termination date and will remain exercisable for a period of 180 days. In the event Dr. Brooks’ employment is terminated in connection with a change of control event, any unvested options or other equity awards then held by Dr. Brooks shall be deemed to be vested on the business day immediately preceding the termination date and will remain exercisable for a period of 180 days. Dr. Brooks may resign from his employment at any time by providing two weeks advance notice to Edesa. During the term of his employment and for a period of 12 months thereafter, Dr. Brooks is subject to certain non-solicitation provisions relating to Edesa’s employees, customers, prospective customers and suppliers. In addition, the agreement provides that, subject to certain exceptions, Dr. Brooks will not compete with the business of Edesa during the employment period and any notice period (or period paid in lieu of notice).

Edesa Stock Option Plan

Edesa adopted the Edesa Biotech Inc. Share Option Plan on August 28, 2017 (the “Edesa Plan”), which plan is administered by Edesa’s Board of Directors. The purpose of the Edesa Plan is to provide Edesa with a share-related mechanism to attract, retain and motivate qualified directors, employees, officers and consultants and to reward such personnel for their contributions toward the long term goals of Edesa and to enable and encourage such personnel to acquire shares in the capital of Edesa as long term investments. The Edesa Plan allows options to be granted to directors, officers, employees and certain external consultants and advisers. Under the Edesa Plan, the option term is not to exceed 10 years and the exercise price of each option is determined by Edesa’s Board of Directors.

Upon completion of the Exchange, each of the following options will be exchanged or substituted for “Substitute Awards” (as defined in Stellar’s 2017 Incentive Compensation Plan) in the form of options that are exercisable for Stellar Common Shares. For a further description of the treatment of outstanding options to purchase Edesa common stock following the completion of the Exchange, please see “Directors and Officers of the Combined Company.”

On August 28, 2017, Dr. Brooks was granted an option to purchase 42,105 shares of Edesa’s common stock at an exercise price of CDN $7.00 per share. The option was fully vested upon grant and is exercisable for a period of ten years subject to earlier termination in certain conditions.

On September 26, 2017, Dr. Nijhawan was granted an option to purchase 14,658 shares of Edesa’s common stock at an exercise price of CDN $7.00 per share. The option will vest over a period of three years, with one-third vesting on the first anniversary of the date of grant and the remainder vesting on a pro-rata basis monthly thereafter. The options are scheduled to expire on September 26, 2027 subject to earlier termination in certain conditions.

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On September 26, 2017, Dr. Brooks was granted an option to purchase 7,500 shares of Edesa’s common stock at an exercise price of CDN $7.00 per share. The option will vest over a period of three years, with one-third vesting on the first anniversary of the date of grant and the remainder vesting on a pro-rata basis monthly thereafter. The options are scheduled to expire on September 26, 2027 subject to earlier termination in certain conditions.

On December 28, 2018, Dr. Nijhawan was granted an option to purchase 500 shares of Edesa’s common stock at an exercise price of CDN $7.00 per share. The option will vest over a period of three years, with one-third vesting on the first anniversary of the date of grant and the remainder vesting on a pro-rata basis monthly thereafter. The options are scheduled to expire on December 28, 2028 subject to earlier termination in certain conditions.

On December 28, 2018, Dr. Brooks was granted an option to purchase 500 shares of Edesa’s common stock at an exercise price of CDN $7.00 per share. The option will vest over a period of three years, with one-third vesting on the first anniversary of the date of grant and the remainder vesting on a pro-rata basis monthly thereafter. The options are scheduled to expire on December 28, 2028 subject to earlier termination in certain conditions.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards made to Edesa’s NEOs that were outstanding at December 31, 2018.

		Option Awards
Name	Award grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise prices ($)		Option expiration date
Dr. Pardeep Nijhawan	09/26/2017	6,107	8,551	$	CDN $7.00	09/26/2027
	12/28/2018	-	500		CDN $7.00	12/28/2028

Dr. Michael Brooks	08/28/2017	42,105	-		CDN $7.00	08/28/2027
	09/26/2017	3,125	4,375		CDN $7.00	09/26/2027
	12/28/2018	-	500		CDN $7.00	12/28/2028

(1)	The vesting terms of the applicable option awards are described above under the heading “Edesa Stock Option Plan.”

Director Compensation

Edesa does not have a director compensation policy and none of Edesa’s non-executive directors received compensation for service during the fiscal years ending December 31, 2018, except that Mr. Pay was paid CDN $30,000 during 2018 for his services as a director to Edesa. However, Edesa does provide reimbursement for reasonable out-of-pocket expenses incurred for attending meetings of the Edesa Board of Directors or any committees thereof.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table summarizes the equity awards made to Edesa’s directors that were outstanding at December 31, 2018.

Name	Outstanding Options (#)
Pardeep Nijhawan	15,158
Paul William Pay	10,000 (1)

(1)	On September 26, 2017, Paul Pay was granted an option to purchase 10,000 shares of Edesa’s common stock at an exercise price of CDN $7.00 per share. The option will vest over a period of three years, with one-third vesting on the first anniversary of the date of grant and the remainder vesting on a pro-rata basis monthly thereafter. The options are scheduled to expire on September 26, 2027.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2018 about Edesa’s common shares that may be issued under Edesa’s equity compensation plans, which consists of the Edesa Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	97,263	CDN $7.00	(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	97,263	CDN $7.00	(1)

(1)	Pursuant to the Edesa Plan, the aggregate number of unissued shares that are available for award will not exceed 5% of the total issued and outstanding shares of Edesa as of the grant date of the applicable award.

STELLAR’s MANAGEMENT’S DISCUSSION AND ANALYSIS

For Stellar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended September 30, 2018, please refer to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report, which section is incorporated by reference herein Stellar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended December 31, 2018 is set forth below.

The discussion and analysis of Stellar’s financial condition and results of operations are based on Stellar’s unaudited condensed interim consolidated financial statements as of December 31, 2018 and September 30, 2018, and for the three months ended December 31, 2018 and 2017 included elsewhere in this proxy statement, which Stellar has prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires Stellar to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, Stellar evaluates such estimates and judgments, including those described in greater detail below. Stellar bases its estimates on historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which

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form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Overview

Stellar is a biotechnology company engaged in the aquaculture, research and development, manufacture and commercialization of KLH. KLH is an immune-stimulating protein with an extensive history of safe and effective use in immunological applications.

Immunotherapies (also known as therapeutic vaccines) are an emerging class of treatments that involve using the body’s own immune system to target and treat disease. Today, multiple companies and institutions are developing drugs that combine disease-targeting agents with KLH. These disease-targeting agents do not evoke a robust immune response by themselves and thus require a carrier molecule like KLH.

The versatility of the KLH molecule and its use in multiple drug development pipelines provide numerous commercial opportunities for us. The successful commercialization of one or more drug development pipelines, especially in a major indication, could have a significant impact on the industry’s ability to produce sufficient quantities of KLH. The protein is derived only from the Giant Keyhole Limpet, a scarce ocean mollusk that is native to a limited stretch of Pacific Ocean coastline. Due in part to the inherent limitations of utilizing wild sources of KLH, Stellar believes that aquaculture production methods, like the methods Stellar practices, will be required to provide scalable, fully traceable supplies of KLH.

Stellar produces clinical grade KLH using Current Good Manufacturing Practices (GMP) and markets and sells its KLH products under the brand Stellar KLH. Stellar’s customers and partners include multinational biotechnology and pharmaceutical companies, academic institutions, clinical research organizations and research centers. Stellar has multiple agreements to license and supply Stellar KLH and other technology in exchange for fees, revenues or royalties. Stellar’s customers manage and fund all product development and regulatory submissions for their respective drug products that utilize Stellar’s KLH protein. By the time Stellar’s customers are ready to file marketing applications referencing its products, Stellar will need to upgrade and scale its manufacturing operations to produce KLH suitable for commercial drugs. This will involve, in part, transferring Stellar’s manufacturing method to a new Stellar-operated location or to a contract manufacturing organization or partner. The timing of such decision will be based on customer demand for Stellar KLH, among other considerations.

Recent Developments

Neostell Joint Venture

In May 2016, Stellar entered into a joint venture agreement with Neovacs S.A, a Paris-based biotechnology company, for the formation of a joint venture company to manufacture and sell conjugated therapeutic vaccines. In July 2016, Neostell S.A.S., a French simplified stock corporation (Neostell), was formed to carry out the business of the joint venture. Neostell is expected to produce Neovacs’ product candidates that utilize Stellar KLH as a carrier molecule and may also manufacture and sell other KLH-based immunotherapy products for third-party customers. Stellar holds a 30% equity interest in the joint venture in exchange for an initial capital contribution of €120,000. One-half of the initial contribution, approximately $67,000, was paid in June 2016 with the balance due upon the occurrence of certain defined future events. Pursuant to the joint venture agreement, on December 31, 2018, Stellar notified the other party that it no longer wished to pursue the project and the parties subsequently agreed to proceed with actions to dissolve and liquidate the joint venture company by mutual consent.

Significant Accounting Policies and Estimates

For a discussion of Stellar’s significant accounting policies and estimates, refer to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Stellar’s Annual Report, which section is incorporated by reference herein. There are no material changes in Stellar’s significant accounting policies and estimates from the disclosure provided in the Annual Report except that Stellar adopted Accounting Standards Codification (ASC) 606 Revenue Recognition – Revenue from Contracts with Customers on October 1, 2018, as discussed in Note 2 to Stellar’s quarterly financial statements included elsewhere in this proxy statement.

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Results of Operations

Comparison of Three Months Ended December 31, 2018 and 2017

Stellar’s total revenues increased by $0.03 million to $0.05 million for the three months ended December 31, 2018 compared to $0.02 million for the same period last year primarily due to increased sales of higher value, clinical-grade KLH products. Product sales volumes are subject to variability associated with the rate of development and progression of clinical studies of third-party products that utilize Stellar KLH. The rate of progression toward later stage studies is expected to continue to affect the timing and volume of future product sales.

Stellar’s total operating expenses increased by $0.05 million to $1.46 million for the three months ended December 31, 2018 compared to $1.41 million for the same period last year:

•	Stellar’s cost of sales increased by $0.03 million to $0.03 million for the three months ended December 31, 2018 compared to less than $0.01 million for the same period last year primarily due to increased product sales.

•	Stellar’s cost of aquaculture decreased by $0.02 million to $0.08 million for the three months ended December 31, 2018 compared to $0.10 million for the same period last year primarily due to a decrease in contracted quality testing services.

•	Stellar’s research and development expenses decreased by $0.16 million to $0.47 million for the three months ended December 31, 2018 compared to $0.63 million for the same period last year. The decrease was primarily due to a decrease in contracted research services and materials.

•	Stellar’s general and administrative expenses increased by $0.20 million to $0.88 million for the three months ended December 31, 2018 compared to $0.68 million for the same period last year primarily due to increased legal and professional fees and public company expenses.

Stellar’s total other income (loss) increased by $0.01 million to approximately zero for the three months ended December 31, 2018 compared to an overall loss of $0.01 million for the same period last year primarily due to increased investment income, which was partially offset by an increase in foreign exchange loss due to fluctuations in Canadian exchange rates.

Stellar’s net loss for the three months ended December 31, 2018 was $1.41 million, or $0.26 per basic share, compared to a net loss of $1.40 million, or $0.93 per basic share, for the three months ended December 31, 2017.

Capital Expenditures

Stellar’s capital expenditures, which primarily consist of scientific, manufacturing, and aquaculture equipment, and facility leasehold improvements were $0.01 million and $0.03 million for the three months ended December 31, 2018 and 2017, respectively. The decrease was due primary to a decrease in construction in progress related to the completion of construction of renovated ocean-front space for aquaculture production and related activities at Stellar’s facility located at the Port of Hueneme.

Liquidity and Capital Resources

Stellar’s operations have historically been funded by the issuance of Stellar Common Shares, exercise of warrants, grant revenues, contract services revenue and product sales. For the three months ended December 31, 2018 and 2017, Stellar reported net losses of $1.41 million and $1.40 million, respectively. Stellar plans to finance company operations over the course of the next twelve months with cash and investments on hand and product sales. Management has flexibility to adjust planned expenditures based on a number of factors including the size and timing of capital expenditures, staffing levels, inventory levels, and the status of customer clinical trials. Management also seeks to expand the customer base for existing marketed products, and may seek additional

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financing through debt and/or equity financings, or strategic arrangements with companies that offer synergistic technologies or additional growth opportunities.

On May 15, 2018, Stellar completed a registered public offering resulting in net proceeds of $4.64 million. On May 29, 2018, Stellar closed an offering with certain holders of Stellar warrants, pursuant to a warrant exercise agreement, resulting in net proceeds of $2.49 million. During May and June 2018, other warrant exercises resulted in net proceeds of $1.64 million.

At December 31, 2018, Stellar had cash, cash equivalents and short-term investments in U.S. Treasury Bills of $8.96 million, working capital of $8.87 million, shareholders’ equity of $9.91 million and an accumulated deficit of $51.84 million.

Geographic Concentrations

Stellar primarily markets and distributes its products directly to biotechnology and pharmaceutical companies, academic institutions, clinical research organizations and research centers. Products are shipped to Stellar’s customers using a common carrier chosen by the customer. The geographic markets of Stellar’s customers are principally North America, Europe and Asia. Stellar had the following concentrations of revenues by geographic areas:

	Three Months Ended
	December 31,	December 31,
	2018	2017

North America	81%	27%
Europe	19%	73%

The geographic concentration of Stellar product sales revenue fluctuates quarter over quarter, sometimes significantly, depending on the volume of sales from Stellar customers in each of Stellar’s principal geographic markets.

Research and Development

Stellar’s core business is developing and commercializing KLH for use in immunotherapy and immunodiagnostic applications. Stellar’s internal research has included, among other activities, continual improvement of methods for the culture and growth of Giant Keyhole Limpet, innovations in aquaculture systems and infrastructure, biophysical and biochemical characterization of the KLH molecule, analytical processes to enhance performance of Stellar products, KLH manufacturing process improvements, new KLH formulations, and early development of potential new KLH-based immunotherapies.

Research and development costs, including (i) materials, (ii) KLH designated for internal research use only and (iii) salaries of employees directly involved in research and development efforts, are expensed as incurred. From time to time, Stellar produces saleable KLH as a byproduct of Stellar’s research and development activities. The cost of this KLH is not assigned to inventory.

Stellar’s research and development costs were $0.47 million and $0.63 million for the three months ended December 31, 2018 and 2017, respectively. The decrease from the comparable period was primarily due to a decrease in contracted research services and materials.

Off-Balance Sheet Arrangements

Stellar has no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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EDESA’S MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of Edesa as of and for the periods presented below. The following discussion and analysis should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this proxy statement. The statements in this discussion regarding industry outlook, Edesa’s expectations regarding its future performance, liquidity and capital resources and all other nonhistorical statements in this discussion are forward-looking statements and are based on the beliefs of Edesa’s management, as well as assumptions made by, and information currently available to, Edesa’s management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this proxy statement, particularly in the section titled “Risk Factors – Risks Related to Edesa.”

Overview

Edesa is a biopharmaceutical company focused on acquiring, developing and commercializing clinical stage drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Edesa’s lead product candidate, EB01, is a novel sPLA2 inhibitor for the topical treatment of chronic ACD. EB01 employs a novel mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in contact dermatitis patients. Edesa’s IND application for EB01 was accepted by the FDA in November 2018 and Edesa is planning on conducting a 160 patient Phase 2B clinical study evaluating EB01. Edesa expects the first patient to be enrolled in the Phase 2B clinical study evaluating EB01 by midyear.

Edesa also intends to expand the utility of its sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications, which could include acne or other inflammatory disorders. For example, “EB02”, is a sPLA2 inhibitor formulated to treat hemorrhoids, and Edesa is planning to evaluate EB02 in a proof-of-concept study in the second half of 2019. In addition to EB01 and EB02, Edesa has licensed technology to treat other indications such as anal fissures, and is in discussions with third parties to expand its portfolio with assets to treat other serious skin and gastrointestinal conditions.

As a clinical-stage company, Edesa has not generated any revenue from product sales, and will not generate revenue from product sales unless and until Edesa completes clinical development and obtains regulatory approval for a product candidate, such as EB01. As of December 31, 2018, Edesa had an accumulated deficit of $3.76 million and expects to continue to incur operating losses as it continues its efforts to develop, seek regulatory approval for and commercialize its product candidates and execute on its strategic initiatives. Edesa’s net loss was $1.54 million for the year ended December 31, 2018 and $0.88 million for the year ended December 31, 2017. To fund its operations, Edesa has raised capital in various financings, including through the sale of Class A preferred shares, which generated gross proceeds of $5.65 million in August 2017.

Upon completion of the Exchange, the combined company will continue to incur costs associated with operating as a public company. Until such time as the combined company can generate significant revenue from product sales, if ever, it expects to finance its operations through the sale of equity, debt financings or other capital sources, including potential future licensing, collaboration or similar arrangements with third parties or other strategic transactions. The combined company may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms, or at all. If the combined company fails to raise capital or enter into such arrangements as and when needed, it may have to significantly delay, scale back or discontinue the development and commercialization of one or more of its product candidates.

Edesa is an Ontario corporation incorporated on July 9, 2015 and its registered office is located at 100 Spy Court, Markham, Ontario, Canada.

Critical Accounting Policies and Estimates

Edesa’s discussion and analysis of its financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the financial statements in conformity with GAAP requires

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management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Areas where significant judgment is involved in making estimates are: the fair values of financial assets and liabilities; the determination of fair value of stock-based compensation; the useful lives of property and equipment; and forecasting future cash flows for assessing the going concern assumption. Edesa bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Edesa’s significant accounting policies are described in Note 3 and Note 4 to its audited financial statements for the years ended December 31, 2018 and 2017 included in this proxy statement.

Results of Operations

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Revenue

	Years Ended December 31,
	2018	2017
Revenue:	$-	$-

Edesa did not generate revenue in either of the years ended December 31, 2018 or 2017 and has not generated any revenues since the commencement of its operations in 2015. Edesa does not expect to generate revenues for the foreseeable future as it continues to advance its development and obtain regulatory approval for one or more of its product candidates.

Research and Development Expenses

	Years Ended December 31,		Change $
	2018	2017
Research and Development Expenses:	$1,048,352	$301,776	$746,576

Edesa’s research and development expenses consist of clinical research expenses; salaries, bonuses and benefits; and patent fees. In the year ended December 31, 2018, research and development expenses increased by approximately $747,000 to approximately $1,048,000 compared to approximately $302,000 for year ended December 31, 2017. The increase was primarily due to an increase in clinical research expenses associated with finalizing the design of a Phase 2B clinical trial study for Edesa’s EB01 compound. Clinical research expenses also increased because of an increase in the number of employees performing research and development activities.

General and Administrative Expenses

	Years Ended December 31,		Change $
	2018	2017
General and Administrative Expenses:	$487,295	$451,029	$36,266

General and administrative expenses consist of salaries, bonus and benefits; rent expense; travel and conference expense; office supplies, professional fees and insurance expenses. Edesa incurred general and administrative expenses of approximately $487,000 during 2018 compared to approximately $451,000 for 2017. General and administrative expenses increased from the prior year period primarily due to an increase in salaries, bonuses and benefits, and an increase in the number of employees.

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Stock-Based Compensation

	Years Ended December 31,		Change $
	2018	2017
Stock-based Compensation Expenses:	$81,344	$149,448	$(68,104)

Edesa recorded $81,344 of stock-based compensation for the year ended December 31, 2018 and $149,448 of stock-based compensation for the year ended December 31, 2017. During the year ended December 31, 2018, Edesa issued 8,000 stock options, each option entitling the holder to purchase one share of common stock of Edesa. During the year ended December 31, 2017, Edesa issued 89,263 stock options, each option entitling the holder to purchase one common share in the share capital of Edesa.

Loss from Operations

	Years Ended December 31,		Change $
	2018	2017
Loss from Operations:	$1,618,646	$902,848	$715,798

Edesa’s loss from operations increased by approximately $716,000 to approximately $1.62 million for 2018 compared to approximately $0.90 million for 2017. The increase in loss from operations primarily resulted from increased research and development expenses as described above.

Net Loss

	Years Ended December 31,		Change $
	2018	2017
Net Loss:	$1,536,557	$875,707	$660,850

Edesa’s net loss for 2018 was approximately $1.54 million, or $1.54 per basic and diluted share, compared to a net loss of $0.88 million, or $2.56 per basic and diluted share, for 2017. The weighted average number of shares used in the calculation of net loss per share for the years 2018 and 2017 were 1,000,000 and 342,531, respectively. For the above-mentioned periods, Edesa had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded from the computation of diluted loss per share in the periods presented, as their effect would have been anti-dilutive.

Net Loss and Comprehensive Loss

	Years Ended December 31,		Change $
	2018	2017
Net Loss and Comprehensive Loss	$1,865,395	$976,841	$888,554

Edesa’s net loss and comprehensive loss for 2018 was approximately $1.87 million compared to approximately $0.98 million for 2017. Net loss and comprehensive loss consist of net loss and exchange differences on translation. Exchange differences on translation were approximately $329,000 for the year ended December 31, 2018 compared to approximately $101,000 for the prior year period.

Liquidity and Capital Resources

As of December 31, 2018 and 2017, Edesa had approximately $3.37 million and $5.00 million in cash and cash equivalents, respectively.

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Cash Flows for the Years Ended December 31, 2018 and 2017

	Years Ended December 31,
	2018	2017

Net cash (used in) provided by:
Operating activities	$(1,288,831)	$(882,690)
Investing activities	(6,869)	(958)
Financing activities	-	5,910,906

	(1,295,700)	5,027,258
Effect of cash held in foreign currency	(337,324)	(43,429)

Net (decrease) increase in cash and cash equivalents	$(1,633,024)	$4,983,829

Net cash used in operating activities was approximately $1.29 million for the year ended December 31, 2018 compared to approximately $0.88 million for the prior year period. This increase was primarily due to an increased net loss in 2018 compared to the prior year period, as discussed above, offset by reduced prepaid expenses and increased accounts payable and accrued liabilities in 2018.

Net cash used in investing activities for the purchase of property and equipment was approximately $7,000 in 2018 compared to approximately $1,000 in 2017.

No cash was used in or provided by financing activities during the year ended December 31, 2018. In 2017, Edesa received cash proceeds of approximately $5.91 million from financing activities. Net cash provided by financing activities for the year ended December 31, 2017 consisted of proceeds from Edesa’s sale of Class A preferred shares, advances from a related party and advances of shareholder loan.

Capital Resources of the Combined Company

If the Exchange is completed, the combined company is expected to incur losses for the foreseeable future. The combined company’s ability to achieve and maintain profitability will depend upon the successful development, regulatory approval and commercialization of its product candidates and achieving a level of revenues adequate to support its cost structure. The combined company may never achieve profitability.

Edesa believes that its existing cash and cash equivalents will be sufficient to fund its working capital and capital expenditure needs for the next twelve months from the date of this proxy. If the combined company needs to raise additional capital to fund its operations, complete its ongoing and planned clinical trials, or potentially commercialize its product candidates, it may seek to finance future cash needs through public or private equity or debt offerings or other financings. There can be no assurance that additional funding will be available to the combined company when needed or, if available, that it can be obtained on commercially reasonable terms. Additionally, the sale of additional equity may result in significant dilution to the combined company’s shareholders. The incurrence of additional debt financing would result in debt service obligations and the instruments governing such debt may provide for operating and financing covenants that would restrict the combined company’s operations. The combined company may also seek to finance future cash needs through potential future licensing, collaboration or similar arrangements. These arrangements may not be available on acceptable terms or at all. If adequate funds are not available, the combined company may be required to delay, reduce the scope of or eliminate the combined company’s development programs, or obtain funds through third-party arrangements that may require the combined company to relinquish rights to certain product candidates that the combined company might otherwise seek to develop or commercialize independently.

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Summary of Contractual Obligations and Commitments

The minimum rent, exclusive of occupancy charges, payable to a related company under an operating lease for Edesa's premise, is approximately as follows:

	Total	Less than 1 Year	1 to 3 Years
Contractual Obligations:
Operating Leases	$321,186	$79,216	$241,970

In 2016, Edesa entered into an exclusive license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem ("Yissum") to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. Edesa will use the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in topical dermal applications and anorectal applications.

No intangible assets have been recognized under the license agreement with Yissum as of December 31, 2018 and 2017. Payments to Yissum are included in the statement of operations and comprehensive loss as research and development expenditures.

Under the license agreement, Edesa is committed to payments of various amounts to Yissum upon meeting certain milestones outlined in the license agreement up to an aggregate amount of $18,600,000.

Upon divestiture of substantially all of the assets of Edesa, Edesa is obligated to pay Yissum a percentage of the valuation of the licensed technology sold as determined by an external objective expert.

Edesa also has a commitment to pay Yissum a royalty based on net sales of the product in countries where Edesa, or an affiliate, directly commercializes the product and a percentage of sublicensing revenue received by Edesa and its affiliates in the countries where Edesa does not directly commercialize the product.

In 2016, Edesa also entered into an exclusive license agreement with a third party to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. No intangible assets have been recognized under the license agreement as of December 31, 2018 and 2017. No fees were paid as of December 31, 2018 and December 31, 2017.

Under the license agreement, Edesa is committed to payments of up to a total of $18,500,000 upon meeting certain milestones outlined in the license agreement.

Edesa also has a commitment to pay the third party a royalty based on net sales of the product in the countries where it directly commercializes the product or a percentage of sublicensing revenue received by Edesa and its affiliates in the countries where Edesa does not directly commercialize the product.

Off-Balance Sheet Arrangements

Through December 31, 2018, Edesa did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Segment Information

Edesa’s operations comprise of a single reportable segment engaged in the research and development, manufacturing and commercializing innovative pharmaceutical products. As the operations comprise a single reportable segment, amounts disclosed in the financial statements for loss for the period, depreciation and total assets also represent segmented amounts.

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DIRECTORS AND OFFICERS OF THE COMBINED COMPANY

Resignations of Directors of Stellar

Pursuant to the Exchange Agreement, all of the directors of the Stellar Board who will not continue as appointees to the Stellar Board following the Exchange, will resign effective upon the completion of the Exchange.

Directors of Stellar Following the Exchange

Upon the completion of the Exchange, the combined company is expected to initially have a seven member board of directors which will be composed of four members proposed by Edesa. Dr. Pardeep Nijhawan, Sean MacDonald, Paul William Pay and Peter van der Velden, one proposed by Stellar, Frank R. Oakes, and two “independent” directors, Lorin Johnson and Carlo Sistilli, as “independent” is defined under Nasdaq corporate governance rules. It is anticipated that Sean MacDonald will serve as Chairman of the board of directors of the combined company.

Upon the completion of the Exchange, the Stellar Board and its committees are expected to be composed of the individuals set forth in the table below. The directors shall serve until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

Directors

Name	Age	Committee Membership
Dr. Pardeep Nijhawan	48	None
Sean MacDonald	42	Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee
Paul William Pay	64	Audit Committee, Compensation Committee
Peter van der Velden	57	Nominating and Corporate Governance Committee
Frank R. Oakes	68	None
Lorin K. Johnson	66	Compensation Committee
Carlo Sistilli	62	Audit Committee, Nominating and Corporate Governance Committee

Dr. Pardeep Nijhawan, MD, FRCPC, AGAF is the Chief Executive Officer, President, Secretary of Edesa and a director of Edesa, positions he has held since forming the company in 2015. Dr. Nijhawan is a seasoned pharmaceutical entrepreneur with nineteen years of experience in cross-functional roles including finance, marketing and business development. At Edesa, Dr. Nijhawan leads the Executive Team in setting the company’s corporate strategy and business development initiatives. Prior to Edesa, Dr. Nijhawan was the founder and CEO of Medical Futures Inc which was sold to Tribute Pharmaceuticals. Dr. Nijhawan founded and led Digestive Health Clinic into becoming Canada’s largest provider of private endoscopy services. He is also the founder of Exzell Pharma, a specialty Canadian based pharmaceutical organization that markets and commercializes approved products. Dr. Nijhawan was Inducted into the CHLA BD Hall of fame in 2018 and Awarded Business Development Deal of the Year 2017. Dr. Nijhawan received his MD (University of Ottawa), Internship (Yale), Residency IM (Mayo), Fellowship GI (Mayo). Dr. Nijhawan’s qualifications to serve on the combined company’s board of directors include his extensive executive leadership and experience in the life sciences industry and his knowledge of Edesa’s business as its Chief Executive Officer.

Sean MacDonald is the CEO of Corbin Therapeutics Inc., a Montreal based biotech start up focused on treating neuroinflammation and has been a director of Edesa since September 2017. Mr. MacDonald became CEO of Corbin Therapeutics in October of 2018, and in such capacity oversees all of the company’s activities including R&D, financing, and operations. Prior to Corbin Therapeutics, Mr. MacDonald was with Pharmascience Inc., one of Canada’s largest pharmaceutical companies. During his six years with Pharmascience which began in 2012, Mr. MacDonald held roles of increasing responsibility finishing with Vice President of Business Development and Corporate Development and a member of the executive team. Mr. MacDonald’s responsibilities included R&D and pipeline development, business development and licensing and corporate development. Over his career, Mr. MacDonald has closed deals valued at greater than $2.5 billion in the aggregate, lived and worked in Canada, Denmark and Belgium, and helped build both large and small biotech companies. Mr. MacDonald received a B.Sc. in molecular biology from the University of Ottawa and an M.B.A. also from the University of Ottawa. Mr.

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MacDonald’s qualifications to serve on the combined company’s board of directors include his extensive operational experience and background in the pharmaceutical/biotechnology industry.

Paul William Pay is an executive with forty years’ experience in the pharmaceutical / biotechnology industry and has been a member of the board of directors of Edesa since the company’s inception in 2015. During his career, Mr. Pay has held Senior management positions in big pharma, specialty pharmaceutical and early stage companies, including being a co-founder of a university spin-out company. In his current role as Chief Business Development Officer at Norgine, a role he has held since 2007, Mr. Pay has global responsibility for business development, licensing, acquisitions, integration, alliance management and regional partnerships. This includes profit responsibility for business with annual revenue of €50 million. At Norgine, Mr. Pay also serves as a member of the Executive Committee and as Chair or a member of a number of key internal committees. Past commercial roles held during his career have covered sales, marketing, market research, licensing, business development, public relations, intellectual property and product development projects. In addition to Edesa, Mr. Pay is currently a Director of each of Exzell Pharma, a specialty pharmaceutical company, Arc Medical Design, a medical device development company and a portfolio company of Norgine and Norgine Ltd., an affiliate of Norgine. Mr. Pay is also the President and CEO of Merus Labs Inc., a Norgine wholly owned affiliate company. Mr. Pay received a B.SC. (hons) from the University of Leeds. Mr. Pay’s qualifications to serve on the combined company’s board of directors include his extensive experience in the pharmaceutical / biotechnology industry and his knowledge of Edesa’s business.

Peter van der Velden is an experienced investor and operator who for the past twenty-eight years has been building innovative, technology centric companies from start-up through to expansion. Since 2007, Mr. van der Velden has been the Managing General Partner of Lumira Ventures, one of Canada’s largest and most active dedicated life sciences venture capital investors. Mr. van der Velden led Lumira’s investment in Edesa in the fall of 2017 and he has been on the board of directors of the company since that time. Mr. van der Velden’s current and past corporate board roles include: Exact Imaging, Edesa, Medexus Pharmaceuticals, Milcom Ventures, Spinal Kinetics, Alveolus Inc., CML Healthcare, First Aid Shot Therapy, Life Sciences Ontario, Skinstore.com, Vendorlink.ca and the Canadian Venture Capital and Private Equity Association. Mr. van der Velden is an active volunteer and is a frequent lecturer at universities and conferences around the world on themes related to venture capital, innovation and healthcare. Mr. van der Velden is a past President and Chairman of the Canadian Venture and Private Equity Association and in addition to a number of investee company board roles he is currently a board member for the World Health Innovation Network, a member of the SickKids Commercialization Advisory Board, an advisor to the head of Office of the Chief Health Innovation Strategist - MOHLTC, and a member of the selection committee for the Ontario Scale-up Vouchers Program. Mr. van der Velden works closely with both Federal and Provincial governments in Canada advising on policy matters related to healthcare innovation and innovation financing. Mr. van der Velden holds degrees from the Schulich School of Business (MBA finance and policy) and Queen’s University (MSc (pathology), B.Sc. (honours life sciences)). Mr. van der Velden’s qualifications to serve on the combined company’s board of directors include his extensive operational experience building growth companies and his knowledge acquired from serving on the boards of other companies.

Frank R. Oakes was appointed Stellar’s President and Chief Executive Officer and Chairman of Stellar’s Board in April 2010. Prior to that time, he served as founder and Chief Executive Officer of Stellar’s California subsidiary since 1999. He has more than 40 years of management experience in aquaculture including a decade as Chief Executive Officer of The Abalone Farm, Inc., during which he led the company through the R&D, capitalization, and commercialization phases of development to become the largest abalone producer in the U.S. Mr. Oakes is the inventor of Stellar’s patented method for non-lethal extraction of hemolymph from a live gastropod mollusk. He was the principal investigator on Stellar’s Small Business Innovation Research (SBIR) grant from the National Science Foundation and was principal investigator on Stellar’s Phase I and II SBIR grants from the NIH’s Center for Research Resources, and a California Technology Investment Partnership (CalTIP) grant from the Department of Commerce. Mr. Oakes has consulted and lectured for the aquaculture industry around the world. He received his Bachelor of Science degree from California State Polytechnic University, San Luis Obispo and is a graduate of the Los Angeles Regional Technology Alliance University’s management-training program. Mr. Oakes qualifications to serve on the combined company’s board of directors include his intimate knowledge of Stellar due to his longevity in the industry and with Stellar.

Lorin Johnson is the founder and Chief Scientist of Glycyx PharmaVentures Ltd., a biopharma investment and development company formed in early 2017. In 1989, he co-founded Salix Pharmaceuticals, Inc. (Nasdaq: SLXP), a

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specialty pharmaceutical company, and held senior leadership positions prior to its $15.8 billion acquisition by Valeant Pharmaceuticals International, Inc. (NYSE: VRX) in April 2015. Prior to Salix, Dr. Johnson served as director of scientific operations and chief scientist at Scios, Inc. (formerly California Biotechnology, Inc). He is a board member of Innovate Biopharmaceuticals, Inc. (Nasdaq: INNT), a position he has held since March 2018, Glycyx MOR, LTD and Kinisi Therapeutics, Ltd., both GI specialty pharma companies based on the Isle of Man, Intact Therapeutics, Inc., a gastro-enterology specialty drug delivery company based in Belmont, Canada, and Tumour Trace Ltd, a cancer diagnostic company based in Nottingham, UK. Dr. Johnson previously served as a director of Edesa from 2015-2017. In addition to his career in industry, Dr. Johnson held academic positions at Stanford University School of Medicine where he served as an Assistant Professor of Pathology and at the University of California, San Francisco. He is the co-author of 76 journal articles and book chapters and is the co-inventor on 23 issued patents. Dr. Johnson holds a Ph.D. from the University of Southern California and was a Postdoctoral Fellow at the University of California, San Francisco. Dr. Johnson’s qualifications to serve on the combined company’s board of directors include his knowledge of Edesa’s business and his significant experience in the pharmaceutical industry.

Carlo Sistilli has held a variety of senior positions in accounting and finance during his professional career. Mr. Sistilli joined Arista Homes, as CFO, 15 years ago. As a member of the senior management team of Arista, Mr. Sistilli’s responsibilities include overseeing the finance, accounting and IT areas, as well as due diligence and analysis of land purchases and various other investments. Prior to Arista, Mr. Sistilli spent five years as CFO and as a board member of an Internet start-up, which provided innovative finance solutions using the internet in the automotive retail sector. As a founder and member of the senior management team, Mr. Sistilli played a key role in taking the company public on the Alberta Ventures Exchange. Prior to his time with the internet startup, Mr. Sistilli spent nine years as Controller and part of the senior management team of a $ 1 billion regional trust company. Mr. Sistilli was part of the team to facilitate the successful sale of the trust company to Manulife Financial. Mr. Sistilli is an officer and a member of the Board of Directors of Mother of Mercy Centre. Mr. Sistilli holds a Bachelor of Arts from York University (1978), an Economics Major Certified Management Accountant Designation (1986) and a Chartered Professional Accountant Designation (2013). Mr. Sistilli’s qualifications to serve on the combined company’s board of directors include his knowledge of Edesa’s business and his background in accounting and finance.

Director Independence

Nasdaq’s listing standards require that the combined company’s board of directors consist of a majority of independent directors, as determined under the applicable Nasdaq listing standard. The Stellar Board believes that each of Sean MacDonald, Paul William Pay, Peter van der Velden, Lorin K. Johnson and Carlo Sistilli will qualify as an independent director upon the completion of the Exchange.

Committees of the Board of Directors

The Stellar Board currently has, and following the completion of the Exchange will continue to have, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee currently consists of Deborah F. Aghib, Paul Chun, and Mayank Sampat (chairman). The purpose of the Audit Committee is to oversee Stellar’s accounting and financial reporting processes and the audits of Stellar’s financial statements. In that regard, the Audit Committee assists the Stellar Board in monitoring: the integrity of Stellar’s financial statements; Stellar’s independent registered public accounting firm’s qualifications, independence, and performance; the performance of Stellar’s internal audit function, including Stellar’s system of internal controls, financial reporting, and disclosure controls; and Stellar’s compliance with legal and regulatory requirements. To fulfill this obligation and perform its duties, the Audit Committee maintains effective working relationships with the Stellar Board, management, and Stellar’s independent registered public accounting firm.

The Audit Committee of the combined company is expected to retain these duties and responsibilities following completion of the Exchange.

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Following the completion of the Exchange, the members of the Audit Committee are expected to be Carlo Sistilli, as chair of the committee, Sean MacDonald and Paul William Pay. To qualify as independent to serve on Stellar’s Audit Committee, the Nasdaq Stock Market listing standards and the applicable rules of the SEC require that a director does not accept any consulting, advisory, or other compensatory fee from Stellar, other than for service as a director, or be an affiliated person of Stellar. Stellar and Edesa believe that, following completion of the Exchange, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of The Nasdaq Stock Market and of the SEC.

Compensation Committee

Stellar’s Compensation Committee is composed of David Hill, Charles Olson (chair), and Mayank Sampat. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our Company’s Chief Executive Officer and its other executive officers. More specifically, the Compensation Committee has the sole authority to determine the Chief Executive Officer’s compensation level based on an evaluation performed, at least annually, in light of the corporate goals and objectives applicable to the compensation of the Chief Executive Officer.

The Compensation Committee has overall responsibility for approving and evaluating all of Stellar’s compensation plans, policies and programs as such plans, policies and programs affect other executive officers and all employees. The Compensation Committee also reviews Stellar’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews and discusses, at least annually, the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk.

All compensation decisions are made with consideration of the Compensation Committee’s guiding principles to provide competitive compensation for the purpose of attracting and retaining talented executives and employees and of motivating our employees to achieve improved company performance, which ultimately benefits the Stellar shareholders. The Compensation Committee has the sole authority to retain and terminate any advisors, including independent counsel, compensation consultants and other advisors to assist as needed, and has sole authority to approve the advisors’ fees, which will be paid by Stellar, and the other terms and conditions of their engagement. The Compensation Committee considers input and recommendations from our Chief Executive Officer, who shall not be present during any committee deliberations with respect to his compensation, in connection with its review of our Company’s compensation programs and its annual review of the performance of the other executive officers

The Compensation Committee of the combined company is expected to retain these duties and responsibilities following completion of the Exchange.

Following the completion of the Exchange, the members of the Compensation Committee are expected to be Lorin Johnson, Sean MacDonald and Paul William Pay. To qualify as independent to serve on Stellar’s Compensation Committee, the Nasdaq Stock Market listing standards require a director not to accept any consulting, advisory, or other compensatory fee from Stellar, other than for service on the Stellar Board, and that the Stellar Board consider whether a director is affiliated with Stellar and, if so, whether such affiliation would impair the director’s judgment as a member of the Compensation Committee. The Stellar Board believes that, after the completion of the Exchange, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with any applicable requirements of the rules and regulations of The Nasdaq Stock Market and of the SEC.

Nominating and Corporate Governance Committee

Stellar’s Nominating and Corporate Governance Committee is composed of Deborah F. Aghib, Paul Chun (chair), and David Hill.  The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Stellar Board members; recommend to the Stellar Board individuals to serve as directors; advise the Stellar Board with respect to the Stellar Board composition, procedures and committees; develop, recommend to the Stellar Board and annually review a set of corporate governance principles applicable to the combined company; and oversee any related matters required by the federal securities laws and the Nasdaq continued listing requirements.

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The Nominating and Corporate Governance Committee of the combined company is expected to retain these duties and responsibilities following completion of the Exchange. Following the completion of the Exchange, the members of the Nominating and Corporate Governance Committee are expected to be Sean MacDonald, Carlo Sistilli and Peter van der Velden. The Stellar Board believes that, after the completion of the Exchange, the composition of the Nominating and Corporate Governance Committee will meet the requirements for independence under, and the functioning of such Nominating and Governance Committee will comply with any applicable requirements of the rules and regulations of The Nasdaq Stock Market and of the SEC.

Director Compensation

Edesa does not have a director compensation policy and none of Edesa’s non-executive directors received compensation for service during the years ending December 31, 2018 or 2017, except that Mr. Pay was paid CDN $30,000 during 2018 for his services as a director to Edesa. However, Edesa does provide reimbursement for reasonable out-of-pocket expenses incurred for attending meetings of the Edesa board of directors or any committees thereof.

Stellar’s director compensation for its fiscal year ended September 30, 2018 is set forth under the section entitled “Stellar’s Director Compensation” beginning on page 95. It is currently expected that Stellar’s and Edesa’s non-employee director cash and equity compensation policies set forth above will be reviewed by the combined company following completion of the Exchange and may be subject to change.

Executive Officers and Key Employees of Stellar Following the Exchange

Following the completion of the Exchange, the officers of Stellar will include Dr. Pardeep Nijhawan, Dr. Michael Brooks and Kathi Niffenegger. The following information sets forth the names, ages, and proposed titles of each of the executive officers of the combined company upon the completion of the Exchange, their present principal occupation and their recent business experience.

Name	Age	Position with the Combined Company	Current Position
Dr. Pardeep Nijhawan	48	Chief Executive Officer	Chief Executive Officer, President and Secretary, Edesa
Dr. Michael Brooks	40	President	Vice President Corporate Development and Strategy, Edesa
Kathi Niffenegger, CPA	61	Chief Financial Officer	Chief Financial Officer and Corporate Secretary, Stellar

Dr. Michael Brooks, PhD, MBA was appointed President of Edesa in January 2019. He initially joined Edesa in September 2015 as Vice President, Corporate Development and Strategy. Prior to joining Edesa, Dr. Brooks held positions of increasing responsibility at Cipher Pharmaceuticals Inc (TSX:CPH) from 2010 to 2015 and served most recently as Director of Business Development. Prior to joining Cipher, Dr. Brooks was a Post-Doctoral fellow at the University of Toronto. Dr. Brooks holds a Hons B.Sc. degree in Microbiology and a PhD in Molecular Genetics from the University of Toronto. Dr. Brooks also holds a Master of Business Administration, degree from the Rotman School of Management where he was a Canadian Institute for Health Research (CIHR) Science to Business Scholar.

Kathi Niffenegger, CPA was appointed Chief Financial Officer of Stellar in November 2013 and Corporate Secretary in June 2013. She initially joined Stellar in May 2012 as Controller, after previously serving as its outside Certified Public Accountant for more than 12 years. Ms. Niffenegger has more than 30 years of experience in accounting and finance in a range of industries. She held positions of increasing responsibility in the audit division of Glenn Burdette CPAs from 1988 to 2012 and served most recently as technical partner. She obtained CFO experience at Martin Aviation, and began her career at Peat, Marwick, Mitchell & Co. (now KPMG LLP). Ms. Niffenegger has held leadership roles for audits of manufacturing, aquaculture, pharmaceutical and governmental grant clients, and developed specific expertise in cost accounting systems and internal controls.

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Ms. Niffenegger holds a B.S. degree in Business Administration, Accounting from California State University, Long Beach and is a member of the American Institute of Certified Public Accountants (AICPA).

There are no family relationships among any of the current Stellar directors and executive officers, and there are no family relationships among any of the proposed combined company directors and officers. None of Stellar’s directors or executive officers or any of the proposed combined company directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY

Described below are any transactions occurring since September 30, 2017, and any currently proposed transactions to which either Stellar or Edesa was a party and in which:

•	the amounts involved exceeded or will exceed $1% of the average of total assets for the past two fiscal years of Stellar or Edesa, as applicable; and
•	a director, executive officer, holder of more than 5% of the outstanding capital stock of Stellar or Edesa, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Other than as described below and other than compensation arrangements described elsewhere in this proxy, there has not been, nor is there any currently proposed, transaction or series of related transactions to which Stellar or Edesa has been or will be a party meeting the above conditions.

Stellar Transactions

For a description of Stellar’s transactions with related persons, please see “Certain Relationships and Related Transactions.”

Edesa Transactions

During the year ended December 31, 2017, Dr. Nijhawan and his affiliates had outstanding loan balances of CDN $1,386,888 which funds were advanced for start-up and ongoing operations, and the entire amount advanced was settled with 999,900 Edesa common shares on August 28, 2017 in conjunction with the closing of Edesa’s Class A preferred share financing.

Edesa leases approximately 2,800 square feet of premises from 1968160 Ontario Inc., a shareholder of Edesa that is also an affiliate of Dr. Nijhawan, pursuant to a lease agreement dated on January 1, 2017, at current rent rate of CDN $99,840 per annum plus applicable taxes, increasing by CDN $1/square foot every two years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMBINED COMPANY

The following tables set forth certain information as of March 25, 2019, with respect to the beneficial ownership of the combined company’s common shares assuming the completion of the Exchange, by: (1) all of the combined company’s proposed directors; (2) each of the combined company’s proposed named executive officers; (3) all of the combined company’s proposed directors and executive officers as a group; and (4) each person known by the combined company to beneficially own more than 5% of the outstanding common shares of the combined company following completion of the Exchange.

Stellar and Edesa have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Stellar and Edesa believe, based on the information furnished to them, that the persons and entities named in the table below have sole voting and investment power with respect to the common shares that they beneficially own, subject to applicable community property laws.

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Common shares of the combined company that are subject to options and warrants currently exercisable or exercisable within 60 days of March 25, 2019, are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. The percentage ownership of the outstanding common shares of each person or entity named in the following table is based on a total of 52,222,211 shares of the combined company that are estimated to be outstanding as of March 25, 2019 assuming the completion of the Exchange.

Directors and Officers

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned
Dr. Pardeep Nijhawan	23,279,444	(2)	44.4%
Lorin K. Johnson	0		-
Sean Macdonald	101,279		*
Paul Pay	128,296	(3)	*
Peter van der Velden	11,815,644	(4)	24.9%
Carlo Sistilli	0		-
Dr. Michael Brooks	1,068,486	(5)	2.0%
Kathi Niffenegger, CPA	12,193	(6)	*
Frank R. Oakes	57,100	(7)	*
All directors and executive officers as a group (9 persons)	36,462,442	(8)	68.0%

* Percentage of shares beneficially owned does not exceed one percent.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Edesa Biotech, Inc., 100 Spy Court, Markham, Ontario, Canada, L3R 5H6.
(2)	This amount includes (i) 188,034 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 25, 2019 and (ii) 3,829,526 common shares held directly by Dr. Nijhawan; 15,015,351 common shares held by Pardeep Nijhawan Medicine Professional Corporation, a corporation wholly owned by Dr. Nijhawan; 2,649,370 common shares which power to vote or direct the vote of such shares is held by Dr. Nijhawan and which power to dispose of or direct the disposition of such shares is held by 1968160 Ontario Inc., a corporation wholly owned by Dr. Nijhawan’s spouse and 1,597,163 shares held by The Digestive Health Clinic Inc., a corporation wholly owned by Dr. Nijhawan..

(3)	Represents 128,296 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 25, 2019.
(4)

Consists of 10,815,544 common shares held by Lumira Capital II, L.P. and 1,000,100 common shares held by Lumira Capital II (International), L.P., an affiliate of Lumira Capital II, L.P.   Lumira Capital GP, L.P., the general partners of which are Lumira GP Inc. and Lumira GP Holdings Co., is the general partner of each of Lumira Capital II, L.P. and Lumira Capital II (International), L.P.   Each of Lumira Capital II, L.P. and Lumira Capital II (International), L.P. is managed by Lumira Capital Investment Management Inc.  Each of Lumira Capital GP, L.P., Lumira GP Inc., Lumira GP Holdings Co. and Lumira Capital Investment Management Inc. may be deemed to beneficially own the shares held by Lumira Capital II, L.P. and Lumira Capital II (International), L.P.   Mr. van der Velden is an executive officer of Lumira GP Inc., Lumira GP Holdings Co. and Lumira Capital Investment Management Inc.

(5)	Represents 1,068,486 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 25, 2019.
(6)	Represents 12,193 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 25, 2019.
(7)	This amount includes (i) 9,176 common shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 25, 2019; and excludes (ii) 910 common shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days of March 25, 2019 which are held by Mr. Oakes’ spouse who has sole voting and dispositive power over the securities, and as to which Mr. Oakes disclaims beneficial ownership. Mr. Oakes does not have the

132

power to vote or dispose of, or to direct the voting or disposition of, the shares held by his spouse, or with respect to any shares acquired under her outstanding options.

(8)	This amount includes 1,407,095 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of March 25, 2019 and 35,055,347 common shares.

Shareholders Known by the Combined Company to Own 5% or More of the Combined Company’s Common Shares

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned
10379085 Canada Inc. (1)	6,650,511	12.7%
Inveready Innvierte Biotech II, S.C.R. S.A. (2)	3,375,895	6.5%
Lumira Capital II, L.P. (3)	11,815,644	24.9%

(1)

The address of the shareholder is 6111 vie. Royalmount Ave., Montreal, Quebec, Canada, H4P 2T4. Voting and investment power over the shares held by 10379085 Canada Inc. is exercised by an investment committee of PCRI Inc., the parent of 10379085 Canada Inc.

(2)	The address of the shareholder is c/o Inveready Technology Investment Group, C/dels Cavaliers, 50, Barcelona, 08034, Spain. Voting and investment power over the shares held by Inveready Innvierte Biotech II, S.C.R. S.A is exercised by its board of directors.

(3)

Consists of 10,815,544 common shares held by Lumira Capital II, L.P. and 1,000,100 common shares held by Lumira Capital II (International), L.P., an affiliate of Lumira Capital II, L.P.   Lumira Capital GP, L.P., the general partners of which are Lumira GP Inc. and Lumira GP Holdings Co., is the general partner of each of Lumira Capital II, L.P. and Lumira Capital II (International), L.P.   Each of Lumira Capital II, L.P. and Lumira Capital II (International), L.P. is managed by Lumira Capital Investment Management Inc.  Each of Lumira Capital GP, L.P., Lumira GP Inc., Lumira GP Holdings Co. and Lumira Capital Investment Management Inc. may be deemed to beneficially own the shares held by Lumira Capital II, L.P. and Lumira Capital II (International), L.P and such entities control voting and investment power over such shares through an investment committee of the Lumira group.  The address of each entity listed in this note is 141 Adelaide Street West, Suite 770, Toronto, Ontario, Canada M5H 3L5.

DESCRIPTION OF STELLAR SHARE CAPITAL

This description is subject to and qualified entirely by the terms of Stellar’s Amended and Restated Articles, which Stellar refers to as Stellar’s Articles, copies of which have been filed with the SEC and are also available upon request from us.

Stellar Common Shares

Stellar is authorized to issue an unlimited number of Stellar Common Shares. As of April 18, 2019, Stellar had 5,330,715 Stellar Common Shares issued and outstanding. Holders of Stellar Common Shares are entitled to one vote per share on all matters to be voted upon by Stellar shareholders. Stellar’s Articles do not authorize cumulative voting. A majority of two-thirds of the votes cast is required for the passage of a special resolution or a special separate resolution.

The holders of Stellar Common Shares are entitled to receive dividends, if any, as may be declared from time to time by the Stellar Board out of funds legally available for the payment of dividends, subject to the rights of any series of preferred shares. In the event of a liquidation, dissolution or winding up, the holders of Stellar Common Shares are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of Stellar preferred shares, if any, are entitled. The Stellar Common Shares have no preemptive,

133

conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to Stellar Common Shares. All of Stellar’s outstanding Stellar Common Shares are fully paid and non-assessable.

Stellar Preferred Shares

Stellar is authorized to issue an unlimited number of preferred shares in one or more series and with rights and restrictions that may be determined by the Stellar Board without any further action by the Stellar shareholders. Stellar currently has no preferred shares outstanding.

DIVIDENDS

Stellar has never paid or declared any cash dividends on its Common Shares. If the Exchange does not occur, Stellar does not anticipate paying any cash dividends on its Common Shares in the foreseeable future, and Stellar intends to retain all available funds and any future earnings to fund the development and expansion of its business. Any future determination to pay dividends will be at the discretion of the Stellar Board and will depend upon a number of factors, including its results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that the Stellar Board deems relevant.

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about Stellar from the Annual Report, which was delivered to shareholders with this proxy statement.

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Stellar with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Principal Executive Office:
Stellar Biotechnologies, Inc.
332 E. Scott Street
Port Hueneme, California 93041
Attention: Corporate Secretary

If you would like to request documents, please do so no later than May 20, 2019 to receive them before the Annual Meeting. Please be sure to include your complete name and address or email address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about Stellar. You should rely only on the information contained in this proxy statement in deciding how to vote on the Exchange and related proposals. Neither Stellar nor Edesa has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

OTHER INFORMATION

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of these proxy materials may have been sent to multiple shareholders in each household. Stellar will promptly deliver a separate copy of these proxy materials to any shareholder upon written or verbal request to Stellar at its executive offices at 332 E. Scott Street, Port Hueneme, California 93041, telephone: (805) 488-2800. Any shareholder who wants to receive separate copies of proxy materials in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact that shareholder’s bank, broker, or other nominee record holder, or that shareholder may contact Stellar at the address and phone number set forth above.

134

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Through Stellar’s website, http://www.stellarbiotechnologies.com, Stellar makes available free of charge all of Stellar’s SEC filings, including proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as Forms 3, Form 4, and Form 5 of Stellar’s directors, officers, and principal shareholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act. Stellar will also provide upon written request, without charge to each shareholder of record as of the record date, a copy of its Annual Report, as filed with the SEC. Any exhibits listed in the Annual Report also will be furnished, upon request, at the actual expense Stellar incurs in furnishing such exhibits. Any such requests should be directed to the Stellar Corporate Secretary at Stellar’s executive offices at 332 E. Scott Street, Port Hueneme, California 93041, telephone: (805) 488-2800.

SOLICITATION

Proxies will be solicited on behalf of the Stellar Board by mail or electronic means, and Stellar will pay the solicitation costs. Copies of this proxy statement will be supplied to brokers for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, the Stellar Board, officers and employees may solicit proxies personally or by telephone without additional compensation. If any additional solicitation of the holders of Stellar outstanding shares is deemed necessary, Stellar (through Stellar directors and officers) anticipates making such solicitation directly or may use a proxy solicitation firm.

OTHER BUSINESS

The Stellar Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

STELLAR

Financial Statements (Unaudited).
Condensed Interim Consolidated Balance Sheets – December 31, 2018 and September 30, 2018	F- 2
Condensed Interim Consolidated Statements of Operations – Three Months Ended December 31, 2018 and 2017	F- 3
Condensed Interim Consolidated Statements of Cash Flows – Three Months Ended December 31, 2018 and 2017	F- 4
Notes to Condensed Interim Consolidated Financial Statements	F- 5

EDESA

PRO FORMA

Unaudited Pro Forma Financial Statements
Introduction	F-33
Unaudited Pro Forma Condensed Combined Balance Sheet	F-35
Unaudited Pro Forma Condensed Combined Statement of Operations	F-36
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-37

F-1

Stellar Biotechnologies, Inc.

Condensed Interim Consolidated Balance Sheets

(Unaudited)

	December 31,	September 30,
	2018	2018

Assets:

Current assets:
Cash and cash equivalents	$7,364,662	$4,225,521
Accounts receivable	71,685	41,246
Short-term investments	1,599,067	6,078,031
Inventory	212,079	224,267
Prepaid and other assets	214,903	86,919
Total current assets	9,462,396	10,655,984

Noncurrent assets:

Equity investment in joint venture	-	46,456
Property, plant and equipment, net	1,022,212	1,062,195
Deposits	15,340	15,340
Total noncurrent assets	1,037,552	1,123,991
Total Assets	$10,499,948	$11,779,975

Liabilities and Shareholders' Equity:

Current liabilities:
Accounts payable and accrued liabilities	$512,023	$493,385
Deferred revenue	80,000	-
Total Current Liabilities	592,023	493,385

Commitments (Note 7)

Shareholders' equity:
Common shares, unlimited common shares authorized, no par value, 5,330,715 issued and outstanding at December 31, 2018 and September 30, 2018	56,652,957	56,652,957
Accumulated share-based compensation	5,091,664	5,064,625
Accumulated deficit	(51,836,696)	(50,430,992)
Total Shareholders' Equity	9,907,925	11,286,590
Total Liabilities and Shareholders' Equity	$10,499,948	$11,779,975

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-2

Stellar Biotechnologies, Inc.

Condensed Interim Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2018	2017

Revenues:
Product sales	$53,033	$20,487
	53,033	20,487

Expenses:
Cost of sales	27,993	2,801
Costs of aquaculture	78,280	98,050
Research and development	470,283	631,034
General and administrative	882,798	678,481
	1,459,354	1,410,366

Loss from Operations	(1,406,321)	(1,389,879)

Other Income (Loss)
Foreign exchange gain (loss)	(27,139)	(17,929)
Investment income	28,556	7,862
	1,417	(10,067)

Loss Before Income Tax	(1,404,904)	(1,399,946)

Income tax expense	800	800
Net Loss	$(1,405,704)	$(1,400,746)

Loss per common share:
Basic and diluted	$(0.26)	$(0.93)
Weighted average number of common shares outstanding:
Basic and diluted	5,330,715	1,502,870

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-3

Stellar Biotechnologies, Inc.

Condensed Interim Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2018	2017

Cash Flows Used In Operating Activities:
Net loss	$(1,405,704)	$(1,400,746)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	44,468	49,309
Share-based compensation	27,039	20,706
Foreign exchange (gain) loss	27,139	17,929
Transfer equipment to research and development	-	10,835
Change in equity investment in joint venture	46,456	-

Changes in working capital items:
Accounts receivable	(30,469)	(9,712)
Inventory	12,188	(50,426)
Prepaid and other assets	(127,916)	(35,919)
Accounts payable and accrued liabilities	17,963	253,561
Deferred revenue	80,000	-
Net cash used in operating activities	(1,308,836)	(1,144,463)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(5,666)	(34,767)
Purchase of short-term investments	(21,036)	(4,174)
Proceeds on sales and maturities of short-term investments	4,500,000	1,000,000
Net cash provided by investing activities	4,473,298	961,059

Effect of exchange rate changes on cash and cash equivalents	(25,321)	(17,876)
Net change in cash and cash equivalents	3,139,141	(201,280)
Cash and cash equivalents - beginning of period	4,225,521	4,570,951
Cash and cash equivalents - end of period	$7,364,662	$4,369,671

Cash (demand deposits)	$6,941,818	$4,090,861
Cash equivalents	422,844	278,810
Cash and cash equivalents	$7,364,662	$4,369,671

Supplemental cash flow information:
Cash paid during the period for taxes	$-	$800

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-4

Stellar Biotechnologies, Inc.
Notes to Condensed Interim Consolidated Financial Statements (Unaudited)

1.	Nature of Operations

Stellar Biotechnologies, Inc. (the Company) is organized under the laws of British Columbia, Canada. The Company’s business is the aquaculture, research and development, manufacture and commercialization of Keyhole Limpet Hemocyanin (KLH). The Company markets and distributes its KLH products to biotechnology and pharmaceutical companies, academic institutions, and clinical research organizations primarily in Europe, Asia, and the United States. The Company’s common shares have been listed for trading on The Nasdaq Capital Market in the United States under the symbol “SBOT” since November 5, 2015.

In April 2010, the Company changed its name from CAG Capital, Inc. to Stellar Biotechnologies, Inc. and completed a reverse merger transaction with Stellar Biotechnologies, Inc., a California corporation, which was founded in September 1999, and remains the Company’s wholly-owned subsidiary and principal operating entity. In January 2017, the California subsidiary and the Company established a wholly-owned Mexican subsidiary under the name BioEstelar, S.A. de C.V. in Ensenada, Baja California to perform aquaculture research and development activities in Mexico. The Company’s executive offices are located at 332 E. Scott Street, Port Hueneme, California, 93041, USA, and its registered and records office is 1500 Royal Centre, 1055 West Georgia Street, Vancouver, BC, V6E 4N7, Canada.

Liquidity

Company operations have historically been funded by the issuance of common shares, exercise of warrants, grant revenues, contract services revenue and product sales. For the three months ended December 31, 2018 and 2017, the Company reported net losses of $1.41 million and $1.40 million, respectively. As of December 31, 2018, the Company had an accumulated deficit of $51.84 million and working capital of $8.87 million. The Company expects to incur additional losses as it continues to invest in its research and development programs, manufacturing platform and market development activities.

The Company plans to finance company operations over the course of the next twelve months with cash and investments on hand and product sales. Management has flexibility to adjust planned expenditures based on a number of factors including the size and timing of capital expenditures, staffing levels, inventory levels, and the status of customer clinical trials. Management also seeks to expand the customer base for existing marketed products, and may seek additional financing through debt and/or equity financings, or strategic arrangements with companies that offer synergistic technologies or additional growth opportunities. The Company has historically relied upon the sale of common shares to help fund its operations and meet its obligations and presently expects to continue to do so in the future as and when it considers appropriate, subject to market conditions and the availability of favorable terms.

2.	Basis of Presentation

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) for interim financial information and with the instructions to Form 10-Q. They do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with U.S. GAAP for complete financial statements. These condensed interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

The accompanying condensed interim consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, Stellar Biotechnologies, Inc., a California corporation in the U.S. and BioEstelar, S.A. de C.V. a Baja California corporation in Mexico. All significant intercompany balances and transactions have been eliminated in consolidation. All adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the results of operations for the period presented have been included

F-5

Stellar Biotechnologies, Inc.
Notes to Condensed Interim Consolidated Financial Statements (Unaudited)

in the interim period. Operating results for the three months ended December 31, 2018 are not necessarily indicative of the results that may be expected for other interim periods or the fiscal year ending September 30, 2019. The condensed interim consolidated financial data at September 30, 2018 is derived from audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed on November 30, 2018 with the SEC.

The preparation of financial statements in conformity with U.S. GAAP for interim financial information requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Functional Currency

The condensed interim consolidated financial statements of the Company are presented in U.S. dollars, unless otherwise stated, which is the Company’s functional currency.

Adoption of Recent Accounting Pronouncements

On October 1, 2018, the Company adopted Accounting Standards Codification (ASC) 606 Revenue Recognition – Revenue from Contracts with Customers using the modified retrospective method applied to those contracts which were not completed as of this date. Results for reporting periods beginning after October 1, 2018 are presented under ASC Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the historical accounting under ASC Topic 605. There was no impact to the historical condensed interim consolidated financial statements resulting from the Company’s adoption of ASC Topic 606.

Revenues and accounts receivable are recognized when the promised goods or services are transferred to customers, in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those goods or services. The Company’s revenue consists of sales of its KLH products, which are recognized upon shipment when the customer obtains control of the product and the Company has no further performance obligations. Deferred revenue is recorded when a customer pays consideration before they obtain control of the product. The Company’s product sales by geographic area are presented in Note 9.

3.	Investments

Short-term investments consisted of U.S. Treasury Bills at December 31, 2018 and September 30, 2018.

U.S. Treasury Bills are carried at amortized cost which approximates fair value and are classified as held-to-maturity investments.

4.	Inventory

Raw materials include inventory of manufacturing supplies. Work in process includes manufacturing supplies, direct and indirect labor, contracted manufacturing and testing, and allocated manufacturing overhead for inventory in process at the end of the period. Finished goods include products that are complete and available for sale. At December 31, 2018 and September 30, 2018, the Company recorded work in process and finished goods inventory only for those products with recent sales levels to evaluate net realizable value.

Inventory consisted of the following:

	December 31,	September 30,
	2018	2018

Raw materials	$53,280	$46,670
Work in process	78,063	83,297
Finished goods	80,736	94,300

	$212,079	$224,267

F-6

Stellar Biotechnologies, Inc.
Notes to Condensed Interim Consolidated Financial Statements (Unaudited)

5.	Property, Plant and Equipment, net

Property, plant and equipment, net consisted of the following:

	December 31,	September 30,
	2018	2018

Aquaculture system	$126,257	$126,257
Laboratory facilities	62,033	62,033
Computer and office equipment	125,859	125,859
Manufacturing and laboratory equipment	1,060,921	1,042,993
Vehicles	77,994	77,994
Leasehold improvements	347,360	347,360
	1,800,424	1,782,496
Less: accumulated depreciation	(1,192,216)	(1,146,566)

Depreciable assets, net	608,208	635,930
Construction in progress	414,004	426,265

	$1,022,212	$1,062,195

Depreciation and amortization expense amounted to approximately $44,000 and $49,000 for the three months ended December 31, 2018 and 2017, respectively.

6.	Commitments

Operating leases

The Company leases buildings and facilities used in its operations under two sublease agreements. In June 2015, the Company exercised its option to extend these sublease agreements for an additional five-year term beginning in October and November 2015. The Company negotiated an option to extend the leases for two additional five-year terms.

The Company leases facilities used for executive offices and laboratories and pays a portion of the common area maintenance. In July 2018, the Company extended this lease for a two-year term, with options to renew for three successive two-year terms.

The Company leases undeveloped land in Baja California, Mexico to assess the potential development of an additional aquaculture locale and expansion of production. The lease term was three years from June 2015 with options to extend the lease for 30 years. In February 2018, the lease term was extended for two years without further rent payments. The Company may terminate early with 30 days’ notice. The Company has made certain leasehold improvements including construction of structures and a power-generating facility, which are owned by the Company.

Aggregate future minimum lease payments at December 31, 2018 are as follows:

Year Ending September 30, 2019	139,000
Year Ending September 30, 2020	167,000
Year Ending September 30, 2021	6,000

$312,000

F-7

Stellar Biotechnologies, Inc.
Notes to Condensed Interim Consolidated Financial Statements (Unaudited)

Rent expense on these lease agreements amounted to approximately $53,000 and $60,000 for the three months ended December 31, 2018 and 2017, respectively.

Purchase obligations

The Company has commitments totaling approximately $71,000 at December 31, 2018 under signed agreements for leasehold improvements and equipment.

Supply agreements

The Company has commitments under supply agreements with customers for fixed prices per gram of KLH in connection with clinical trials on a non-exclusive basis except within that customer’s field of use. The expiration dates of these supply agreements range from October 2019 to February 2022, and are generally renewable upon written request of the customer.

Joint venture agreement

In May 2016, the Company entered into a joint venture agreement with another party for the formation of a joint venture company to manufacture and sell conjugated therapeutic vaccines. The joint venture is organized as a French simplified corporation. The Company holds a 30% equity interest in the joint venture in exchange for an initial capital contribution of €120,000. One-half of the initial contribution, approximately $67,000, was paid during the year ended September 30, 2016 with the balance due upon the occurrence of certain defined future events. Pursuant to the joint venture agreement, on December 31, 2018, the Company notified the other party that it no longer wished to pursue the project and the parties subsequently agreed to proceed with actions to dissolve and liquidate the joint venture company by mutual consent. Impairment loss of approximately $30,000 is included in general and administrative expenses in the accompanying condensed interim consolidated financial statements.

Retirement savings plan 401(k) contributions

The Company sponsors a 401(k) retirement savings plan that requires an annual non-elective safe harbor employer contribution of 3% of eligible employee wages. Contributions to the 401(k) plan were approximately $15,000 and $19,000 for each of the three months ended December 31, 2018 and 2017, respectively.

Related party commitments

On August 14, 2002, through its California subsidiary, the Company entered into a patent royalty agreement with a director and officer of the Company, whereby he would receive royalty payments in exchange for assignment of his patent rights to the Company. The royalty is 5% of gross receipts from products using this invention in excess of $500,000 annually. The Company’s current operations utilize this invention. There was no royalty expense incurred during the three months ended December 31, 2018 and 2017.

7.	Share Capital

Reverse Share Split

On May 4, 2018, the Company effected a share consolidation (reverse split) of the Company's common shares at a ratio of 1-for-7. As a result of the reverse split, every seven shares of the issued and outstanding common shares, without par value, consolidated into one newly-issued outstanding common share, without par value, after fractional rounding. The number of warrants and options were proportionately adjusted by the split ratio and the exercise prices correspondingly increased by the same split ratio. All shares and exercise prices are presented on a post-split basis in these condensed interim consolidated financial statements.

Black-Scholes option valuation model

The Company uses the Black-Scholes option valuation model to determine the fair value of share-based compensation for placement agent warrants and share options granted. Option valuation models require the input

F-8

Stellar Biotechnologies, Inc.
Notes to Condensed Interim Consolidated Financial Statements (Unaudited)

of highly subjective assumptions including the expected price volatility. The Company has used historical volatility to estimate the volatility of the share price. Changes in the subjective input assumptions can materially affect the fair value estimates, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s warrants and share options.

Warrants

A summary of the Company’s warrants activity is as follows:

	Number of Warrants	Weighted Average Exercise Price

Balance - September 30, 2017	180,805	$31.50

Granted	5,665,528	2.68
Granted pre-funded warrants	687,076	.01
Exercised	(1,752,373)	2.65
Exercised pre-funded warrants	(687,076)	.01

Balance - September 30, 2018	4,093,960	$3.96

Expired	(2,044,152)	2.65

Balance - December 31, 2018	2,049,808	$5.27

The weighted average contractual life remaining on the outstanding warrants at December 31, 2018 is 51 months.

The following table summarizes information about the warrants outstanding at December 31, 2018:

Exercise Price	Number of Warrants	Expiry Date

$31.50	180,805	January 2022
2.65	1,645,175	May 2023
3.31	223,828	May 2023

	2,049,808

Share Options

The Company adopted an incentive compensation plan in 2017 (the Incentive Plan), which amended and restated the 2013 fixed share option plan and is administered by the Board of Directors. Options, restricted shares and restricted share units are eligible for grants under the Incentive Plan. The number of shares available for issuance under the Incentive Plan is 228,143, including shares available for the exercise of outstanding options under the 2013 fixed share option plan. No restricted shares or restricted share units have been granted as of December 31, 2018.

The exercise price of an option is set at the closing price of the Company’s common shares on the date of grant. Share options granted to directors, officers, employees and certain individual consultants for past service are subject to the following vesting schedule: (a) one-third shall vest immediately, (b) one-third shall vest at 12 months from the date of grant and (c) one-third shall vest at 18 months from the date of grant.

Share options granted to directors, officers, employees and certain individual consultants for future service are subject to the following vesting schedule: (x) one-third shall vest at 12 months from the date of grant, (y) one-

F-9

Stellar Biotechnologies, Inc.
Notes to Condensed Interim Consolidated Financial Statements (Unaudited)

third shall vest at 24 months from the date of grant and (z) one-third shall vest at 36 months from the date of grant.

Share options granted to certain individual investor relations consultants are subject to the following vesting schedule: (aa) 25% shall vest at 3 months from the date of grant, (bb) 25% shall vest at 6 months from the date of grant, (cc) 25% shall vest at 12 months from the date of grant and (dd) 25% shall vest at 15 months from the date of grant.

Options have been granted under the Incentive Plan allowing the holders to purchase common shares of the Company as follows:

	Number of Options	Weighted Average Exercise Price

Balance - September 30, 2017	58,711	$40.18

Granted	29,426	5.88
Expired	(2,266)	84.87
Expired	(15,373)	42.07	CDN $

Balance - September 30, 2018	70,498	$25.42

Expired	(2,203)	11.44
Expired	(1,786)	117.19	CDN $

Balance – December 31, 2018	66,509	$23.60

The weighted average contractual life remaining on the outstanding options is 47 months.

The following table summarizes information about the options under the Incentive Plan outstanding and exercisable at December 31, 2018:

Number of Options	Exercisable at December 31, 2018	Range of exercise prices	Expiry Dates
13,479	13,479	CDN $15.00 - 35.00	Apr 2019-Dec 2019
37,985	17,534	$5.00 - 20.00	Sep 2023-Mar 2025
7,214	7,214	CDN $40.00 - 70.00	May 2020-Jun 2022
1,972	1,972	$50.00 - 60.00	Dec 2022
1,644	1,644	CDN $105.00 - 140.00	Nov 2018-Nov 2021
4,215	4,215	$120.00 - 130.00	Nov 2020
66,509	46,058

As of December 31, 2018, the Company had approximately $44,000 of unrecognized share-based compensation expense, which is expected to be recognized over a period of 25 months.

There were no options granted or exercised during the three months ended December 31, 2018 and 2017.

8.	Fair Value of Financial Instruments

The Company uses the fair value measurement framework for valuing financial assets and liabilities measured on a recurring basis in situations where other accounting pronouncements either permit or require fair value measurements.

F-10

Stellar Biotechnologies, Inc.
Notes to Condensed Interim Consolidated Financial Statements (Unaudited)

Fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying value of certain financial instruments such as accounts receivable, accounts payable, accrued liabilities, and deferred revenue approximates fair value due to the short-term nature of such instruments. Short-term investments in U.S. Treasury Bills are recorded at amortized cost, which approximates fair value.

The Company follows the fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1:	Quoted prices in active markets for identical or similar assets and liabilities.
Level 2:	Quoted prices for identical or similar assets and liabilities in markets that are not active or observable inputs other than quoted prices in active markets for identical or similar assets and liabilities.
Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company reports its short-term investments in U.S. Treasury Bills at fair value using Level 1 inputs in the fair value hierarchy.

The following table summarizes fair values for those assets and liabilities with fair value measured on a recurring basis.

	Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
December 31, 2018
Assets
Short-term investments in U.S. Treasury Bills	$1,599,067	$-	$-	$1,599,067

September 30, 2018
Assets
Short-term investments in U.S. Treasury Bills	$6,078,031	$-	$-	$6,078,031

9.	Concentrations of Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, U.S Treasury Bills, and accounts receivable. The Company estimates its maximum credit risk at the amount recorded on the balance sheet.

Management’s assessment of the Company’s credit risk for cash and cash equivalents is low as they are held in major financial institutions believed to be credit worthy or U.S. Treasury Bills with maturities of 90 days or less. The Company limits its exposure to credit loss for short-term investments by holding U.S. Treasury Bills with maturities of 1 year or less. Based on credit monitoring and history, the Company considers the risk of credit losses due to customer non-performance on accounts receivable to be low.

The Company had the following concentrations of revenues by customers, each of which accounted for more than 10% of revenues in the applicable period:

F-11

Stellar Biotechnologies, Inc.
Notes to Condensed Interim Consolidated Financial Statements (Unaudited)

	Three Months Ended
	December 31,	December 31,
	2018	2017

Product sales	86% from 3 customers	98% from 3 customers

The Company had the following concentrations of revenues by geographic areas:

	Three Months Ended
	December 31,	December 31,
	2018	2017

North America	81%	27%
Europe	19%	73%

The Company had the following concentrations of accounts receivable from its customers, each of which accounted for more than 10% in the applicable period:

	December 31,	September 30,
	2018	2018

Accounts receivable	82% from 2 customers	87% from 2 customers

F-12

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Edesa Biotech Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Edesa Biotech Inc. (the “Company”), as of December 31, 2018 and 2017, and the related statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 26, 2019

We have served as the Company's auditor since 2019.

F-13

Edesa Biotech Inc.
Balance sheets
As at December 31, 2018 and 2017
(Stated in United States dollars)

			December 31,	December 31,
	Note		2018	2017

Assets

Current assets:
Cash and cash equivalents			$3,367,098	$5,000,122
Prepaid expenses and deposits	5		16,487	102,266
Other receivable			7,339	12,142
			3,390,924	5,114,530

Property and equipment	6		7,386	2,272
			$3,398,310	$5,116,802

Liabilities and shareholders' equity

Current liabilities:
Accounts payable and accrued liabilities	11	(d)	$183,820	$118,262
			183,820	118,262

Shareholders' equity:
Capital stock
Authorized
Unlimited common shares without par value
Issued and outstanding
1,000,000 common shares (2017 - 1,000,000)	7		1,111,253	1,111,253
1,007,143 Class A preferred shares (2017 - 1,007,143)	7		6,064,013	5,616,801
Additional paid-in capital			230,792	149,448
Accumulated other comprehensive loss			(429,973)	(101,135)
Accumulated deficit			(3,761,595)	(1,777,827)
			3,214,490	4,998,540

			$3,398,310	$5,116,802

Signed on behalf of the Board:

“ Pardeep Nijhawan ”	“ Sean MacDonald ”
Director	Director

The accompanying notes are an integral part of these financial statements.

F-14

Edesa Biotech Inc.
Statements of operations and comprehensive loss
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

		December 31,	December 31,
	Note	2018	2017

Expenses:
Research and development	13	$1,048,352	$301,776
General and administrative	13	487,295	451,029
Stock-based compensation	8	81,344	149,448
Depreciation	6	1,655	595
Loss from operations		1,618,646	902,848
Interest income		(64,307)	(16,569)
Foreign exchange gain		(17,783)	(10,572)
Loss before income taxes		1,536,556	875,707
Income tax expense	9	-	-
Net loss		1,536,556	875,707
Exchange differences on translation		328,838	101,135
Net loss and comprehensive loss		$1,865,394	$976,842

Weighted average number of common shares		1,000,000	342,531

Loss per share - basic and diluted	15	$(1.54)	$(2.56)

Nature of operations (Note 1)

Commitments and contingencies (Note 10)

The accompanying notes are an integral part of these financial statements.

F-15

Edesa Biotech Inc.
Statements of changes in shareholders’ equity
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

	Note	Number of common stock	Capital stock	Class A preferred shares	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total shareholders' equity
		#	$	$	$	$	$	$
Balance at December 31, 2016	7	100	79	-	-	(753,382)	-	(753,303)
Common stock issued for settlement of debt	7	999,900	1,111,174	-	-	-	-	1,111,174
Share issuance of Class A preferred shares, net of share issuance costs	7	-	-	5,468,063	-	-	-	5,468,063
Preferred return for Class A preferred shares	7	-	-	148,738	-	(148,738)	-	-
Stock-based compensation	8	-	-	-	149,448	-	-	149,448
Net loss and comprehensive loss		-	-	-	-	(875,707)	(101,135)	(976,842)
Balance at December 31, 2017		1,000,000	$1,111,253	$5,616,801	$149,448	$(1,777,827)	$(101,135)	$4,998,540

Preferred return for Class A preferred shares	7	-	-	447,212	-	(447,212)	-	-
Stock-based compensation	8	-	-	-	81,344	-	-	81,344
Net loss and comprehensive loss		-	-	-	-	(1,536,556)	(328,838)	(1,865,394)
Balance at December 31, 2018		1,000,000	$1,111,253	$6,064,013	$230,792	$(3,761,595)	$(429,973)	$3,214,490

The accompanying notes are an integral part of these financial statements.

F-16

Edesa Biotech Inc.
Statements of cash flows
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

	Note	2018	2017

Cash flows used in operating activities:
Net loss		$(1,536,556)	$(875,707)
Adjustments for
Depreciation	6	1,655	595
Stock-based compensation	8	81,344	149,448
Change in non-cash operating working capital
Other receivable		4,029	8,568
Prepaid expenses		81,658	(89,731)
Accounts payable and accrued liabilities		79,040	(75,863)
		(1,288,830)	(882,690)

Cash flows from financing activities:
Cash proceeds from issuance of preferred shares, net of share issuance costs	7	-	5,468,063
Advances from related party		-	325,794
Advances of shareholder loan		-	117,049
		-	5,910,906

Cash flows used in investing activities:
Purchases of property and equipment	6	(6,869)	(958)
		(6,869)	(958)

Effect of cash held in foreign currency		(337,325)	(43,429)

Increase (decrease) in cash and cash equivalents during the year		(1,633,024)	4,983,829

Cash and cash equivalents, beginning of year		5,000,122	16,293

Cash and cash equivalents, end of year		$3,367,098	$5,000,122

The accompanying notes are an integral part of these financial statements.

F-17

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

1.	Nature of operations

Edesa Biotech Inc. (the “Company”) was incorporated on July 9, 2015 under the Business Corporations Act (Ontario). The Company is a biopharmaceutical company engaged in the business of developing, manufacturing and commercializing innovative pharmaceutical products. The Company’s registered office is located at 100 Spy Court, Markham, Ontario, Canada.

2.	Basis of preparation

The accounting policies set out below have been applied consistently in the financial statements.

3.	Significant accounting policies

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates.

Areas where significant judgment is involved in making estimates are: the classification of Class A preferred shares as liability or equity; deferred income taxes; the determination of fair value of stock-based compensation; the useful lives of property and equipment; and forecasting future cash flows for assessing the going concern assumption.

Basis of measurement

The financial statements have been prepared on the historical cost basis except as otherwise noted.

Functional and reporting currencies

The Company’s functional currency, as determined by management, is Canadian dollars. The Company’s reporting currency is U.S. dollars.

Cash and cash equivalents

The Company considers all highly liquid securities with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents comprise of cash on hand and cash held in trust related to share issuances. Any cash held in trust is readily available to the Company and is classified as current.

The financial risks associated with these instruments are minimal and the Company has not experienced any losses from investments in these securities. The carrying amount of cash and cash equivalents approximates its fair value due to its short-term nature.

3.	Significant accounting policies (continued)

Property and equipment

Property and equipment are carried at historical cost less accumulated depreciation and any accumulated impairment losses. Each component of an item of property and equipment with a cost that is significant in relation to the total cost

F-18

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

of the item is depreciated separately. Maintenance and repair expenditures that do not improve or extend the life are expensed in the period incurred.

Depreciation is recognized to write off the cost or valuation of assets (other than land) less their residual values over their useful lives, using the declining balance. The estimated useful lives, residual values and depreciation methods are reviewed at the end of each year, with the effect of any changes in estimate accounted for on a prospective basis.

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

The depreciation policy for the principal asset categories are calculated as follows:

Computer equipment	30% declining method
Furniture and equipment	20% declining method

Impairment of long-lived assets

Long-lived assets are tested for impairment when indicators of impairment exist. When a significant change in the expected timing or amount of the future cash flows of the financial asset is identified, the carrying amount of the financial asset is reduced and the amount of the write-down is recognized in net income. A previously recognized impairment loss may be reversed to the extent of the improvement, provided it is not greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized previously, and the amount of the reversal is recognized in net income (loss).

Research and development

Research and development costs related to continued research and development programs are expensed as incurred in accordance with Accounting Standard Codification (“ASC”) topic 730.

Investment tax credits

The investment tax credits (“ITC") receivable are amounts considered recoverable from the Canadian federal and provincial governments under the Scientific Research & Experimental Development (“SR&ED”) incentive program. The amounts claimed under the program represent the amounts based on management estimates of eligible research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Refundable ITCs claimed relating to capital expenditures are credited to property and equipment. Refundable ITCs claimed relating to current expenditures are netted against research and development expenditures.

3.	Significant accounting policies (continued)

Share issue costs

Share issue costs are recorded as a reduction of the proceeds from the issuance of capital stock.

Translation of foreign currency transactions

The financial statements of the Company are measured using the Canadian dollar as the functional currency. The Company's reporting currency is the U.S. dollar. Assets and liabilities of the Canadian operations have been translated at year end exchange rates and related revenue and expenses have been translated at average exchange rates for the year. Accumulated gains and losses resulting from the translation of the financial statements of the Canadian operations are included as part of accumulated other comprehensive loss, a separate component of shareholders' equity.

F-19

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

In respect of other transactions denominated in currencies other than the Company’s functional currency, the monetary assets and liabilities are translated at the year-end rates. Revenue and expenses are translated at rates of exchange prevailing on the transaction dates. Non-monetary balance sheet and related income statement accounts are remeasured into U.S. dollar using historical exchange rates. All of the exchange gains or losses resulting from these other transactions are recognized in the statement of operations and comprehensive loss.

Stock-based compensation

The Company measures the cost of equity-settled transactions by reference to the fair value of the equity instruments at the date at which they are granted if the fair value of the goods or services received by the Company cannot be reliably estimated.

The Company calculates stock-based compensation using the fair value method, under which the fair value of the options at the grant date is calculated using the Black-Scholes Option Pricing Model, and subsequently expensed over the vesting period of the option. The provisions of the Company's stock-based compensation plans do not require the Company to settle any options by transferring cash or other assets, and therefore the Company classifies the awards as equity. Stock-based compensation expense recognized during the year is based on the value of stock-based payment awards that are ultimately expected to vest.

The Company estimates forfeitures at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Comprehensive loss

The Company follows ASC topic 220. This statement establishes standards for reporting and display of comprehensive income (loss) and its components. Comprehensive loss is net loss plus certain items that are recorded directly to shareholders' equity. Other than foreign exchange gains and losses arising from cumulative translation adjustments, the Company has no other comprehensive income (loss) items.

3.	Significant accounting policies (continued)

Fair value measurement

Under ASC topic 820, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e. an exit price). ASC topic 820 establishes a hierarchy for inputs to valuation techniques used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that reflect assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. There are three levels to the hierarchy based on the reliability of inputs, as follows:

•	Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets and liabilities in markets that are not active.

•	Level 3 - Unobservable inputs for the asset or liability.

The degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3.

F-20

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, on a tax jurisdictional basis. The Company files income tax returns in Canada and the Province of Ontario.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts using enacted tax rates and laws in effect in the year in which the differences are expected to reverse. A valuation allowance is provided against deferred tax assets when it is determined to be more likely than not that the deferred tax asset will not be realized.

The Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. The Company is subject to examination by taxing authorities in Canada. Management does not believe that there are any uncertain tax positions that would result in an asset or liability for taxes being recognized in the accompanying financial statements. The Company recognizes tax-related interest and penalties, if any, as a component of income tax expense.

ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in periods, disclosure and transition. At December 31, 2018 and 2017, the Company has not taken any tax positions that would require disclosure under ASC 740.

3.	Significant accounting policies (continued)

Recently adopted accounting pronouncements

In January 2016, the FASB issued Accounting Standard Update (“ASU”) No. 2016-01, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. ASU No. 2016-01 is effective for fiscal years beginning after December 15, 2017, and interim periods within those annual periods. The Company has evaluated the amendments and determined that the new standard did not have a material impact on the Company’s financial position, results of operations, cash flows.

In May 2017, the FASB issued ASU 2017-09 in relation to Compensation —Stock Compensation (Topic 718), Modification Accounting. The amendments provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments should be applied prospectively to an award modified on or after the adoption date. The Company has evaluated the amendments and determined that the new standard did not have a material impact on the Company’s financial position, results of operations or cash flow.

In July 2017, the FASB has issued ASU No. 2017-11 related to Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (ASU 2017-11). Part I of ASU 2017-11 simplifies the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a downward adjustment of the current exercise price based on the price of future equity offerings. Current accounting guidance creates cost and complexity for organizations that issue financial instruments with down round features by requiring, on an ongoing basis, fair value measurement of the entire instrument or conversion option. ASU 2017-11 requires

F-21

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. Companies that provide earnings per share (“EPS”) data will adjust their basic EPS calculation for the effect of the feature when triggered (i.e. when the exercise price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will also recognize the effect of the trigger within equity.

The provisions of the new ASU related to down rounds are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 (fiscal 2019 for the Company). Early adoption is permitted for all entities and the Company has early adopted this standard for the year ended December 31, 2017. The Company has therefore not evaluated any down round provisions of the preferred share agreement as disclosed in Note 7.

3.	Significant accounting policies (continued)

Future accounting pronouncements

In February 2016, the FASB issued new guidance, ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. Additional qualitative and quantitative disclosures are also required by the new guidance. Topic 842 is effective for annual reporting periods (including interim reporting periods) beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company will adopt the new standard on January 1, 2019 and use the effective date as its date of initial application. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

The new standard provides a number of optional practical expedients in transition. The Company expects to elect the ‘package of practical expedients’, which permits the Company not to reassess under the new standard prior conclusions about lease identification, lease classification and initial direct costs.

The Company expects that this standard will have a material effect on the financial statements. While the Company continues to assess all of the effects of adoption, the Company has assessed that the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on the balance sheet for the Company’s operating leases; and (2) providing significant new disclosures about the Company’s leasing activities. The Company does not expect a significant change in leasing activities between now and adoption. Currently, the Company estimates that the discounted value of operating lease commitments as at December 31, 2018 (total commitments of $321,186 as disclosed in Note 10) will be recognized as a right-of-use asset and corresponding lease liability at the transition date, with no impact to opening retained earnings as at that date.

4.	Critical accounting judgments and key sources of estimation uncertainty

The preparation of financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

F-22

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

Critical areas of estimation and judgements in applying accounting policies include the following:

Going concern

These financial statements have been prepared in accordance with U.S. GAAP on a going concern basis, which assumes the realization of assets and discharge of liabilities in the normal course of business within the foreseeable future. Management uses judgment in determining assumptions for cash flow projections, such as anticipated financing, anticipated sales and future commitments to assess the Company’s ability to continue as a going concern. A critical judgment is that the Company continues to raise funds going forward and satisfy their obligations as they become due.

4.	Critical accounting judgments and key sources of estimation uncertainty (continued)

Useful lives and recoverability of property and equipment

As described in Note 3 above, the Company reviews the estimated useful lives of property and equipment with definite useful lives at the end of each year and assesses whether the useful lives of certain items should be shortened or extended, due to various factors including technology, competition and revised service offerings. During the years ended December 31, 2018 and 2017, the Company was not required to adjust the useful lives of any assets based on the factors described above. Long-lived assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. During the years ended December 31, 2018 and 2017, the Company did not identify any events or circumstances to indicate that the carrying value of property and equipment was not recoverable.

Deferred income taxes

The calculation of deferred income taxes is based on assumptions which are subject to uncertainty as to timing and which tax rates are expected to apply when temporary differences reverse. Deferred tax recorded is also subject to uncertainty regarding the magnitude of non-capital losses available for carry forward and of the balances in various tax pools. By their nature, these estimates are subject to measurement uncertainty, and the effect on the financial statements from changes in such estimates in future period could be material. Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets are reviewed at each balance sheet date and adjusted to the extent that it is no longer probable that the related tax benefit will be realized.

Stock-based payments

The Company estimates the fair value of stock options using the Black-Scholes Option Pricing Model which requires significant estimation around assumptions and inputs such as expected term to maturity, expected volatility and expected dividends.

Accounting for convertible preferred shares

The Company exercises judgment in determining whether the conversion feature embedded within the preferred share instrument needs to be bifurcated from the host instrument and whether the preferred shares should be recorded as liability or equity in the balance sheet.

5.	Prepaid expenses and deposits

As at December 31, 2018, the Company has classified $16,487 as a current asset in the balance sheet (December 31, 2017 - $102,266) as all prepaids are expected to be utilized within one year.

F-23

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

6.	Property and equipment

	Computer equipment	Furniture and equipment	Total
Cost
Balance at December 31, 2016	$2,840	$-	$2,840
Additions	958	-	958
Exchange adjustment	49	-	49
Balance at December 31, 2017	3,847	-	3,847
Additions	1,291	5,578	6,869
Exchange adjustment	(309)	-	(309)
Balance at December 31, 2018	4,829	5,578	10,407

Accumulated depreciation
Balance at December 31, 2016	1,037	-	1,037
Depreciation	595	-	595
Exchange adjustment	(57)	-	(57)
Balance at December 31, 2017	1,575	-	1,575
Depreciation	1,097	558	1,655
Exchange adjustment	(209)	-	(209)
Balance at December 31, 2018	2,463	558	3,021

Net book value as at:
December 31, 2017	$2,272	$-	$2,272
December 31, 2018	$2,366	$5,020	$7,386

7.	Capital stock

The Company is authorized to issue an unlimited number of common shares and an unlimited number of Class A preferred shares, all without par value.

Issued and outstanding common shares:

	Number of common shares (#)	Capital stock
Balance at December 31, 2016	100	$79
Stock issuance to settle amounts due with shareholder and related parties	999,900	1,111,174
Balance at December 31, 2017 and 2018	1,000,000	$1,111,253

During the year ended December 31, 2017, the Company settled its due to shareholder and amounts owing to related parties totalling $1,111,174 ($1,386,888 CAD) in exchange for 999,900 common shares. The Company has recorded the transaction directly in equity as a transfer between the Company and its shareholder acting in that capacity.

F-24

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

Issued and outstanding preferred shares:

	Number of Class A Preferred shares (#)	Class A Preferred shares
Balance at December 31, 2016	-	$-
Issuance of Class A preferred shares	1,007,143	5,648,460
Preferred return on Class A preferred shares - 2017	-	148,738
Stock issuance costs	-	(180,397)
Balance at December 31, 2017	1,007,143	5,616,801
Preferred return on Class A preferred shares - 2018	-	447,212
Balance at December 31, 2018	1,007,143	$6,064,013

On August 28, 2017, the Company issued 1,007,143 Class A preferred shares for gross proceeds of $5,648,460 ($7,050,000 CAD) (“Class A Preferred Shares Issuance”). The Company recorded $180,397 ($225,159 CAD) of share issuance costs as an offset to Class A preferred shares.

The Class A preferred shares are voting and convertible into common shares at the option of the holder at any time. Upon the occurrence of a liquidation event, as defined in the resolutions of the shareholders dated August 28, 2017, the Class A preferred shares have a liquidation amount preference over the rights of holders of common shares or any class of shares ranking junior to Class A preferred shares. The liquidation amount is equal to the original issue price of each Class A preferred shares plus 8% of the Class A preferred share price of $7 CAD per share, accruing daily and compounding annually, on each Class A preferred share.

All Class A preferred shares can be converted automatically, without the payment of any additional consideration, into such number of common shares on a 1:1 basis at the election of the holders of not less than 66 2/3% of the then outstanding Class A preferred shares.

7.	Capital stock (continued)

All Class A preferred shares can be converted automatically, without the payment of any additional consideration, into such number of common shares:

•	upon the closing of an offering pursuant to a receipted prospectus under the Securities Act (Ontario), as amended, or similar document filed under other applicable securities laws in Canada or the United States, covering the offer and sale of common shares for the account of the Company to the public in which:
o	the common shares are listed on the Toronto Stock Exchange, the New York Stock Exchange or The NASDAQ Global Market or another exchange; and
o	the aggregate net proceeds from such offering to the Company total not less than $20 million CAD; and
o	the offering is completed at a price per common share which is not less than three times the Class A Original Issue Price, subject to appropriate adjustment for any recapitalization event; or
•	upon a liquidation event where the price per stock is at least three times the Class A Original Issue Price of $7.00 CAD

The Company has evaluated the convertible preferred shares and the embedded conversion option. The embedded conversion option does not meet the criteria for bifurcation and has therefore been classified to equity under ASC 815.

The Class A preferred shares also contain an 8% preferred return that accrues daily and compounds annually and is payable in shares upon conversion. The Company recognized a preferred return of $447,212 (2017- $148,738) related to the Class A preferred shares in the statement of changes in shareholders’ equity.

F-25

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

8.	Stock-based compensation

The Company's stock option plan allows options to be granted to directors, officers, employees and certain external consultants and advisers. Under the stock option plan, the option term is not to exceed 10 years and the exercise price of each option is determined by the Board of Directors.

During the year ended December 31, 2018, the Company issued 8,000 stock options, each option entitling the holder to purchase one common share of the Company. During the year ended December 31, 2018, an aggregate of $nil options were exercised.

During the year ended December 31, 2017, the Company issued 89,263 stock options, each option entitling the holder to purchase one common share of the Company. During the year ended December 31, 2017, an aggregate of $nil options were exercised.

8.	Stock-based compensation (continued)

The continuity of stock options is as follows:

	December 31, 2018			December 31, 2017
		Weighted			Weighted
		average	Weighted		average	Weighted
		exercise	average		exercise	average
	Number of	price per	grant date	Number of	price per	grant date
	options	share	fair value	options	share	fair value
		$ CAD	$ CAD		$ CAD	$ CAD

Outstanding at beginning of year	89,263	7.00	7.00	-	-	-
Granted	8,000	7.00	7.00	89,263	7.00	7.00
Expired	-	-	-	-	-	-
Balance at the end of year	97,263	7.00	7.00	89,263	7.00	7.00

Options exercisable at the end of the year	61,726	7.00	7.00	42,105	7.00	7.00

As of December 31, 2017, the exercise prices, weighted average remaining contractual life of outstanding options and weighted average grant date fair values were as follows:

	Options outstanding				Options exercisable
		Weighted	Weighted	Weighted		Weighted	Weighted
		average	average	average		average	average
		exercise	remaining	grant		exercise	grant
Exercise	Number	price per	contract	date	Number	price per	date
price	outstanding	share	life (years)	fair value	exercisable	share	fair value
$ CAD		$ CAD		$ CAD		$ CAD	$ CAD

7.00	89,263	7.00	9.70	7.00	42,105	7.00	7.00
	89,263	7.00			42,105	7.00	7.00

As of December 31, 2018, the exercise prices, weighted average remaining contractual life of outstanding options and weighted average grant date fair values were as follows:

F-26

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

	Options outstanding				Options exercisable
		Weighted	Weighted	Weighted		Weighted	Weighted
		average	average	average		average	average
		exercise	remaining	grant		exercise	grant
Exercise	Number	price per	contract	date	Number	price per	date
price	outstanding	share	life (years)	fair value	exercisable	share	fair value
$ CAD		$ CAD		$ CAD		$ CAD	$ CAD

7.00	97,263	7.00	8.81	7.00	61,726	7.00	7.00
	97,263	7.00			61,726	7.00	7.00

8.	Stock-based compensation (continued)

The fair value of options granted during the years ended December 31, 2018 and 2017 was estimated using the Black-Scholes Option Pricing Model to determine the fair value of options granted using the following assumptions:

	August 28, 2017	September 26, 2017	October 16, 2017
Volatility	72.39%	71.88%	71.90%
Risk-free interest rate	1.99%	2.00%	2.03%
Expected life	4 years	4 years	4 years
Dividend yield	0%	0%	0%
Common share price	CAD $7.00	CAD $7.00	CAD $7.00
Strike price	CAD $7.00	CAD $7.00	CAD $7.00
Forfeiture rate	nil	nil	nil

December 28, 2018
Volatility	79.46%
Risk-free interest rate	1.98%
Expected life	4 years
Dividend yield	0%
Common share price	CAD $7.00
Strike price	CAD $7.00
Forfeiture rate	nil

The Company recorded $81,344 of stock-based compensation for the year ended December 31, 2018 and $149,448 of stock-based compensation for the year ended December 31, 2017.

Volatility is determined based on volatilities of comparable companies since the Company does not have sufficient trading history of its own. The expected term, which represents the period that options granted are expected to be outstanding, is estimated based on an average of the term of the options.

The risk-free rate assumed in valuing the options is based on the Canadian treasury yield curve in effect at the time of grant for the expected term of the option. The expected dividend yield percentage at the date of grant is Nil as the Company is not expected to pay dividends in the foreseeable future. The Company has estimated its stock option forfeitures to be Nil for the years ended December 31, 2018 and 2017.

9.	Income taxes

The reconciliation of the combined Canadian federal and provincial statutory income tax rate of 26.5% (2017 - 26.5%) to the effective tax rate is as follows:

	2018	2017

Net loss before recovery of income taxes	$(1,536,556)	$(875,707)

Expected income tax recovery	$(407,188)	$(232,062)
Permanent differences	41,132	40,297
Change in tax benefits not recognized	366,056	191,765

Income tax (recovery) expense	$-	$-

F-27

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

9.	Income taxes (continued)

Unrecognized deferred tax assets

Deferred taxes are provided as a result of temporary differences that arise due to the difference between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

	2018	2017

Straight line rent	4,101	2,230
Share issuance costs - 20(1)(e )	99,025	143,579
Non-capital losses carried forward - Canada	2,483,069	1,318,477
Investment tax credits from schedule 31	34,525	37,544
SR&ED Pool from T661	157,056	170,791
Other temporary differences	127,062	59,589

The Canadian non-capital loss carry-forwards expires as noted in the table below. Share issuance costs will be fully amortized in 2021. The Company's Canadian non-capital income tax losses expire as follows:

2035	$116,202
2036	364,320
2037	731,928
2038	1,270,619
Total	$2,483,069

10.	Commitments and contingencies

The minimum rent, exclusive of occupancy charges, payable to a related company under an operating lease for the Company's premise, is approximately as follows:

2019	$79,216
2020	79,216
2021	81,377
2022	81,377
Total	$321,186

In 2016, the Company entered into an exclusive license agreement with a third party to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. The Company will use the exclusive rights to develop the product for therapeutic, prophylactic and diagnostic uses in topical dermal applications and anorectal applications.

No intangible assets have been recognized under the license agreement with the third party as of December 31, 2018 and 2017. Payments to the third party are included in the statement of operations and comprehensive loss as research and development expenditures.

Under the license agreement, the Company is committed to payments of various amounts to the third party upon meeting certain milestones outlined in the license agreement, up to an aggregate amount of $18,600,000.

Upon divestiture of substantially all of the assets of the Company, the Company shall pay the third party a percentage of the valuation of the licensed technology sold as determined by an external objective expert.

F-28

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

The Company also has a commitment to pay the third party a royalty based on net sales of the product in countries where the Company, or an affiliate, directly commercializes the product and a percentage of sublicensing revenue received by the Company and its affiliates in the countries where it does not directly commercialize the product.

In 2016, the Company also entered into an exclusive license agreement with another third party to obtain exclusive rights to certain know-how, patents and data relating to a pharmaceutical product. No intangible assets have been recognized under the license agreement as of December 31, 2018 and 2017. No fees were paid as of December 31, 2018 and December 31, 2017.

Under the license agreement, the Company is committed to payments of up to a total of $18,500,000 upon meeting certain milestones outlined in the license agreement.

The Company also has a commitment to pay a royalty based on net sales of the product in the countries where the Company directly commercializes the product and a percentage of sublicensing revenue received by the Company and its affiliates in the countries where it does not directly commercialize the product.

11.	Financial instruments

(a)	Fair values

The Company follows ASC topic 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC topic 820 apply to other accounting pronouncements that require or permit fair value measurements. ASC topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date; and establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Inputs refers broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the hierarchy are defined as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the assets or liabilities, either directly or indirectly for substantially the full term of the financial instrument.

Level 3 inputs are unobservable inputs for assets or liabilities.

The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

(i)	The Company calculates expected volatility based on historical volatility of the Company’s peer group that is publicly traded for options.

An increase/decrease in the volatility would have resulted in an increase/decrease in the fair value of the options.

The carrying values of cash, other receivable, accounts payable and accrued liabilities approximates their fair values because of the short-term nature of these instruments.

11. Financial instruments (continued)

(b)	Interest rate and credit risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in interest rates. The Company does not believe that the results of operations or cash flows would be affected to any significant

F-29

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

degree by a sudden change in market interest rates, relative to interest rates on cash and cash equivalents due to the short-term nature of these balances.

The Company is also exposed to credit risk at period end from the carrying value of its cash. The Company manages this risk by maintaining bank accounts with a Canadian Chartered Bank. The Company’s cash is not subject to any external restrictions.

(c)	Foreign exchange risk

The Company has balances in Canadian dollars that give rise to exposure to foreign exchange (“FX”) risk relating to the impact of translating certain non-U.S. dollar balance sheet accounts as these statements are presented in U.S. dollars. A strengthening U.S. dollar will lead to a FX loss while a weakening U.S. dollar will lead to a FX gain. For each Canadian dollar balance of $1.0 million, a +/- 10% movement in the Canadian currency held by the Company versus the U.S. dollar would affect the Company’s loss and other comprehensive loss by $0.1 million. The Company had assets of $4.6 million CAD as at December 31, 2018 (2017- $6.4 million CAD).

(d)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty raising liquid funds to meet commitments as they fall due. In meeting its liquidity requirements, the Company closely monitors its forecasted cash requirements with expected cash drawdown.

The following are the contractual maturities of the undiscounted cash flows of financial liabilities as at December 31, 2018 and 2017:

	December 31, 2018
	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Accounts payable and accrued liabilities	183,820	-	-	-	-	183,820
	183,820	-	-	-	-	183,820

	December 31, 2017
	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Accounts payable and accrued liabilities	118,262	-	-	-	-	118,262
	118,262	-	-	-	-	118,262

12.	Segmented information

The Company's operations comprise of a single reportable segment engaged in the research and development, manufacturing and commercializing innovative pharmaceutical products. As the operations comprise a single reportable segment, amounts disclosed in the financial statements for loss for the period, depreciation and total assets also represent segmented amounts.

F-30

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

13.	Schedule of expenses

	For the year ended December 31, 2018
	Research and	General and
	Development	Administrative

Clinical research	$691,271	$-
Salaries, bonus and benefits	297,758	269,277
Rent	-	79,214
Patent fees	59,323	-
Travel and conferences	-	56,303
Office supplies	-	45,499
Professional fees	-	21,988
Insurance	-	15,014
Total	$1,048,352	$487,295

	For the year ended December 31, 2017
	Research and	General and
	Development	Administrative

Clinical research	$102,516	$-
Salaries, bonus and benefits	166,312	227,015
Rent	-	68,872
Patent fees	32,948	-
Travel and conferences	-	49,861
Office supplies	-	51,945
Professional fees	-	39,574
Insurance	-	13,762
Total	$301,776	$451,029

14.	Capital risk management

The capital of the Company includes equity, which is comprised of issued common capital stock, Class A preferred shares, additional paid-in capital, and accumulated deficit. The Company's objective when managing its capital is to safeguard the ability to continue as a going concern in order to provide returns for its shareholders, and other stakeholders and to maintain a strong capital base to support the Company's core activities.

15.	Loss per share

	For the year ended December 31, 2018	For the year ended December 31, 2017

Numerator
Net loss for the year	$1,536,556	$875,707
Denominator
Weighted average common shares - basic	1,000,000	342,531
Stock options	-	-
Denominator for diluted loss per share	1,000,000	342,531

Loss per share - basic and diluted	$(1.54)	$(2.56)

For the above-mentioned years, the Company had securities outstanding which could potentially dilute basic EPS in the future, but were excluded from the computation of diluted loss per share in the periods presented, as their effect would have been anti-dilutive.

F-31

Edesa Biotech Inc.
Notes to the financial statements
For the years ended December 31, 2018 and 2017
(Stated in United States dollars)

16.	Related party transactions

During the years ended December 31, 2018 and 2017, the Company incurred the following related party transactions:

•	Included in accounts payable and accrued liabilities are balances owed to related companies owned by a shareholder of $17,247 (2017 - $17,755) relating to reimbursement of payment by the related parties for the Company's operating expenses. The balances are non-interest bearing, unsecured, and have no specific repayment terms.

•	During the year, the Company incurred rent expense in the amount of $79,214 (2017 - $68,872) from a company owned by an individual related to the shareholder of which $13,953 (2017 - $nil) is included in accounts payable and accrued liabilities. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by both parties.

•	During the year ended December 31, 2017, funds of $294,162 were received from related companies under common control and the entire amount advanced as at the date of Class A Preferred Shares Issuance was settled with issuance of 834,158 common shares.

•	During the year ended December 31, 2017, funds of $117,049 were received from a shareholder of the Company and the entire loan balance as at the date of Class A Preferred Shares Issuance was exchanged for 165,742 common shares.

17.	Subsequent events

On March 7, 2019, under the terms of the share exchange agreement, the Company’s shareholders agreed to exchange their shares of the Company for newly-issued common shares of Stellar Biotechnologies, Inc. (“Stellar”). At the closing, the Company will become a wholly-owned subsidiary of Stellar. Following the closing, current Stellar shareholders are expected to own approximately 10%, and the current shareholders of the Company are expected to own approximately 90%, of the combined company on a fully-diluted basis, subject to a 2% upward or downward adjustment based upon the amount of Stellar's working capital balance immediately prior to the closing.

F-32

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

Stellar Biotechnologies, Inc. (“Stellar”), Edesa Biotech Inc. (“Edesa”) and the shareholders of Edesa (the “Edesa Shareholders”) entered into a Share Exchange Agreement on March 7, 2019 (the “Exchange Agreement”). Under the Exchange Agreement, Stellar will acquire the entire issued share capital of Edesa in exchange for newly issued common shares of Stellar, no par value (the “Stellar Common Shares”) with Edesa becoming a wholly-owned subsidiary of Stellar. This transaction is referred to as the “Exchange.” Immediately following the completion of the Exchange, the Edesa Shareholders and option holders are expected to own 90% of the aggregate number of the shares of the combined company on a fully diluted basis, and the Stellar shareholders are expected to own 10% of the aggregate number of shares of the combined company, on a fully diluted basis. This exchange ratio of 90% (Edesa)/10% (Stellar) (the “Base Ratio”) is subject to adjustment if Stellar’s working capital, calculated on the day before the completion of the Exchange, is more than $3 million or less than $2 million, resulting in a maximum exchange ratio of 88% (Edesa)/12% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92% (Edesa)/8% (Stellar) if working capital is less than $1,750,000 (the “Adjusted Ratio”).

The Exchange is subject to approval of the Stellar shareholders of the issuance of Stellar Common Shares in the Exchange and other customary closing conditions.

The Exchange will be accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. For accounting purposes, Edesa is considered to be the accounting acquirer due to the following:

•	Edesa’s former equity owners will collectively own a majority voting interest in Stellar and will therefore control Stellar and Edesa and its direct and indirect wholly owned subsidiaries (collectively, the combined organization); and

•	Edesa will appoint a majority of the board of directors of Stellar, which will be renamed Edesa Biotech Inc.

Because Edesa is considered the accounting acquirer, Edesa will allocate the total purchase consideration to the fair value of Stellar’s assets and liabilities as of the assumed acquisition date, with any excess purchase consideration being recorded as goodwill.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as of December 31, 2018, giving effect to the Exchange as if it occurred on December 31, 2018. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2018 gives effect to the Exchange as if it occurred on January 1, 2018, the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with, the following:

•	The historical audited financial statements of Stellar as of and for the fiscal year ended September 30, 2018 included in Stellar’s Annual Report on Form 10-K filed on November 30, 2018 with the SEC and incorporated by reference into this proxy statement;

•	The historical unaudited financial statements of Stellar as of and for the three months ended December 31, 2018 included in this proxy statement; and

•	The historical audited financial statements of Edesa as of and for the year ended December 31, 2018 included in this proxy statement.

The Unaudited Pro Forma Condensed Combined Statement of Operations is based upon the year end of Edesa, as the accounting acquirer, using its audited financial statements for the year ended December 31, 2018. Stellar’s historical financial information included in the Unaudited Pro Forma Condensed Combined Statement of

F-33

Operations for the twelve months ended December 31, 2018 was derived from Stellar’s audited financial statements for the fiscal year ended September 30, 2018, recasted to include Stellar’s unaudited financial statements for the three months ended December 31, 2018 and to back out Stellar’s unaudited financial statements for the three months ended December 31, 2017.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma adjustments reflecting the acquisition have been prepared in accordance with the business combination accounting guidance and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The detailed adjustments and underlying assumptions used to prepare the Unaudited Pro Forma Condensed Combined Financial Statements are contained in the notes hereto and should be reviewed in their entirety.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Exchange, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and are not necessarily indicative of what the operating results or financial position of the combined organization would have been had the Exchange occurred on the respective dates indicated above, nor are they indicative of the future results or financial position of the combined organization. In connection with the Unaudited Pro Forma Condensed Combined Financial Statements, the total purchase consideration was allocated based on the best estimates of fair value of the assets acquired and liabilities assumed. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation.

The Unaudited Pro Forma Condensed Combined Financial Statements also do not give effect to the potential impact of current financial conditions, regulatory matters, any anticipated synergies, operating efficiencies or cost savings that may result from the Exchange or any integration costs. Furthermore, the Unaudited Pro Forma Condensed Combined Statement of Operations do not include certain nonrecurring charges resulting directly from the acquisition as described in the accompanying notes.

As contemplated by the Exchange Agreement, the holders of outstanding options to purchase common shares of Edesa will be offered, effective as of the Closing, replacement options, subject to vesting, exercisable for Stellar Common Shares. Based on the assumed Base Ratio, which is subject to adjustment in accordance with the Exchange Agreement, an aggregate of 97,263 options are expected to be replaced with share options to purchase an aggregate of 2,249,763 Stellar Common Shares at an exercise price of CDN $0.30 per share, with the vesting terms of the replacement share options continuing from the original awards (3 years from the grant date of the original awards) and no change in expiration dates. Share based compensation expense will be recorded based on the Black-Scholes value of the replacement share options over the remaining vesting period.

F-34

Stellar Biotechnologies, Inc. and Edesa Biotech Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2018

	Edesa	Stellar			Combined
	December 31,	December 31,	Pro forma		December 31,
	2018	2018	Adjustments		2018

Assets:

Current assets:
Cash and cash equivalents	$3,367,098	$7,364,662	$(2,000,000	)A	$6,340,760
			(2,391,000	)B
Short-term investments		1,599,067			1,599,067
Other current assets	23,826	498,667			522,493
Total current assets	3,390,924	9,462,396			8,462,320

Noncurrent assets:

Property, plant and equipment, net	7,386	1,022,212			1,029,598
Goodwill			694,559	E	694,559
Other noncurrent assets		15,340			15,340
Total noncurrent assets	7,386	1,037,552			1,739,497
Total Assets	$3,398,310	$10,499,948			$10,201,817

Liabilities and Shareholders' Equity:

Current liabilities:
Accounts payable and accrued liabilities	$183,820	$512,023			695,843
Other current liabilities		80,000			80,000
Total Current Liabilities	183,820	592,023			775,843

Shareholders' equity:
Preferred shares	6,064,013		(6,064,013	)D	-
Common shares	1,111,253	56,652,957	(56,652,957	)C	13,071,758
			6,064,013	D
			5,896,492	D
Noncontrolling interest			577,992	D	577,992
Additional paid-in capital	230,792				230,792
Accumulated share-based compensation		5,091,664	(5,091,664	)C	-
Accumulated other comprehensive loss	(429,973)				(429,973)
Accumulated deficit	(3,761,595)	(51,836,696)	51,836,696	C	(4,024,595)
			(263,000	)B
Total Shareholders' Equity	3,214,490	9,907,925			9,425,974
Total Liabilities and Shareholders' Equity	$3,398,310	$10,499,948			$10,201,817

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

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Stellar Biotechnologies, Inc. and Edesa Biotech Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

	Edesa	Stellar			Combined
	Year ended	12 Months ended			Year ended
	December 31,	December 31,	Pro forma		December 31,
	2018	2018	Adjustments		2018

Revenues	$-	$244,395	$		$244,395

Expenses:
Cost of sales		158,508			158,508
Costs of aquaculture		292,234			292,234
Research and development	1,075,805	1,926,651			3,002,456
General and administrative	542,841	2,961,694	(22,000	)F	3,482,535
	1,618,646	5,339,087			6,935,733

Loss from Operations	(1,618,646)	(5,094,692)			(6,691,338)

Other income (loss)	82,090	51,585			133,675
Income tax expense	-	(800)			(800)

Net Loss	(1,536,556)	(5,043,907)			(6,558,463)

Exchange differences on translation	(328,838)				(328,838)

Net loss and comprehensive loss	$(1,865,394)	$(5,043,907)			$(6,887,301)

Weighted average number of common shares	1,000,000	3,834,199			50,721,872
Net loss per common share-basic and diluted	$(1.54)	$(1.32)			$(0.13)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

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Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of presentation

The Exchange will be accounted for as a reverse acquisition using the acquisition method of accounting for business combinations. The excess fair value of the consideration transferred over assets acquired and liabilities assumed is recorded as goodwill.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Exchange, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the effect of the Exchange. Historical amounts of the assets acquired and liabilities assumed have been used to estimate fair value as no valuation has occurred at this time to determine their respective fair values.

Under the acquisition method, acquisition-related transaction costs such as advisory, legal, valuation and other professional fees are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented or reflected as pro forma adjustments in the Unaudited Pro Forma Combined Consolidated Statement of Operations because they will not have a continuing impact on the combined results.

Description of transaction

Stellar Biotechnologies, Inc. (“Stellar”), Edesa Biotech Inc. (“Edesa”) and the shareholders of Edesa (the “Edesa Shareholders”) entered into a Share Exchange Agreement on March 7, 2019 (the “Exchange Agreement”). Under the Exchange Agreement, Stellar will acquire the entire issued share capital of Edesa in exchange for newly issued common shares of Stellar, no par value (the “Stellar Common Shares”) with Edesa becoming a wholly-owned subsidiary of Stellar. This transaction is referred to as the “Exchange.” Immediately following the completion of the Exchange, the Edesa Shareholders and option holders are expected to own 90% of the aggregate number of the shares of the combined company on a fully diluted basis, and the Stellar shareholders are expected to own 10% of the aggregate number of shares of the combined company, on a fully diluted basis. This exchange ratio of 90% (Edesa)/10% (Stellar) (the “Base Ratio”) is subject to adjustment if Stellar’s working capital, calculated on the day before the completion of the Exchange, is more than $3 million or less than $2 million, resulting in a maximum exchange ratio of 88% (Edesa)/12% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92% (Edesa)/8% (Stellar) if working capital is less than $1,750,000 (the “Adjusted Ratio”).

The Exchange is subject to approval of the Stellar shareholders of the issuance of Stellar Common Shares in the Exchange and other customary closing conditions.

Purchase consideration

The purchase consideration in a reverse acquisition is determined with reference to the fair value of equity interests retained by the current owners of the legal acquirer, Stellar. As the reverse acquisition has not been consummated, the fair value of Stellar’s common shares was determined based on the closing price of Stellar’s common shares on Nasdaq on March 7, 2019, the day before the public announcement of the Share Exchange Agreement.

Stellar outstanding common shares December 31, 2018	5,330,715
Estimated new warrants to be issued at Closing	82,000
Estimated outstanding share options at Closing	47,000
Estimated Stellar Fully-diluted shares at Closing	5,459,715

Assumed 10%/90% Exchange ratio	90%
Closing price of Stellar common shares on March 7, 2019, the day before public announcement of Share Exchange Agreement	$1.20

Estimated fair value of share consideration to be transferred (1)	$5,896,492

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(1) The estimated consideration of the Exchange reflected in these Unaudited Pro Forma Condensed Combined Financial Statements does not represent the actual consideration. In accordance with ASC 805, the fair value of equity securities issued as part of the consideration will be measured on the closing date of the Exchange at the then-current market price. This requirement will likely result in a per share equity component different from the amount assumed in these Unaudited Pro Forma Condensed Combined Financial Statements and that difference may be material. An increase or decrease in the price per share of Stellar's common shares assumed in these Unaudited Pro Forma Condensed Combined Financial Statements by each $0.01 can increase or decrease the estimated purchase price by approximately $0.06 million, which would be reflected in these Unaudited Pro Forma Condensed Combined Financial Statements as an increase or decrease in goodwill.

Preliminary purchase consideration allocation

The following table summarizes the preliminary allocation of the estimated purchase consideration to the fair values of assets acquired and liabilities assumed from Stellar, with the difference recorded as goodwill:

Cash and cash equivalents	$3,236,662
Short-term investments	1,599,067
Other current assets	498,667
Property, plant and equipment, net	1,022,212
Other noncurrent assets	15,340
Accounts payable and accrued liabilities	(512,023)
Other current liabilities	(80,000)
Less assumed 10% noncontrolling interest	(577,992)

Net assets acquired	5,201,933
Estimated fair value of share consideration to be transferred	5,896,492
Estimated goodwill to be recognized	$694,559

2.	Pro forma adjustments

The pro forma adjustments reflected in the Unaudited Condensed Combined Financial Statements represent estimated values and amounts based on available information.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2018:

A.	Adjustment reflects the estimated settlement of Stellar's warrants for cash as a result of the existing change of control provisions.

B.	Adjustment reflects $2.13 million of transaction costs expected to be incurred by Stellar and $0.26 million of transaction costs expected to be incurred by Edesa as a result of the Exchange not previously recorded in historical financial statements, with no expected tax benefit. As there is no continuing impact of the combination-related costs, the impact of these costs has not been included in the Unaudited Pro Forma Condensed Combined Statement of Operations.

C.	Adjustment made to eliminate Stellar's historical shareholders’ equity.

D.	Adjustment reflects conversion of Edesa preferred shares and common shares in the Exchange for Stellar common shares issuable at Closing and recording 10% non-controlling interest.

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E.	Adjustment made to reflect the preliminary excess of consideration transferred over assets acquired less the liabilities assumed which has been recorded as goodwill (as of December 31, 2018), which has been determined using Stellar share price as of March 7, 2019, the day prior to public announcement of the Exchange Agreement.

Pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the proposed combination with Edesa for the year ended December 31, 2018:

F.	Adjustment reflects $0.22 million of transaction costs incurred by Stellar related to the Exchange during the year ended December 31, 2018. As there is no continuing impact of the combination-related costs, the impact of these costs has been eliminated from the Unaudited Pro Forma Condensed Combined Statement of Operations. Edesa did not incur any transaction costs related to the Exchange during the year ended December 31, 2018.

3.	Pro forma loss per common share

The following table sets forth the computation of basic and diluted net loss per common share:

Estimated Stellar Fully-diluted shares at Closing	5,459,715
Assumed 10%/90% Exchange ratio	9
Estimated Stellar shares issuable at Closing	49,137,435
Portion of Stellar shares issuable to Edesa preferred shareholders	48.35%
Portion of Stellar shares issuable to Edesa common shareholders (1)	47.07%

Stellar shares to be received by Edesa common and preferred shareholders upon Closing	46,887,673
Weighted average number of Stellar common shares outstanding for the 12 months ended December 31, 2018	3,834,199

Weighted average number of common shares for combined company	50,721,872
Net loss for combined company	(6,558,463)
Net loss per common share for combined company-basic and diluted	$(0.13)

(1) The remaining 4.58% is issuable to Edesa share option holders

The pro forma diluted net loss per share excludes the share equivalents because they would be anti-dilutive. The share equivalents expected after the Exchange include share options and warrants. The total number of anti-dilutive share equivalents is estimated to be 2.38 million shares at Closing. While these share equivalents are currently anti-dilutive, they could be dilutive in the future.

The estimated number of outstanding share equivalents has been calculated as follows:

Estimated new Stellar warrants to be issued at Closing	82,000
Estimated outstanding Stellar share options at Closing	47,000
Estimated outstanding Edesa share options at Closing	2,249,763

Estimated number of outstanding share equivalents at Closing	2,378,763

4.	Pro forma share capital

Share capital in the Unaudited Pro Forma Condensed Combined Balance Sheet has been calculated as follows:

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	Number	Amount
Authorized
Unlimited common shares without par value
Issued and outstanding
Value of Edesa outstanding preferred shares at December 31, 2018	-	$6,064,013
Value of Edesa outstanding common shares at December 31, 2018	-	1,111,253
Number and value of Stellar shares issuable to Edesa shareholders upon Closing	46,887,673	5,896,492
Number of Stellar outstanding common shares at December 31, 2018	5,330,715	-

Total Common shares	52,218,388	$13,071,758

F-40

ANNEX A

Execution Version

SHARE EXCHANGE AGREEMENT

BY AND AMONG

STELLAR BIOTECHNOLOGIES, INC.,

EDESA BIOTECH INC.

AND

THE SHAREHOLDERS LISTED ON SCHEDULE I HERETO

MARCH 7, 2019

THE SECURITIES TO BE ISSUED BY STELLAR BIOTECHNOLOGIES, INC. UNDER THIS SHARE EXCHANGE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND WILL BE ISSUED IN RELIANCE UPON REGULATION S AND OTHER EXEMPTIONS UNDER THE SECURITIES ACT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR INADEQUACY OF THIS SHARE EXCHANGE AGREEMENT AND OTHER RELATED DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”), is entered into as of this 7th day of March, 2019, by and among Stellar Biotechnologies, Inc., a company organized under the laws of British Columbia, Canada (“Stellar”); Edesa Biotech, Inc., a company organized under the laws of the province of Ontario, Canada (“Edesa”); and each of the shareholders of Edesa (the “Shareholders”) listed on Schedule I hereto. Each of Stellar, Edesa and the Shareholders (as represented by the Shareholders’ Representative) may be referred to herein as a “Party” and, collectively, as the “Parties”, and Stellar and Edesa may be referred to herein as the “Corporate Parties”.

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RECITALS

WHEREAS, Stellar is a registered public company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (Commission File No. 001-37619), and is listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “SBOT,” and is a reporting issuer in the Provinces of British Columbia and Alberta;

WHEREAS, the Shareholders own all of the issued and outstanding common shares and class A preferred shares in the share capital of Edesa (the “Edesa Shares”);

WHEREAS, the Shareholders have agreed to transfer to Stellar at the Closing Time, and Stellar has agreed to acquire the Edesa Shares from the Shareholders in the amounts set forth on Schedule I hereto in exchange (the “Share Exchange”) for the issuance to such Shareholders by Stellar of such number of common shares of Stellar, no par value (the “Stellar Shares”) that will represent 90% of the total outstanding number of Stellar Shares as of and upon the Closing on a Fully-Diluted Basis, subject to adjustment in accordance with Section 2.1 and Section 2.2 of this Agreement, subject to and pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, immediately following the Closing (as defined in Section 2.3) of the Share Exchange, Edesa will become a wholly-owned subsidiary of Stellar and Stellar will change its name to Edesa Biotech, Inc.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article I
DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Accounts Payable” means the trade accounts payable of the Stellar Group arising in the Ordinary Course of Business outstanding as of the Calculation Date, net of allowance for bad debts, if any;

“Accounts Receivable” means (i) all trade accounts receivable of the Stellar Group outstanding as of the Calculation Date (net of a good faith estimate by Stellar of an allowance or provision for bad debts and doubtful accounts); (ii) prepaid 2019 NASDAQ fees related to the period after the Closing Date; and (iii) refundable assets of the Stellar Group outstanding as of the Calculation Date for which New Edesa will receive cash after the Closing Date;

“Accrued Liabilities” means all trade liabilities of the Stellar Group incurred in the Ordinary Course of Business and due or accrued as of the Calculation Date;

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Actual Exchange Ratio” has the meaning set forth in Section 2.1(f).

“Affiliate” has the meaning ascribed thereto in the BCBCA, and shall include with respect to any Party, for purposes of this Agreement, those persons defined as an “insider” under sections (a) through (c) of the definition of “insider” under the Securities Act (British Columbia).

“Agreement” shall mean this Share Exchange Agreement, together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations thereunder, as amended from time to time.

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“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Los Angeles, California and Toronto, Canada are authorized or required by Law to be closed for business.

“Calculation Date” shall means 11:59 pm Pacific Time on the date that is immediately prior to the Closing Date.

“Canadian Securities Laws” means applicable Canadian provincial and territorial securities Laws, including regulations and rules promulgated thereunder, together with published policy statements, notices, orders and instruments (including national and multilateral instruments).

“Certificates” shall have the meaning set forth in Section 2.1.

“Closing Balance Sheet” means the balance sheet of the Stellar Group (on a consolidated basis) as of the Calculation Date, prepared in accordance with GAAP, consistently applied, and on the same basis as the respective balance sheet of the Stellar Group (on a consolidated basis) for the year ended September 30, 2018, provided that notwithstanding anything to the contrary in this Agreement or under GAAP, the Corporate Parties agree that the Closing Balance Sheet shall include as Liabilities thereon an accrual for all Transaction Costs which remain unpaid.

“Closing” shall have the meaning set forth in Section 2.3.

“Closing Date” shall have the meaning set forth in Section 2.3.

“Closing Time” means 4:00 p.m. in the City of Toronto, on the Closing Date or such other time on the Closing Date as the Corporate Parties may agree upon as the time at which the Closing shall take place;

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean the common shares, no par value, of Stellar.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Current Liabilities” means Accounts Payable and Accrued Liabilities, including income taxes payable, deferred revenue and other current liabilities of the Stellar Group (on a consolidated basis) and any other liabilities which would be accounted for as current liabilities in accordance with GAAP used by Stellar consistently applied, including outstanding checks, amounts due and payable to trade creditors, and then due and payable pursuant to contracts, all as determined from the Closing Balance Sheet.

“Disclosure Schedules” means the Disclosure Schedules delivered by Stellar and Edesa concurrently with the execution and delivery of this Agreement.

“Edesa Contracts” shall have the meaning set forth in Section 3.13.

“Edesa Exchange Documents” shall have the meaning set forth in Section 3.2.

“Edesa Financial Statements” shall have the meaning set forth in Section 3.7.

“Edesa Financing” means the issuance by Edesa of equity securities (or securities convertible into equity) prior to the Closing to such Persons who would become party hereto as Shareholders by joinder, and/or the transfer of outstanding Edesa Shares to such Persons who would become Shareholders and party hereto by joinder prior to the Closing, in each case subject to the prior written consent of Stellar, such consent not to be unreasonably withheld, conditioned or delayed.

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“Edesa Licensed Intellectual Property” means all Intellectual Property and similar intangible property and related proprietary rights, interests and protections, in which Edesa holds exclusive or non-exclusive rights or interests granted by license from one or more other Persons.

“Edesa Option Holders” means the holders of options to purchase common shares of Edesa as disclosed in the Schedule A of the Edesa Schedules.

“Edesa Schedules” shall mean each of the schedules from Edesa attached to the Disclosure Schedule of Edesa and incorporated herein to this Agreement.

“Edesa Shares” shall have the meaning set forth in the Recitals.

“Edesa Tax Returns” has the meaning set forth in Section 3.9.

“Encumbrance” means any charge, claim, community property interest, pledge, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging Liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Estimation Date” shall mean the date that is five (5) Business Days prior to the Closing Date.

“Estimated Exchange Ratio” has the meaning set forth in Section 2.1(f).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Fully-Diluted Basis” at any time and in respect of any Corporate Party means that all outstanding options, warrants (in the case of Stellar, other than Stellar Warrants included as a Liability for purposes of the calculation of Stellar Working Capital as finally determined pursuant to the terms of this Agreement), privileges or rights that are convertible into, or exercisable or exchangeable for, shares of that Corporate Party shall be deemed to have been fully converted into, or exercised or exchanged for, shares of that Corporate Party, and the shares that are so issuable as a result thereof shall be deemed to have been issued, and, for greater certainty, in the case of Stellar, shall include the

A-4

warrants of Stellar payable to any investment banker, financial advisor, broker or finder engaged by Stellar in connection with the transactions contemplated by this Agreement.

“GAAP” means United States generally accepted accounting principles at the relevant time, applied on a consistent basis.

“Governmental Authority” means any federal, national, state, provincial, territorial, local or foreign government or political subdivision thereof, or any agency, or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Holdback Shares” has the meaning set forth in Section 2.1(b).

“Indebtedness” means, without duplication: (i) all debts and liabilities for borrowed money of, or the deferred acquisition cost of property and/or services acquired by, the Stellar Group (on a consolidated basis) as of the Calculation Date; (ii) all capital leases of property of the Stellar Group (on a consolidated basis) as of the Calculation Date; (iii) all guarantees given by the Stellar Group (on a consolidated basis) as of the Calculation Date; (iv) any outstanding Liabilities incurred or expected to be incurred in connection with the winding-up and dissolution or sale of Stellar’s Mexican subsidiary, BioEstelar, S.A. de C.V., and Neostell SAS, a French joint venture, after the Calculation Date; and (iv) all other Liabilities of the Stellar Group (on a consolidated basis) reflected or required to be reflected in the Closing Balance Sheet pursuant to GAAP as of the Calculation Date.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, clinical trial data, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

“Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after making reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer, director or manager of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after making reasonable

A-5

investigation and inquiry as such senior officer, director, manager or responsible Person would under such similar circumstances make.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority applicable to a Party, including its business and operations.

“Liability” or “Liabilities” shall mean all claims, liabilities, obligations or commitments of any nature whatsoever, whether direct or indirect, accrued, liquidated or unliquidated, secured or unsecured, asserted or unasserted, absolute or contingent, matured or unmatured or otherwise.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of a Party (on a consolidated basis), or (b) the ability of a Party or Parties to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) any changes in financial or securities markets in general; (iii) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (iv) any changes in applicable Laws or accounting rules, including GAAP; (v) any action required or permitted by this Agreement; or (vi) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent (and only to the extent) that such event, occurrence, fact, condition or change has a disproportionate effect on Stellar or any Stellar Subsidiary, or Edesa, compared to other participants in the industries in which Stellar or the Stellar Subsidiaries or Edesa operate.

“Meeting Matters” has the meaning set forth in Section 6.5.

“NASDAQ” shall mean The Nasdaq Stock Market, LLC and any successor thereto.

“Notice Period” has the meaning set forth in Section 6.7.

“Ordinary Course of Business” shall mean the ordinary course, normal day-to-day operation of business consistent in nature, scope and magnitude with past custom and practice (including with respect to quantity and frequency) and which does not require authorization of the board of directors or the shareholders of the Party and does not require any other separate or special authorization of any nature.

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or Governmental Authority or any other entity.

“Real Property” means the real property owned, leased or subleased by Edesa or Stellar or any Stellar Subsidiary, as the case may be, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required Approvals” shall have the meaning set forth in Section 5.7.

“SEC” shall mean the United States Securities and Exchange Commission.

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“SEC Reports” shall mean the Forms 10-K, Forms 10-Q, Forms 8-K, Schedules 14A, Forms S-1, Forms S-8 and other SEC filings required by the Exchange Act and Securities Act which have been filed by Stellar with the SEC for the period beginning on October 1, 2017 and ending on the Closing Date.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“SEDAR” means www.sedar.com, which is the official website that provides access to public securities documents and information filed by public companies and investment funds as maintained by the Canadian Securities Administrators (CSA) in the SEDAR filing system.

“Share Exchange” shall have the meaning set forth in the Recitals.

“Shareholder Approval” have the meaning set forth in Section 5.7

“Shareholders’ Representative” means Dr. Pardeep Nijhawan, or any successor who is appointed by Dr. Pardeep Nijhawan, who is designated to represent each of the Shareholders for purposes of this Agreement, including prior to the Closing for the purposes set for herein.

“Software” means computer software, data and databases, together with, as applicable, object code, source code, executable code, tools, firmware and embedded versions thereof and documentation related thereto.

“Stellar Board Recommendation” shall have the meaning set forth in Section 6.6.

“Stellar Change in Recommendation” shall have the meaning set forth in Section 6.7.

“Stellar Contracts” shall have the meaning set forth in Section 5.13.

“Stellar Exchange Documents” shall have the meaning set forth in Section 5.3.

“Stellar Group” means, collectively, Stellar and the Stellar Subsidiaries; and “Stellar Group Company” means any member of the Stellar Group.

“Stellar Insurance Policies” shall have the meaning set forth in Section 5.21

“Stellar Intellectual Property” shall have the meaning set forth in Section 5.15.

“Stellar IP Agreements” shall have the meaning set forth in Section 5.15.

“Stellar IP Registrations” shall have the meaning set forth in Section 5.15.

“Stellar Licensed Intellectual Property” means all Intellectual Property and similar intangible property and related proprietary rights, interests and protections, in which a Stellar Group Company holds exclusive or non-exclusive rights or interests granted by license from one or more other Persons.

“Stellar Permits” shall have the meaning set forth in Section 5.20.

“Stellar Shareholders’ Meeting” shall have the meaning set forth in Section 6.4.

“Stellar Shares” shall have the meaning set forth in the Recitals.

“Stellar Subsidiaries” shall mean Stellar Biotechnologies, Inc., a California corporation, and BioEstelar, S.A. de C.V., a Mexican corporation.

“Stellar Warrants” means the issued warrants to purchase Common Shares set out on Schedule 1 of the Stellar Disclosure Schedules.

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“Stellar Working Capital” shall mean: (i) the aggregate sum of cash, cash equivalents of the Stellar Group as of the Calculation Date and Accounts Receivables plus $100,000 attributable to the value of the equipment related to Stellar’s assets less (ii) the aggregate sum of (A) Current Liabilities and Indebtedness of the Stellar Group (on a consolidated basis), (B) the amount required to be paid to the holders of Stellar Warrants who exercise the option to surrender their Stellar Warrants in exchange for cash in an amount determined in accordance with the terms of the Stellar Warrants which option is triggered by the completion of the transactions contemplated by this Exchange Agreement, (C) the unpaid Transaction Expenses (without duplication with any Current Liabilities); plus (iii) expenses of Stellar incurred between April 1, 2019 and April 30, 2019 to a maximum of $60,000, plus (iv) 50% of all expenses of Stellar incurred between April 30, 2019 and up to and including the Calculation Date.

“Superior Offer” means any unsolicited bona fide written Acquisition Proposal made after the date of this Agreement (and not obtained in violation of any provision of Section 6.11) providing for the acquisition (whether pursuant to a merger, share exchange, business combination, amalgamation or otherwise) of (x) 75% or more of the outstanding shares of Stellar, or (y) assets of Stellar representing more than 75% of the earnings power, net income or EBITDA attributable to the assets of Stellar and its Subsidiaries on a consolidated basis, which the board of directors of Stellar determines in good faith, after consultation with its outside legal and financial advisors, to be superior to the Share Exchange (after taking into account all amendments to this Agreement, the Share Exchange and the other transactions contemplated hereby proposed by Edesa pursuant to Section 6.7) and (i) that is reasonably capable of being completed without undue delay, in accordance with its terms, taking into account all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; and (ii) that, in the case of a transaction involving cash consideration, includes a fully committed financing as at the date of any definitive agreement to be entered into by Stellar and not otherwise subject to any financing contingency.

“Tax” or “Taxes” shall mean, without duplication, any federal, national, state, provincial, municipal and local income, gross receipts, franchise, estimated, alternative minimum, add on minimum, sales, use, transfer, goods or services, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, levies, profits, real property, personal property, capital stock, social security (or similar), employment, unemployment, disability, payroll, license, employee or other withholding, unclaimed property or escheat, or other tax, of any kind whatsoever, including any interest, penalties or additions to any such tax.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trade Secrets” means trade secrets and other confidential information, including source code, know how, methods, processes, techniques, data, formulae, algorithms, research, records, reports, industrial models, architectures, layouts, designs, drawings, plans, product specifications, technical data, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, and any other information that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use.

“Transaction Costs” means (i) the fees, expenses and disbursements of all advisors including the auditors, financial advisors, and legal counsel of the Stellar Group, if any, payable by a Stellar Group Company in connection with the transactions contemplated by this Agreement; (ii) premiums paid or payable for the D&O Tail Policy, as defined in Section 6.16; (iii) filing fees with applicable regulators, including any stock exchange upon which the Common Shares are listed or are to be listed as contemplated hereunder; (iv) printing costs in connection with the Stellar Shareholders’ Meeting, as well as all other printer-related costs for filings on EDGAR and SEDAR; (v) transfer agent fees and costs associated with the issuance of the Stellar Shares and in connection with any share split, share consolidation or reverse share split as may be required to consummate the transactions contemplated under this Agreement; (vi) costs associated with the Stellar Shareholders’ Meeting, including costs, if any, relating to solicitation of proxies and other out-of-pocket expenses; and (vi) all change of control, special bonuses, retention, termination, severance and similar payments owed to any employee, consultant, officer or director of the Stellar Group or any other Person, conditional on, payable pursuant to, or as a result of, the Closing.

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“Transaction Documents” shall mean this Agreement, including all exhibits, annexes, and schedules hereto, and such other documents, agreements and certificates entered into or provided in conjunction with the transactions contemplated herein and therein.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

Article II
PLAN OF EXCHANGE

2.1              THE SHARE EXCHANGE. At the Closing,

(a)               The Shareholders hereby agree to assign, transfer, and deliver to Stellar, free and clear of all Encumbrances, the Edesa Shares in such amounts as set out on Schedule I hereto, and agree to deliver each certificate or certificates representing the Edesa Shares (the “Certificates”) duly endorsed for transfer to Stellar or accompanied by stock powers executed in blank by the Shareholders.

(b)               Stellar agrees to acquire the Edesa Shares and shall at the Closing issue and deliver in exchange therefor the Stellar Shares, to the Shareholders in the proportions set out in Schedule I and in such amounts as shall be determined in accordance with Section 2.1(d) below, less a holdback of such Stellar Shares in an amount to be determined on the Estimation Date by Stellar and the Shareholders’ Representative, each acting reasonably (the “Holdback Shares”). The Stellar Shares will be issued to the Shareholders and their designees in book-entry form, with a restrictive legend as set forth in Section 4.4 of this Agreement.

(c)               Any fractional shares that will result due to such distribution will be rounded up to the next highest whole number.

(d)               As a result of the Share Exchange, Edesa will become a wholly-owned subsidiary of Stellar and, the Shareholders and their designees and Edesa Option Holders will own 90% of the issued and outstanding Common Shares of Stellar on a Fully-Diluted Basis (the “Base Ratio”) as of and upon the Closing, after giving effect to the issuance of shares pursuant to the exercise of any options or warrants of Stellar (including the Stellar Warrants) prior to the Closing, if any. The Base Ratio shall be subject to adjustment (the “Adjusted Ratio”) as follows in the event that Stellar Working Capital as of the Calculation Date is more than $3 million or less than $2 million:

Stellar Working Capital	Actual Exchange Ratio
(U.S. Dollars)	Stellar	Edesa
$3,500,000 or over	12.0%	88.0%
$3,000,001 - $3,499,999	10.5%	89.5%
$2,000,000 - $3,000,000	10.0%	90.0%
$1,750,000 - $1,999,999	9.0%	91.0%
Less than $1,750,000	8.0%	92.0%

(e)               In order to determine the Estimated Stellar Working Capital and Estimated Stellar Shares on a Fully Diluted Basis,

(i)                 On the Estimation Date, Stellar, acting reasonably and in good faith, shall provide to Edesa a detailed calculation of the estimated Stellar Working Capital at the Calculation Date, prepared in accordance with GAAP using the same policies and practices used in the preparation of the September 30 year-end balance sheet (the “Estimated Stellar Working Capital”) except that the Estimated Stellar Working Capital shall assume the maximum estimated amount required to be paid to the holders of Stellar Warrants assuming that all such holders of Stellar Warrants exercise the option to surrender their

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Stellar Warrants in exchange for cash in an amount determined in accordance with the terms of the Stellar Warrants which option is triggered by the completion of the transactions contemplated by this Agreement;

(ii)              On the Estimation Date, Stellar, acting reasonably and in good faith, shall provide to Edesa with a detailed calculation of the Stellar Shares on a Fully Diluted Basis as of and upon the Closing (the “Estimated Stellar Shares on a Fully Diluted Basis”). The foregoing estimate of the Stellar Shares on a Fully Diluted Basis for the purpose of issuing Stellar Shares at the Closing shall assume that all holders of Stellar Warrants shall elect to surrender their Stellar Warrants in exchange for cash; and

(iii)            On the Estimation Date, the Shareholders shall provide to Stellar an updated Schedule I showing the estimated proportion of Stellar Shares issuable to the Shareholders and Edesa Option Holders to reflect the preferred return on the class A preferred shares of Edesa, any new shares of Edesa outstanding pursuant to the Edesa Financing, and any options exercised. By the close of business on the Calculation Date, the Shareholders agree to provide an updated Schedule I in order to reflect the proportion of Stellar Shares issuable to each of the Shareholders pursuant to Section 2.1 in accordance with their respective interests as if the class A preferred shares of Edesa had been converted into common shares of Edesa in accordance with section (IV)(1)(a) of the articles of amendment of Edesa dated September 28, 2017.

(f)                At the Closing, if the Estimated Stellar Working Capital is equal to or greater than $2,000,000 but less than or equal to $3,000,000, the number of Stellar Shares issuable to the Shareholders at the Closing shall be such number of Stellar Shares that will represent 90% of the total outstanding number of Stellar Shares as of and upon the Closing on a Fully-Diluted Basis (less the portion of Stellar Shares issuable to Edesa Option Holders as contemplated in Section 9.3(l) and as set out in Schedule I); provided, however, that (i) if the Estimated Stellar Working Capital is less than $1,750,000 (subject to Edesa’s termination right set forth in Section 10.1(b)), the number of Stellar Shares issuable to the Shareholders at the Closing shall be such number of Stellar Shares that will represent 92.0% of the total outstanding number of Stellar Shares as of and upon the Closing on a Fully-Diluted Basis (less the portion of Stellar Shares issuable to Edesa Option Holders as contemplated in Section 9.3(l) and as set out in Schedule I), (ii) if the Estimated Stellar Working Capital is greater than or equal to $1,750,000 but less than $2,000,000, the number of Stellar Shares issuable to the Shareholders at the Closing shall be such number of Stellar Shares that will represent 91.0% of the total outstanding number of Stellar Shares as of and upon the Closing on a Fully-Diluted Basis (less the portion of Stellar Shares issuable to Edesa Option Holders as contemplated in Section 9.3(l) and as set out in Schedule I); (iii) if the Estimated Stellar Working Capital is greater than $3,000,000 but less than $3,500,000, the number of Stellar Shares issuable to the Shareholders at the Closing shall be such number of Stellar Shares that will represent 89.5% of the total outstanding number of Stellar Shares as of and upon the Closing on a Fully-Diluted Basis (less the portion of Stellar Shares issuable to Edesa Option Holders as contemplated in Section 9.3(l) and as set out in Schedule I), and (iv) if the Estimated Stellar Working Capital is greater than or equal to $3,500,000, the number of Stellar Shares issuable to the Shareholders at the Closing shall be such number of Stellar Shares that will represent 88.0% of the total outstanding number of Stellar Shares as of and upon the Closing on a Fully-Diluted Basis (less the portion of Stellar Shares issuable to Edesa Option Holders as contemplated in Section 9.3(l) and as set out in Schedule I). The percentage of Stellar Shares issuable to the Shareholders at the Closing based on the Estimated Stellar Working Capital is hereafter referred to as the “Estimated Exchange Ratio” and the percentage of Stellar Shares issuable to the Shareholders at the Closing based on the actual Stellar Working Capital at the Closing Date is hereafter referred to as the “Actual Exchange Ratio. For greater certainty, at the Closing, the actual number of Stellar Shares issuable to the Shareholders in the proportions set out in Schedule I shall be issued in accordance with this Section 2.1(f) less the Holdback Shares.

(g)               Within thirty (35) days after the Closing Date, the Corporate Parties, acting reasonably and in good faith, shall provide to the Shareholders a detailed calculation of the Stellar Working Capital at the Calculation Date prepared in accordance with GAAP using the same policies and practices used in the preparation of the September 30 year-end balance sheet of the Stellar Group and, together with the calculation of the Stellar Working Capital, a calculation of Fully Diluted Basis for the purpose of issuing Stellar Shares (which, for greater certainty, will reflect the actual number of holders of Stellar Warrants who elected to surrender their Stellar Warrants) and the Actual Exchange Ratio. If the Actual Exchange Ratio equals the Estimated Exchange Ratio, no adjustment will be made to the number of Stellar Shares issued to

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the Shareholders at the Closing. If the Actual Exchange Ratio is different than the Estimated Exchange Ratio, then:

(i)                 if the Stellar Working Capital is less than the Estimated Stellar Working Capital, then the Corporate Parties shall cause, within three (3) Business Days of such determination, the Holdback Shares to be issued in the proportions indicated in Schedule I and such additional number of Stellar Shares to be issued to the Shareholders in the proportions indicated in Schedule I in order to achieve, as of the Closing, the Actual Exchange Ratio; or

(ii)              if the Stellar Working Capital is greater than the Estimated Stellar Working Capital, then such number of Holdback Shares shall be reduced in order to reflect the Actual Exchange Ratio, and the remaining Holdback Shares (if any) shall be issued to the Shareholders in the proportions indicated in Schedule I in order to achieve, as of the Closing, the Actual Exchange Ratio.

2.2              ADJUSTMENT TO STELLAR SHARES PRIOR TO CLOSING. The number of Stellar Shares issuable pursuant to Section 2.1 shall be appropriately adjusted to take into account any share split, share dividend, reverse share split, consolidation, recapitalization, or similar change in the outstanding Common Shares which may occur between the date of the execution of this Agreement and the Closing Date.

2.3              TIME AND PLACE OF CLOSING. The consummation of the transactions contemplated hereunder, including the Share Exchange (the “Closing”) will take place electronically on the Closing Date, which shall occur not less than three (3) Business Days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in Articles IX and X (other than conditions with respect to actions the respective parties will take at the Closing itself), or as may otherwise be mutually agreed upon by the Parties.

2.4              ACTIONS AT CLOSING.

(a)               At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) the Transaction Documents, including any and all share certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing as set forth in Article IX hereof, together with such other items as may be reasonably requested by the respective Party and its legal counsel in order to effectuate or evidence the transactions contemplated hereby.

(b)               In conjunction with the Closing, Stellar shall effect a change of its corporate name to “Edesa Biotech, Inc.” (“New Edesa”).

2.5              WITHHOLDING. Stellar, Edesa, and any of their respective Affiliates, as applicable, shall be entitled to deduct and withhold, or direct any other Person to deduct and withhold on their behalf, from any amounts otherwise payable, issuance or otherwise deliverable to any Shareholder and any other Person under this Agreement such amounts as are required or reasonably believed to be required to be deducted and withheld from such amounts under any provision of any Law in respect of Taxes. To the extent any such amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article III
REPRESENTATIONS AND WARRANTIES OF EDESA

As an inducement to enter into this Agreement and to consummate the transactions contemplated hereby, and to obtain the reliance of Stellar, Edesa represents and warrants to Stellar as follows:

3.1              ORGANIZATION. Edesa is duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. Edesa has no subsidiaries. Edesa has the power and is duly authorized, qualified, franchised, and licensed under all applicable Laws, to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign

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corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a Material Adverse Effect on Edesa.

3.2              AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement by Edesa and all other agreements to be executed, delivered and performed by Edesa pursuant to this Agreement (collectively, the “Edesa Exchange Documents”) and the consummation by Edesa of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Edesa and no further action is required in connection herewith or therewith. This Agreement has been, and each Edesa Exchange Documents will at the Closing have been, duly executed and delivered by Edesa and constitutes, and each Edesa Exchange Document will on Closing constitute, a legal, valid and binding obligation of Edesa, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3              NO VIOLATION OR CONFLICT. The execution, delivery and performance by Edesa of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Edesa’s articles of incorporation or by-laws; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Edesa; (c) except as set forth in Schedule 3.3, or as otherwise required by the terms of this Agreement, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Edesa is a party or by which Edesa is bound or to which any of its properties and assets are subject or any permit affecting the properties, assets or business of Edesa, except where such violation, default or breach would not result in a Material Adverse Effect; or (d) result in the creation or imposition of any Encumbrance on the Edesa Shares or any of Edesa’s assets.

3.4              CAPITALIZATION. The authorized capitalization of Edesa consists of (a) an unlimited number of common shares, of which 1,000,000 common shares are issued and outstanding and (b) an unlimited number of class A preferred shares, of which 1,007,143 class A preferred shares are issued and outstanding. All issued and outstanding shares of Edesa are owned by the Shareholders and are legally issued, fully paid, and non-assessable and were not issued in violation of the pre-emptive or other rights of any Person. All of the outstanding common and class A preferred shares have been duly authorized, are validly issued and are owned of record and beneficially by the respective Shareholders, free and clear of all Encumbrances as of immediately prior to the Closing. No former equity holder of Edesa has any claim or right against Edesa that remains unresolved or to which Edesa has or may have any Liability. Upon consummation of the transactions contemplated hereby, Stellar shall own all of the Edesa Shares, free and clear of all Encumbrances. All of the Edesa Shares were issued in compliance with applicable Laws. None of the Edesa Shares were issued in violation of any agreement, arrangement or commitment to which Edesa is a party or is subject to or in violation of any preemptive or similar rights of any Person. Each of the persons listed on Schedule I hereto is listed on Edesa’s corporate records and share register as the holder of such number of Edesa Shares opposite its name.

Edesa does not own any shares in or securities of any other body corporate. Edesa is not and has not agreed to become, a partner, member, owner, proprietor or equity investor of or in any partnership, joint venture, co-tenancy or other similar jointly-owned business undertaking. Edesa does not have any other investment interest in any business owned or controlled by any third party.

3.5              OPTIONS OR WARRANTS. Schedule 3.5 sets forth all authorized, issued and outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the share capital of Edesa or obligating Edesa to issue or sell any shares of capital stock of, or any other interest in, Edesa (collectively, the “Equity Instruments”). As of the Closing, all of the Equity Instruments will have been exchanged or substituted in the manner contemplated in Section 9.3(l). Edesa does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Edesa Shares, except as set forth on Schedule 3.5.

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3.6              CONSENTS, FILINGS AND APPROVALS. To the Knowledge of Edesa, other than in connection with the provisions of the Ontario Business Corporations Act, NASDAQ and Edesa’s charter documents, and as set out in Schedule 3.6, no consent, approval, Governmental Order or authorization of, or registration, declaration, qualification or filing with any federal, national, provincial, state or local Governmental Authority, or any other Person, is required to be made by Edesa in connection with the execution, delivery or performance of this Agreement by Edesa or the consummation by Edesa of the transactions contemplated hereby.

3.7              FINANCIAL STATEMENTS. Complete copies of Edesa’s audited consolidated balance sheets at December 31, 2018 and 2017, and the related audited consolidated statements of operations, cash flow and changes in shareholders’ equity for the years then ended, and related notes thereto (together, the “Annual Financial Statements”), together with the opinion of MNP LLP, independent certified public accountants, have been delivered to Stellar as of the date of this Agreement, and such unaudited interim consolidated financial statements consisting of the balance sheet at March 31, 2019 and the related unaudited interim consolidated statements of operations, cash flow and changes in shareholders’ equity for the period then ended (the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Edesa Financial Statements”) will be delivered to Stellar as soon as practicable after the date hereof and prior to the Closing Date. The Edesa Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes. The Edesa Financial Statements are based on the books and records of Edesa, and fairly present in all material respects the financial condition of Edesa as of the respective dates they were prepared and the results of the operations of Edesa for the periods indicated subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The balance sheet of Edesa as of December 31, 2018 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”

3.8              UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.8, Edesa has no Liabilities, except (a) those which are adequately reflected or reserved against in the Financial Statements, (b) those which have been incurred in the Ordinary Course of Business consistent with past practice since the Balance Sheet Date and (c) Liabilities of the nature that are not required to be reflected in, disclosed on, reserved against or otherwise descried on, a balance sheet (or notes thereto) prepared in accordance with GAAP, none of which are material, individually or in the aggregate.

3.9              TAXES.

(a)               Edesa has filed all material national, provincial, and local income Tax returns (collectively the “Edesa Tax Returns”) required to be filed from inception to the date hereof and all material Taxes have been paid when due. None of the Edesa Tax Returns have been audited by any Governmental Authority in Canada or any province or locality therein or in any other jurisdiction. Each of the Edesa Tax Returns reflect the Taxes due for the period covered thereby, except for amounts which in the aggregate are immaterial.

(b)               Edesa has timely and fully paid all amounts of Taxes due and owed (whether or not shown on any Edesa Tax Returns). Edesa does not owe any unpaid national, provincial, county, local, or other Taxes (including any deficiencies, interest, or penalties), except for Taxes accrued but not yet due and payable, for which Edesa may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)               Edesa is currently, and has been at all times since formation, treated as a corporation for Canadian income tax purposes.

(d)               Edesa has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, owner or other party, and complied with all material backup withholding and material information reporting provisions of applicable Law.

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(e)               There are no Encumbrances for material Taxes upon the assets of any of Edesa other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in Edesa’s Financial Statements.

(f)                No claim (which remains unresolved) has been made in writing by any Tax authority in a jurisdiction where Edesa does not file Tax Returns that Edesa is subject to Tax in such jurisdiction. Edesa has no nexus or is not required to file Tax Returns in a jurisdiction where it does not file Tax Returns, whether or not it has a physical presence in such jurisdiction.

(g)               Except as set forth on Schedule 3.9(g), no extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Edesa, other than extensions for periods for which Taxes have now been paid.

(h)               There are no written Tax deficiencies outstanding, proposed or assessed against Edesa and Edesa has not has executed any agreements waiving the statute of limitations on or extending the period for the assessment or collection of any Tax, in each case, which have not since expired.

(i)                 No audit or other examination of any Tax Return of Edesa by any Governmental Authority is presently in progress, nor has Edesa been notified in writing of any request for such an audit or other examination.

(j)                 Edesa has provided or otherwise made available to Stellar correct and complete copies of all national, provincial, federal, state, local and foreign income, franchise and similar Tax Returns for taxable periods beginning on or after January 1, 2015, examination reports, and statements of deficiencies assessed against, or agreed to by it.

(k)               Edesa has not requested, is not the subject of, and is not bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(l)                 Edesa will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in or improper use of any method of accounting for a taxable period ending on or prior to the Closing Date under Sections 481(c) or 263A of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law); (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law); (iii) any installment sale or open transaction made on or prior to the Closing Date; (iv) any prepaid amount received on or prior to the Closing Date; (v) intercompany transaction, excess loss account or dual consolidated loss described in the Treasury Regulations under Section 1502 or Section 1503 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law) existing on the Closing Date; or (vi) an election under Section 108(i) of the Code.

(m)             Edesa has in its possession or control such material records, invoices and other information in relation to Tax as is required by applicable Law. Edesa is in compliance in all material respects with applicable transfer pricing Laws.

(n)               Edesa has (i) never been a member of an affiliated, consolidated, combined, unitary or similar group filing a consolidated Tax Return, (ii) never been a party to any Tax sharing, Tax indemnification, Tax allocation agreement, or similar agreement (other than pursuant to Contracts entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes), nor does Edesa owe any amount under any such agreement or have any Liability to any Person as a result of, pertaining to or arising in connection with any such agreement and (iii) to Edesa’s Knowledge, no material Liability for the Taxes of any Persons, including any arrangement for group or consortium relief or similar arrangement, as a transferee or successor, by contract, by operation of Law or otherwise.

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(o)               Edesa is not and has not been a controlled foreign corporation as defined in Section 957(a) of the Code, is not and has not been a passive foreign investment company as defined in Section 1297(a) of the Code, or a United States real property holding corporation as defined in Section 897 of the Code.

(p)               Edesa has not (i) participated in any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of any Tax Law), or (ii) taken any reporting position on a Tax Return, which reporting position (A) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of any Tax law), and (B) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of any Tax Law). Edesa has not participated in a “listed transaction” as defined in Section 670A of the Code.

(q)               Edesa has not been a distributing or a controlled corporation in a transaction governed by Section 355 and/or Section 361 of the Code.

(r)                Edesa is not subject to Tax in any jurisdiction outside its jurisdiction of organization by virtue of (i) having a permanent establishment or other place of business or (ii) having a source of income in that jurisdiction.

(s)                Edesa acknowledges and agrees that it is relying solely upon its own analysis of the tax consequences to it and to Stellar upon completion of the transactions contemplated by this Agreement and is not relying upon Stellar or any of its officers, directors, attorneys or agents with respect thereto.

3.10          ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or Schedule 3.10, since the Balance Sheet Date,

(a)               there has not been:

(i)                 any change that would have a Material Adverse Effect in the business, operations, properties, assets, or financial condition of Edesa;

(ii)              any damage, destruction, or loss to Edesa (whether or not covered by insurance) that would have a Material Adversely Effect on the business, operations, properties, assets, or financial condition of Edesa;

(iii)            amendment of its charter, by-laws or other organizational documents;

(iv)             split, combination or reclassification of any shares of its capital stock;

(v)               issuance, sale or other disposition of any of its capital stock or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(vi)             declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock; or

(vii)          material change in any method of its accounting or accounting practice, except as required by GAAP or as disclosed in the notes to the Financial Statements.

(b)               Edesa has not:

(i)                 borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or Liability (absolute or contingent) not otherwise in the Ordinary Course of Business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction as set out on Schedule 3.10;

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(ii)              paid any material obligation or Liability not otherwise in the Ordinary Course of Business (absolute or contingent) other than current liabilities reflected in or shown on Edesa’s Balance Sheet as of the Balance Sheet Date, and current Liabilities incurred since that date in the Ordinary Course of Business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby;

(iii)            sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the Ordinary Course of Business (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $25,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $25,000);

(iv)             made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the Ordinary Course of Business if such amendment or termination is material;

(v)               issued, delivered, or agreed to issue or deliver any shares of stock, bonds or other corporate debt securities, including debentures; or

(vi)             to its Knowledge, become subject to any Law which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or financial condition of Edesa.

3.11          TITLE AND RELATED MATTERS.

(a)               Except as set forth on Schedule 3.11(a), Edesa has a valid leasehold interest in all land use rights, inventory, interests in the buildings thereon, and assets, real and personal, which are reflected in the Balance Sheet (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business), free and clear of all liens, pledges, charges, or encumbrances except:

(i)                 as such assets may be affected by applicable Laws;

(ii)              statutory liens, Encumbrances, or claims not yet delinquent;

(iii)            such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(b)               Except as set forth on Schedule 3.11(b), Edesa owns, free and clear of any Encumbrances or other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Edesa’s business.

3.12          LITIGATION. Except as set forth on Schedule 3.12, there are no Actions pending or, to the knowledge of Edesa, threatened in writing by or against Edesa or affecting Edesa, or properties, at law or in equity, before any Governmental Authority, domestic or foreign, or before any arbitrator of any kind, including, but not limited to any Action that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Edesa’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Edesa or any of its property or assets.

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3.13          CONTRACTS.

(a)               Attached hereto as Schedule 3.13(a) is a list of all contracts, agreements, license agreements, or other commitments in excess of $25,000 to which Edesa is a party or by which it or any of its assets, products, technology, or properties are bound (the “Edesa Contracts”).

(b)               Each of the Edesa Contracts is valid and binding on Edesa, enforceable in accordance with its terms and is in full force and effect. Neither Edesa nor, to Edesa’s Knowledge any other party thereto, is in breach of or default under (or, to Edesa’s Knowledge, is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Edesa Contract. To Edesa’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Edesa Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Edesa Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Stellar. As of the date of this Agreement, there exists no actual, or to Edesa’s Knowledge threatened, termination, cancellation, or material limitation of, or any material amendment, material modification or material change to, any Edesa Contract.

(c)               Schedule 3.13(c) set out each Edesa Contract pursuant to which it is obligated or has any Liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset with respect to the use thereof, in connection with the conduct of its business or otherwise.

3.14          COMPLIANCE WITH LAWS. Edesa (i) has complied with all applicable Laws of any national, provincial, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not have a Material Adverse Effect on the business, operations, properties, assets, or financial condition of Edesa, (ii) is not in any default on its part with respect to any Governmental Order, and management has no Knowledge of any circumstances which, after reasonable investigation, would result in the discovery of such a default, and (iii) has not received written notice since the Balance Sheet Date of any conditions which may reasonably be expected to materially interfere with or adversely affect their compliance with any Laws.

3.15          INTELLECTUAL PROPERTY.

(a)               Schedule 3.15(a) contains a true and accurate list of all (i) Intellectual Property registered by or in the name of Edesa (“Edesa IP Registrations”) and includes (1) the type of intellectual property being licensed or conveyed to Edesa; (2) the application or registration details including serial number, filing date, grant or registration number, grant or registration date, current status and next action due with current deadline; (ii) all unregistered trademarks owned by Edesa; (iii) all proprietary Software owned by Edesa, and (iv) all other Intellectual Property owned by Edesa (including a non-confidential description provided for any Trade Secrets) material to the conduct of its current business or operations (items (i) – iv) collectively “Edesa Intellectual Property”). Edesa is the sole and exclusive legal, beneficial and, as applicable, record owner of all right, title and interest in and to Edesa IP Registrations, and has the valid right to use the Edesa Licensed Intellectual Property and all other Intellectual Property used in or necessary for the conduct of its current business or operations, in each case, free and clear of Encumbrances. All required filings and fees related to the Edesa IP Registrations have been timely filed with and paid to the relevant governmental authorities and authorized registrars, and all Edesa IP Registrations are otherwise in good standing.

(b)               To Edesa’s Knowledge, Edesa’s rights in the Edesa Intellectual Property are valid, subsisting and enforceable. Edesa has taken reasonable steps to maintain the Edesa Intellectual Property and to protect and preserve the confidentiality of all Trade Secrets included therein. All Persons, including each current and past employee, officer or consultant who have participated in or contributed to the creation, modification, or development of material Edesa Intellectual Property Rights for or on behalf of Edesa or under the direction or supervision of Edesa (including any Intellectual Property set forth or required to be set forth on Schedule 3.15(a)) have executed and delivered to Edesa a written agreement (i) providing for the nondisclosure by such Person of any confidential information and Trade Secrets, both during and after the

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term of employment or contract with Edesa, (ii) providing for the present assignment by such Person to Edesa of all right, title, and interest in and to all Intellectual Property rights arising out of such Person’s employment by, engagement by, or contract with Edesa and (iii) requiring such Person to cooperate with Edesa in asserting and maintaining Edesa’s rights in and to such Intellectual Property rights.

(c)               To Edesa’s Knowledge, Edesa has not infringed, misappropriated, diluted or otherwise violated the Intellectual Property or other rights of any Person. To Edesa’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Edesa Intellectual Property or Edesa Licensed Intellectual Property.

(d)               To Edesa’s Knowledge, there are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Edesa; or (ii) challenging the validity, enforceability, registrability or ownership of any Edesa Intellectual Property or Edesa’s rights with respect to any Edesa Intellectual Property or Edesa Licensed Intellectual Property. Edesa is not subject to any outstanding or, to Edesa’s Knowledge, prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any of the Edesa Intellectual Property. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Edesa’s right to own or use any Edesa Intellectual Property or any Edesa Licensed Intellectual Property.

(e)               As of the date of this Agreement, and except as would not have an Edesa Material Adverse Effect, Edesa has not experienced any incident in which personal information or other sensitive data was stolen or improperly accessed including any unauthorized access or breach of security with respect to personal information or other sensitive data.

(f)                Edesa has taken commercially reasonable actions and follows commercially reasonable practices to maintain, protect and enforce the Edesa Intellectual Property and the Edesa Licensed Intellectual Property, including the secrecy, confidentiality and value of its Trade Secrets and other confidential information.

(g)               Schedule 3.15(g) accurately identifies in all material respects: (i) each Contract pursuant to which any Edesa Licensed Intellectual Property is licensed, or otherwise conveyed or provided to Edesa (other than (A) agreements between Edesa and its employees and consultants with respect to the ownership of any Edesa Intellectual Property by Edesa and (B) non-exclusive licenses to commercially available third-party software costing less than $25,000) and includes (1) the type of intellectual property being licensed or conveyed to Edesa; (2) the application or registration details including serial number, filing date, grant or registration number, grant or registration date, current status and next action due with current deadline;; and (ii) each Contract pursuant to which any Person is currently granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Edesa Intellectual Property, other than consumer agreements or service agreements on standard form(s), (a) and (b) collectively “Edesa IP Agreements”). Edesa has provided Stellar with true and complete copies (or in the case of any oral agreements, a true, correct and complete written description) of all such Edesa IP Agreements (other than those which consist solely of “shrink wrap”, non-customized third-party software and similar commercially available end-user licenses), including all modifications, amendments and supplements thereto and waivers thereunder. Each Edesa IP Agreement is valid and binding on Edesa in accordance with its terms and is in full force and effect. Neither Edesa nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Edesa IP Agreement.

(h)               The Software owned by Edesa constitutes all the Software necessary to conduct the business as currently conducted by Edesa and as currently contemplated to be conducted in the future. No Software owned by Edesa contains or is derived from open source, shareware, freeware, “copyleft” or similar software. Edesa has implemented reasonable backup and disaster recovery arrangements to ensure the continued operation of its business in the event of a disaster or business interruption. The hardware, software,

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network and telecommunications equipment and Internet-related information technology infrastructure owned or leased by Edesa (i) are in good repair and operating condition, subject to ordinary wear and tear, and are adequate and suitable for the purposes for which they are being used or held for use, (ii) conform in material respects with their related documentation and (iii) does not contain any virus or malicious code that would reasonably be expected to interfere with the ability of Edesa to conduct its business.

3.16          ENVIRONMENTAL MATTERS.

(a)               Edesa is currently and has been in compliance in all material respects with all Environmental Laws and has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. To the Knowledge of Edesa, it is not under investigation or inquiry by any Governmental Authority in relation to any breach of Environmental Law or the failure to comply with the terms and conditions of any authorization required by Environmental Law.

(b)               Edesa has obtained and is in material compliance with all Environmental Permits necessary for the conduct of its business. No real property currently or formerly owned, operated or leased by Edesa is listed on, or has been proposed for listing on, the National Priorities List in the United States or any similar national or provincial list in Canada.

(c)               There has been no release of Hazardous Materials by Edesa or its agents in contravention of Environmental Law with respect to its business or assets or any real property currently or formerly owned, operated or leased by it, and it has not received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with its business (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by the Shareholders or Edesa.

3.17          EMPLOYEE BENEFIT MATTERS. Schedule 3.17 contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Edesa for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of Edesa or any spouse or dependent of such individual, or under which Edesa or any ERISA Affiliate has or may have any Liability, or with respect to which Stellar or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (each, a “Benefit Plan”). Each Benefit Plan is in compliance in all material respects with its terms and with ERISA, the Code and other applicable Law. All material premiums, material contributions, or material other payments required to have been made by Law or under the terms of any Benefit Plan or any contract or agreement relating thereto as of the Closing Date have been timely made, and all material reports, material returns and similar material documents required to be filed with any governmental agency or distributed to any plan participant with respect to any Benefit Plan have been duly and timely filed or distributed. Except as set forth on Schedule 3.17, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or in combination with another event) (i) increase any material benefits otherwise payable under any Benefit Plan or (ii) result in the acceleration of the time of payment or vesting of any material compensation or benefits from Edesa to any current or former member, director, employee or independent contractor.

3.18          EMPLOYMENT MATTERS.

(a)               Except as set forth in Schedule 3.18, Edesa has never been a party to, bound by, or negotiated any collective bargaining agreement or other Contract with a union, works council or labor organization.

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(b)               Edesa is and has been in compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance, except to the extent that noncompliance would not have a Material Adverse Effect on the business, operations, properties, assets, or financial condition of Edesa.

3.19          REGULATORY MATTERS. The preclinical tests that Edesa has undertaken, and related results were and, if still pending, are (to Edesa’s Knowledge to the extent conducted by third parties) being conducted in all material respects in accordance with standard accepted medical and scientific research procedures for development programs or product candidates comparable to those being conducted or developed, as applicable, by Edesa; the descriptions of the results of such tests that have been, or will be, provided to Stellar for inclusion in filings to be made with the SEC as contemplated in this Agreement are accurate and complete in all material respects and fairly present the data derived from such tests, and Edesa has no knowledge of any other studies or tests the results of which reasonably call into question the results described or referred to in materials provided to Stellar. Edesa has not received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or any committee thereof or from any other Governmental Authority or agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, necessary to conduct its business as now conducted (collectively, the “Regulatory Agencies”) requiring the termination, suspension or material modification of any tests that are to be described or referred to in the filings to be made by Stellar with the SEC. Edesa has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

3.20          LICENSES AND PERMITS. Edesa possesses all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate Governmental Authority, including the Regulatory Agencies (collectively, the “Edesa Permits”), other than such certificates, authorizations, consents, approvals, orders, licenses and permits, the lack of which would not individually or in the aggregate have a Material Adverse Effect on Edesa. All of the Edesa Permits are valid and in full force and effect, except where the invalidity of such Edesa Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect on Edesa or the transactions contemplated hereunder. There is no pending or, to Edesa’s knowledge, threatened Action that, individually or in the aggregate, would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Edesa Permit which revocation, modification, termination, suspension or other impairment would have a Material Adverse Effect.

3.21          INSURANCE. Schedule 3.21 sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Edesa or its Affiliates and relating to the conduct of its business (collectively, the “Insurance Policies”), true and complete copies of which have been made available to Stellar. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the Share Exchange. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. To the Knowledge of Edesa, there are no circumstances which would reasonably be expected to lead to the insurers avoiding any material Liability under any of the Insurance Policies. Since the Balance Sheet Date, Edesa has not received any written notice regarding (i) the cancellation or invalidation of any of the existing Insurance Policies or (ii) any refusal of coverage under or any rejection of any material claim under, any such Insurance Policies.

3.22          APPROVAL OF AGREEMENT. The board of directors of Edesa have unanimously authorized the execution, delivery and performance of this Agreement by Edesa and the transactions contemplated in this Agreement. The Shareholders, and each of them, have unanimously authorized the execution, delivery and performance of this Agreement by Edesa and the transactions contemplated in this Agreement.

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3.23          MATERIAL TRANSACTIONS OR AFFILIATIONS. Set forth on Schedule 3.23, is a brief description or summary of every material contract, agreement, or arrangement between Edesa, and any predecessor and any Person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Edesa to own beneficially, 10% or more of the issued and outstanding Edesa Shares, on a fully diluted basis, and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In each such transaction, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be paid during the unexpired portion of the term thereof, no less favorable to Edesa than terms available from otherwise unrelated parties in arm’s length transactions. Except as set forth on Schedule 3.23, no officer, director, or 10% shareholder of Edesa has any material interest, direct or indirect, in any material transaction with Edesa. There are no written commitments by Edesa to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

3.24          BROKERS. Edesa has not employed any broker or finder, nor has it nor will it incur directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

3.25          FOREIGN CORRUPT PRACTICES. Neither Edesa nor, to Edesa’s Knowledge, any agent or other Person acting on behalf of Edesa, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Edesa (or made by any person acting on its behalf of which Edesa is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Corruption of Foreign Public Officials Act (“CFPOA”) or the U.S. Foreign Corrupt Practices Act (“FCPA”).

3.26          OFFICE OF FOREIGN ASSETS CONTROL. Neither Edesa nor, to Edesa’s Knowledge, any of its directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any comparable authority in Canada.

3.27          MONEY LAUNDERING. The operations of Edesa are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, or analogous Laws in Canada, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving Edesa with respect to the Money Laundering Laws is pending or, to the Knowledge of Edesa, threatened.

3.28          INVESTMENT COMPANY. Edesa is not, and is not an Affiliate of, and immediately after consummation of the transactions contemplated by this Agreement, will not be or be an Affiliate of, an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

3.29          REGISTRATION RIGHTS. Except as set forth on Schedule 3.29, no Person has any right to cause Edesa to effect the registration under the Securities Act of any of its respective securities.

3.30          ACCOUNTANTS. MNP LLP is Edesa’s independent certified public accounting firm and is registered with and, to Edesa’s Knowledge, is in good standing with the U.S. Public Company Accounting Oversight Board.

3.31          DISCLOSURE. The information set forth in this Agreement and in the Edesa Disclosure Schedules and exhibits attached hereto and incorporated herein by this reference are complete and accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. The information regarding Edesa supplied or to be supplied by or on behalf of Edesa for inclusion or incorporation by reference in any filing with the SEC required to be made by Stellar in connection with this Agreement and the transactions contemplated hereby, including but not limited to filings on Form 8-K and Schedule 14A (the Proxy Statement) will, at the time of such filing (and in the case of the Proxy Statement (and any amendment or supplement thereto) at the time it is first mailed to the Stellar shareholders, or at the time of the Stellar Shareholders’ Meeting (or any adjournment

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or postponement thereof)), not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties contained in this Section 3.31 will not apply to statements or omissions included in any such filing with the SEC (and, in each case, any amendment or supplement thereto) based upon information regarding Stellar or any Stellar Group Company supplied to Edesa in writing by Stellar for use therein.

Article IV
REPRESENTATIONS AND WARRANTIES OF
THE SHAREHOLDERS

As an inducement to, and to obtain reliance of Stellar, each of the Shareholders represents and warrants, severally and not jointly, to Stellar as follows:

4.1              AUTHORITY; ENFORCEABILITY. Such Shareholder has the full power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. If such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Such Shareholder has the requisite organizational power and authority, if applicable, and capacity to execute this Agreement and the other documents contemplated herein to which it is a party, perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance by such Shareholder of this Agreement and such other documents to which such Shareholder is a party and the consummation of the transactions contemplated hereunder and thereunder have been duly and validly authorized by all necessary action on the part of such Shareholder. Such authorization has not been modified or rescinded and no further action is required in connection herewith or therewith. This Agreement has been duly executed and delivered by such Shareholder, and (assuming due authorization, execution and delivery by the other Parties hereto) this Agreement constitutes a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.2              OWNERSHIP OF EDESA SHARES. The information set forth on Schedule I hereto with respect to such Shareholder’s Edesa Shares is true, accurate and complete and such Shareholder has no other equity interests or rights to additional equity interests in Edesa that are not set forth on Schedule I. Such Shareholder, with respect to the Edesa Shares owned by it, is the sole legal and beneficial owner of the number and percentage of Edesa Shares set forth on Schedule I of this Agreement, free and clear of any Encumbrances whatsoever, and there are no Contracts to which such Shareholder is a party that create, or with the passage of time would create, an Encumbrance thereon or otherwise restrict the sale and transfer of such Edesa Shares to Stellar. Such Shareholder has full rights, powers, and authority to transfer, assign, convey, and shall deliver the Edesa Shares held by such Shareholder to Stellar at the Closing with good and marketable title to such stock free and clear of any Encumbrances whatsoever. Except as set forth on Schedule 4.2, such Shareholder is not a party to (i) any Contract with Edesa or (ii) any Contract with any Person that, in each case, would restrict, impede, interfere with, conflict with or prohibit the sale and transfer of the Edesa Shares or the transactions contemplated by this Agreement or any transaction document to which it is a party. Immediately following the Share Exchange and the amendment or modification of the Equity Instruments contemplated in Section 9.3(l), no equity or voting interest of Edesa, or options, warrants or other rights to acquire any such equity or voting interest, of Edesa shall be held by such Shareholder.

4.3              NO CONFLICTS; CONSENTS.

(a)               The execution and delivery by such Shareholder of this Agreement and the other Transaction Documents to which such Shareholder is a party does not, and the performance of this Agreement and such Transaction Documents by such Shareholder and the consummation of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) under any applicable antitrust, competition, investment or similar Laws, and (ii) for such other consents, approvals, authorizations, filings or notifications, the failure of which to make or obtain, would not have an Edesa Material Adverse Effect.

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(b)               The execution and delivery by such Shareholder of this Agreement and the other Transaction Documents to which such Shareholder is a party does not, and consummation of the transaction contemplated hereby and thereby will not, (i) conflict with or violate any provision of the governing documents of the Shareholder, if an entity, (ii) assuming all filings and notifications under any applicable antitrust, competition, investment or similar Laws have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any authorizations held by such Shareholder or any applicable Laws or Governmental Orders applicable to such Shareholder, or (iii) result in a breach of, constitute a default under (or create an event which, with or without notice or lapse of time or both, would constitute a default under), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel any agreement or contract to which such Shareholder is a party, except, in the case of (ii) or (iii), as would not, individually or in the aggregate, materially impair or delay the Shareholders from consummating the transactions contemplated by this Agreement.

4.4              LITIGATION; NO CLAIMS. As of the date of this Agreement, there is no Action, pending before any Governmental Authority against such Shareholder or, to the Knowledge of such Shareholder, threatened, that, in each case, challenges or seeks to prevent, enjoin or otherwise delay the consummation of the transactions contemplated by this Agreement. Such Shareholder has no Action pending, threatened or contemplated, and has not transferred any right to any such Action to a third party, against (i) Edesa or (ii) any other Shareholder (x) that challenges or seeks to prevent, enjoin or otherwise delay the consummation of the transactions contemplated by this Agreement or (y) for any act or omission by any one or more of them arising for any reason prior to the date of this Agreement and as of the Closing Date, including but not limited to in connection with matters arising out of Edesa’s governing documents since its date of incorporation or any agreement, whether oral or written to which such Shareholder is a party.

4.5              RESTRICTED STOCK. Such Shareholder understands that the Stellar Shares to be acquired pursuant to this Agreement have not been registered under the Securities Act with the SEC, and is being issued in reliance upon the exemption from the registration requirements thereof afforded by Regulation S and/or other exemptions under the Securities Act, or with any state securities commission or agency. The Shareholder agrees and acknowledges that Stellar will issue stop transfer instructions to its registrar and transfer agent prohibiting the transfer of the Stellar Shares delivered under this Agreement. The Shareholder and its designees understand that the Stellar Shares to be issued to them will have the following restrictive legend or similar legend affixed thereto:

“These Shares have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”), and have been issued in reliance upon an exemption pursuant to Regulation S under the Securities Act. Until six months after the date of acquisition, no amount of the Shares may be offered, sold, or transferred to any U.S. Person and no hedging transactions involving these securities may be conducted during this period. Offers, sales, or transfers in the U.S. or to a U.S. person (as defined in Regulation S promulgated under the Securities Act) or for the account and benefit of a U.S. person are not permitted, unless the Shares are registered under the Securities Act or an exemption from such registration under the Securities Act is applicable.”

4.6              INVESTOR STATUS; INVESTMENT INTENT.

(a)               Such Shareholder is a citizen and resident of Canada or other non-U.S. jurisdiction, and is not a U.S. Person within the meaning of Rule 902(a) of Regulation S.

(b)               Such Shareholder has received all the information it considers necessary or appropriate for deciding whether to acquire the Stellar Shares as contemplated herein. Such Shareholder further represents that it has had an opportunity to ask questions and receive answers from Stellar, directly or through the Shareholders’ Representative, regarding the terms and conditions of its purchase of the Stellar Shares and such other matters as it deems important to its investment decision.

(c)               Such Shareholder is acquiring the Stellar Shares only for its own account and not on behalf of any U.S. Person, and no sale by the Shareholder has been pre-arranged with any prospective buyer in the United States. Such Shareholder is acquiring the Stellar Shares for investment only and not with a view to distribution.

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4.7              RESTRICTIONS ON TRANSFER. Such Shareholder agrees that the Stellar Shares acquired by it pursuant to this Agreement shall not be voluntarily sold, transferred or otherwise disposed of in the United States or to any U.S. Person except pursuant to an available exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement thereunder, and otherwise in compliance with any applicable state or provincial securities laws. Such Shareholder understands that any disposition of the Stellar Shares in violation of this Agreement shall be null and void. Such Shareholder acknowledges that no transfer of the Stellar Shares shall be made by Stellar’s registrar and transfer agent upon Stellar’s transfer books or records unless there has been compliance with the terms of this Agreement, including the above provisions. Each Shareholder agrees to indemnify and hold Stellar harmless from and against liabilities, claims, damages and expenses (including reasonable attorneys’ fees) that may result from or arise out of any disposition thereof in violation of this Agreement.

4.8              NON-U.S. TRANSACTIONS. In connection with the transactions that are the subject of this Agreement, such Shareholder acknowledges that offers respecting the sale of the Stellar Shares directed by Stellar were received outside of the United States and that the Shareholders have not and are not engaged in or directed any unsolicited offers to buy the Stellar Shares in the United States on behalf of any U.S. Person.

4.9              SHAREHOLDERS’ REPRESENTATIVE. By virtue of its execution and delivery of this Agreement, such Shareholder has appointed Dr. Pardeep Nijhawan as its true and lawful agent and attorney-in-fact (the “Shareholders’ Representative”) in accordance with the provisions of Section 6.19 of this Agreement.

4.10          TAXES. Such Shareholder acknowledges and agrees that it is relying solely upon its own analysis of the tax consequences to it upon completion of the transactions contemplated by this Agreement and is not relying upon Stellar or any of its officers, directors, attorneys or agents with respect thereto.

4.11          BROKERS. Such Shareholder has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders’ fees that would be the responsibility of Edesa or Stellar in connection with the transactions contemplated hereby.

4.12          DISCLOSURE. To such Shareholder’s Knowledge, the information set forth in this Agreement and in the Edesa Disclosure Schedules and exhibits attached hereto and incorporated herein by this reference provided to Stellar by, and only to the extent with respect to, such Shareholder, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Article V
REPRESENTATIONS AND WARRANTIES OF STELLAR

As an inducement to, and to obtain the reliance of Edesa and the Shareholders, Stellar and the Stellar Subsidiaries represent and warrant to Edesa and the Shareholders as follows:

5.1              ORGANIZATION. Each of Stellar and the Stellar Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Stellar and the Stellar Subsidiaries has the power and is duly authorized, qualified, franchised, and licensed under all applicable Laws, to own all of its respective properties and assets and to carry on its respective business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a Material Adverse Effect. All of the direct and indirect subsidiaries of Stellar are Stellar Biotechnologies, Inc., a California corporation, and BioEstelar, S.A. de C.V., a Mexican corporation. Stellar owns, directly or indirectly, all of the share capital or other equity interests of each Stellar Subsidiary free and clear of any Encumbrances, and all of the issued and outstanding shares of each Stellar Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

5.2              AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement and all other agreements to be executed, delivered and performed by Stellar pursuant to this Agreement (collectively, the “Stellar Exchange Documents”) and the consummation by it of the transactions contemplated hereby and thereby

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have been duly authorized by all necessary action on the part of Stellar and no further action is required in connection herewith or therewith other than in connection with the Required Approvals. This Agreement has been, and each of the Stellar Exchange Documents will at the Closing have been, duly executed and delivered by Stellar and constitutes, and each Stellar Exchange Document will on Closing constitute, a legal, valid and binding obligation of Stellar, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3              NO VIOLATION OR CONFLICT. The execution, delivery and performance by Stellar of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation or by-laws of any member of the Stellar Group; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Stellar and the Stellar Subsidiaries; (c) except as otherwise required by the terms of this Agreement, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Stellar or the Stellar Subsidiaries is a party or by which Stellar or the Stellar Subsidiaries are bound or to which any of their respective properties and assets are subject or any permit affecting the properties, assets or business of Stellar and the Stellar Subsidiaries, except where such violation, default or breach would not result in a Material Adverse Effect; or (d) except with respect to the Stellar Warrants, result in the creation or imposition of any Encumbrance on the Stellar Shares or on the Stellar Group’s assets.

5.4              CAPITALIZATION, OPTIONS OR WARRANTS.

Schedule 5.4 sets out the duly authorized, issued and outstanding share capitalization of the Stellar Group as of the date hereof. Stellar has not issued any common shares since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement other than the Parties hereto. Except as set out in Schedule 5.4 hereto, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any common shares or the capital share of any member of the Stellar Group, or contracts, commitments, understandings or arrangements by which Stellar or any Stellar Subsidiary is or may become bound to issue additional common shares or share capital. Schedule 5.4 sets forth the number of issued and outstanding Stellar Warrants. Except as set out on Schedule 5.4 hereto, the issuance and sale of the Stellar Shares to the Shareholders as contemplated herein will not obligate Stellar or any Stellar Subsidiary to issue common shares or other securities to any Person (other than the Shareholders and Edesa Option Holders) and will not result in a right of any holder of Stellar securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth on Schedule 5.5 hereto, there are no outstanding securities or instruments of Stellar or any Stellar Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Stellar or any Stellar Subsidiary is or may become bound to redeem a security of Stellar or such Stellar Subsidiary. Stellar does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding shares of Stellar Group are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to Stellar’s share capital to which Stellar is a party or, to the Knowledge of Stellar, between or among any of Stellar’s shareholders.

Stellar has good and marketable title to the issued and outstanding shares in the capital of each Stellar Subsidiary, free and clear of all Encumbrances. Other than the ownership of the Stellar Subsidiaries and securities of Neostell SAS, no member of the Stellar Group owns any shares in or securities of any other body corporate. Except for the securities of Neostell SAS, no member of the Stellar Group is, nor has any member of the Stellar Group agreed to become, a partner, member, owner, proprietor or equity investor of or in any partnership, joint venture, co-tenancy or other similar jointly-owned business undertaking. Other than the securities of Neostell SAS, no member of the Stellar Group has any other investment interest in any business owned or controlled by any third party.

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5.5              SEC REPORTS; FINANCIAL STATEMENTS. All of the SEC Reports and other filings required to be filed by Stellar have been filed with the SEC for the periods indicated in the definition of SEC Reports, and as of the date filed, each of the SEC Reports were true, accurate and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. Stellar has not been an issuer subject to Rule 144(i) under the Securities Act during the past three years. The financial statements of Stellar included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements are subject to normal year-end audit adjustments and may not contain all footnotes required by GAAP. Such financial statements are based on the books and records of Stellar and the Stellar Subsidiaries, and fairly present in all material respects the consolidated financial position of Stellar and the Stellar Subsidiaries as of the respective dates they were prepared and the results of the operations of Stellar and the Stellar Subsidiaries for the periods indicated, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.6              NO UNDISCLOSED LIABILITIES. The Stellar Group has no Liabilities, except (a) those which are adequately reflected or reserved in the financial statements of Stellar included in the SEC Reports, (b) those which have been incurred in the Ordinary Course of Business consistent with past practice since December 31, 2018 or listed on Schedule 5.6, and (c) Liabilities of the nature that are not required to be reflected in, disclosed on, reserved against or otherwise described on, a balance sheet (or notes thereto) prepared in accordance with GAAP, none of which are material, individually or in the aggregate.

5.7              CONSENTS, FILINGS AND APPROVALS. Stellar is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Stellar of this Agreement, other than: (i) the filing and clearance of a proxy statement (the “Proxy Statement”) on Schedule 14A with the SEC relating to approval by a majority of the outstanding Stellar Shares voting in person or by proxy of the issuance of the Stellar Shares to the Shareholders and the Meeting Matters (collectively, the “Shareholder Approval”); (ii) the Shareholder Approval; (ii) the application to and approval of NASDAQ of the issuance of the Stellar Shares and listing of such Stellar Shares for trading thereon in the time and manner required thereby; and (iv) such consents, waivers and authorizations that shall be obtained prior to Closing which are listed on Schedule 5.7 (collectively, the “Required Approvals”).

5.8              ISSUANCE OF STELLAR SHARES; RESTRICTIONS ON TRANSFER. Subject to receipt of the Shareholder Approval, the Stellar Shares will have been duly authorized as of the Closing and, when issued to the Shareholders in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances. Such Stellar Shares have not been registered with or approved by the SEC or any applicable state or foreign authority and are being issued to the Shareholders in reliance upon available exemptions from such registration requirements. The Stellar Shares, when issued, as contemplated herein, will be subject to restrictions on transfer in accordance with the rules and regulations of the SEC and other state and foreign securities regulators, and may not be transferred, sold or assigned except pursuant to an effective registration statement or in reliance upon an available exemption from the applicable registration requirements.

5.9              TAXES.

(a)               Each member of the Stellar Group has filed all material national, provincial, and local income Tax returns (collectively the “Stellar Tax Returns”) required to be filed from inception to the date hereof and all material Taxes have been paid when due. None of the Stellar Tax Returns have been audited by any Governmental Authority in Canada or any province or locality therein or in any other jurisdiction. Each of the Stellar Tax Returns reflect the Taxes due for the period covered thereby, except for amounts which in the aggregate are immaterial.

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(b)               Each member of the Stellar Group has timely and fully paid all material amounts of Taxes due and owed (whether or not shown on any Stellar Tax Returns. Stellar does not owe any material unpaid national, provincial, county, local, or other Taxes (including any deficiencies, interest, or penalties), except for Taxes accrued but not yet due and payable, for which Stellar or any Stellar Subsidiary may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)               Each member of the Stellar Group is currently, and has been at all times since formation, treated as a corporation for income tax purposes in the relevant jurisdictions.

(d)               Each member of the Stellar Group has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, owner or other party, and complied with all material backup withholding and material information reporting provisions of applicable Law.

(e)               There are no Encumbrances for material Taxes upon the assets of any of Stellar and the Stellar Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in consolidated financial statements forming part of the SEC Reports.

(f)                No claim (which remains unresolved) has been made in writing by any Tax authority in a jurisdiction where any member of the Stellar Group does not file Tax Returns that a member of the Stellar Group is subject to material Tax in such jurisdiction.

(g)               Except as set forth on Schedule 5.9(g), no extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes by any member of the Stellar Group, other than extensions for periods for which Taxes have now been paid.

(h)               There are no written Tax deficiencies outstanding, proposed or assessed against any member of the Stellar Group and no member of the Stellar Group has executed any agreements waiving the statute of limitations on or extending the period for the assessment or collection of any Tax, in each case, which have not since expired.

(i)                 No audit or other examination of any Tax Return of any member of the Stellar Group by any Governmental Authority is presently in progress, nor has any member of the Stellar Group been notified in writing of any request for such an audit or other examination.

(j)                 Each member of the Stellar Group has provided or otherwise made available to Edesa correct and complete copies of all national, provincial, federal, state, local and foreign income, franchise and similar Tax Returns for taxable periods beginning on or after fiscal year 2018, examination reports, and statements of deficiencies assessed against, or agreed to by it.

(k)               No member of the Stellar Group has requested, is not the subject of, and is not bound by any private letter ruling, technical advice memorandum or similar ruling or memorandum with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(l)                 No member of the Stellar Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in or improper use of any method of accounting for a taxable period ending on or prior to the Closing Date under Sections 481(c) or 263A of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law); (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law); (iii) any installment sale or open transaction made on or prior to the Closing Date; (iv) any prepaid amount received on or prior to the Closing Date; (v) intercompany transaction, excess loss account or dual consolidated loss described in the Treasury Regulations under Section 1502 or Section 1503 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law) existing on the Closing Date; or (vi) an election under Section 108(i) of the Code.

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(m)             Each member of the Stellar Group has in its possession or control such material records, invoices and other information in relation to Tax as is required by applicable Law. Each member of the Stellar Group is in compliance in all material respects with applicable transfer pricing Laws.

(n)               No member of the Stellar Group has (i) ever been a member of an affiliated, consolidated, combined, unitary or similar group filing a consolidated Tax Return, (ii) ever been a party to any Tax sharing, Tax indemnification, Tax allocation agreement, or similar agreement (other than pursuant to Contracts entered into in the Ordinary Course of Business the primary purpose of which is not related to Taxes), and no member of the Stellar Group owes any amount under any such agreement or has any Liability to any Person as a result of, pertaining to or arising in connection with any such agreement, and (iii) to Stellar’s Knowledge, any material Liability for the Taxes of any Persons, including any arrangement for group or consortium relief or similar arrangement, as a transferee or successor, by contract, by operation of Law or otherwise.

(o)               No member of the Stellar Group is or has been a controlled foreign corporation as defined in Section 957(a) of the Code or a United States real property holding corporation as defined in Section 897 of the Code.

(p)               No member of the Stellar Group has (i) participated in any reportable transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of any Tax Law), or (ii) taken any reporting position on a Tax Return, which reporting position (A) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of any Tax law), and (B) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of any Tax Law). No member of the Stellar Group has participated in a “listed transaction” as defined in Section 6707A of the Code.

(q)               No member of the Stellar Group has been a distributing or a controlled corporation in a transaction governed by Section 355 and/or Section 361 of the Code.

(r)                No member of the Stellar Group is subject to Tax in any jurisdiction outside its jurisdiction of organization by virtue of (i) having a permanent establishment or other place of business or (ii) having a source of income in that jurisdiction.

Stellar acknowledges and agrees that it is relying solely upon its own analysis of the tax consequences to it and to Edesa upon completion of the transactions contemplated by this Agreement and is not relying upon Edesa or any of its officers, directors, attorneys or agents with respect thereto.

5.10          ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or on Schedule 5.10, since December 31, 2018,

(a)               there has not been:

(i)                 any change that would have a Material Adverse Effect in the business, operations, properties, assets, or financial condition of the Stellar Group;

(ii)              any damage, destruction, or loss to the Stellar Group (whether or not covered by insurance) that would have a Material Adverse Effect on the business, operations, properties, assets, or financial condition of the Stellar Group;

(iii)            any amendment of the charter, by-laws or other organizational documents of any member of the Stellar Group;

(iv)             any split, combination or reclassification of any shares of the capital stock any member of the Stellar Group;

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(v)               any issuance, sale or other disposition of any of capital stock or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of capital stock of any member of the Stellar Group, except upon exercise of any outstanding Stellar option or Stellar Warrants, or any of them;

(vi)             any declaration or payment of any dividends or distributions on or in respect of any of the capital stock, or redemption, purchase or acquisition of capital stock, of any member of the Stellar Group; or

(vii)          material change in any method of its accounting or accounting practice, except as required by GAAP or as disclosed in the notes to the financial statements of Stellar forming part of the SEC Reports.

(b)               No Stellar Group Company has:

(i)                 borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or Liability (absolute or contingent) not otherwise in the Ordinary Course of Business;

(ii)              paid any material obligation or Liability not otherwise in the Ordinary Course of Business (absolute or contingent) other than (A) current liabilities reflected in or shown on financial statements of Stellar forming part of the SEC Reports, (B) Current Liabilities incurred since December 31, 2018 in the Ordinary Course of Business, and (C) Transaction Costs;

(iii)            sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights other than in the Ordinary Course of Business (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $25,000), or canceled, or agreed to cancel, any debts of or claims against others (except debts or claims which in the aggregate are of a value of less than $25,000);

(iv)             made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the Ordinary Course of Business if such amendment or termination is material;

(v)               issued, delivered, or agreed to issue or deliver any shares of stock, bonds or other corporate debt securities, including debentures; or

(vi)             to Stellar’s Knowledge, become subject to any Law which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or financial condition of the Stellar Group.

5.11          TITLE AND RELATED MATTERS.

(a)               Except as set forth on Schedule 5.11, each member of the Stellar Group has a valid leasehold interest in all land use rights, inventory, interests in the buildings thereon, and assets, real and personal, which are reflected in financial statements of Stellar forming part of the SEC Reports (except properties, interests in properties, and assets sold or otherwise disposed of since December 31, 2018 in the Ordinary Course of Business or as contemplated by this Agreement), free and clear of all Encumbrances except:

(i)                 as such assets may be affected by applicable Laws;

(ii)              statutory liens, Encumbrances, or claims not yet delinquent;

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(iii)            such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(b)               Except as set forth on Schedule 5.11(b), the Stellar Group owns, free and clear of any Encumbrances or other restrictions or limitations of any nature whatsoever, any and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Stellar Group’s business.

5.12          LITIGATION. Except as set forth on Schedule 5.12, there are no Actions pending or, to Stellar’s Knowledge, threatened in writing by or against any member of the Stellar Group or affecting any member of the Stellar Group, or their properties, at law or in equity, before any Governmental Authority, domestic or foreign, or before any arbitrator of any kind, including, but not limited to any Action that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Stellar’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting any member of the Stellar Group or any of their property or assets.

5.13          CONTRACTS.

(a)               Attached hereto as Schedule 5.13(a) is a list of all contracts, agreements, license agreements, or other commitments in excess of $25,000 to which Stellar is a party or by which it or any of its assets, products, technology, or properties are bound (the “Stellar Contracts”).

(b)               Each of the Stellar Contracts is valid and binding on the relevant member of the Stellar Group, enforceable in accordance with its terms and is in full force and effect. No member of the Stellar Group or, to Stellar’s Knowledge, any other party thereto, is in breach of or default under (or, to Stellar’s Knowledge, is alleged to be in breach of or default under), or, except as set out on Schedule 5.13(b), has provided or received any notice of any intention to terminate, any Stellar Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Stellar Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Stellar Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been provided or made available to Edesa. As of the date of this Agreement, there exists no actual, or to Stellar’s Knowledge threatened, termination, cancellation, or material limitation of, or any material amendment, material modification or material change to, any Stellar Contract, other than as contemplated under the terms of this Agreement;

(c)               Schedule 5.13(c) set out each Stellar Contract pursuant to which it is obligated or has any Liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset with respect to the use thereof, in connection with the conduct of its business or otherwise.

5.14          COMPLIANCE WITH LAWS. The Stellar Group (i) has complied with all applicable Laws of any national, provincial, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not have a Material Adverse Effect on the business, operations, properties, assets, or financial condition of the Stellar Group, (ii) is not in any default on its part with respect to any Governmental Order, and management has no Knowledge of any circumstances which, after reasonable investigation, would result in the discovery of such a default, and (iii) has not received written notice since December 31, 2018 of any conditions which may reasonably be expected to materially interfere with or adversely affect their compliance with any Laws.

5.15          INTELLECTUAL PROPERTY.

(a)               Schedule 5.15(a) contains a true and accurate list of all (i) Intellectual Property registered by or in the name of the Stellar Group (“Stellar IP Registrations”) and includes (1) the type of intellectual property being licensed or conveyed to the Stellar Group; (2) the application or registration details

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including serial number, filing date, grant or registration number, grant or registration date, current status and next action due with current deadline; (ii) all unregistered trademarks owned by the Stellar Group; (iii) all proprietary Software owned by the Stellar Group, and (iv) all other Intellectual Property owned by the Stellar Group (including a non-confidential description provided for any Trade Secrets) material to the conduct of its current business or operations (items (i) – iv) collectively “Stellar Intellectual Property”). Such member of Stellar Group is the sole and exclusive legal, beneficial and, as applicable, record owner of all right, title and interest in and to Stellar IP Registrations set out in Schedule 5.15(a), and has the valid right to use the Stellar Licensed Intellectual Property and all other Intellectual Property used in or necessary for the conduct of its current business or operations, in each case, free and clear of Encumbrances. All required filings and fees related to the Stellar IP Registrations have been timely filed with and paid to the relevant governmental authorities and authorized registrars, and all Stellar IP Registrations are otherwise in good standing.

(b)               To Stellar’s Knowledge, the Stellar Group’s rights in the Stellar Intellectual Property are valid, subsisting and enforceable. The Stellar Group has taken reasonable steps to maintain the Stellar Intellectual Property and to protect and preserve the confidentiality of all Trade Secrets included therein. All Persons, including each current and past employee, officer or consultant who have participated in or contributed to the creation, modification, or development of material Stellar Intellectual Property Rights for or on behalf of the Stellar Group or under the direction or supervision of the Stellar Group (including any Intellectual Property set forth or required to be set forth on Schedule 5.15(a)) have executed and delivered to the Stellar Group a written agreement (i) providing for the nondisclosure by such Person of any confidential information and Trade Secrets, both during and after the term of employment or contract with the Stellar Group, (ii) providing for the present assignment by such Person to the Stellar Group of all right, title, and interest in and to all Intellectual Property rights arising out of such Person’s employment by, engagement by, or contract with the Stellar Group and (iii) requiring such Person to cooperate with the Stellar Group in asserting and maintaining the Stellar Group’s rights in and to such Intellectual Property rights.

(c)               To Stellar’s Knowledge, no member of the Stellar Group has infringed, misappropriated, diluted or otherwise violated the Intellectual Property or other rights of any Person. To Stellar’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Stellar Intellectual Property or Stellar Licensed Intellectual Property.

(d)               To Stellar’s Knowledge, there are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by any member of the Stellar Group; or (ii) challenging the validity, enforceability, registrability or ownership of any Stellar Intellectual Property or any member of the Stellar Group’s rights with respect to any Stellar Intellectual Property or Stellar Licensed Intellectual Property. No member of the Stellar Group is subject to any outstanding or, to Stellar’s Knowledge, prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any of the Stellar Intellectual Property. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of any member of the Stellar Group’s right to own or use any Stellar Intellectual Property or any Stellar Licensed Intellectual Property.

(e)               As of the date of this Agreement, and except as would not have a Material Adverse Effect on the Stellar Group, no member of the Stellar Group has experienced any incident in which personal information or other sensitive data was stolen or improperly accessed including any unauthorized access or breach of security with respect to personal information or other sensitive data.

(f)                Each member of the Stellar Group has taken commercially reasonable actions and follows commercially reasonable practices to maintain, protect and enforce the Stellar Intellectual Property and the Stellar Licensed Intellectual Property, including the secrecy, confidentiality and value of its Trade Secrets and other confidential information.

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(g)               Schedule 5.15(g) accurately identifies in all material respects: (i) each Contract pursuant to which any Stellar Licensed Intellectual Property is licensed, or otherwise conveyed or provided to a member of the Stellar Group (other than (A) agreements between such member of the Stellar Group and its employees and consultants with respect to the ownership of any Stellar Intellectual Property by a member of the Stellar Group and (B) non-exclusive licenses to commercially available third-party software costing less than $25,000) and includes (1) the type of intellectual property being licensed or conveyed to a member of the Stellar Group; (2) the application or registration details including serial number, filing date, grant or registration number, grant or registration date, current status and next action due with current deadline;; and (ii) each Contract pursuant to which any Person is currently granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Stellar Intellectual Property, other than consumer agreements or service agreements on standard form(s), (i) and (ii) collectively “Stellar IP Agreements”). Stellar has provided Edesa with true and complete copies (or in the case of any oral agreements, a true, correct and complete written description) of all such Stellar IP Agreements (other than those which consist solely of “shrink wrap”, non-customized third-party software and similar commercially available end-user licenses), including all modifications, amendments and supplements thereto and waivers thereunder. Each Stellar IP Agreement is valid and binding on Stellar in accordance with its terms and is in full force and effect. Neither Stellar nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Stellar IP Agreement.

(h)               The Software owned by the Stellar Group constitutes all the Software necessary to conduct the business as currently conducted by the Stellar Group and as currently contemplated to be conducted in the future. No Software owned by the Stellar Group contains or is derived from open source, shareware, freeware, “copyleft” or similar software. The Stellar Group has implemented reasonable backup and disaster recovery arrangements to ensure the continued operation of its business in the event of a disaster or business interruption. The hardware, software, network and telecommunications equipment and internet-related information technology infrastructure owned or leased by the Stellar Group (i) are in good repair and operating condition, subject to ordinary wear and tear, and are adequate and suitable for the purposes for which they are being used or held for use, (ii) conform in material respects with their related documentation and (iii) does not contain any virus or malicious code that would reasonably be expected to interfere with the ability of any member of the Stellar Group to conduct its business.

5.16          ENVIRONMENTAL MATTERS.

(a)               Each member of the Stellar Group is currently and has been in compliance in all material respects with all Environmental Laws and has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. To the Knowledge of Stellar, it is not under investigation or inquiry by any Governmental Authority in relation to any breach of Environmental Law or the failure to comply with the terms and conditions of any authorization required by Environmental Law.

(b)               Each member of the Stellar Group has obtained and is in material compliance with all Environmental Permits necessary for the conduct of its business. No real property currently or formerly owned, operated or leased by any member of the Stellar Group is listed on, or has been proposed for listing on, the National Priorities List in the United States or any similar national or provincial list in Canada.

(c)               There has been no release of Hazardous Materials by any member of the Stellar Group or their respective agents in contravention of Environmental Law with respect to their business or assets or any real property currently or formerly owned, operated or leased by them, and no member of the Stellar Group has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with its business (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by any member of the Stellar Group.

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5.17          EMPLOYEE BENEFIT MATTERS. Schedule 5.17 contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by any member of the Stellar Group for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of any member of the Stellar Group or any spouse or dependent of such individual, or under which any member of the Stellar Group or any ERISA Affiliate has or may have any Liability, or with respect to which any member of the Stellar Group or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (in this Section, each, a “Benefit Plan”). Each Benefit Plan is in compliance in all material respects with its terms and with ERISA, the Code and other applicable Law. All material premiums, material contributions, or material other payments required to have been made by law or under the terms of any Benefit Plan or any contract or agreement relating thereto as of the Closing Date have been timely made, and all material reports, material returns and similar material documents required to be filed with any governmental agency or distributed to any plan participant with respect to any Benefit Plan have been duly and timely filed or distributed. Except as set forth on Schedule 5.17, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or in combination with another event) (i) increase any material benefits otherwise payable under any Benefit Plan or (ii) result in the acceleration of the time of payment or vesting of any material compensation or benefits from any member of the Stellar Group to any current or former member, director, employee or independent contractor.

5.18          EMPLOYMENT MATTERS.

(a)               No member of the Stellar Group has never been a party to, bound by, or negotiated any collective bargaining agreement or other Contract with a union, works council or labor organization.

(b)               Each member of the Stellar Group is and has been in compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance, except to the extent that noncompliance would not have a Material Adverse Effect on the business, operations, properties, assets, or financial condition of the Stellar Group.

5.19          REGULATORY MATTERS. As to each product subject to the jurisdiction of the FDA that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by Stellar or any of the Stellar Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by Stellar in compliance with all applicable requirements promulgated by the FDA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to Stellar’s Knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against Stellar or any of the Stellar Subsidiaries, and none of them has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by Stellar or any of the Subsidiaries, (iv) enjoins production at any facility of Stellar or any of the Stellar Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with Stellar or any of the Stellar Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by Stellar or any of the Stellar Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of Stellar and the Stellar Subsidiaries have been and are being conducted in all

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material respects in accordance with all applicable laws, rules and regulations of the FDA. Stellar has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by Stellar nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by Stellar.

5.20          LICENSES AND PERMITS. Each member of the Stellar Group possesses all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate Governmental Authority, including the Regulatory Agencies (collectively, the “Stellar Permits”), other than such certificates, authorizations, consents, approvals, orders, licenses and permits, the lack of which would not individually or in the aggregate have a Material Adverse Effect on the Stellar Group. All of the Stellar Permits are valid and in full force and effect, except where the invalidity of such Stellar Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect on the Stellar Group or the transactions contemplated hereunder. There is no pending or, to Stellar’s knowledge, threatened Action that, individually or in the aggregate, would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Stellar Permit which revocation, modification, termination, suspension or other impairment would have a Material Adverse Effect.

5.21          INSURANCE. Schedule 5.21 sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by each member of the Stellar Group and relating to the conduct of its business (collectively, the “Stellar Insurance Policies”), true and complete copies of which have been made available to Edesa. Such Stellar Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the Share Exchange. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. To the Knowledge of Stellar, there are no circumstances which would reasonably be expected to lead to the insurers avoiding any material Liability under any of the Insurance Policies. Since September 30, 2016, no member of the Stellar Group has received any written notice regarding (i) the cancellation or invalidation of any of the existing Insurance Policies or (ii) any refusal of coverage under or any rejection of any material claim under, any such Insurance Policies.

5.22          APPROVAL OF AGREEMENT. The board of directors of Stellar has authorized the execution, delivery and performance of this Agreement by Stellar and the transactions contemplated in this Agreement.

5.23          MATERIAL TRANSACTIONS OR AFFILIATIONS. Set forth on Schedule 5.23, is a brief description or summary of every material contract, agreement, or arrangement between any member of the Stellar Group, and any predecessor and any Person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by the Stellar to own beneficially, 10% or more of the issued and outstanding common shares of Stellar, on a fully diluted basis, and which is to be performed in whole or in part after the date hereof or which was entered into not more than three years prior to the date hereof. In each such transaction, the amount paid or received, whether in cash, in services, or in kind, is, had been during the full term thereof, and is required to be paid during the unexpired portion of the term thereof, no less favorable to a member of the Stellar Group than terms available from otherwise unrelated parties in arm’s length transactions. Except as set forth on Schedule 5.23, no officer, director, or 10% shareholder of Stellar has any material interest, direct or indirect, in any material transaction with Stellar Group. There are no written commitments by any member of the Stellar Group to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

5.24          FOREIGN CORRUPT PRACTICES. No member of the Stellar Group nor, to Stellar’s Knowledge, any agent or other Person acting on behalf of any Stellar Group Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by any Stellar Group Company (or made by any person acting on its behalf of which Stellar is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the CFPOA or the FCPA.

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5.25          OFFICE OF FOREIGN ASSETS CONTROL. No Stellar Group Company nor, to Stellar’s Knowledge, any of its directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by OFAC or any comparable authority in Canada.

5.26          MONEY LAUNDERING. The operations of each Stellar Group Company are and have been conducted at all times in compliance with applicable Money Laundering Laws, and no Action by or before any Governmental Authority involving any Stellar Group Company with respect to the Money Laundering Laws is pending or, to the Knowledge of Stellar, threatened.

5.27          SARBANES-OXLEY; Internal Accounting Controls. Stellar and the Stellar Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by SEC thereunder that are effective as of the date hereof and as of the Closing Date. Stellar and the Stellar Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Stellar and the Stellar Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and have designed such disclosure controls and procedures to ensure that information required to be disclosed by in the reports Stellar files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in SEC’s rules and forms. Stellar’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of Stellar and the Stellar Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Stellar presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of Stellar and Stellar Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Stellar.

5.28          INVESTMENT COMPANY. No Stellar Group Company is, and is not an Affiliate of, and immediately after consummation of the transactions contemplated by this Agreement, will not be or be an Affiliate of, an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

5.29          REGISTRATION RIGHTS. No Person has any right to cause Stellar or any Stellar Subsidiary to effect the registration under the Securities Act of any of its respective securities.

5.30          LISTING AND MAINTENANCE REQUIREMENTS. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Stellar has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has Stellar received any notification that the SEC is contemplating terminating such registration. The Common Shares are listed on NASDAQ for trading under the symbol “SBOT.” Except as set forth on Schedule 5.31, Stellar has not, in the 12 months preceding the date hereof, received notice from NASDAQ on which the Common Shares are or have been listed or quoted to the effect that Stellar is not in compliance with the listing or maintenance requirements of such trading market. Stellar is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and Stellar is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. Subject to receipt of the Required Approvals, the issuance and sale of the Stellar Shares to the Shareholders, as contemplated hereunder, does not contravene the rules and regulations of the NASDAQ.

5.31          CANADIAN SECURITIES FILINGS. Stellar is a “reporting issuer” as the term is defined under applicable Canadian securities Laws in each of the Provinces of British Columbia and Alberta and is not in default of the requirements of such Laws. Stellar has timely filed with the British Columbia and Alberta Securities Commission

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(the “Commissions”) all registration statements, prospectuses, management information circulars or proxy statements, reports including material change reports and business acquisition reports, schedules, forms including annual information forms, statements including audited, interim and pro forma financial statements and related management’s discussion and analysis of financial conditions and results of operations, and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the Commissions since October 1, 2017 (the “Canadian Filings”). True, correct, and complete copies of all the Canadian Filings are publicly available on SEDAR. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Canadian Filings complied in all material respects with all applicable Laws, the requirements of the rules and regulations of the Commissions and rules and policies of NASDAQ applicable to such Canadian Filings. Stellar has not made, and does not have, any confidential filings with the Commissions. None of the Canadian Filings, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact (a defined under Canadian securities Laws) or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has been no change in any material fact or a material change (as such term is defined under Canadian securities Laws) in any of the information contained in the Canadian Filings, except for changes in material facts or material changes that are reflected in a subsequently filed document included in the Canadian Filings. None of the Canadian Filings is the subject of ongoing review or outstanding investigation by the Commissions or NASDAQ and there are no outstanding or unresolved comments received from the Commissions or NASDAQ with respect to any of the Stellar Filings. None of the Stellar Subsidiaries is required to file or furnish any forms, reports, or other documents with the Commissions or the Exchange. None of the directors or officers of Stellar have received any objection from the Commissions or NASDAQ in respect of their serving in the capacities as directors or officers of any reporting issuer in any jurisdiction.

5.32          DISCLOSURE. The information set forth in this Agreement and in the Stellar Disclosure Schedules and exhibits attached hereto and incorporated herein by reference are complete and accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. The information regarding the Stellar Group supplied or to be supplied by or on behalf of Stellar for inclusion or incorporation by reference in any filing with the SEC required to be made by Stellar in connection with this Agreement and the transactions contemplated hereby, including but not limited to filings on Form 8-K and Schedule 14A (the Proxy Statement) will, at the time of such filing (and in the case of the Proxy Statement (and any amendment or supplement thereto) at the time it is first mailed to the Stellar shareholders, or at the time of the Stellar Shareholders’ Meeting (or any adjournment or postponement thereof)), not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties contained in this Section 5.33 will not apply to statements or omissions included in any such filings with the SEC (and, in each case, any amendment or supplement thereto) based upon information regarding Edesa supplied to Stellar in writing by Edesa for use therein.

5.33          ACCOUNTANTS. Moss Adams LLP is Stellar’s independent registered public accounting firm. To the Knowledge of Stellar, such accounting firm is a registered public accounting firm as required by the Exchange Act.

5.34          BROKERS. Other than amounts payable to H.C. Wainwright & Co. and Cassel Salpeter & Co., LLC, Stellar has not employed any investment banker, financial advisor, broker or finder, nor has it nor will it incur directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Stellar Exchange Documents.

5.35          OPINION OF FINANCIAL ADVISOR TO STELLAR. Stellar’s Board of Directors has received the opinion of Cassel Salpeter & Co., LLC to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Base Ratio in the Share Exchange pursuant to this Agreement is fair, from a financial point of view, to Stellar. Stellar agrees to provide to Edesa and the Shareholders a true and complete copy of the

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fairness opinion for informational purposes only promptly after the date of this Agreement; provided, however, that such copy may not be distributed by Edesa or any Shareholder to any other Person and may not be disclosed or disseminated to the public, in either case without the prior written consent of Stellar.

Article VI
PRE-CLOSING COVENANTS

6.1              ACCESS TO PROPERTIES AND RECORDS. Stellar and Edesa will each afford to the officers and authorized Representatives of the other full access during regular business hours to the properties, books, and records of Stellar, the Stellar Subsidiaries, or Edesa, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Stellar, the Stellar Subsidiaries, or Edesa, as the case may be, as the other shall from time to time reasonably request and which is in the possession of or reasonably accessible to the Corporate Party that is the subject of the request.

6.2              CONDUCT OF BUSINESS. Except as (i) disclosed in Schedule 6.2 or as otherwise expressly permitted or required under or by this Agreement, (ii) required by the Edesa Financing or reasonably necessary to complete the Edesa Financing; (iii) consented to by Stellar or Edesa, as the case may be, in writing (which consent shall not be unreasonably conditioned, withheld or delayed) or (iv) required by any Law, each of Stellar and Edesa agree, severally and not jointly, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the ”Interim Period”), to, (x) use its commercially reasonable efforts to conduct its respective business in the Ordinary Course of Business in a manner consistent with past practice in all material respects, (y) prepare, in the Ordinary Course of Business (except as otherwise required by applicable Law), and timely file all material Tax Returns (taking into account all valid extensions) required to be filed by it on or before the Closing Date and fully and timely pay all Taxes due and payable in respect of such Tax Returns that are so filed (other than Taxes being contested in good faith through appropriate proceedings) and (z) use its respective commercially reasonable efforts to preserve, in all material respects, consistent with past practices, its business organizations and goodwill intact, including the material assets and properties of the business and relations with customers, suppliers, licensors, licensees and distributors having material commercial or business dealings with it (it being understood that such efforts will not include any requirement or obligation to pay any consideration not otherwise required to be paid by the terms of an existing Contract or grant any financial accommodation or other benefit not otherwise required to be made by the terms of an existing Contract). Without limiting the generality of the foregoing, except as contemplated by this Agreement, Stellar shall not, and shall ensure that none of the Stellar Subsidiaries:

(a)               buy, acquire, transfer, lease, license, sell or otherwise dispose of any of its assets, or permit any Encumbrance to attach to or affect any of its assets;

(b)               fail to maintain all of its consents, permits or authorizations in full force and effect, except to the extent that the failure to do so would not have a Material Adverse Effect;

(c)               make any general or specific increase in the remuneration of the employees, officers, directors, contractors and service agents of Stellar or any Stellar Subsidiary, or grants to them any additional benefits;

(d)               implement any employee benefit plan without the prior written consent of Edesa;

(e)               make any modification in its usual sales, accounting, management, collection or credit granting practices; or

(f)                make or rescind any express or deemed election or designation relating to Taxes of Stellar or the Stellar Subsidiaries or refile any Tax Return, unless the prior written consent to do so is received from Edesa, such consent not to be unreasonably withheld or delayed.

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6.3              PREPARATION OF SEC DOCUMENTS.

(a)               Promptly after the date of this Agreement, Stellar shall prepare and file with the SEC a proxy statement on Schedule 14A under the Exchange Act (as the same is amended or supplemented in both its preliminary and definitive forms from time to time, the “Proxy Statement”), to be made available electronically or otherwise mailed in its definitive form(s) to the Stellar shareholders in connection with the Stellar Shareholders’ Meeting, as may be permitted by the rules and regulations promulgated under the Exchange Act as in effect from time to time. The Proxy Statement shall comply in all material respects with the rules and regulations promulgated by the SEC. Edesa shall cooperate with Stellar in the preparation of the Proxy Statement to provide such information as may be reasonably required to so comply with SEC rules and regulations, including the provision of the Edesa Financial Statements (except the Edesa Interim Financial Statements) to Stellar no later than the date of this Agreement. The Edesa Financial Statements shall (A) have been prepared in accordance with the books of account and records of Edesa; (B) fairly present Edesa’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (C) have been prepared in accordance with GAAP consistently applied with prior periods. The Proxy Statement shall include (1) the Stellar Board Recommendation, and (2) a summary and a copy of the opinion of Cassel Salpeter & Co., Stellar’s financial advisor, to the effect that, as of the date of such opinion, the Share Exchange is fair, from a financial point of view, to Stellar. Stellar shall have received all other financial information of Edesa as required under the provisions of this Agreement on a timely basis, including any unaudited interim financial statements, as may be required to comply with SEC rules and regulations. Edesa shall cooperate with Stellar in providing such information as may be requested by Stellar to respond timely and fully to any comments from the SEC on the preliminary Proxy Statement received by Stellar. As promptly as practicable after the Proxy Statement shall have become finalized in its definitive form, Stellar shall use its reasonable commercial efforts to cause the Proxy Statement to be made available electronically or otherwise distributed to its shareholders in accordance with Stellar’s governing documents and applicable Law. No filing of, or amendment or supplement to, the Proxy Statement will be made (in each case including documents incorporated by reference therein) by Stellar without providing Edesa with a reasonable opportunity to review and comment thereon and Stellar shall give reasonable and good faith consideration to any comments made by Edesa and its legal advisors.

(b)               If at any time prior to the Closing any information relating to Stellar or any of the Stellar Subsidiaries, directors or officers, should be discovered by Stellar which should be set forth in an amendment or supplement to the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, Stellar shall promptly notify Edesa and an appropriate amendment or supplement, in form and substance reasonably acceptable to Edesa, describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Stellar shareholders.

(c)               All of the fees, costs and expenses incurred or payable to any other Person (other than accounting, audit, and legal fees and expenses of any Party, which shall be subject to Section 11.3) in connection with the preparation and filing of the Proxy Statement, including all of the fees, costs and expenses of the financial printer and other Persons for the printing and mailing of the Proxy Statement, as applicable, shall constitute Transaction Costs.

6.4              DIRECTOR’S AND OFFICER’S QUESTIONNAIRES. Promptly after the execution of this Agreement, Edesa shall cause each of its executive officers and directors to complete and sign a director’s and officer’s questionnaire in such form and substance as provided by Stellar and its counsel, containing such information as shall be required under the Securities Act and the Exchange Act for reporting by Stellar of the transactions contemplated hereby in the Proxy Statement and on Form 8-K, in each case to be filed with the SEC.

6.5              STELLAR SHAREHOLDERS’ MEETING. As soon as practicable after the effective date of this Agreement, Stellar shall duly in accordance with its articles and applicable Law and the rules of NASDAQ call, give notice of, convene and hold a meeting of Stellar shareholders, at which a quorum is present, for the purpose of approving: (i) the issuance of the Stellar Shares to the Shareholders as contemplated herein, as required by the rules of the NASDAQ, and (ii) such other matters (collectively, the “Meeting Matters”) as Stellar shall deem necessary

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and appropriate (the “Stellar Shareholders’ Meeting”). Stellar or its agents shall solicit proxies in favor of the approval of the Meeting Matters and against any resolution submitted by any Person that is inconsistent with the approval of the Meeting Matters or the completion of the Share Exchange, shall cause the board of directors to recommend to holders of the Common Shares that they vote in favor of approving the Meeting Matters, and Stellar shall take all other commercially reasonable action necessary or desirable, and use its commercially reasonable efforts, to secure the approval of the Share Exchange and the approval of the Meeting Matters by the requisite vote of the Stellar shareholders. Stellar shall give notice to Edesa of the Stellar Shareholders’ Meeting and allow Edesa and its Representatives and legal counsel to attend the Stellar Shareholders’ Meeting solely as non-participant observers unless any such Person is a Stellar shareholder. Stellar shall periodically provide Edesa with progress reports as received by Stellar from its agents as to the aggregate tally of the proxies received from the Stellar shareholders. Stellar shall not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation), or fail to call the Stellar Shareholders’ Meeting without Edesa’s prior written consent (such consent not to be unreasonably withheld or delayed), except as required for quorum purposes (in which case the Stellar Shareholders’ Meeting shall be adjourned for no more than thirty (30) calendar days (except as otherwise may be required in accordance with applicable Law) and not cancelled) or by applicable Law or by a Governmental Authority. Stellar shall promptly advise Edesa of any material communication (written or oral) received by Stellar from any securities regulatory authority, stock exchange or any other Governmental Authority in connection with the Stellar Shareholders’ Meeting.

6.6              STELLAR BOARD RECOMMENDATION. Subject to Section 6.7: (i) the board of directors of Stellar will recommend that Stellar shareholders vote their Common Shares in favor of approving the Meeting Matters ( the “Stellar Board Recommendation”); (ii) the Stellar Board Recommendation will not be withdrawn or modified, and no resolution by the board of directors of Stellar or any committee thereof to withdraw or modify the Stellar Board Recommendation will be adopted or publicly proposed by Stellar Group; (iii) the board of directors of Stellar will not fail to reaffirm or republish the Stellar Board Recommendation within three (3) Business Days of being reasonably requested by Edesa in writing to do so following any public announcement of the making, or receipt by or submission to Stellar of, an Acquisition Proposal not constituting a tender or exchange offer (which has not theretofore been publicly withdrawn); and (iv) the board of directors of Stellar will not, as of the earlier of: (a) expiration of the tenth (10th) Business Day next following the “commencement” (within the meaning of Rule 14d-2 under the Exchange Act), and (b) the date prior to the Stellar Shareholder Meeting, fail to recommend against acceptance of, or take a neutral position with respect to, a tender or exchange offer related to an Acquisition Proposal in any position taken by Stellar pursuant to Rules 14d-9 and 14e-2 under the Exchange Act.

6.7              CHANGE IN STELLAR BOARD RECOMMENDATION. Notwithstanding anything to the contrary contained in Section 6.6, at any time prior to the Shareholder Approval, the Stellar Board Recommendation may be withdrawn or modified (a “Stellar Change in Recommendation”) if the board of directors of Stellar concludes in good faith, after consultation with Stellar’s outside legal counsel and financial advisors, that as a result of Stellar’s receipt of an Acquisition Proposal that was not the result of a breach of Section 6.11 and that the board of directors of Stellar has determined in good faith, after consultation with Stellar’s outside legal and financial advisors, constitutes a Superior Offer, a failure to make a Stellar Change in Recommendation is reasonably likely to be inconsistent with the fiduciary duties of the board of directors of Stellar under applicable Law; provided, however, that prior to Stellar taking any action permitted under this Section 6.7, Stellar shall provide Edesa and the Shareholders with four (4) Business Days’ prior written notice (the “Notice Period”) advising Edesa and the Shareholders that it intends to effect such withdrawal or modification to the Stellar Board Recommendation and specifying, in reasonable detail, the reasons therefor (including, the information required by Section 6.12), and during such Notice Period, (i) Stellar shall negotiate, and cause its Representatives to negotiate, with Edesa in good faith (to the extent Edesa notifies Stellar that it wishes to so negotiate) to enable Edesa to determine whether to propose in the form of a binding amendment to this Agreement revisions to the terms of this Agreement such that after taking into account such revisions, the Superior Offer no longer constitutes such, and (ii) Stellar shall consider in good faith any proposal by Edesa or the Shareholders to amend the terms and conditions of this Agreement in a manner that would make Edesa’s or the Shareholders’ modified proposal at least as favorable to Stellar and its shareholders as the Superior Offer; provided, however, that in the event of any amendment or modification to the terms of such Superior Offer which the board of directors of Stellar determines in good faith, after consultation with Stellar’s outside legal and financial advisors, makes it more favorable than the latest modified proposal by Edesa or the Shareholders, the notification provisions above shall again apply, except that the four (4) Business Days’ prior written notice requirement shall be reduced from four (4) to two (2) Business Days. If the board of directors of Stellar determines that, in accordance with clause (ii) of the immediately preceding sentence, Edesa’s or Shareholder’s modified proposal is at least as favorable

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to Stellar and its shareholders as the Superior Offer (after taking account any amendment or modification of the terms of the Superior Offer) then the board of directors of Stellar shall recommend such modified proposal to the shareholders of Stellar.

6.8              ADDITIONAL COVENANTS.

(a)               Until the earlier of the Closing Date and the date on which this Agreement has been terminated pursuant to Article X, each of the Parties hereby agrees that, except as permitted by this Agreement or as otherwise required by applicable Law, it shall not take any action that would interfere or be inconsistent with, or would materially delay, the completion of the Share Exchange.

(b)               Promptly upon execution of this Agreement, each of the Parties shall, and shall instruct its Representatives to, terminate any solicitation, encouragement, discussion or negotiation with or involving any Person not a Party to this Agreement (or their respective Representatives) relating to an Acquisition Proposal or an Acquisition Transaction.

(c)               At the reasonable written request of Edesa, Stellar shall include in the Proxy Statement a proposal for approval by its shareholders of an amendment to Stellar’s 2017 Incentive Compensation Plan providing for an increase in the number of authorized shares thereunder, in order to accommodate the combined entity structure post-Closing, such number of shares to be mutually agreed by Edesa and Stellar. For the avoidance of doubt, such proposal shall constitute a Meeting Matter and shall not be a constituent for the purposes of the Shareholder Approval.

6.9              LISTING OF ADDITIONAL SHARES. Stellar shall use its reasonable commercial efforts to cause the Stellar Shares to be issued to the Shareholders as contemplated herein to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

6.10          [RESERVED].

6.11          NO SOLICITATION. From and after the date hereof until the earlier of the Closing Date and the termination of this Agreement pursuant to Article X, except as otherwise provided in Section 6.7, each of Stellar and Edesa agree, severally and not jointly, that it shall not (and each shall cause its Affiliates to not), directly or indirectly: (a) solicit, initiate, encourage, or facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or otherwise solicit, initiate, encourage or facilitate any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) provide any non-public information to any Person in connection with an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (d) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry; or (e) enter into any letter of intent or similar document or any Contract contemplating or providing for any Acquisition Transaction or Acquisition Proposal. For purposes of this Section 6.11:

(a)               “Acquisition Inquiry” means an inquiry, indication of interest or request for information that could reasonably be expected to lead to an Acquisition Proposal.

(b)               “Acquisition Proposal” means any offer, proposal, inquiry or indication of interest relating to any Acquisition Transaction.

(c)               “Acquisition Transaction” means any transaction or series of transactions (other than the transactions contemplated by this Agreement) with any Person involving: (i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction; or (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of such Person.

6.12          ACQUISITION PROPOSALS. Stellar shall, as promptly as practicable and in any event within four (4) Business Days after receipt, notify Edesa of any Acquisition Proposal or Acquisition Inquiry received after the date hereof by Stellar or its Representatives from any Person (other than Edesa or its Representatives) or any

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amendments to the foregoing, and shall provide Edesa with a copy of or, in the case of any non-written Acquisition Proposal or Acquisition Inquiry, a summary in reasonable detail of (i) any notice from any Person informing it that such Person is considering making, or has made, an Acquisition Proposal or Acquisition Inquiry, and (ii) any Acquisition Proposal or Acquisition Inquiry (or any amendment thereto), in each case forthwith after it is received by Stellar or its Representatives.

6.13          ACCESS TO INFORMATION. If Stellar receives a written request (after the date hereof and prior to the Shareholder Approval) for non-public information relating to Stellar and/or any Stellar Subsidiary or for access to the books and records of Stellar and/or any Stellar Subsidiary or any of them in connection with a bona fide unsolicited written Acquisition Proposal from an arm’s length person not procured in contravention of Stellar’s obligations under Section 6.11 that the board of directors of Stellar determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Offer if consummated in accordance with its terms, then Stellar may, notwithstanding Section 6.11, but subject to compliance with Section 6.6, Section 6.7, Section 6.12 and this Section 6.13 and provided Stellar has entered into (and provided Edesa with a copy) of a confidentiality agreement with such Person on terms no less favorable to Stellar (including with respect to standstill restrictions) than those in the confidentiality agreement between Stellar and Edesa dated November 27, 2018:

(a)               provide such Person with access to such information and engage in discussions or negotiations with such Person; and

(b)               shall concurrently with the provision thereof to such Person provide Edesa with a list of and copies of the information and immediate access to the same information that Stellar provided to such Person (except that Stellar shall not be required to provide copies of or access to such information to the extent such information was already provided or made available to Edesa or its representatives).

6.14          CONTINUATION OF NASDAQ LISTING. Stellar and Edesa each agree from and after the date of this Agreement to use their reasonable commercial efforts to make such filings, provide such documents, and undertake such other actions as may be necessary to secure approval from NASDAQ for Edesa to succeed to Stellar’s listing on such stock market from and after the Closing Date, and each Corporate Party agrees to provide commercially reasonable co-operation and assistance to the other Corporate Party in connection therewith. Each of Edesa and Stellar acknowledge and agree that the maintenance of the NASDAQ listing post-Closing is a material consideration for the Parties’ entry into this Agreement, and further acknowledge and agree that there can be no assurance that the application to NASDAQ for continued listing will be approved on or prior to the Closing Date or at all.

6.15          THIRD PARTY CONSENTS AND CERTIFICATES. Stellar and Edesa agree, severally and not jointly, to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated, including those set forth on Schedule 6.15.

6.16          STANDSTILL. Edesa and the Shareholders agree, jointly and not severally, that until the earlier to occur of (i) the date of the termination of this Agreement pursuant to Article X, or (ii) the Closing Date, none of Edesa or the Shareholders will, without the prior written consent of Stellar:

(a)               acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of Stellar or the Stellar Subsidiaries, or of any successor to or person in control of Stellar, or any assets of Stellar, the Stellar Subsidiaries or any division thereof or of any such successor or controlling person;

(b)               make or in any way participate, directly or indirectly, in any “solicitation” or “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of Stellar;

(c)               make any public announcement with respect any extraordinary transaction involving Stellar or its securities or assets;

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(d)               form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing; or

(e)               otherwise act, alone or in concert with others, to seek to control the management, board of directors, or policies of Stellar.

6.17          ACTIONS PRIOR TO CLOSING.

(a)               From and after the date of this Agreement until the Closing Date and except as described in Schedule 6.17 or as otherwise permitted or contemplated by this Agreement, Stellar, on the one hand, and Edesa, on the other hand, shall (and Stellar shall cause the Stellar Subsidiaries to):

(i)                 carry on its business in substantially the same manner as it has heretofore;

(ii)              maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)            maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)             perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v)               use its reasonable best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi)             fully comply with and perform in all material respects all obligations and duties imposed on it by all Laws and Governmental Orders imposed by Governmental Authorities.

(b)               From and after the date of this Agreement until the Closing Date, neither Stellar nor the Stellar Subsidiaries, on the one hand, nor Edesa, on the other hand, will (and Stellar shall cause the Stellar Subsidiaries not to) except as described in Schedule 6.17 or as otherwise required by this Agreement (including pursuant to the Edesa Financing):

(i)                 amends its articles, by-laws, constating documents or other organizational documents;

(ii)              enter into or amend any material Contract or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any Contract or other instrument in the Ordinary Course of Business involving the sale of goods or services;

(iii)            in the case of Stellar, effect any share split, share dividend, reverse share split, consolidation, recapitalization, or similar change in the outstanding the Common Shares, without the prior written consent of Edesa (such consent not to be unreasonably withheld or delayed); or

(iv)             in the case of Stellar, issue or grant any shares or other securities (except upon the exercise of outstanding options or the Stellar Warrants), or any options, warrants, privileges or rights to acquire shares or other securities, or any right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise).

6.18          BOARD SEATS. Edesa shall provide Stellar on a timely basis with such information as Stellar may reasonably require for inclusion in Schedule 14A in connection with the composition of the board of directors of New Edesa following the Closing (the “New Board”). In connection therewith, Stellar shall take all actions reasonably necessary to set the number of directors on the New Board as of the Closing at seven (7), with four (4) members proposed by Edesa (the “Edesa Appointees”), one (1) proposed by Stellar (the “Stellar Appointee”), and two

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(2) “independent directors” as defined under NASDAQ corporate governance rules (the “Independent Appointees”); provided, however, that the number of independent directors may be increased as may be necessary to meet NASDAQ listing requirements; and provided further that at least one independent director shall meet the qualifications of an “audit committee financial expert” as defined in Rule 407(d)(5)(ii) and (iii) under Regulation S-K under the Exchange Act and the Securities Act. Stellar shall take all actions reasonably necessary to cause the New Board, immediately after the Closing, to consist of the Edesa Appointees, the Company Appointee and the Independent Appointees. Stellar shall deliver to Edesa written resignations (in form and substance acceptable to Edesa) (the “Resignations”), effective as of the Closing Date, of the executive management and directors of the Stellar Group, except for the directors who will remain as board members of the New Board (the “Remaining Members”) and such other executive managers and directors of the Stellar Group who have agreed to remain with New Edesa at the prior written request of Edesa, and shall deliver a consent resolution of the Remaining Members appointing the Edesa Appointees, the Company Appointee and the Independent Appointees, or such of them as are not Remaining Members, to fill the vacancies on the board of Stellar created by the Resignations.

6.19          SHAREHOLDERS’ REPRESENTATIVE.

(a)               Each of the Shareholders agrees that Dr. Pardeep Nijhawan is hereby designated as “Shareholders’ Representative” to represent each of the Shareholders for purposes of this Agreement, including prior to the Closing for the purposes set forth herein. All of the Shareholders agree that Dr. Pardeep Nijhawan may appoint a successor Shareholders’ Representative at any time, and that any such successor Shareholders’ Representative shall have all of the rights and obligations pertaining to the Shareholders’ Representative as set forth in this Agreement. The Shareholders’ Representative shall have the following powers and duties: (i) to take such lawful actions and to incur such costs and expenses as the Shareholders’ Representative, in its sole discretion, deems necessary or advisable to safeguard the interests of the Shareholders in this Agreement and the transactions contemplated hereby; (ii) to compromise, modify, settle, waive, relinquish, exchange, liquidate or otherwise resolve the rights of the Shareholders in and to any amounts that are or may be payable after the Closing by Edesa hereunder, which compromise, modification, settlement, waiver, relinquishment, exchange, liquidation or resolution may include payment to the Shareholders of cash, property or any combination thereof; (iii) to employ accountants, investment banks, appraisers, and other experts, attorneys and such other agents as the Shareholders’ Representative may deem advisable; (iv) to incur fees, costs and expenses relating to the performance and implementation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including costs and expenses relating to third-party paying agents, wire expenses and other costs and expenses relating to the payment of any amounts due hereunder); (v) to execute, deliver and perform under this Agreement and the other Transaction Documents to which the Shareholders are party; (vii) subject to Section 11.3, execute and deliver any or perform under any amendment or waiver to this Agreement and the other Transaction Documents; and (viii) to take all lawful actions which the Shareholders’ Representative deems necessary or advisable in order to carry out the foregoing. The Shareholders’ Representative shall serve without compensation. The Shareholders’ Representative shall not be liable to the Shareholders for the performance of any act or failure to act so long as it acted (or failed to act) in good faith within what it reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interests of the Shareholders.

(b)               The appointment of the Shareholders’ Representative shall be deemed coupled with an interest and is hereby irrevocable. The provisions of this Section 6.19 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest, are given primarily for a business or commercial purpose, shall survive the death, disability, incapacity, bankruptcy, dissolution or liquidation of each Shareholder, and are granted by each of the Shareholders to the Shareholders’ Representative, and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each such Shareholder.

(c)               The Shareholders’ Representative shall act for the Shareholders on all of the matters set forth in this Agreement and the transactions contemplated hereby in the manner the Shareholders’ Representative believes in good faith to be in the best interest of the Shareholders and consistent with its obligations under this Agreement. The Shareholders’ Representative shall not be responsible to the Shareholders for any damages they may suffer by reason of the performance by the Shareholders’ Representative of the powers, authority and duties of the Shareholders’ Representative under this Agreement,

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other than loss or damage arising from a willful and knowing violation of the Law or this Agreement by the Shareholders’ Representative.

(d)               Each Shareholder agrees to indemnify and hold harmless the Shareholders’ Representative from, and promptly reimburse the Shareholders’ Representative for, any loss, damage, fees, costs or expenses arising from the performance of the powers, authority and duties of the Shareholders’ Representative hereunder, including the reasonable cost of any legal counsel or accountants retained by the Shareholders’ Representative on behalf of the Shareholders or otherwise, but excluding any loss or damage arising from a willful and knowing violation of the Law or this Agreement by the Shareholders’ Representative.

(e)               All actions, decisions and instructions of the Shareholders’ Representative taken, made or given pursuant to the power or authority granted to the Shareholders’ Representative pursuant to this Section 6.19 shall be conclusive and binding upon each Shareholder, and no Shareholder shall have the right to object to, dissent from, protest or otherwise contest the same. Each of Stellar and Edesa shall be entitled to rely solely on the Shareholders’ Representative with respect to any action or decision required to be made, taken, agreed to or consented to by the Shareholders under this Agreement or the other Transaction Documents. Any action or decision taken or made by Stellar or Edesa under this Agreement or the other Transaction Documents with the consent or agreement of, or at the request of, the Shareholders’ Representative shall be deemed approved, consented to, conclusive and binding on all Shareholders, regardless of whether any such Shareholder was provided with notice of any such action or decision.

6.20          DIRECTORS & OFFICERS INSURANCE; INDEMNIFICATION. Prior to the Closing, Stellar shall obtain an irrevocable “tail” insurance policy naming the current officers and directors of Stellar as direct beneficiaries (the “D&O Indemnified Persons”) with a claims period of at least six (6) years from the Closing Date from an insurance carrier with the same or better credit rating as Stellar’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Stellar’s existing policies with respect to matters existing or occurring at or prior to the Closing Date (the “D&O Tail Policy”). New Edesa shall use its reasonable best efforts to maintain the D&O Tail Policy in effect for six (6) years from the Closing Date. The provisions of this Section 6.20 are (i) intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Person, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

6.21          PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), none of Stellar, Edesa or the Shareholders, or their respective Affiliates, shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the others, which consent shall not be unreasonably withheld or delayed. Prior to any such press release or public announcement, none of the Parties shall disclose this Agreement or any aspect of the Share Exchange except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors. Notwithstanding the foregoing, (a) the Parties acknowledge that Stellar is a public company and will have to file a current report on Form 8-K regarding this Agreement and the Share Exchange, and Stellar will provide Edesa a reasonable opportunity to review and comment on such Form 8-K and any associated public announcement regarding this Agreement and the transactions contemplated hereby and Stellar shall consider the reasonable and timely comments of Edesa thereon in good faith; and (b) (i) on the advice of outside legal counsel, Stellar may issue a press release or public statement without the consent of Edesa if required by applicable Law or otherwise made in connection with a Stellar Change in Recommendation and (ii) other than a press release announcing a Stellar Change in Recommendation or a subsequent press release relating to such Stellar Change in Recommendation, any press release or public statement to be issued without the consent of Edesa pursuant to clause (i) shall be subject to reasonable prior notice to and review of Edesa, to the extent reasonable prior notice is practicable, and Stellar shall consider the reasonable and timely comments of Edesa thereon in good faith.

6.22          FURTHER ASSURANCES. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties agrees that it will promptly take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request in order to consummate the transactions contemplated herein and in the other Transaction Documents.

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6.23          NOTIFICATION. Between the date of this Agreement and the Closing Date, each of the Parties to this Agreement will promptly notify the other Parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such Party, such Party will promptly deliver to the other Parties a supplement to the Schedules specifying such change. During the same period, each Party will promptly notify the other Parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.24          CONFIDENTIALITY. Each of the Parties agree that for a period of three (3) years from and after the date of this Agreement (regardless of whether the transactions contemplated hereby are consummated), each will hold, and will cause its directors, officers, employees, Affiliates, consultants and advisers (collectively, “Representatives”) to hold, in confidence all documents and information furnished to it (the “Receiving Party”) by or on behalf of the other Party (the “Disclosing Party”) either before or after such date, in connection with the transactions contemplated by this Agreement (the “Confidential Material”). Each Party agrees that it will use the Confidential Material solely for the purpose of the transactions contemplated by this Agreement (including without limitation descriptions or attachments of Confidential Material in any press releases and public filings that Stellar determines are necessary or advisable to comply with applicable securities laws or as required by Law) and it will not use the Confidential Material in any way detrimental to the other Party. In the event that a Party is requested in any proceeding to disclose any Confidential Material, such Party shall give the other Parties prompt notice of such request so that the other Parties may seek an appropriate protective order. If, in the absence of a protective order, a Party is nonetheless compelled to disclose Confidential Material, such Party may disclose such information without Liability hereunder; provided, however, that such Party will give the other Parties written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the request of and at the expense of such other Party or Parties, such Party will use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information. The term “Confidential Material” shall not include information that was or becomes generally available on a non-confidential basis provided that the source of such information was not bound by a confidentiality agreement. Without granting any right or license, the Disclosing Party agrees that the foregoing shall not apply to any information that the Receiving Party can document: (i) is (through no improper action or inaction by the Receiving Party or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to it by a third party without restriction, provided the Receiving Party complies with any restrictions imposed by the third party, or (iv) was independently developed without use of any Confidential Material of the Disclosing Party by employees of the Receiving Party who have had no access to such information. The Parties agree that because money damages may not be a sufficient remedy for any breach of the foregoing covenants and agreements, the Disclosing Party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any such breach of this Agreement in addition to all monetary remedies available at law or in equity. This Section 6.24 survives the termination of this Agreement.

Article VII
POST-CLOSING COVENANTS

7.1              SALES UNDER RULES 144 OR 145, IF APPLICABLE.

(a)               Upon being informed in writing by any person holding restricted shares of Stellar as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Stellar will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act prior to the Closing Date to enable such person to sell such person’s restricted shares under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

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(b)               If any certificate representing any such restricted shares is presented to New Edesa’s transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to New Edesa and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the case may be, New Edesa will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend.

7.2              DELIVERY OF ADDITIONAL INSTRUMENTS ON REQUEST. Each Party agrees to execute and deliver or cause to be executed and delivered at the Closing and at such other times and places as shall be reasonably agreed, such additional instruments as it may reasonably request for the purpose of fully effecting the transactions contemplated by this Agreement.

Article VIII
INDEMNIFICATION

8.1              SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. No claims may be asserted under the representations, warranties and covenants set forth in this Agreement after the Closing Date, except that the representations made by each Shareholder in Article IV will survive for a period of three (3) years following the Closing Date and claims may be asserted for breach of any of the representations Article IV by any Shareholder for three (3) years from the Closing Date. No claim with respect to breaches of covenants, representations or warranties, including without limitation claims for indemnification, may be brought by any Party hereto, other than a claim for fraud, after expiration of the applicable period set forth in the preceding sentence.

8.2              INVESTIGATION. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the Party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any Knowledge or materiality qualifications contained herein shall be applicable to such other documents.

8.3              INDEMNIFICATION.

(a)               Indemnification of Stellar. Each Shareholder, severally and not jointly, hereby agrees to indemnify Stellar and each of the Stellar Subsidiaries, and each of their respective officers and directors, against any loss, Liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively a “Stellar Loss”), to which it or they may become subject arising out of (a) any breach or default in the performance by such Shareholder of any covenant or agreement made by such Shareholder in this Agreement; (b) any breach of any representation or warranty made by such Shareholder in Article IV of this Agreement; and (c) any and all litigation incident to any of the foregoing. Notwithstanding the provisions of Section 8.1, the indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b)               Third Party Claims. Each Shareholder in connection with its indemnification against any matter pursuant to Section 8.3(a) of this Agreement is referred to herein as the “Indemnifying Party” and the Stellar Group Party or Parties claiming indemnity is referred to as the “Indemnified Party.”

(i)                 An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any Liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party

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may seek indemnification, give prompt written notice to the Indemnifying Party of any Liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(ii)              The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

(iii)            The Parties agree to cooperate in defending such third party claims.

(iv)             With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a Liability of the Indemnifying Party.

(v)               The maximum amount of any Stellar Loss that may be recovered by an Indemnified Party from each Shareholder shall be limited to the value of the Stellar Shares received by such Shareholder, with such value determined as of the Closing Time.

(vi)             With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid within thirty (30) calendar days by the Indemnifying Party upon demand by the Indemnified Party.

Article IX
CONDITIONS PRECEDENT TO OBLIGATIONS OF the parties

9.1              CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of Stellar, Edesa and the Shareholders to consummate, or cause to be consummated, the transactions contemplated hereby, are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a)           there shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the transactions contemplated hereby and in the other Transaction Documents;

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(b)           the Shareholder Approval shall have been obtained;

(c)           the listing of the common shares of New Edesa on the NASDAQ shall have been approved by the NASDAQ at or prior to the Closing; and

(d)           there shall not have been commenced any Action against any of the Parties relating to the transactions contemplated hereby.

9.2              CONDITIONS TO THE OBLIGATIONS OF STELLAR. The obligations of Stellar under this Agreement are subject to the satisfaction (or waiver by Stellar of any one or more of the following conditions in the exercise of its sole discretion), at or before the Closing Date, of the following conditions:

(a)           Representations and Warranties.

(i)                 Each of the representations and warranties of (A) Edesa contained Section 3.1 (Organization), Section 3.2 (Authorization; Enforceability), Section 3.24 (Brokers), and 3.30 (Accountants), and (B) the Shareholders contained in Section 4.1 (Authority; Enforceability), Section 4.2 (Ownership of Edesa Shares), Section 4.5 (Investor Status; Investment Intent), and Section 4.10 (Brokers) (collectively, the “Edesa Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

(ii)              The representations and warranties of Edesa contained in Section 3.4 (Capitalization) shall be true and correct as of the Closing Date as though made on the Closing Date.

(iii)            Each of the representations and warranties of Edesa and the Shareholders (other than the Edesa Specified Representations, and the representations and warranties of Edesa contained in Section 3.4 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on Edesa.

(b)           Edesa and the Shareholders, and each of them, shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to the Closing.

(c)           All consents to the consummation of the transactions contemplated by this Agreement that are required in order to prevent a breach of or a default under the terms of any agreement or instrument to which Edesa or the Shareholders is a party or is bound shall have been obtained by Edesa.

(d)           Stellar shall have received a legal opinion from counsel to Edesa that (i) Edesa is a company validly existing and in good standing under the laws of the Province of Ontario, Canada; (ii) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Edesa’s organizational documents; (iii) Edesa has taken all action required by Law, its articles of incorporation and by-laws to authorize the execution and delivery of this Agreement; and (iv) Edesa has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Edesa, enforceable in accordance with its terms.

(e)           Each of Edesa and the Shareholders’ Representative, with respect to the Shareholders, shall have delivered to Stellar a certificate signed by an officer of Edesa (or in the case of the Shareholders, the Shareholders’ Representative), dated as of the Closing Date, certifying that the conditions applicable to

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it specified in Section 9.2(a) and Section 9.2(b) have been fulfilled, and confirming the condition set forth in Section 9.2(g).

(f)            Edesa shall have delivered to Stellar a true copy of the resolutions of its board of directors authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, and confirming that such resolutions have not been rescinded, withdrawn, modified or amended, and certified by the corporate secretary or similar officer thereof.

(g)           Prior to the Closing Date, there shall not have occurred any change that would have Material Adverse Effect in the financial condition, business, or operations of Edesa, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any Material Adverse Effect in the financial condition, business, or operations of Edesa.

(h)           Edesa shall have delivered to Stellar the Interim Financial Statements.

(i)            The Shareholders shall have delivered the Certificates to Stellar pursuant to Section 2.1 of this Agreement.

(j)            The Edesa Appointees and the Independent Appointees shall have delivered to Stellar Consents to Act as required under the BCBCA.

9.3              CONDITIONS TO THE OBLIGATIONS OF EDESA AND THE SHAREHOLDERS. The obligations of Edesa and each of the Shareholders under this Agreement are subject to the satisfaction (or waiver by Edesa and/or each of the Shareholders, as the case may be, of any one or more of the following conditions in the exercise of its or his/her sole discretion), at or before the Closing Date, of the following conditions:

(a)               Representations and Warranties.

(i)                 Each of the representations and warranties of Stellar contained Section 5.1 (Organization), Section 5.3 (Authorization; Enforceability), Section 5.34 (Accountants), and Section 5.33 (Brokers) (collectively, the “Stellar Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

(ii)              The representations and warranties of Stellar contained in Section 5.5 (Capitalization) shall be true and correct as of the Closing Date as though made on the Closing Date.

(iii)            Each of the representations and warranties of Stellar (other than the Stellar Specified Representations, and the representations and warranties of Stellar contained in Section 5.5 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on Stellar.

(b)               Stellar shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to the Closing (provided that failure to obtain approval of the Stellar shareholders as contemplated by Section 6.8(c) shall not be deemed a breach of this Agreement or the failure to satisfy a condition to closing under this Section 9.3).

(c)               All consents to the consummation of the transactions contemplated by this Agreement that are required in order to prevent a breach of or a default under the terms of any instrument to which Stellar is a party or is bound shall have been obtained by Stellar.

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(d)               Each of the Persons listed in Section 9.3(d) of the Disclosure Schedules of Edesa shall have executed and delivered to New Edesa a consulting or employment agreement in form and substance satisfactory to Edesa, and the Chief Financial Officer of Stellar shall have entered into a new employment agreement with New Edesa in form and substance satisfactory to Edesa.

(e)               Stellar shall deliver to Edesa written resignations, effective as of the Closing Date, of the executive management of Stellar and the Stellar Subsidiaries, except for such executive managers who have agreed to remain with New Edesa at the prior written request of Edesa.

(f)                Edesa shall have received a legal opinion from counsel to Stellar that (i) Stellar is a company duly organized, validly existing, and in good standing under the laws of the Province of British Columbia, Canada; (ii) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Stellar’s organizational documents; (iii) Stellar has taken all action required by Law and its articles to authorize the execution and delivery of this Agreement; and (iv) Stellar has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Stellar, enforceable in accordance with its terms.

(g)               Stellar shall have delivered to Edesa a certificate signed by an officer of Stellar, dated as of the Closing Date, certifying that the conditions applicable to it specified in Section 9.3(a) and Section 9.3(b) have been fulfilled, and confirming the condition set forth in Section 9.3(i).

(h)               Stellar shall have delivered to Edesa a true copy of the resolutions of its board of directors authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, and confirming that such resolutions have not been rescinded, withdrawn, modified or amended, and certified by the corporate secretary or similar officer thereof.

(i)                 Prior to the Closing Date, there shall not have occurred any change that would have Material Adverse Effect in the financial condition, business, or operations of Stellar, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any Material Adverse Effect in the financial condition, business, or operations of Stellar.

(j)                 The Shareholders shall have received the Stellar Shares pursuant to Section 2.1(f) of this Agreement in such proportions as is set forth opposite their respective names on Schedule I.

(k)               Stellar shall have prepared for filing with the registrar of companies for the Province of British Columbia immediately after the Closing a Notice of Amendment to its Articles of Incorporation to change its name to Edesa Biotech, Inc.

(l)                 The outstanding Equity Instruments shall have been exchanged or substituted for “Substitute Awards” (for the purpose of this Section 9.3(l), as such term is defined in the Stellar’s 2017 Incentive Compensation Plan) in the form of options that are exercisable for Stellar Shares in a manner that is consistent with this Section 9.3(l) and is otherwise satisfactory to Edesa and Stellar, each acting reasonably. The Equity Instruments shall be treated in the same manner as the Edesa Shares for the purpose of determining the number of Stellar Shares issuable pursuant to the Equity Instruments (as converted to Substitute Awards) and shall form part of the Stellar Shares otherwise issuable pursuant to Section 2.1(f) but shall be issued to the Edesa Option Holders as Substitute Awards in the form of options that are exercisable for Stellar Shares in the proportion indicated in Schedule I. For greater certainty, the number Substitute Awards issuable pursuant to this Section 9.3(l) shall form part of the Base Ratio (as adjusted) and shall further be adjusted to reflect the post-Closing adjustments contemplated in Section 2.1.

(m)             The Estimated Stellar Working Capital shall be equal to or greater than $1.5 million as of the Estimation Date.

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Article X
TERMINATION

10.1          TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

(a)               by the mutual consent in writing of all of the Parties hereto;

(b)               by Edesa, if as of the Estimation Date, the Estimated Stellar Working Capital is less than $1.5 million;

(c)               by either Stellar or Edesa if (i) any of the conditions set forth in Article IX shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 28, 2019; provided that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to a Party whose failure to perform any of its obligations under this Agreement has been the primary cause of, or primarily resulted in, such failure and shall not be available to Stellar in the circumstances described in Section 10.1(b) and Section 10.1(f);

(d)               by Stellar (provided that Stellar is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 9.1 or Section 9.3 not to be satisfied), if Edesa or the Shareholders shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.2(a) or Section 9.2(b) and (ii) is incapable of being cured by Edesa or the Shareholders, as the case may be, or is not cured within 30 days of written notice thereof to Edesa or the Shareholders, as the case may be;

(e)               by Edesa and/or the Shareholders (provided that none of Edesa nor the Shareholders is then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions set forth in Section 9.1 or Section 9.2 not to be satisfied), if Stellar shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.3(a) or Section 9.3(b) and (ii) is incapable of being cured by Stellar, or is not cured within 30 days of written notice thereof to Stellar provided that, for greater certainty, the failure to obtain approval of the Stellar shareholders as contemplated by Section 6.8(c) shall not be deemed a breach of this Agreement or the failure to satisfy a condition to Closing under Section 9.1(b);

(f)                by Edesa if the Shareholder Approval has not been obtained at the Stellar Shareholder Meeting or if the Stellar Shareholder Meeting has not been held by June 26, 2019 provided, however, that the right to terminate this Agreement under this Section 10.1(f) shall not be available where the failure to obtain the Shareholder Approval shall have been caused by the action or failure to act of Edesa or a Shareholder and such action or failure to act constitutes a breach by such Party of this Agreement and provided that, for greater certainty, the failure to obtain approval of the Stellar shareholders as contemplated by Section 6.8(c) shall not constitute a failure to obtain the Shareholder Approval;

(g)               by Edesa, prior to obtaining the Shareholder Approval, if the board of directors of Stellar (i) has effected any Stellar Change in Recommendation; (ii) has failed to reaffirm or republish the Stellar Board Recommendation within three (3) business days of being reasonably requested in writing by Edesa to do so following any public announcement of the making, or receipt by or submission to Stellar of, an Acquisition Proposal not constituting a tender or exchange offer (which has not theretofore been publicly withdrawn); or (iii) has not, on the earlier of: (i) the expiration of the 10th Business Day next following the “commencement” (within the meaning of Rule 14d-2 under the Exchange Act), and (ii) the day prior to the Stellar Shareholder Meeting recommended against acceptance of, or has taken a neutral position with respect to, a tender or exchange offer related to an Acquisition Proposal in any position taken by Stellar pursuant to Rules 14d-9 and 14e-2 under the Exchange Act; or

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(h)               by Edesa or Stellar, prior to obtaining the Shareholder Approval, if the Stellar board of directors authorizes Stellar to enter into an acquisition agreement in respect of a Superior Offer.

10.2          TERMINATION FEES. If this Agreement is terminated pursuant to Section 10.1(a) or 10.1(c), this Agreement shall be of no further force or effect, and no obligation, right, or Liability of any Party shall arise hereunder. If this Agreement is terminated pursuant to Section 10.1(b), Section 10.1(d), Section 10.1(e), Section 10.1(f) or Section 10.1(g), written notice thereof shall promptly be given by the Party or Parties electing such termination to the other Party or Parties and, subject to the expiration of the cure periods provided therein, if any, this Agreement shall terminate without further actions by the Parties and no Party shall have any further obligations under this Agreement; provided that:

(a)               if this Agreement is terminated by Stellar pursuant to Section 10.1(d), each breaching Party shall bear Stellar’s legal fees and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated herein, including but not limited to the preparation and filing of the Proxy Statement and the conduct of the Shareholders’ Meeting up to two hundred fifty thousand dollars ($250,000), as supported by reasonable written evidence;

(b)               if this Agreement is terminated by Edesa or the Shareholders pursuant to Section 10.1(b), Section 10.1(e), Section 10.1(f) or Section 10.1(g), Stellar shall bear the legal fees and expenses incurred by Edesa and the Shareholders in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated herein, including but not limited to the preparation of the Proxy Statement, up to a maximum of up to two hundred fifty thousand dollars ($250,000), as supported by reasonable written evidence;

(c)               if this Agreement is terminated pursuant to Section 10.1(h), Stellar will pay to Edesa a termination fee in an amount in cash equal to one million dollars ($1,000,000) (the “Stellar Termination Fee”); and

(d)               if this Agreement is terminated pursuant to Section 10.1(e) (other than for the failure of Stellar to obtain the Shareholder Approval), Stellar shall pay the Stellar Termination Fee to Edesa, less the amounts paid to Edesa pursuant to Section 10.2(b) if:

(i)                 (A) an Acquisition Inquiry or Acquisition Proposal has been communicated to the board of directors of Stellar within the six (6) month period prior to the date of this Agreement and (B) within six (6) months after the date of the termination of this Agreement, Stellar consummates an Acquisition Transaction relating to such Acquisition Inquiry or Acquisition Proposal; or

(ii)              Stellar consummates an Acquisition Transaction with a Person who, as of the date of this Agreement, is a shareholder of Stellar or an Affiliate thereof within six (6) months after the date of the termination of this Agreement.

The fees payable in Section 10.2(a) through to and including Section 10.2(c) shall be paid by the responsible Party or Parties no later than five (5) Business Days after the date of the termination of this Agreement in accordance with this Section 10.2. The fees payable in Section 10.2(d) shall be paid by Stellar to Edesa no later than two (2) Business Days after the Acquisition Transaction contemplated in Section 10.2(d) is consummated. The fees to be borne by the respective Party or Parties shall be such non-breaching Party’s sole and complete remedy and shall constitute liquidated damages in full satisfaction of any and all claims that the non-breaching Party has or may have against the breaching Party or Parties.

Article XI
MISCELLANEOUS

11.1          GOVERNING LAW. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the Province of British Columbia. Except as stated at the end of this paragraph, any dispute, controversy or claim arising under or in any way related to this Agreement or the breach thereof shall only be submitted to and settled by binding arbitration before a single arbitrator by the International Chamber of Commerce

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in accordance with its commercial rules as then in effect. The arbitration (or legal proceedings described at the end of this paragraph) will only be conducted in Toronto, Canada, which the parties agree is the exclusive venue for the proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator may award reasonable attorneys’ fees to the prevailing Party, or if the arbitrator believes that more than one Party has prevailed in separate aspects of the arbitration, the arbitrator may award legal counsel fees as it deems appropriate. Notwithstanding the foregoing, a Party or Parties may institute legal proceedings in the courts situated in Toronto, Canada, to enforce its or their rights in equity or at law under Section 6.22.

11.2          NOTICES. Any notices or other communications required or permitted hereunder shall only be sufficiently given if in writing and hand delivered to it, sent by overnight delivery by a courier service in the United States with international recognition (such as Federal Express, DHL or UPS) that provides international delivery, expenses prepaid, or by facsimile addressed as follows:

If to Stellar, to:	Stellar Biotechnology, Inc. 332 East Scott Street Port Hueneme, CA 93041 Attention: Kathi Niffenegger, Chief Financial Officer Telephone: +1-805-488-2800 Email: kniffenegger@stellarbiotech.com

With copies to:	Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, CA 90067 Attention: Barbara A. Jones, Esq. Telephone: +1-310-586-7100 Email: jonesb@gtlaw.com

and

McMillan LLP
Royal Centre, Suite 1500
1055 West Georgia Street, PO Box 11117
Vancouver, British Columbia
Canada V6E 4N7
Attention: David Cowan, Esq.
Telephone: 604-691-7452
Email: david.cowan@mcmillan.ca

If to Edesa, or any one or more Shareholders, to:	Edesa Biotech Inc. 100 Spy Court Markham, Ontario Canada L3R 5H6 Attention: Par Nijhawan, Chief Executive Officer Telephone: 416-857-6712 Email: par@edesabiotech.com

With copies to:	Fasken Martineau LLP Bay Adelaide Centre 333 Bay Street, Suite 2400 PO Box 20 Toronto, Ontario Canada M5H 2T6 Attention: Wojtek Baraniak, Esq. Telephone: 416-868-3332 Email: wbaraniak@fasken.com

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and Stubbs Alderton & Markiles, LLP 1316 3rd Street Promenade, Suite 107 Santa Monica, CA 90401 Attention: Jonathan Friedman, Esq. Telephone: 818-444-4514 Email: jfriedman@stubbsalderton.com or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder. Each notice or other communication shall only be effective and deemed to have been received (i) if given by facsimile, upon receipt of confirmation of delivery by the sender’s machine, (ii) if given by hand delivery, the date of delivery as evidenced by a written receipt, (iii) if given by a courier service, the Business Day following the confirmation of delivery by such courier service, or (iv) if given electronically over the Internet, upon receipt of confirmation of delivery by the sender’s device. Notice to Edesa shall be deemed to constitute notice to all Shareholders for all purposes.

11.3          EXPENSES OF SHARE EXCHANGE. Each of Stellar, Edesa and the Shareholders agree that they will each bear their own costs and expenses in negotiating and closing the transactions contemplated by this Agreement, including but not limited to, attorneys’ fees, except as otherwise expressly provided in Section 10.2 of this Agreement.

11.4          THIRD PARTY BENEFICIARIES. This contract is solely between Stellar, Edesa and the Shareholders and, except as specifically provided, no director, officer, shareholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

11.5          ENTIRE AGREEMENT; INCORPORATION. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein contain every obligation and understanding between the Parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the Parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

11.6          SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

11.7          HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

11.8          OTHER REMEDIES; INJUNCTIVE RELIEF. Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions or other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court in the Province of British Columbia or the Province of Ontario, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the Parties hereunder, the prevailing Party in any such action or suit shall be

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entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

11.9          PARTICIPATION OF PARTIES. The Parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.10      NATURE OF OBLIGATIONS. Stellar acknowledges and agrees that all representations, warranties, covenants, indemnities, obligations and liabilities of the Shareholders in this Agreement are several, and not joint nor joint and several.

11.11      COUNTERPARTS/FACSIMILE COPIES. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The Parties agree that facsimile copies of this Agreement and any signature thereon shall be as legally binding and enforceable as the original or copy original of this Agreement or any signatures thereof.

11.12      AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by mutual written consent of all the Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended. At any time prior to the Closing Date, this any Person who acquires securities of Edesa may be added as a party to this Agreement as a Shareholder and shall be deemed to have been an original party to this Agreement provided that such Person agrees in writing to be bound by all of the terms and conditions of this Agreement applicable to a Shareholder and to give all of representations and warrants of a Shareholder contained in Article IV in a form or written agreement acceptable to Edesa and Stellar, each acting reasonably, and the Parties will amend this Agreement as may be required to reflect any additional Party.

11.13      ASSIGNABILITY. This Agreement shall not be assignable by any Party without the prior written consent of each of Edesa and Stellar, which may be withheld in the exercise of such Party’s sole discretion. This Agreement shall inure to the benefit of and be enforceable by the permitted successors and assigns of the Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above-written.

STELLAR BIOTECHNOLOGIES, INC.

By:	/s/ Frank Oakes
Name: Title:	Frank Oakes Chairman of the Board, President and CEO

EDESA BIOTECH INC.

By:	/s/ Pardeep Nijhawan
Name: Title:	Pardeep Nijhawan Chief Executive Officer, President and Secretary

EDESA SHAREHOLDERS:

PARDEEP NIJHAWAN

/s/ Pardeep Nijhawan

PARDEEP NIJHAWAN MEDICINE PROFESSIONAL CORPORATION

By:	/s/ Pardeep Nijhawan
Name: Title:	/s/ Pardeep Nijhawan Director

1968160 ONTARIO INC.

By:	/s/ Pardeep Nijhawan
Name: Title:	Pardeep Nijhawan Director

THE DIGESTIVE HEALTH CLINIC INC.

By:	/s/ Pardeep Nijhawan
Name: Title:	Pardeep Nijhawan Director

A-56

LUMIRA CAPITAL II, L.P.

By:	/s/ Peter van der Velden
Name: Title:	Peter van der Velden Managing General Partner

LUMIRA CAPITAL (INTERNATIONAL), L.P.

By:	/s/ Peter van der Velden
Name: Title:	Peter van der Velden Managing General Partner

10379085 CANADA INC.

By:	/s/ David Goodman
Name: Title:	David Goodman Chief Executive Officer

SEAN MACDONALD

/s/ Sean MacDonald

INVEREADY INNVIERTE BIOTECH II, S.C.R. S.A.

By:	/s/ Sara Secall
Name: Title:	Sara Secall Investment Director & Partner

2248618 ONTARIO INC.

By:	/s/ Michael Degasperis
Name: Title:	Michael Degasperis President

A-57

STEVE OTTAWAY

/s/ Steve Ottaway

LARK INVESTMENTS INC.

By:	/s/ Sarfaraz Haji
Name: Title:	Sarfaraz Haji CFO

A-58

ANNEX B

LETTERHEAD OF CASSEL SALPETER & CO., LLC

March 5, 2019

Stellar Biotechnologies, Inc.

332 East Scott Street

Port Hueneme, CA 93041

Attention: Board of Directors

Members of the Board of Directors:

We understand that Stellar Biotechnologies, Inc. (“Stellar”) intends to enter into a Share Exchange Agreement (the “Agreement”) by and among Stellar, Edesa Biotech, Inc. (“Edesa”) and the shareholders of Edesa (the “Shareholders”). We have been advised that pursuant to the Agreement, among other things, Stellar will acquire (the “Transaction”) from the Shareholders all of the outstanding common shares and class A preferred shares in the capital of Edesa (the “Edesa Shares”) in exchange for the issuance to such Shareholders by Stellar of such number of common shares, no par value (the “Stellar Shares”), of Stellar that will represent 90% of the total outstanding number of Stellar Shares as of the closing of the Transaction on a fully-diluted basis (the “Base Ratio”), subject to adjustment in accordance with the Agreement as to which we express no view or opinion.

You have requested that Cassel Salpeter & Co., LLC render an opinion (this “Opinion”) to the Board of Directors of Stellar (the “Board”) as to whether, as of the date of this Opinion, the Base Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to Stellar.

In arriving at this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

•	Reviewed a draft, dated March 1, 2019, of the Agreement.

•	Reviewed certain publicly available financial information and other data with respect to Stellar and Edesa that we deemed relevant.

•	Reviewed certain other information and data with respect to Stellar and Edesa made available to us by Stellar and Edesa, including financial projections with respect to the future financial performance of Edesa prepared by management of Edesa (the “Edesa Projections”) and other internal financial information furnished to us by or on behalf of Stellar and Edesa.

•	Considered and compared the financial and operating performance of Edesa with that of companies with publicly traded equity securities that we deemed relevant.

•	Considered the publicly available financial terms of certain transactions that we deemed relevant.

•	Considered Stellar’s adjusted net book value and the current and historical market prices and trading volume of the Stellar Shares.

•	Discussed the business, operations and prospects of Stellar, Edesa and the proposed Transaction with Stellar’s and Edesa’s management and certain of Stellar’s and Edesa’s representatives.

•	Conducted such other analyses and inquiries, and considered such other information and factors as we deemed appropriate.

We note that, for purposes of this Opinion, we did not rely upon a review of financial projections with respect to the future financial performance of Stellar, because you have advised us that the financial projections with respect to Stellar previously prepared by the management of Stellar no longer reflect the best currently available estimates and judgments of such management with respect to Stellar’s future financial performance and therefore financial

B-1

Board of Directors

Stellar Biotechnologies, Inc.

March 5, 2019

projections reflecting the best currently available estimates and judgments of the management of Stellar with respect to Stellar’s future financial performance are unavailable. In addition, we note that, for purposes of this Opinion, we did not rely upon a comparison of the financial and operating performance of Stellar with that of companies with publicly traded equity securities that we deemed relevant, because we did not identify companies with publicly traded securities that we deemed sufficiently similar to Stellar for such purposes. Accordingly, for purposes of our analysis and this Opinion we have, with your agreement, evaluated Stellar and the Stellar Shares based on Stellar’s implied adjusted net book value, which was calculated using information provided by or discussed with Stellar management, and recent trading prices of the Stellar Shares.

This Opinion only addresses whether, as of the date hereof, the Base Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to Stellar. It does not address any other terms, aspects, or implications of the Transaction or the Agreement, including, without limitation, (i) any term or aspect of the Transaction that is not susceptible to financial analysis, (ii) the fairness of the Transaction, or all or any portion of the Base Ratio, to any security holders of Stellar, Edesa or any other person or any creditors or other constituencies of Stellar, Edesa or any other person, (iii) the appropriate capital structure of Stellar or whether Stellar should be issuing debt or equity securities or a combination of both in the Transaction, (iv) the surrender of warrants to purchase Stellar Shares by holders who exercise the option to surrender such warrants in exchange for cash, nor (v) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, relative to the Base Ratio in the Transaction pursuant to the Agreement or otherwise. We are not expressing any opinion as to what the value of Stellar Shares actually will be when issued in the Transaction or the prices at which shares of Stellar Shares, Edesa Shares or any other securities of Stellar or Edesa may trade, be purchased or sold at any time.

This Opinion does not address the relative merits of the Transaction as compared to any alternative transaction or business strategy that might exist for Stellar, or the merits of the underlying decision by the Board or Stellar to engage in or consummate the Transaction. The financial and other terms of the Transaction were determined pursuant to negotiations between the parties to the Agreement and were not determined by or pursuant to any recommendation from us. In addition, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction involving Stellar.

In arriving at this Opinion, we have, with your consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us or available from public sources, and we have further relied upon the assurances of Stellar’s and Edesa’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. We also have relied upon, without independent verification, the assessments of the management of Stellar and Edesa as to Stellar’s and Edesa’s existing and future technology, products, services and projects and the validity and marketability of, and risks associated with, such technology, products, services and projects (including, without limitation, the development, testing and marketing of such technology, products, services and projects; and the life of all relevant patents and other intellectual and other property rights associated with such technology, products, services and projects), and we have assumed, at your direction, that there will be no developments with respect to any such matters that would adversely affect our analyses or this Opinion. We are not legal, tax, accounting, environmental, or regulatory advisors, and we do not express any views or opinions as to any legal, tax, accounting, environmental, or regulatory matters relating to Stellar, Edesa, the Transaction, or otherwise. We understand and have assumed that Stellar has obtained or will obtain such advice as it deems necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals.

With your consent, we have assumed that the Edesa Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Edesa with respect to the future financial performance of Edesa. We have assumed, at your direction, that the Edesa Projections provide a reasonable basis upon which to analyze and evaluate Edesa and form an opinion. We express no view with respect to the Edesa Projections or the assumptions on which they are based. We have not evaluated the solvency or creditworthiness of Stellar, Edesa or any other party to the Transaction, the fair value of Stellar, Edesa or any of their respective assets or liabilities, or whether Stellar or Edesa or any other party to the Transaction is paying or receiving reasonably equivalent value in the Transaction under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor have we evaluated, in any way, the ability of Stellar, Edesa or

B-2

Board of Directors

Stellar Biotechnologies, Inc.

March 5, 2019

any other party to the Transaction to pay its obligations when they come due. We have not physically inspected Stellar’s or Edesa’s properties or facilities and have not made or obtained any evaluations or appraisals of Stellar’s or Edesa’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). We have not attempted to confirm whether Stellar and Edesa have good title to their respective assets. Our role in reviewing any information was limited solely to performing such reviews as we deemed necessary to support our own advice and analysis and was not on behalf of the Board, Stellar, or any other party.

We have assumed, with your consent, that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Transaction, no delay, limitation, restriction, or condition will be imposed that would have an adverse effect on Stellar, Edesa or the Transaction. We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft we have reviewed and that the Transaction will be consummated on the terms set forth in the Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that is material to our analyses or this Opinion. Without limitation to the foregoing, with your consent, we have further assumed that any adjustments to the Base Ratio in accordance with the Agreement or otherwise would not be material to our analysis or this Opinion. We have also assumed that the representations and warranties of the parties to the Agreement contained therein are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Agreement. We offer no opinion as to the contractual terms of the Agreement or the likelihood that the conditions to the consummation of the Transaction set forth in the Agreement will be satisfied.

Our analysis and this Opinion are necessarily based upon market, economic, and other conditions as they exist on, and could be evaluated as of, the date hereof. Accordingly, although subsequent developments may arise that would otherwise affect this Opinion, we do not assume any obligation to update, review, or reaffirm this Opinion to you or any other person or otherwise to comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is addressed to the Board for the use and benefit of the members of the Board (in their capacities as such) in connection with the Board’s evaluation of the Transaction. This Opinion is not intended to and does not constitute advice or a recommendation to any of Stellar’s shareholders or any other security holders as to how such holder should vote or act with respect to any matter relating to the Transaction or otherwise.

We will receive a fee for rendering this Opinion, no portion of which is contingent upon the completion of the Transaction. In addition, Stellar has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities that may arise out of our engagement or the rendering of this Opinion. In accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this Opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this Opinion, the Base Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to Stellar.

Very truly yours,

/s/ Cassel Salpeter & Co., LLC

B-3

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, May 29, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, May 29, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. STELLAR BIOTECHNOLOGIES, INC. 332 E. SCOTT STREET PORT HUENEME, CALIFORNIA 93041 E77993-P25422 STELLAR BIOTECHNOLOGIES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1. 1. Issuance of Stellar common shares pursuant to the Share Exchange Agreement Against For THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3. ! ! Approval of the issuance of Stellar common shares pursuant to the Share Exchange Agreement 3. Appointment of Independent Registered Public Accounting Firm Against For THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR. ! ! Appointment of Moss Adams LLP as Stellar’s independent registered public accounting firm until the close of the 2020 annual meeting of shareholders Withhold For 2. Election of Directors ! ! 2a. Deborah F. Aghib, Ph.D. ! ! 2b. Tessie M. Che, Ph.D. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4. ! ! 2c. Paul Chun Against For 4. Adjournment ! ! ! ! Approval of the adjournment of the 2019 annual general meeting, if necessary to solicit votes in favor of Proposal No. 1 2d. David L. Hill, Ph.D. ! ! 2e. Frank R. Oakes ! ! 2f. Charles V. Olson, D.Sc. ! ! 2g. Mayank D. Sampat If you wish to appoint someone other than Frank R. Oakes, President, Chief Executive Officer and Director of the Company, or Gary Koppenjan, Senior Director of Investor Relations and Communications of the Company, as your proxy, please check box here. Please do not check box unless you want to exercise this option. ! Yes No ! ! Please indicate if you plan to attend this meeting. Authorized Signature(s) - This section must be completed for your instructions to be executed. We authorize you to act in accordance with my/our instructions set out above. We hereby revoke any proxy previously given with respect to the Annual General Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E77994-P25422 STELLAR BIOTECHNOLOGIES, INC. ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 30, 2019 Appointment of Proxyholder: I/We being holder(s) of Stellar Biotechnologies, Inc. hereby appoint: Frank R. Oakes, President, Chief Executive Officer and Director of the Company, or failing him, Gary Koppenjan, Senior Director of Investor Relations and Communications of the Company. Print the name of the person you are appointing if this person is someone other than the appointed proxyholders. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of Stellar Biotechnologies, Inc. to be held at the Holiday Inn Express, located at 350 E. Port Hueneme Road, Port Hueneme, California 93401 on May 30, 2019, at 10:00 a.m. (Pacific Time) and at any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. Notes to proxy 1. Every holder has the right to appoint another person or entity of their choice, who need not be a shareholder, to attend and act on the holder's behalf at the Annual General Meeting or any adjournment or postponement thereof. If you wish to appoint a person or entity other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see above). 2. If the securities registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all registered owners must sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board. 6. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instruction of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of the Annual General Meeting or other matters that may properly come before the Annual General Meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying Annual Report and proxy statement provided by the Company. Proxies must be received by 11:59 PM (Eastern Time) on Wednesday, May 29, 2019.